                                                                     EXHIBIT 17C

                      AEGON/TRANSAMERICA SERIES FUND, INC.
                               Third Avenue Value

       Supplement dated October 12, 2001 to Prospectus dated May 1, 2001, as supplemented August 27, 2001, September 27, 2001 and October 5, 2001

The following information replaces the information under the section "How the Fund is Managed and Organized" - "Third Avenue Value," on page 60, the right-hand column:

Martin J. Whitman and Yang Lie have served as co-portfolio managers of this portfolio since September, 2001. Mr. Whitman previously served as portfolio manager of this portfolio since its inception. He is chairman, president and chief executive officer of EQSF Advisers, Inc. ("EQSF"). Mr. Whitman also manages the Third Avenue Value Fund. Mr. Whitman is an adjunct professor at Columbia University Graduate School of Business. Previously, he taught at the Yale School of Management for 28 years. Mr. Whitman is the author of "The Aggressive Conservative Investor and Value Investing - A Balanced Approach."

Yang Lie has served as co-portfolio manager of this portfolio since September, 2001. Ms. Lie serves as portfolio manager for M.J. Whitman Advisers and as a senior research analyst for EQSF Advisers, Inc. ("EQSF"). Prior to joining EQSF and M.J. Whitman Advisers in 1996, Ms. Lie was an equity analyst for Prudential Securities. She began her career in the software and hardware design/development area of Motorola.

                      AEGON/TRANSAMERICA SERIES FUND, INC.
                             GE INTERNATIONAL EQUITY

        Supplement dated October 5, 2001 to Prospectus dated May 1, 2001, as supplemented August 27, 2001 and September 17, 2001

Please retain this supplement for reference.

Effective October 5, 2001, the portfolio will be named International Equity.

At a meeting of the Board of Directors (the "Board") of AEGON/Transamerica Series Fund, Inc. (the "Fund") on September 10, 2001, the Board was notified that GE Asset Management Incorporated ("GEAM") the sub-adviser of GE International Equity (the "portfolio") had rendered its sixty-day notice that it was resigning as sub-adviser for the portfolio effective October 4, 2001.

The Board chose American Century Investment Management, Inc. ("American Century") to serve as sub-adviser under the terms of an interim sub-advisory agreement, effective October 5, 2001, for a term of up to 150 days or until approval by the portfolio's shareholders of a new sub-advisory agreement.

Per the request of American Century, to enable it to better manage the portfolio, please note the changes that appear below.

The following replaces the information under the section "World Equity Portfolios - Policies and Strategies - GE International Equity" beginning on page 14:

American Century seeks to achieve this objective by investing principally in:

 . stocks of growing foreign companies

The portfolio manager uses a growth investment strategy developed by American Century to invest in stocks of companies that it believes will increase in value over time. This strategy looks for companies with earnings and revenue growth potential. Ideally, the portfolio manager looks for companies whose earnings and revenues are not only growing, but growing at a successfully faster, or accelerating, pace. This strategy is based on the premise that, over the long term, the stocks of companies with earnings and revenue growth have a greater-than-average chance to increase in value.

The manager uses a bottom-up approach to select stocks to buy for the portfolio. The manager tracks financial information for thousands of companies to identify trends in the companies' earnings and revenues. This information is used to help the portfolio manager to select or decide to continue to hold the stocks of companies it believes will be able to sustain their growth, and to sell stocks of companies whose growth begins to slow down.

In addition to locating strong companies with earnings and revenue growth, the portfolio manager believes that it is important to diversify the portfolio's holdings across different countries and geographical regions in an effort to manage the risks of an international portfolio. For this reason, the portfolio manager also considers the prospects for relative economic growth among countries or regions, economic and political conditions, expected inflation rates, currency exchange fluctuations and tax considerations when making investments.

The portfolio manager does not attempt to time the market. Instead, under normal market conditions, the manager intends to keep the portfolio essentially fully invested in stocks regardless of the movement of stock prices. When the manager believes it is prudent, the portfolio may invest a portion of its assets in convertible securities, short-term securities, non-leveraged stock index futures contracts and other similar securities.

Stock index futures contracts, a type of derivative security, can help the portfolio's cash assets remain liquid by performing more like stocks. The portfolio has a policy governing stock index futures and similar derivative securities to help manage the risk of these types of investments. For example, the manager cannot leverage the portfolio's assets by investing in a derivative security. A complete description of the derivatives policy is included in the SAI.

RISKS

The principal risks of investing in this portfolio include stocks, foreign stocks and currency risks.

INVESTOR PROFILE

This portfolio may be appropriate for the investor who is seeking long-term capital growth, diversification of his or her investment portfolio through investment in foreign securities, and is comfortable with the risks associated with investing in foreign growth securities and short-term price volatility. It may also be appropriate when investing through an IRA or other tax-advantaged retirement plan.

The following replaces the information under the section "How the Fund is Managed and Organized" for GE International Equity on page 60, the right-hand column:

American Century uses a team of portfolio managers and analysts to manage this portfolio. The team meets regularly to review portfolio holdings and discuss purchase and sale activity. Team members buy and sell securities for the portfolio as they see fit, guided by the portfolio's investment objective and strategy.

The portfolio managers on the investment team are:

Henrik Strabo, Chief Investment Officer - International Equities, has been a member of the team since October 5, 2001. He joined American Century in 1993 and serves as a member of other management teams for various American Century funds.

Mark S. Kopinski, Senior Vice President and Senior Portfolio Manager, has been a member of the team since October 5, 2001. Mr. Kopinski joined American Century in April 1997 and serves as a member of other management teams for various American Century funds. Prior to rejoining American Century in 1997, Mr. Kopinski served as Vice President and Portfolio Manager at Federated Investors, Inc. From 1990-1995, he served as Vice President and a member of the management team for American Century International Growth and International Discovery.

                      AEGON/TRANSAMERICA SERIES FUND, INC.
                             Alger Aggressive Growth

      Supplement dated September 27, 2001 to Prospectus dated May 1, 2001, as supplemented August 27, 2001

The following replaces the information under the section "How the Fund is Managed and Organized" - "Alger Aggressive Growth," on page 60, top of the right-hand column:

Frederick M. Alger and David Hyun, CFA, serve as co-portfolio managers of this portfolio. They have served as co-portfolio managers of this portfolio since September 2001. Mr. Alger, Chairman and President, founded Fred Alger Management, Inc. ("Alger") in 1964. Prior to establishing Alger, Mr. Alger served as portfolio manager and security analyst at various firms.

Mr. Hyun joined Alger in 1991 and served as portfolio manager and senior vice president until June 2000. Mr. Hyun previously served as co-portfolio manager of this fund from February 1998 until June 2000. Mr. Hyun joined OppenheimerFunds from June 2000 until September 2001 where he served as portfolio manager for the Oppenheimer Enterprise Fund.

Mr. Hyun and Mr. Alger also serve as portfolio managers of other Alger funds.

AEGON/Transamerica Series Fund, Inc.

(formerly, WRL Series Fund, Inc.)

AGGRESSIVE EQUITY PORTFOLIOS

 .  Munder Net50

 .  Van Kampen Emerging Growth

 .  T. Rowe Price Small Cap

 .  Pilgrim Baxter Mid Cap Growth

 .  Alger Aggressive Growth

 .  Third Avenue Value

 .  Value Line Aggressive Growth

WORLD EQUITY PORTFOLIOS

 .  GE International Equity

 .  Janus Global (Closed to new investors)

 .  Gabelli Global Growth

 .  Great Companies -- Global/2/

GROWTH EQUITY PORTFOLIOS

 .  Great Companies -- Technology/SM/

 .  Janus Growth

 .  LKCM Capital Growth

 .  Goldman Sachs Growth

 .  GE U.S. Equity

 .  Great Companies -- America/SM/

 .  Salomon All Cap

 .  C.A.S.E. Growth

 .  Dreyfus Mid Cap

 .  NWQ Value Equity

BALANCED PORTFOLIOS

 .  T. Rowe Price Dividend Growth

 .  Transamerica Value Balanced (formerly, Dean Asset Allocation)

 .  LKCM Strategic Total Return

 .  J.P. Morgan Real Estate Securities

 .  Federated Growth & Income

 .  AEGON Balanced

FIXED-INCOME PORTFOLIOS

 .  AEGON Bond

CAPITAL PRESERVATION PORTFOLIOS

 .  J.P. Morgan Money Market

                                                                     Prospectus




                    The Securities and Exchange Commission
                     has not approved or disapproved these
                           securities or passed upon
                       the adequacy of this prospectus.
           Any representation to the contrary is a criminal offense.

                                May 1, 2001, as
                         supplemented August 27, 2001

TABLE OF CONTENTS

INVESTOR INFORMATION.....................................  1

ALL ABOUT THE FUND

   AGGRESSIVE EQUITY PORTFOLIOS
     Munder Net50 (formerly Goldman Sachs Small Cap).....  2
     Van Kampen Emerging Growth..........................  3
     T. Rowe Price Small Cap.............................  4
     Pilgrim Baxter Mid Cap Growth.......................  4
     Alger Aggressive Growth.............................  5
     Third Avenue Value..................................  5
     Value Line Aggressive Growth........................  6

   WORLD EQUITY PORTFOLIOS
     GE International Equity............................. 14
     Janus Global........................................ 15
     Great Companies -- Global/2/........................ 15
     Gabelli Global Growth............................... 16

   GROWTH EQUITY PORTFOLIOS
     Great Companies -- Technology/SM/................... 22
     Janus Growth........................................ 22
     LKCM Capital Growth................................. 23
     Goldman Sachs Growth................................ 23
     GE U.S. Equity...................................... 24
     Great Companies -- America/SM/...................... 24
     Salomon All Cap..................................... 25
     C.A.S.E. Growth..................................... 25
     Dreyfus Mid Cap..................................... 26
     NWQ Value Equity.................................... 26

   BALANCED PORTFOLIOS
     T. Rowe Price Dividend Growth....................... 35
     Transamerica Value Balanced (formerly, Dean Asset
       Allocation)....................................... 36
     LKCM Strategic Total Return......................... 37
     J.P. Morgan Real Estate Securities.................. 37
     Federated Growth & Income........................... 38
     AEGON Balanced...................................... 38

   FIXED-INCOME PORTFOLIOS
     AEGON Bond.......................................... 45

   CAPITAL PRESERVATION PORTFOLIOS
     J.P. Morgan Money Market............................ 48

RISK/REWARD INFORMATION.................................. 51

EXPLANATION OF STRATEGIES AND RISKS...................... 52

HOW THE FUND IS MANAGED AND ORGANIZED.................... 58

PERFORMANCE INFORMATION.................................. 64

OTHER INFORMATION........................................ 67

FINANCIAL HIGHLIGHTS..................................... 69

AEGON/Transamerica Series Fund, Inc. (Fund) currently offers thirty-one separate series or investment portfolios. This prospectus includes twenty-nine of those portfolios. The Fund is an open-end management investment company, more commonly known as a mutual fund.

Shares of these portfolios are intended to be sold to separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, AUSA Life Insurance Company, Peoples Benefit Life Insurance Company, Transamerica Occidental Life Insurance Company and Transamerica Life Insurance and Annuity Company, to fund the benefits under certain individual flexible premium variable life insurance policies, and individual and group variable annuity contracts.

A particular portfolio of the Fund may not be available under the policy or annuity contract you have chosen. The prospectus or disclosure document for your policy or annuity contract shows the portfolios available to you.

Please read this prospectus carefully before selecting a portfolio. It provides information to assist you in your decision. If you would like additional information about a portfolio, please request a copy of the Statement of Additional Information (SAI) (see back cover). The SAI is incorporated by reference into this prospectus.

                                  Prospectus

INVESTOR INFORMATION

To help you understand . . .

In this prospectus, you will see the symbols below.

These are "icons" which serve as tools to direct you to the type of information that is included in the accompanying paragraphs.

The icons are for your convenience and to assist you as you read this prospectus.

                                    [GRAPHIC]

                                     Target
      The target directs you to a portfolio's goal or objective.


                                    [GRAPHIC]

                                      Rook
      The chess piece indicates discussion about a portfolio's strategies.


                                    [GRAPHIC]

                                    Caution
      The warning sign indicates the risks of investing in a portfolio.


                                    [GRAPHIC]

                                    Bar Chart
      The graph indicates investment performance.


                                    [GRAPHIC]

                                  Question Mark
      The question mark provides additional information about the Fund or may direct you on how to obtain further information.

Shares of a portfolio are not deposits or obligations of, or guaranteed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government.
Please note: The names, investment objectives, and policies of certain portfolios are similar to the names, investment objectives and policies of other portfolios that are managed by the same sub-adviser. The investment results of the Fund's portfolio may be higher or lower than the results of these portfolios. There is no assurance, and no representation made, that the investment results of any of the Fund's portfolios will be comparable to any other portfolio.

                                 Prospectus 7

AGGRESSIVE EQUITY PORTFOLIOS

MUNDER NET50 (formerly WRL Goldman Sachs Small Cap) (open to new investors May 29, 2001)

VAN KAMPEN EMERGING GROWTH (formerly WRL VKAM Emerging Growth)

T. ROWE PRICE SMALL CAP (formerly WRL T. Rowe Price Small Cap)

PILGRIM BAXTER MID CAP GROWTH (formerly WRL Pilgrim Baxter Mid Cap Growth)

ALGER AGGRESSIVE GROWTH (formerly WRL Alger Aggressive Growth)

THIRD AVENUE VALUE (formerly WRL Third Avenue Value)

VALUE LINE AGGRESSIVE GROWTH (formerly WRL Value Line Aggressive Growth)

This Risk/Return Summary briefly describes each Aggressive Equity Portfolio of the Fund and the principal risks of investing in the portfolios. For further information on these portfolios, please read the section entitled "Explanation of Strategies and Risks," beginning on page 52, and the Fund's SAI.
                                    [GRAPHIC]

                                     Target
      Objectives

MUNDER NET50 (formerly WRL Goldman Sachs
Small Cap)

This portfolio seeks long-term capital appreciation.

VAN KAMPEN EMERGING GROWTH

This portfolio seeks capital appreciation by investing primarily in common stocks of small and medium-sized companies.

T. ROWE PRICE SMALL CAP

This portfolio seeks long-term growth of capital by investing primarily in common stocks of small growth companies.

PILGRIM BAXTER
MID CAP GROWTH

This portfolio seeks capital appreciation.

ALGER AGGRESSIVE GROWTH

This portfolio seeks long-term capital appreciation.

THIRD AVENUE VALUE

This portfolio seeks long-term capital appreciation.

VALUE LINE AGGRESSIVE GROWTH

This portfolio seeks to realize capital growth.


  What is an Aggressive Equity Portfolio?

  Aggressive Equity Portfolios are those that seek maximum capital appreciation (a rise in the share price/value). Current income is not a significant factor. Some portfolios that are included in this category may invest in out-of-the main-stream stocks, such as those of fledging or struggling companies, or those in new or currently out-of-favor industries. Some portfolios in this category may also use specialized investment techniques such as options or short-term investing. For these reasons, these portfolios usually entail greater risk than the overall equity portfolio category.


                                    [GRAPHIC]

                                      Rook
      Policies and Strategies

MUNDER NET50

Effective May 29, 2001, subject to shareholder approval of new fundamental investment restrictions for the portfolio at a special Shareholders Meeting that day, the portfolio's sub-adviser, Munder Capital Management ("Munder") seeks to achieve the portfolio's objective by investing principally in:

 . stocks of domestic and foreign companies that are engaged in the Internet and Intranet related businesses

                                 Prospectus 8

Under normal market conditions, the portfolio will invest at least 65% of its total assets in equity securities, and American Depository Receipts ("ADRs") of both domestic and foreign companies that are engaged in research, design, development, manufacturing or engaged to a significant extent in the business of distributing products, processes or services for use with the Internet or Intranet related businesses. The portfolio intends to hold approximately 50 different securities, but may hold between 40 and 60 securities at any time. Of the companies selected, 70-90% are expected to be domestic, while 10-30% are expected to be foreign.

The Internet is a world-wide network of computers designed to permit users to share information and transfer data quickly and easily. The World Wide Web ("WWW"), which is a means of graphically interfacing with the Internet, is a hyper-text based publishing medium containing text, graphics, interactive feedback mechanisms and links within WWW documents and to other WWW documents. An intranet is the application of WWW tools and concepts to a company's internal documents and databases.

There is no limit on the market capitalization of the companies in which the portfolio may invest, or in the length of operating history for the companies. The portfolio may invest in small companies. Small companies are defined as those with a market capitalization or annual revenues of no more than $1 billion. The portfolio may also invest without limit in initial public offerings ("IPO's"), although it is uncertain whether such IPOs will be available for investment by the portfolio or what impact, if any, they will have on the portfolio's performance.

The portfolio may, to a lesser extent, invest in emerging markets, purchase and sell options, forward currency exchange contracts and use various investment techniques or other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 52 and in the SAI.

VAN KAMPEN EMERGING GROWTH

The portfolio's sub-adviser, Van Kampen Asset Management Inc. (Van Kampen), seeks to achieve the portfolio's objective by investing:

 . At least 65% of the portfolio's total assets in common stocks of emerging growth companies. Emerging growth companies are those domestic or foreign companies that Van Kampen believes: have rates of earnings growth expected to accelerate or whose rates of earnings growth are expected to exceed that of the overall economy (because of factors such as new or rejuvenated management, new products, services or markets, extended product cycles, acquisitions or as a result of changing markets or industry conditions), are early life cycle companies with the potential to become major enterprises, or have rising earnings expectations or rising valuations. Emerging growth companies may be of any size, including larger, more established companies or smaller, developing companies. Investing in emerging growth companies involves risks not ordinarily associated with investments in other companies.

 .  Options

 .  Futures

Van Kampen invests at least 65% of the portfolio's assets (under normal market conditions) in common stocks of companies that are in the early stages of their life cycle, and are believed by Van Kampen to have rising earnings estimates and valuations. Some securities may have above average price volatility. Van Kampen attempts to reduce overall exposure to risk from declines in the security prices by spreading the portfolio's investments over many different companies in a variety of industries.

Van Kampen will utilize options on securities, futures contracts and options thereon in several different ways, depending upon the status of the portfolio's investment portfolio and its expectations concerning the securities market. Van Kampen will invest up to 20% of the portfolio's total assets in securities of foreign issuers.

In times of stable or rising stock prices, the portfolio generally seeks to be fully invested. Even when the portfolio is fully invested, Van Kampen believes that at least a small portfolio of assets will be held as cash or cash equivalents to honor redemption requests and for other short-term needs.

The amount of portfolio assets invested in cash equivalents does not fluctuate with stock market prices, so that, in times of rising market prices, the portfolio may underperform the market in proportion to the amount of cash equivalents in its portfolio. By purchasing stock index futures contracts, stock index call options, or call

                                 Prospectus 9
options on stock index futures contracts, however, the portfolio can seek to "equalize" the cash portion of its assets and obtain performance that is equivalent to investing 100% in equity securities.

The portfolio may take a temporary defensive position when the securities trading markets or the economy are experiencing volatility or a prolonged general decline, or other adverse conditions exist. This may be inconsistent with the portfolio's principal investment strategies. Under these conditions, the portfolio will be unable to achieve its investment objective.


  What is a Top-Down Approach?

  When using a "top-down" approach, the portfolio manager looks first at broad market factors, and on the basis of those market factors, chooses certain sectors, or industries within the overall market. The manager then looks at individual companies within those sectors or industries.


T. ROWE PRICE SMALL CAP

The portfolio's sub-adviser, T. Rowe Price Associates, Inc. (T. Rowe Price), seeks to achieve the portfolio's objective by investing principally in:

 .  Common stocks of small-cap growth companies

This portfolio will invest, under normal circumstances, at least 65% of its total assets in small-cap growth companies. These are defined as companies whose market capitalization falls within the range of, or smaller than, the smallest 100 companies in the Standard & Poor's 500 Composite Stock Index (S&P
500), which was approximately $3.3 billion and below as of December 31, 2000, but the upper size limit will vary with market fluctuations. Companies whose capitalization increases above this range after the portfolio's initial purchase continue to be considered small companies for purposes of this policy. The S&P 500 measures the performance of the common stocks of 500 large U.S. companies in the manufacturing, utilities, transportation, and financial industries. (A company's market "cap" is found by multiplying its shares outstanding by its stock price.)

To help manage cash flows efficiently, T. Rowe Price may also buy and sell stock index futures. The portfolio intends to be invested in a large number of holdings.
T. Rowe Price believes this diversification should minimize the effects of individual security selection on portfolio performance.

T. Rowe Price uses a number of quantitative models that are designed to identify key characteristics of small-cap growth stocks. Based on these models, stocks are selected in a "top-down" manner so that the portfolio's investment portfolio as a whole reflects characteristics T. Rowe Price considers important, such as valuations (price/earnings or price/book value ratios, for example) and projected earnings growth.

While the portfolio invests principally in common stocks, and, to a lesser extent in stock index futures, it may also purchase other securities, in keeping with its objective.

The portfolio may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

The portfolio may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist. This may be inconsistent with the portfolio's principal investment strategies. Under these circumstances, the portfolio may be unable to achieve its investment objective.


  What is a Quantitative Model?

  A quantitative model is fashioned by a portfolio's sub-adviser to assist the sub-adviser in evaluating a potential security. The sub-adviser creates a model that is designed using characteristics that the sub-adviser deems advantageous in a security. The sub-adviser then compares a potential security's characteristics against those of the model, and makes a determination of whether or not to purchase the security based on the results of that comparison.


PILGRIM BAXTER
MID CAP GROWTH

The portfolio's sub-adviser, Pilgrim Baxter & Associates, Ltd. (Pilgrim
Baxter), seeks to achieve the portfolio's objective by investing principally in:

 .  Common stocks

                                 Prospectus 10

 .  Convertible securities

In seeking capital appreciation, Pilgrim Baxter normally invests at least 65% of the portfolio's total assets in growth securities, such as common stocks, issued by companies with market capitalizations or annual revenues between $500 million and $10 billion. The portfolio invests primarily in companies that Pilgrim Baxter believes have strong business momentum, earnings growth and capital-appreciation potential. The portfolio may also invest in foreign securities, warrants and rights.

Pilgrim Baxter uses its own fundamental research and proprietary measures of growth and business momentum in managing this portfolio.

Pilgrim Baxter's decision to sell a stock depends on many factors. Generally speaking, Pilgrim Baxter considers selling a security when its anticipated appreciation is no longer probable, alternate investments offer more superior appreciation prospects, or the risk of a decline in its market price is too great.

Pilgrim Baxter may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist. Under these circumstances, the portfolio may be unable to achieve its investment objective.

While the portfolio invests principally in common stocks of medium-sized companies, Pilgrim Baxter may, to a lesser extent, elect to invest in options and futures contracts for hedging and risk management, or in other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 52 and in the SAI.

ALGER AGGRESSIVE GROWTH

The portfolio's sub-adviser, Fred Alger Management, Inc. (Alger), seeks to achieve the portfolio's objective by investing principally in:

 .  Equity securities such as common or preferred stocks

 . Convertible securities (convertible securities are securities which can be exchanged or converted into common stock of such companies)

To a lesser extent, the sub-adviser may invest portfolio assets in:

 .  U.S. dollar denominated securities of foreign issuers (American Depositary
   Receipts (ADRs))

 .  Money market instruments

 .  Repurchase agreements

Under normal market conditions, the portfolio invests at least 85% of its assets in common stocks. The portfolio invests in companies of any size that the portfolio managers consider to be rapid growing. A research oriented, "bottom-up" approach to security selection is emphasized.

The portfolio may also use leveraging, a technique that involves borrowing money to invest in an effort to enhance shareholder returns.

The portfolio's managers may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist. This may be inconsistent with the portfolio's principal investment strategies. During this time, the portfolio may invest up to 100% of its assets in money market instruments and cash equivalents. Under these circumstances, the portfolio will be unable to pursue its investment objective.


  What is a "Bottom-Up" Approach?

  When portfolio managers use a "bottom-up" approach, they look primarily at individual companies against the context of broader market factors.


THIRD AVENUE VALUE

The portfolio's sub-adviser, EQSF Advisers, Inc. (EQSF), seeks to achieve the portfolio's investment objective by investing principally in:

 .  Common stocks

 .  Debt securities

 .  High-yield/high-risk fixed-income securities

 .  Foreign securities

                                 Prospectus 11

The portfolio invests to a lesser extent, in trade claims. (Trade claims are interests in amounts owed to suppliers or services and are purchased from creditors of companies in financial difficulty.)

EQSF employs an opportunistic, bottom-up research process to identify value and to understand thoroughly each company and its securities before it makes an investment.

EQSF defines value as buying "what is safe and cheap," with the primary emphasis on safe. Attractive equity investments generally exhibit four essential characteristcs:

 . Strong Finances -- the issuing company has a strong financial position, as evidenced by an absence of liabilities and a presence of high quality assets.

 . Competent Management -- the company's management has a good track record as both owners and operators, and shares a common interest with outside, passive minority shareholders.

 . Understandable Business -- comprehensive and meaningful financial and related information is available, providing reliable benchmarks to aid in understanding the company, its value and its dynamics.

 . Discount to Private Market Value -- the market price lies substantially below a conservative valuation of the business as a private entity, or as a takeover candidate.

The portfolios classification as "non-diversified" under the Investment Company Act of 1940 (1940 Act) means that the portfolio has the ability to take larger positions in a smaller number of issuers.

However, to meet federal tax requirements, at the close of each quarter the portfolio may not have more than 25% of its total assets invested in any one issuer and, with respect to 50% of its total assets, not more than 5% of its total assets invested in any one issuer.

VALUE LINE AGGRESSIVE GROWTH

The portfolio's sub-adviser, Value Line, Inc. (Value Line), seeks to achieve the portfolio's objective by investing principally in:

 .  Common stocks

 .  Securities convertible into common stock

Value Line seeks to invest substantially all of the portfolio's net assets in common stock or securities convertible into common stock.

In selecting securities for purchase or sale, Value Line relies on the "Value Line Timeliness Ranking System" and the "Value Line Performance Ranking System." These Ranking Systems compare Value Line's estimate of the probable market performance of each stock during the next six to twelve months relative to all of the stocks under review. The portfolio will usually invest in common stocks ranked 1 or 2 by either Ranking System, but it may also invest in common stocks ranked as low as 3. Each Ranking System ranks stocks on a scale of 1 (highest) to 5 (lowest). Although the portfolio may invest in companies of any size, it generally invests in U.S. securities issued by larger, more established companies.

Reliance upon the rankings, whenever feasible, is a fundamental policy of the portfolio which may not be changed without policyholder approval. For a complete discussion of these ranking systems, please see "Explanation of Strategies and Risks" beginning on page 52.

The portfolio may also use leveraging, a technique that involves borrowing money to invest in an effort to enhance shareholder or policyholder returns.

From time to time in response to adverse market, economic, political or other conditions, the portfolio may invest a portion of its net assets in cash or cash equivalents, debt securities, bonds or preferred stocks for temporary defensive purposes. This could help the portfolio to avoid losses, but it may result in lost opportunities. If this becomes necessary, the portfolio may not meet its investment objective.

                                 Prospectus 12

                                         PRINCIPAL RISKS
                                   AGGRESSIVE EQUITY PORTFOLIOS
                                                          PORTFOLIO
                                                          ---------
                                  Van Kampen  T. Rowe  Pilgrim Baxter   Alger    Third  Value Line
                           Munder  Emerging    Price      Mid Cap     Aggressive Avenue Aggressive
RISKS                      Net50    Growth   Small Cap     Growth       Growth   Value    Growth
-----                      ------ ---------- --------- -------------- ---------- ------ ----------
Stocks                       X        X          X           X            X        X        X
Investing Aggressively       X        X          X           X            X        X        X
Small-Cap and Growth
  Companies                  X                   X           X
Quantitative Models
Non-Diversification                                                                X
Futures & Options            X        X          X           X
Foreign Securities           X        X                      X                     X
Depositary Receipts                                                       X        X
Convertibles                                                 X            X                 X
Leveraging                                                                X                 X
Value Investing                                                                    X
Value Line Ranking Systems                                                                  X
IPOs                         X
Internet Investing           X
Emerging Growth Companies             X

 .  Stocks

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the short term. These price movements may result from factors affecting individual companies, certain industries or the securities market as a whole.

Because the stocks a portfolio holds fluctuate in price, the value of your investment in the portfolio will go up and down.

 .  Investing Aggressively

 . The value of developing-company stocks may be very volatile, and can drop significantly in a short period of time.

 . Rights, options and futures contracts may not be exercised and may expire worthless.

 .  Warrants and rights may be less liquid than stocks.

 . Use of futures and other derivatives may make the portfolio more volatile. The portfolio may also engage in active and frequent trading of portfolio securities in order to take advantage of better investment opportunities to achieve its investment objective.

                                    [GRAPHIC]

                                    Caution
      Risks of Investing in Aggressive Equity Portfolios

The principal risks of investing in Aggressive Equity Portfolios that may adversely affect your investment are described below. (Not all of these risks apply to each
Aggressive Equity Portfolio. See the chart below for the principal risks of your portfolio.) Please note that there are many other circumstances which could adversely affect your investment and prevent a portfolio from achieving its objective, which are not described here. Please refer to the section entitled "Explanation of Strategies and Risks" beginning on page 52 and the Fund's SAI for more information about the risks of investing in the Aggressive Equity Portfolios.


                                 Prospectus 13

 .  Small-Cap and Growth Companies

Investing in small companies involves greater risk than is customarily associated with more established companies. Stocks of small companies may be subject to more abrupt or erratic price movements than larger company securities. Small companies often have limited product lines, markets, or financial resources, and their management may lack depth and experience. Securities of such issuers may lack sufficient market liquidity to enable a portfolio to effect sales at an advantageous time or without a substantial drop in price. Such companies usually do not pay significant dividends that could cushion returns in a falling market.

Also, growth stocks can experience steep price declines if the company's earnings disappoint investors. Since many of the Aggressive Equity Portfolios will typically be fully invested in this market sector, investors are fully exposed to its volatility.

 .  Quantitative Models

Stocks selected using quantitative models may not perform as well as these models might otherwise suggest and may cause overall returns to be lower than if other methods are used.

 .  Non-Diversification

To the extent a portfolio invests a greater proportion of its assets in the securities of a smaller number of issuers, it may be more susceptible to any single economic, political or regulatory occurrence than a more widely diversified portfolio and may be subject to greater risk of loss with respect to its portfolio securities.

 .  Futures and Options

Futures and options involve additional investment risks and transactional costs, and draw upon skills and experience which are different than those needed to pick other securities. Special risks include:

 .  Inaccurate market predictions

 .  Imperfect correlation

 .  Illiquidity

 .  Tax considerations
The portfolios are not required to hedge their investments.

 .  Foreign Securities

Investments in foreign securities involve risks relating to political, social and economic developments abroad as well as risks resulting from differences in regulations to which U.S. and foreign issuers and markets are subject. To the extent a portfolio invests in emerging markets, these risks would be greater. These risks include:

 .  Changes in currency values

 .  Currency speculation

 .  Currency trading costs

 .  Different accounting and reporting practices

 .  Less information available to the public

 .  Less (or different) regulation of securities markets

 .  More complex business negotiations

 .  Less liquidity

 .  More fluctuations in market prices

 .  Delays in settling foreign securities transactions

 .  Higher transaction costs

 .  Higher costs for holding foreign securities (custodial fees)

 .  Vulnerability to seizure and taxes

 .  Political instability and small markets

 .  Different market trading days

 .  Investment and repatriation restriction

 .  Emerging Growth Companies (Van Kampen Emerging Growth)

Companies that Van Kampen believes are emerging growth companies are often companies with accelerating or higher than average rates of earnings growth, or companies with new or limited products, services, markets, distribution channels or financial resources, or the management of such companies may be dependent upon one or a few key people, or the companies have other special circumstances. The stocks of emerging growth companies can be subject to more abrupt or erratic market movements than the stock market in general.

                                 Prospectus 14

 .  ADRs - Custody Risks

Many securities of foreign issuers are represented by American Depositary Receipts (ADRs). While ADRs principally are traded on domestic securities exchanges, investing in ADRs involves many of the same risks associated with foreign securities in general. These risks include:

 .  Changes in currency value

 .  Currency speculation

 .  Currency trading costs

 .  More fluctuations in market prices

 .  Less information available

 .  Convertibles

As with all debt securities, the market value of convertibles tends to decline as interest rates increase and, conversely, to increase as interest rates decline.

 .  Value Investing Risk

Undervalued stocks may not realize their perceived value for extended periods of time. Value stocks may respond differently to market and other developments than other types of stocks. Value oriented funds will typically underperform when growth investing is in favor.

 .  Leveraging

Leveraging by a portfolio involves special risks:

 .  Leveraging practices may make a portfolio more volatile.

 . Leveraging may exaggerate the effect on net asset value of any increase or decrease in the market value of the portfolio's securities.

 .  Money borrowed for leveraging is subject to interest costs.

 . Minimum average balances may need to be maintained or a line of credit in connection with borrowing may be necessary resulting in an increase in the cost of borrowing over the stated interest rate.
 .  Value Line Ranking Systems (Value Line Aggressive Growth)

The use of the Value Line Ranking Systems (the "Systems") involves the risks that stocks selected using the Systems may not perform as well as their ranking within the Systems might otherwise suggest. As a result, the overall returns of Value Line Aggressive Growth may be lower than if other selection methods were used.

The portfolio's use of the Systems also involves the risk that over certain periods of time the price of securities not covered by the Systems, or lowered ranked securities, may appreciate to a greater extent than those securities in the portfolio's investment portfolio.

 .  IPO Risk

Investments in IPOs involve special risks:

 .  Fluctuation of market value

 .  Possible higher transaction costs

 .  Market risk

 .  Liquidity risk

 .  Internet Investing Risk (Munder Net50)

The portfolio's policy of focusing on internet companies makes it more susceptible to factors adversely affecting companies in that sector.

Internet and internet-related businesses can be affected by specific risks including: aggressive product pricing due to competitive pressure from numerous market entrants, short product cycles and product obsolescence, among others. Companies in the rapidly changing fields of science and technology often face high price volatility. The market price of technology companies may be particularly susceptible to earnings disappointments, such as earning projections that fail to materialize. Products and services that at first appear promising may not prove commercially successful or may become obsolete quickly. This level of risk will increase to the extent the portfolio has significant exposure to smaller or unseasoned companies, which may not have established products or more experienced management. Increased volatility also is associated with investments in this segment of the stock market (as opposed to investments in a broader range of industries). The performance and volatility of the

                                 Prospectus 15
portfolio will likely reflect that of this sector during down markets as well as during up markets.

You may lose money if you invest in any of the Aggressive Equity Portfolios.

                                    [GRAPHIC]

                                      Rook
      Investor Profiles

MUNDER NET50

May be appropriate for the investor who seeks long-term growth of capital, is looking for a stock market portfolio that is focused on a particular stock market segment, and is able to tolerate significant fluctuations in the value of his investment.

VAN KAMPEN EMERGING GROWTH

May be appropriate for the investor who seeks capital appreciation over the long term; is willing to take on the increased risks of investing in smaller and medium-sized, less established companies in exchange for potentially higher capital appreciation; can withstand substantial volatility in the value of his shares of the portfolio; and wish to add to his personal holdings a portfolio that invests primarily in common stocks of emerging growth companies.
T. ROWE PRICE SMALL CAP

For the investor who wants an aggressive, long-term approach to building capital and who is comfortable with significant fluctuations inherent in small-cap stock investing.

PILGRIM BAXTER MID CAP GROWTH

For the investor who wants long-term growth of capital and who can tolerate the fluctuations inherent in stock investing.

ALGER AGGRESSIVE GROWTH

For the investor who seeks capital growth aggressively, and can tolerate wide swings in the value of their investment.

THIRD AVENUE VALUE

For the investor who is willing to hold shares through periods of market fluctuations and the accompanying changes in share prices.

VALUE LINE AGGRESSIVE GROWTH

For the investor who seeks capital growth and who can tolerate fluctuations inherent in stock investing and is willing to accept the special risks associated with the novel investment strategy of the portfolio.

                                 Prospectus 16

                                    [GRAPHIC]

                                    Bar Chart
      Portfolio Performance


The bar charts and tables below give an indication of the portfolios' risks and performance. The charts show changes in a portfolio's performance from year to year. The performance calculations do not reflect charges or deductions under the policies or the annuity contracts. These fees and expenses would lower investment performance. The tables show how a portfolio's average annual returns for the periods indicated compare to those of a broad measure of market performance.

Because the Value Line Aggressive Growth portfolio commenced operations in 2000, its performance history is not included.

When you consider this information, please remember that a portfolio's performance in past years is not necessarily an indication of how a portfolio will do in the future.

 VAN KAMPEN EMERGING GROWTH

                                    [CHART]

                           Van Kampen Emerging Growth

--------------------------------------------
Highest and Lowest Return
(Quarterly 1994-2000)
--------------------------------------------

                                          Quarter Ended
                         Highest  62.73 %   12/31/99
                         Lowest  (25.80)%   12/31/00

--------------------------------------------
Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------

                                                       Since
                                                     Inception
                                  1 Year  5 Years (March 1, 1993)
               Van Kampen
                 Emerging Growth (11.92)%  29.08%      25.90%
               S&P 500 Composite
                 Stock Index      (9.10)%  18.33%      17.25%

--------------------------------------------
 ALGER AGGRESSIVE GROWTH

                                    [CHART]

                            Alger Aggressive Growth
--------------------------------------------
Highest and Lowest Return
(Quarterly 1995-2000)
--------------------------------------------

                                          Quarter Ended
                         Highest  44.67 %   12/31/99
                         Lowest  (22.51)%   12/31/00

--------------------------------------------
Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------

                                                       Since
                                                     Inception
                                  1 Year  5 Years (March 1, 1994)
               Alger Aggressive
                 Growth          (31.33)%  18.82%      18.70%
               S&P 500 Composite
                 Stock Index      (9.10)%  18.33%      18.61%

--------------------------------------------

                                 Prospectus 17

 THIRD AVENUE VALUE
                                    [CHART]

                               Third Avenue Value
--------------------------------------------
Highest and Lowest Return
(Quarterly 1998-2000)
--------------------------------------------

                                          Quarter Ended
                         Highest  22.81 %    3/31/00
                         Lowest  (17.57)%    9/30/98

--------------------------------------------
Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------

                                                   Since
                                                 Inception
                                    One Year (January 2, 1998)
                 Third Avenue Value 35.47 %        13.48%
                 S&P 500 Composite
                   Stock Index      (9.10)%        12.27%

--------------------------------------------
 T. ROWE PRICE SMALL CAP
                                    [CHART]

                            T. Rowe Price Small Cap
--------------------------------------------
Highest and Lowest Return
(Quarterly 2000)
--------------------------------------------

                                          Quarter Ended
                         Highest  12.16 %    3/31/00
                         Lowest  (11.31)%   12/31/00

--------------------------------------------
Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------

                                                      Since
                                                    Inception
                                         One Year (May 3, 1999)
                 T. Rowe Price Small Cap  (8.45)%     15.34%
                 Russell 2000 Index       (3.02)%      8.25%

--------------------------------------------

                                 Prospectus 18

 MUNDER NET50 (formerly WRL Goldman Sachs Small Cap)
                                    [CHART]

              Munder Net50 (formerly WRL Goldman Sachs Small Cap)
--------------------------------------------
Highest and Lowest Return
(Quarterly 2000)
--------------------------------------------

                Quarter Ended
Highest  4.36 %    3/31/00
Lowest  (4.23)%   12/31/00

--------------------------------------------
Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------

                                         Since
                                       Inception
                            One Year (May 3, 1999)
Munder Net50
  (formerly WRL
 Goldman Sachs Small Cap)    (.62)%      9.95%
Russell 2000 Index          (3.02)%      8.25%

--------------------------------------------
* Prior to May 1, 2001, this portfolio was sub-advised by Goldman Sachs. Effective May 29, 2001, subject to shareholder approval of certain fundamental restrictions, this portfolio will have a new investment objective.
 PILGRIM BAXTER MID CAP GROWTH
                                    [CHART]

                          Pilgrim Baxter Mid Cap Growth
--------------------------------------------
Highest and Lowest Return
(Quarterly 2000)
--------------------------------------------

                 Quarter Ended
Highest  18.48 %    3/31/00
Lowest  (34.69)%   12/31/00

--------------------------------------------
Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------

                                    Since
                                  Inception
                       One Year (May 3, 1999)
WRL Pilgrim Baxter Mid
  Cap Growth           (14.39)%     28.82%
Russell MidCap Growth
  Index                (11.75)%     13.50%

--------------------------------------------

                                 Prospectus 19

WORLD EQUITY PORTFOLIOS

GE INTERNATIONAL EQUITY (formerly WRL GE International Equity)

JANUS GLOBAL (formerly WRL Janus Global)(closed to new policyholders)

GREAT COMPANIES -- GLOBAL/2/ (formerly WRL Great Companies -- Global/2/)

GABELLI GLOBAL GROWTH (formerly WRL Gabelli Global Growth)

This Risk/Return Summary briefly describes certain World Equity Portfolios of the Fund and the principal risks of investing in the portfolios. For further information on these portfolios, please read the section entitled "Explanation of Strategies and Risks," beginning on page 52, and the Fund's SAI.
                                    [GRAPHIC]

                                     Target
      Objectives

GE INTERNATIONAL EQUITY

This portfolio seeks long-term growth of capital.

JANUS GLOBAL

This portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital.

GREAT COMPANIES -- GLOBAL/2/

This portfolio seeks long-term growth of capital in a manner consistent with preservation of capital.

GABELLI GLOBAL GROWTH

This portfolio seeks to provide investors with appreciation of capital.

  What is a World Equity Portfolio?

  World Equity portfolios include both global and international portfolios. These portfolios invest in equity securities of companies worldwide. Global portfolios invest in securities traded worldwide, including issuers in the U.S. International portfolios invest in securities of companies located outside the U.S. (2/3 of the portfolio's assets must be so invested at all times to qualify as an international portfolio.)

                                    [GRAPHIC]

                                      Rook
      Policies and Strategies

GE INTERNATIONAL EQUITY

The portfolio's sub-adviser, GE Asset Management Incorporated (GEAM), seeks to achieve the portfolio's investment objective by investing principally in:

 . Common stocks of companies located in developed and developing countries other than the United States

GEAM focuses on companies that it expects will grow faster than relevant markets and whose security price does not, in GEAM's view, fully reflect their potential for growth. Under normal circumstances, the portfolio's assets are invested in foreign securities of companies representing at least three different countries.

GEAM determines the country represented by an issuer by reference to the country in which the issuer is organized; derives at least 50% of its revenues or profits from goods produced or sold, investments made or services performed; has at least 50% of its assets situated; or has the principal trading market for its securities.

GEAM seeks to identify securities of growth companies with characteristics such as:

 .  Low prices relative to their long-term cash earnings potential

 .  Potential for significant improvement in the company's business

 .  Financial strength

 .  Sufficient liquidity

The portfolio invests, not only in the larger markets of Europe and Japan, but also may invest in the smaller markets of Asia, emerging Europe, Latin America, and other emerging markets.

The portfolio may, to a lesser extent, invest in equity securities other than common stocks (including preferred securities, depositary receipts such as ADRs, EDRs and GDRs, convertible securities, and rights and warrants), securities of companies located in the United States, debt securities or other securities.

                                 Prospectus 20

The portfolio also may use various investment techniques to adjust the portfolio's investment exposure, but there is no guarantee that these techniques will work.

JANUS GLOBAL

NOTE: This portfolio is not available to new policyholders.

The portfolio's sub-adviser, Janus Capital Corporation (Janus) seeks to achieve the portfolio's investment objective by investing principally in:

 .  Common stocks of foreign and domestic issuers

 .  Depositary receipts including ADRs, GDRs and EDRs

The portfolio may also use forward foreign currency contracts for hedging.

Janus' main strategy is to use a "bottom up" approach to build the portfolio's investment portfolio. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

Foreign securities are generally selected on a stock-by-stock basis without regard to defined allocation among countries or geographic regions.

When evaluating foreign investments, Janus (in addition to looking at individual companies) considers such factors as:

 .  Expected levels of inflation in various countries

 .  Government policies that might affect business conditions

 .  The outlook for currency relationships

 .  Prospects for economic growth among countries, regions or geographic areas

GREAT COMPANIES -- GLOBAL/2/

The portfolio's sub-adviser, Great Companies, L.L.C. (Great Companies), seeks to achieve the portfolio's investment objective by investing principally in:

 .  Common stocks of domestic and foreign issuers

Great Companies will select non-technology and technology stocks, both domestic and international, for the portfolio from a group of companies that Great Companies has identified as being "great companies."
Stocks selected for the portfolio will meet some of the common criteria listed below.

All companies selected for the domestic portion of the portfolio must be incorporated in the United States. Domestic non-technology stocks selected for the domestic portion of the portfolio will only be selected if they (and their predecessors) have outperformed the S&P 500 over the ten-year period ended December 29, 2000, are global companies (at least 40% of its revenues outside the U.S.), and have been in business at least 50 years and survived the founder.

Domestic technology stocks will only be selected if they (and their predecessors) have outperformed the NASDAQ Composite Index over the ten-year period ended December 31, 1998, are global companies (at least 30% of its revenues outside the U.S.), and have been in business at least 15 years.

The stocks selected for the international portion of the portfolio must be incorporated outside of the United States. The non-technology portion of international stocks must consist of stocks of companies that have at least 40% of their revenues outside the country of origin, and the technology portion must have at least 30% of their revenues outside the country of origin. In addition, the international stocks will only be selected if they (and their predecessors) have outperformed the Morgan Stanley Capital International World Index (MSCIW) over the ten-year period ended June 30, 2000. MSCIW is the primary benchmark for the portfolio. The international stocks cannot have government ownership in excess of 10% and, generally, must be ADR traded securities.

The common criteria used by the sub-adviser to initially determine if a company should be considered a "great company" candidate may include certain of the following:

 .  Be highly regarded by management experts;

 .  be publicly traded;

 .  have a market cap in excess of $15 billion;

 .  be engaged in what the sub-adviser considers to be "terrific businesses"

 .  have a "protective barrier" such as superior brand franchises;

 .  consider employees to be a company's most valuable asset;

                                 Prospectus 21

 .  have, in the sub-adviser's opinion, "world class management"; and

 . be an innovation-driven company that, in the sub-adviser's opinion, can convert changes into opportunities.

Companies identified by the sub-adviser for selection to the portfolios may fall outside of the initial screening process. The final selection of companies identified by the stock selection process and the addition of such companies to the portfolio, is at the sole discretion of the sub-adviser, irrespective of the stock screening process or methods used.

The allocation of stocks within each portion of the portfolio will be driven by these factors:

 .  Market price relative to intrinsic value

 .  Intrinsic value momentum

To determine which "great company" in which the portfolio should invest, Great Companies uses Intrinsic Value investing. Intrinsic Value is the discounted value of the estimated amount of cash that can be taken out of a business during its remaining life. It is an estimate rather than a precise figure, and changes when interest rates move or when forecasts of future cash flows are revised. Please see page 56 for a complete description of Intrinsic Value investing.

The allocation of the portfolio between domestic and international companies will be driven by three factors:

 .  Momentum/growth of U.S. equities and international equities

 . Intrinsic Value momentum of the stocks in the domestic portfolio versus the stocks in the international portfolio

 . Market price of the stocks in the portfolios relative to their intrinsic values

GABELLI GLOBAL GROWTH

The fund's sub-adviser, Gabelli Asset Management Company ("Gabelli"), seeks to achieve this objective by investing principally in:

 .  Common stocks

Under normal market conditions, the fund will invest at least 65% of its total assets in common stock of companies involved in the global market place. The portfolio invests primarily in common stocks of foreign and domestic small capitalization, mid-capitalization and large capitalization issuers. The portfolio may invest without limitation in securities of foreign issuers and will invest in securities of issuers located in at least three countries.

To seek to achieve the portfolio's primary objective, Gabelli employs a disciplined investment program focusing on the globalization and interactivity of the world's market place. The portfolio invests in companies that, in Gabelli's opinion, are at the forefront of accelerated growth.

Gabelli strives to find reasonably valued businesses exhibiting creativity to adapt to the changing environment. Additionally, Gabelli looks for solid franchises, ideally with unique copyrights that can add to overall value creation. And lastly, Gabelli likes growth and, therefore, looks to businesses involved in the ever-evolving communication revolution. Looking forward, Gabelli continues to believe that the dominant companies of tomorrow will be conducting a major portion of their business via the Internet within the next five years.

Currently in selecting investments, Gabelli seeks companies participating in emerging advances in interactive services and products that are accessible to individuals in their homes or offices through consumer electronics content based devices such as telephones, televisions, radios and personal computers. The portfolio will invest in companies which Gabelli believes are likely to have rapid growth in revenues and earnings and potential for above average capital appreciation or are undervalued. In addition, Gabelli also considers the market price of the issuer's securities, its balance sheet characteristics and the perceived strength of its management.

Gabelli sells the portfolio's securities when Gabelli considers the stock to be overvalued, or when Gabelli feels the stock is no longer in what it considers to be a favorable media.

In seeking to achieve the investment objective of this portfolio, Gabelli may make investment decisions without giving consideration to the turnover rate of the portfolio. As a result, the turnover rate of the portfolio may be higher than other comparable portfolios. Consequently,

                                 Prospectus 22
the portfolio may incur higher transaction related expenses than portfolios that do not engage in frequent trading.

                                    [GRAPHIC]

                                    Caution
      Risks of Investing in World Equity Portfolios

The principal risks of investing in World Equity Portfolios that may adversely affect your investment are described below. (Not all of these risks apply to each World Equity Portfolio. See the chart below for the principal risks of your portfolio.) Please note that there are many other circumstances which could adversely affect your investment and prevent a portfolio from achieving its objective, which are not described here. Please refer to the section entitled "Explanation of Strategies and Risks" beginning on page 52, and the Fund's SAI for more information about the risks associated with investing in the World Equity Portfolios.
                                PRINCIPAL RISKS
                            WORLD EQUITY PORTFOLIOS

                                                   PORTFOLIO
                                                   ---------
                                        GE              Gabelli    Great
                                   International Janus  Global  Companies --
RISKS                                 Equity     Global Growth   Global/2/
-----                              ------------- ------ ------- ------------
Stocks                                   X         X       X         X
Foreign Securities                       X         X       X         X
Emerging Markets Risk                    X         X       X         X
Forward Foreign Currency Contracts                 X
Established Company Stocks                                           X
Depositary Receipts                      X         X                 X
Convertible Securities                   X
Warrants & Rights                        X         X
Proprietary Research                                                 X
Technology Stocks                                                    X
Growth Investing                                   X       X         X

 .  Stocks

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, certain industries or the securities market as a whole.

Because the stocks the portfolio holds fluctuate in price, the value of your investment in the portfolio will go up and down.

 .  Foreign Securities

Investments in foreign securities involve risks relating to political, social and economic developments abroad as well as risks resulting from differences in regulations to which U.S. and foreign issuers and markets are subject. To the extent a portfolio invests in emerging markets, these risks would be greater. These risks include:

 .  Changes in currency values

 .  Currency speculation

 .  Currency trading costs

 .  Different accounting and reporting practices

 .  Less information available to the public

 .  Less (or different) regulation of securities markets

 .  Greater complex business negotiations

 .  Less liquidity

 .  More fluctuations in prices

 .  Delays in settling foreign securities transactions

 .  Higher costs for holding shares (custodial fees)

 .  Higher transaction costs

 .  Vulnerability to seizure and taxes

 .  Political instability and small markets

 .  Different market trading days

 .  Forward foreign currency contracts for hedging

                                 Prospectus 23

 .  Emerging Markets Risk

Investing in the securities of issuers located in or principally doing business in emerging markets bear foreign risks as discussed above. In addition, the risks associated with investing in emerging markets are often greater than investing in developed foreign markets. Specifically, the economic structures in emerging markets countries are less diverse and mature than those in developed countries, and their political systems are less stable. Investments in emerging markets countries may be affected by national policies that restrict foreign investments. Emerging market countries may have less developed legal structures, and the small size of their securities markets and low trading volumes can make investments illiquid and more volatile than investments in developed countries. As a result, a portfolio investing in emerging market countries may be required to establish special custody or other arrangements before investing.

 .  Forward Foreign Currency Contracts

Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of portfolio securities decline.

Such hedging transactions preclude the opportunity for gain if the value of the hedging currency should rise. Forward contracts may, from time to time, be considered illiquid, in which case they would be subject to the portfolio's limitation on investing in illiquid securities.

If the portfolio manager's judgment of markets proves incorrect or the strategy does not correlate well with a portfolio's investment, the use of such hedging transactions could result in a loss regardless of whether the intent was to reduce risk or increase return and may increase a portfolio's volatility. In addition, in the event that non-exchange traded forward currency contracts are used, such transactions could result in a loss if the counterparty to the transaction does not perform as promised.

 .  Convertibles

As with all debt securities, the market value of convertibles tends to decline as interest rates increase and, conversely, to increase as the interest rates decline.

 .  Warrants and Rights

Warrants and rights may be considered more speculative than certain other types of investments because they do not entitle a holder to the dividends or voting rights for the securities that may be purchased. They do not represent any rights in the assets of the issuing company.

Also, the value of a warrant or right does not necessarily change with the value of the underlying securities. A warrant or right ceases to have value if it is not exercised prior to the expiration date.

 .  Depositary Receipts

Depositary receipts represent interests in an account at a bank or trust company which holds equity securities. They are subject to some of the same risks as direct investments in foreign securities, including currency risk. The regulatory requirements with respect to depositary receipts that are issued in sponsored and unsponsored programs are generally similar, but the issuers of unsponsored depositary receipts are not obligated to disclose material information in the U.S., and, therefore, such information may not be reflected in the market value of the depositary receipts.

 .  Established Company Stocks (Great Companies -- Global/2/)

Because domestic companies in which this portfolio invests must have been in existence for at least 50 years, and foreign companies must have been in existence for at least 15 years, certain sector stocks, which would otherwise present attractive investment opportunities, will not be selected for the portfolio.

 .  Proprietary Research

Proprietary forms of research may not be effective and may cause overall returns to be lower than if other forms of research are used.

 .  Technology Stocks

Securities of technology companies are strongly affected by worldwide scientific and technological developments and governmental policies, and, therefore, are generally more volatile than securities of companies not dependent upon or associated with technological issues. The entire

                                 Prospectus 24
value of the portfolio may decrease if the technology industry suffers a loss.

 .  Growth Investing Risk

Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A portfolio may underperform other portfolios that employ a different style. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. Growth-oriented funds typically will underperform when value investing is in favor.

You may lose money if you invest in any of the World Equity Portfolios.

                                    [GRAPHIC]

                                      Rook
      Investor Profiles

GE INTERNATIONAL EQUITY

For the investor who seeks long-term capital growth through foreign investments, and who is able to tolerate the significant risks in such investments.

GABELLI GLOBAL GROWTH

For the investor who is a long-term investor and who seeks growth of capital in a diversified portfolio of stocks of companies located inside and outside the United States.

GREAT COMPANIES -- GLOBAL/2/

For the investor who seeks capital growth without being limited to investments in U.S. securities, and who can tolerate the risks associated with foreign investing.

JANUS GLOBAL

For the investor who seeks capital growth without being limited to investments in U.S. securities, and who can tolerate the significant risks associated with foreign investing.

                                 Prospectus 25

                                    [GRAPHIC]

                                    Bar Chart
      Portfolio Performance

The bar charts and tables below give an indication of the portfolios' risks and performance. The charts show changes in a portfolio's performance from year to year. The performance calculations do not reflect charges or deductions under the policies or the annuity contracts. These fees and expenses would lower investment performance. The tables show how a portfolio's average annual returns for the periods indicated compare to those of a broad measure of market performance. Because the Gabelli Global Growth and Great Companies -- Global/2/ commenced operations in September 2000, performance history for those portfolios is not included.

When you consider this information, please remember that a portfolio's performance in past years is not necessarily an indication of how a portfolio will do in the future.

 GE INTERNATIONAL EQUITY
                                    [CHART]

                            GE International Equity
--------------------------------------------

Highest and Lowest Return
(Quarterly 1997-2000)
------------------------------
                   Quarter Ended
Highest    22.87 %   12/31/99
Lowest    (17.69)%    9/30/98

--------------------------------------------

Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------------
                                       Since
                                     Inception
                         1 Year  (January 2, 1997)
GE International Equity (14.99)%       6.55%
Morgan Stanley Capital
  International-Europe,
  Asia & Far East Asia
  Index (MSCI-EAFE)     (13.96)%       7.70%

--------------------------------------------
 JANUS GLOBAL
                                    [CHART]

                                  Janus Global
--------------------------------------------

Highest and Lowest Return
(Quarterly 1993-2000)
------------------------------
                   Quarter Ended
Highest    46.11 %   12/31/99
Lowest    (16.52)%    9/30/98

--------------------------------------------

Average Annual Total Returns
(through December 31, 2000)
---------------------------------------------------
                                       Since
                                     Inception
                 1 Year  5 Years (December 3, 1992)
Janus Global    (17.55)% 22.71%        21.15%
Morgan Stanley
  Capital
  International
  World Index
  (MSCIW)       (12.92)% 12.53%        16.05%

--------------------------------------------

                                 Prospectus 26

GROWTH EQUITY PORTFOLIOS


GREAT COMPANIES -- TECHNOLOGY/SM/ (formerly WRL Great Companies --
Technology/SM/)

JANUS GROWTH (formerly WRL Janus Growth)

LKCM CAPITAL GROWTH (formerly WRL LKCM Capital Growth)

GOLDMAN SACHS GROWTH (formerly WRL Goldman Sachs Growth)

GE U.S. EQUITY (formerly WRL GE U.S. Equity)

GREAT COMPANIES -- AMERICA/SM/ (formerly WRL Great Companies -- America/SM/)

SALOMON ALL CAP (formerly WRL Salomon All Cap)

C.A.S.E. GROWTH (formerly WRL C.A.S.E. Growth)

DREYFUS MID CAP (formerly WRL Dreyfus Mid Cap)

NWQ VALUE EQUITY (formerly WRL NWQ Value Equity)

This Risk/Return Summary briefly describes each Growth Equity Portfolio of the Fund and the principal risks of investing in the portfolios. For further information on these portfolios, please read the section entitled "Explanation of Strategies and Risks," beginning on page 52, and the Fund's SAI.

[GRAPHIC]

      Objectives                     Target


GREAT COMPANIES -- TECHNOLOGY/SM/

This portfolio seeks long-term growth of capital.

JANUS GROWTH

This portfolio seeks growth of capital.

LKCM CAPITAL GROWTH

This portfolio seeks long-term growth of capital through a disciplined investment approach focusing on companies with superior growth prospects.

GOLDMAN SACHS GROWTH

This portfolio seeks long-term growth of capital.

GE U.S. EQUITY

This portfolio seeks long-term growth of capital.

GREAT COMPANIES -- AMERICA/SM/

This portfolio seeks long-term growth of capital.

SALOMON ALL CAP

This portfolio seeks capital appreciation.

C.A.S.E. GROWTH

This portfolio seeks annual growth of capital through investment in companies whose management, financial resources and fundamentals appear attractive on a scale measured against each company's present value.

DREYFUS MID CAP

This portfolio seeks total investment returns (including capital appreciation and income) which consistently outperform the S&P 400 Mid Cap Index.

NWQ VALUE EQUITY

This portfolio seeks to achieve maximum, consistent total return with minimum risk to principal.


  What is a Growth Equity Portfolio?

  Each growth equity portfolio invests in the common stock of companies that offer potentially rising share prices. These portfolios seek to provide capital appreciation (a rise in share price) rather than steady income.


                                 Prospectus 27

                                    [GRAPHIC]

                                      Rook
      Policies and Strategies


GREAT COMPANIES -- TECHNOLOGYSM

The portfolio's sub-adviser, Great Companies, L.L.C. (Great Companies), seeks to achieve the portfolio's objective by investing principally in:

 . Common stocks of companies that offer technology- or communications-related products, capital goods and services

The portfolio seeks to invest in stocks of large, established, United States-based companies that rely extensively on technology or communication advances in their product development or operations, and have benefited from technological or communications in their operating history. Stocks for this portfolio are selected by Great Companies from a group of companies that it has identified, in its opinion, as being a "great company."

To be considered a "great company" candidate by the sub-adviser, the sub-adviser will initially determine if a company meets certain of the following criteria: have a market cap in excess of $15 billion; be highly regarded by management experts; be incorporated in the U.S.; be publicly traded; have been in business 15 years or more; be engaged in what the sub-adviser considers to be "terrific technology businesses"; have a "protective barrier" such as superior business franchises; consider employees to be the company's most valuable asset; have, in the sub-adviser's opinion, "world class management"; deliver outstanding returns to shareholders; be a global company (40% of revenues from non-U.S. operations); and, in the sub-adviser's opinion, be able to convert changes into opportunities. Each company's common stock must have outperformed the S&P 500 over the ten year period ending December 31, 1998. The sub-adviser will use the NASDAQ Composite Index as the performance benchmark for the portfolio.

Companies identified by the sub-adviser for selection to the portfolio may fall outside of the initial screening process. The final selection of companies identified by the stock selection process and the addition of such companies to the portfolio, is at the sole discretion of the sub-adviser, irrespective of the stock screening process or methods used.
To determine a company in which the portfolio should invest, Great Companies also uses Intrinsic Value investing. Intrinsic Value is the discounted value of the cash that can be taken out of a business during its remaining life. It is an estimate rather than a precise figure, and changes when interest rates move or when forecasts of future cash flows are revised.

Great Companies monitors changes in each company's Intrinsic Value over a twelve to eighteen month period. It then determines a company's Intrinsic Value Momentum (IVM), which is a measurement of the rate at which a company is increasing or decreasing its Intrinsic Value. Great Companies looks at the trading price of the stock and compares it to its Intrinsic Value calculation. If a stock appears to be significantly overvalued in the market and its IVM is flat or declining when compared to the Intrinsic Value calculation, Great Companies does not invest in the stock or, if the portfolio has already invested in the company, may reduce its position in the stock. When a company's stock share price drops well below the Intrinsic Value calculation and its IVM is rising, Great Companies will normally invest in the company or, if the portfolio has already invested in the company, attempt to buy more shares.

The companies chosen by Great Companies will vary over time and Great Companies will add and subtract from its list of "great companies" based on its evaluation process. It is the opinion of Great Companies that, over the long-term, stocks selected through its evaluation process will continue to outperform the various benchmarks.

Because stock selections are limited to the companies identified as being a "great company" by Great Companies, the portfolio is non-diversified.

JANUS GROWTH

The Portfolio's sub-adviser, Janus Capital Corporation (Janus), seeks to achieve the portfolio's objective by investing principally in:

 .  Common stocks

The portfolio's strategy is to invest almost all of its assets in common stock at times when Janus believes the market environment favors such investing.

                                 Prospectus 28

Janus generally takes a "bottom-up" approach to building the stock portfolio. In other words, Janus seeks to identify individual companies with earnings growth potential that may not be recognized by the stock market at large.

Although themes may emerge in the portfolio, securities are generally selected without regard to any defined industry sector or other similarly defined selection procedure. Realization of income is not a significant investment consideration for the portfolio and any income realized on the portfolio's investments is incidental to its objective.

Janus may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse market conditions exist. This may be inconsistent with the portfolio's principal investment strategies. Under these circumstances, the portfolio may be unable to achieve its investment objective.

LKCM CAPITAL GROWTH

The Portfolio's sub-adviser, Luther King Capital Management Corporation (LKCM), seeks to achieve the portfolio's objective by investing principally in:

 .  Common stocks

The LKCM strategy is a "bottom-up" (please see page 5 for a definition of bottom-up), fundamental approach to selecting securities, generally favoring companies that demonstrate one or more of the following attributes:

 .  Strong management with shareholder-oriented incentives

 .  High and improving returns on invested capital

 .  Above average sales, cash flow and/or earnings growth

 .  Proven ability to deliver consistent and predictable growth

 . Solid balance sheet, financial and accounting policies, and overall financial strength

 .  Sustainable competitive advantages

 .  Demonstrated pricing flexibility

LKCM's strategy is to invest in what the sub-adviser considers to be good businesses, in attractive industries, at fair prices.

LKCM may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist. This may be inconsistent with the portfolio's principal investment strategies. Under these circumstances, the portfolio may be unable to achieve its investment objective.

GOLDMAN SACHS GROWTH

The portfolio's sub-adviser, Goldman Sachs Asset Management (GSAM), seeks to achieve the portfolio's objective by investing principally in:

 .  Stocks

The portfolio invests, under normal circumstances, at least 90% of total assets in a diversified portfolio of equity securities that are considered by GSAM to have long-term capital appreciation potential. Although the portfolio will invest primarily in publicly traded U.S. securities, it may invest up to 10% of its total assets in foreign securities, including securities of issuers in emerging (developing) countries and securities quoted in foreign currencies.

Stocks for this portfolio are selected based on their prospects for above-average growth. GSAM will select securities of growth companies trading, in GSAM's opinion, at a reasonable price relative to other industries, competitors and historical price/earnings multiples.

In order to determine whether a security has favorable growth prospects, GSAM ordinarily looks for one or more of the following characteristics in relation to the security's prevailing price:

 .  Prospects for above average sales and earnings growth per share

 .  High return on invested capital

 .  Free cash flow generation

 . Sound balance sheet, financial and accounting policies, and overall financial strength

 .  Strong competitive advantages

 .  Effective research, product development, and marketing


                                 Prospectus 29

 .  Pricing flexibility

 .  Strength of management

 . General operating characteristics that will enable the company to compete successfully in its marketplace

The portfolio generally will invest in companies whose earnings are believed to be in a relatively strong growth trend, or, to a lesser extent, in companies in which significant further growth is not anticipated, but whose market value per share is thought to be undervalued.

GSAM may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist. This may be inconsistent with the portfolio's principal investment strategies. Under these circumstances, the portfolio may be unable to achieve its investment objective.

GE U.S. EQUITY

The portfolio's sub-adviser, GE Asset Management Incorporated (GEAM), seeks to meet the portfolio's investment objective by investing primarily in:

 .  Common stocks of U.S. companies

GEAM uses a Multi-Style(R) investment strategy that combines growth and value investment management styles. As a result, the portfolio has characteristics similar to the Standard & Poor's 500 Composite Stock Index, including capital appreciation and income potential. Stock selection is key to the performance of the portfolio.

Through fundamental company research, the portfolio managers seek to identify securities of large companies with characteristics such as: attractive valuations, financial strength and high quality management focused on generating shareholder value.

The portfolio may, to a lesser extent, invest in equity securities other than common stocks (including preferred securities, depositary receipts such as ADRs, EDRs and GDRs, convertible securities, and rights and warrants) foreign securities, debt securities or other securities, and use various investment techniques and investment strategies in pursuit of its investment objective. GREAT COMPANIES -- AMERICASM

The portfolio's sub-adviser, Great Companies, L.L.C. (Great Companies), seeks to achieve the portfolio's objective by investing principally in:

 .  Large-cap stocks

The portfolio seeks to invest in common stocks of large, established, United States-based companies. Stocks for this portfolio are selected by Great Companies from a group of companies that it has identified, in its opinion, as being a "great company."
To be considered a "great company" candidate by the sub-adviser, the sub-adviser will initially determine if a company meets certain of the following criteria: have a market cap in excess of $15 billion; be highly regarded by management experts; be incorporated in the U.S.; be publicly traded; be engaged in what the sub-adviser considers to be "terrific businesses"; have a "protective barrier" such as superior business franchises; have been in business for at least 50 years and survived the founder; consider employees to be the company's most valuable asset; have, in the sub-adviser's opinion, "world class management"; deliver outstanding returns to shareholders; be a global company (40% of revenues from non-U.S. operations); and, in the sub-adviser's opinion, be able to convert changes into opportunities. Each company's common stock must have consistently outperformed the S&P 500 over the ten-year period ending December 29, 2000. The sub-adviser will use the S&P 500 as the performance benchmark for the fund.

Companies identified by the sub-adviser for selection to the portfolios may fall outside of the initial screening process. The final selection of companies identified by the stock selection process and the addition of such companies to the portfolio, is at the sole discretion of the sub-adviser, irrespective of the stock screening process or methods used.

To determine which "great company" in which the portfolio should invest, Great Companies uses Intrinsic Value investing. Intrinsic Value is the discounted value of the cash that can be taken out of a business during its remaining life. It is an estimate rather than a precise figure, and changes when interest rates move or when forecasts of future cash flows are revised. Please see page 56 for a complete description of Intrinsic Value investing.

                                 Prospectus 30

Because stock selections are limited to the companies identified as being a "great company" by Great Companies, the portfolio is non-diversified.

SALOMON ALL CAP

The portfolio's sub-adviser, Salomon Brothers Asset Management Inc (SaBAM), seeks to achieve the portfolio's investment objective by investing principally in:

 .  Common stocks

 .  Convertible securities

To a lesser extent, the portfolio may invest in:

 .  Cash and cash equivalents

This portfolio is non-diversified. The portfolio will primarily invest in common stocks, or securities convertible into or exchangeable for common stocks, such as convertible preferred stocks or convertible debentures.

The portfolio's classification as "non-diversified" under the 1940 Act means that the portfolio has the ability to take larger positions in a smaller number of issuers. However, to meet federal tax requirements, at the close of each quarter the portfolio may not have more than 25% of its total assets invested in any one issuer and, with respect to 50% of its total assets, not more than 5% of its total assets invested in any one issuer.

In seeking capital appreciation, the portfolio may purchase securities of: seasoned issuers; small companies; newer companies; and new issues. The portfolio may be subject to wide fluctuations in market value. Portfolio securities may have limited marketability or may be widely and publicly traded.

SaBAM anticipates that the portfolio's investments generally will be in securities of companies which it considers to reflect some or all of the following characteristics:

 .  Undervalued share prices

 . Special situations such as existing or possible changes in management or management policies, corporate structure or control, capitalization, regulatory environment, or other circumstances which could be expected to favor earnings or market price of such company's shares

 . Growth potential due to technological advances, new methods in marketing or production, new or unique products or services, changes in demands for products or services or other significant new developments

SaBAM purchases securities that it believes can be accurately valued, examining cash flow and management's use of cash. SaBAM looks for securities that it believes have a catalyst for price appreciation. Only those companies that pass SaBAM's strict in-depth analysis and debate are eligible for inclusion in the portfolio.

SaBAM uses a "bottom-up," fundamental research process to select the portfolio's securities. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market.

SaBAM may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist. This may be inconsistent with the portfolio's principal investment strategies. Under these circumstances, the portfolio may be unable to pursue its investment objective.

C.A.S.E. GROWTH

The portfolio's sub-adviser, C.A.S.E. Management, Inc. (C.A.S.E.), seeks to achieve the portfolio's investment objective by investing principally in:

 .  Common stocks

 .  Preferred stocks

 .  Convertible stocks

Using proprietary forms of research, C.A.S.E. selects companies after evaluating the current economic cycle, and identifying potentially attractive sectors, industries and company-specific circumstances.

C.A.S.E. blends both the growth and value styles of investing. It seeks large-cap and mid-cap companies with strong fundamentals, rising earnings growth rates, improving operating margins, meaningful institutional support and managements who are buying large amounts of their own company's shares.

                                 Prospectus 31

The portfolio's assets are invested in companies whose stocks are traded on national exchanges or over-the-counter markets. C.A.S.E. focuses on companies that are fundamentally strong compared to other companies in the same industry, the same sector and the broad market.

C.A.S.E. applies its proprietary forms of research to companies that exhibit superior products and above-average growth rates along with sound management and financials.

Each company selected for the portfolio is monitored against more than two dozen measures of financial strength, including:

 .  Insiders' activity

 .  Market style leadership

 .  Earnings surprise

 .  Analysts' change in earnings projections

 .  Return on equity

 .  5-year earnings-per-share growth rate

 .  Price-earnings ratio

 .  Price-to-book ratio

 .  Price-to-cash flow

 .  Institutional activity and holdings

 .  Relative strength price change

 .  Price-to-200-day moving average

 .  Price-to-historical rising inflation

 .  Price-to-declining U.S. dollar

 .  Earnings projected change

 .  Quarterly earnings per-share growth rate

Stocks are sold when C.A.S.E. views them as overvalued, or when C.A.S.E. feels the stocks have lost their strong fundamentals.

In seeking to achieve the investment objective of the portfolio, C.A.S.E. will make investment decisions without giving consideration to the turnover rate of the portfolio. As a result, the turnover rate of the portfolio may be higher than other comparable portfolios. Consequently, the portfolio may incur higher transaction related expenses than portfolios that do not engage in frequent trading.

DREYFUS MID CAP

The portfolio's sub-adviser, The Dreyfus Corporation (Dreyfus), seeks to achieve the portfolio's investment objective by investing principally in:

 .  Common stocks of medium capitalization companies

To a lesser extent, Dreyfus may invest portfolio assets in:

 . Common stocks of large and small capitalization companies, including emerging (developing) and cyclical growth companies

Dreyfus seeks to have a diversified portfolio of the common stocks of mid-capitalization companies which offer above-average potential for appreciation based on its multi-factor evaluation approach. The multi-factor evaluation approach centers around the ability to identify and dynamically weigh the fundamental characteristics driving current market returns, and to construct portfolios by actively selecting stocks possessing positive exposure to these preferred characteristics.

Generally, the factors which drive the investment process can be classified into three categories:

 .  Earnings revision indicators

 .  Company financial attributes

 .  Value-based measures

NWQ VALUE EQUITY

The portfolio's sub-adviser, NWQ Investment Management Company, Inc. (NWQ), seeks to achieve its objective by investing principally in:

 .  Common stocks

To a lesser extent, NWQ may invest portfolio assets in:

 .  Money market and short-term instruments (Treasury Bills)

 .  ADRs and exchange listed foreign stocks

NWQ employs a value-oriented approach to investing, utilizing a "bottom-up" discipline and invests in undervalued companies where catalysts exist to unlock value or improve profitability.

                                 Prospectus 32

NWQ uses statistical measures to look for above-average stock valuations, screening for below-average price-to-earnings and price-to-book ratios, above-average dividend yields and strong financial stability.

In addition, NWQ uses normalized earnings to value cyclical companies, focuses on quality of earnings, and looks for investment in relative value. The portfolio is diversified across industries and sectors with strong long-term fundamentals. NWQ's selection process focuses on companies that are beneficiaries of restructurings or consolidations, as well as those with strong management.

The portfolio consists primarily of mid-capitalization to large capitalization companies. NWQ considers the following when making a security selection:

 .  Below-average price-to-earnings ratios

 .  Below-average price-to-book

 .  Strong financial stability

 .  Industries/sectors with strong long-term fundamentals

 .  Leading/strong market positions

 . Uses earnings averaged over both strong and weak periods in evaluating cyclical companies

                                    [GRAPHIC]

                                    Caution
      Risks

The principal risks of investing in Growth Equity Portfolios that may adversely affect your investment are described below. (Not all of these risks apply to each Growth Equity Portfolio. See the chart below for the principal risks of your portfolio.) Please note that there are many other circumstances which could adversely affect your investment and prevent a portfolio from achieving its objective, which are not described here. Please refer to the section entitled "Explanation of Strategies and Risks," beginning on page 52, and the Fund's SAI for more information about the risks associated with investing in the Growth Equity Portfolios.
                                PRINCIPAL RISKS
                           GROWTH EQUITY PORTFOLIOS

                           Great       LKCM          Goldman            Great                               NWQ
                       Companies --   Capital Janus   Sachs  GE U.S. Companies -- Salomon C.A.S.E. Dreyfus Value
RISKS                  Technology/SM/ Growth  Growth Growth  Equity  America/SM/  All Cap  Growth  Mid Cap Equity
-----                  -------------  ------- ------ ------- ------- ------------ ------- -------- ------- ------
Non-Diversification          X                                            X          X
Stocks                       X           X      X       X       X         X          X       X        X      X
Medium Sized Companies                   X
Foreign Securities                       X      X                                            X        X
Emerging Markets Risk                    X      X
Convertibles                 X                  X       X                 X                  X
Proprietary Research         X                                  X         X
Style Risk                   X           X      X       X       X         X                  X        X      X
Futures and Options                      X                                                            X
Depositary Receipts                                                                          X
Warrants & Rights                        X
Technology Stocks            X

 .  Non-Diversification

To the extent a portfolio invests a greater proportion of its assets in the securities of a smaller number of issuers, it may be more susceptible to any single economic, political or regulatory occurrence than a more widely diversified portfolio and may be subject to greater risk of loss with respect to its portfolio securities.
 .  Stocks

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries, or the securities market as a whole.

                                 Prospectus 33

Because the stocks the portfolio holds fluctuate in price, the value of your investment in the portfolio may go up and down.

 .  Medium- and Small-Sized Companies

These companies present additional risks because their earnings may be less predictable, their share price more volatile, and their securities less liquid than larger more established companies.

 .  Foreign Securities

Investments in foreign securities involve risks relating to political, social and economic developments abroad as well as risks resulting from differences in regulations to which U.S. and foreign issuers and markets are subject. These risks include:

 .  Changes in currency values

 .  Currency speculation

 .  Currency trading costs

 .  Different accounting and reporting practices

 .  Less information available to the public

 .  Less (or different) regulation of securities markets

 .  More complex business negotiations

 .  Less liquidity

 .  More fluctuations in market prices

 .  Delays in settling foreign securities transactions

 .  Higher costs for holding foreign securities (custodial fees)

 .  Higher transaction costs

 .  Vulnerability to seizure and taxes

 .  Political instability and small markets

 .  Different market trading days

 .  Emerging Markets Risk

Investing in the securities of issuers located in or principally doing business in emerging markets bear foreign risks as discussed above. In addition, the risks associated with investing in emerging markets are often greater than investing in developed foreign markets. Specifically, the economic structures in emerging markets countries are less diverse and mature than those in developed countries, and their political systems are less stable. Investments in emerging markets countries may be affected by national policies that restrict foreign investments. Emerging market countries may have less developed legal structures, and the small size of their securities markets and low trading volumes can make investments illiquid and more volatile than investments in developed countries. As a result, a portfolio investing in emerging market countries may be required to establish special custody or other arrangements before investing.

 .  Convertibles

As with all debt securities, the market value of convertibles tends to decline as interest rates increase and, conversely, increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock.

 .  Proprietary Research

Proprietary forms of research may not be effective and may cause overall returns to be lower than if other forms of research are used.

 .  Style Risk

Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A portfolio may underperform other portfolios that employ a different style. A portfolio also may employ a combination of styles that impact its risk characteristics. Examples of different styles include growth and value investing, as well as those focusing on large, medium, or small company securities.

 . Growth Investing Risk Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. Growth oriented funds will typically underperform when value investing is in favor.

 .  Futures and Options

Futures and options involve additional investment risks and transactional costs, and draw upon skills and

                                 Prospectus 34
experience which are different than those needed to pick other securities. Special risks include:

 .  Inaccurate market predictions

 .  Imperfect correlation

 .  Illiquidity

 .  Tax considerations

The portfolios are not required to hedge their investments.

 .  Warrants and Rights

Warrants and rights may be considered more speculative than certain other types of investments because they do not entitle a holder to the dividends or voting rights for the securities that may be purchased. They do not represent any rights in the assets of the issuing company.

Also, the value of a warrant or right does not necessarily change with the value of the underlying securities. A warrant or right ceases to have value if it is not exercised prior to the expiration date.

 .  Depositary Receipts

Depositary receipts represent interests in an account at a bank or trust company which holds equity securities. They are subject to some of the same risks as direct investments in foreign securities, including currency risk. The regulatory requirements with respect to depositary receipts that are issued in sponsored and unsponsored programs are generally similar, but the issuers of unsponsored depositary receipts are not obligated to disclose material information in the U.S., and, therefore, such information may not be reflected in the market value of the depositary receipts.

 .  Technology Stocks

Securities of technology companies are strongly affected by worldwide scientific and technological developments and governmental policies, and, therefore, are generally more volatile than securities of companies not dependent upon or associated with technological issues. The entire value of the portfolio may decrease if the technology industry suffers a loss.

You may lose money if you invest in any of the Growth Equity Portfolios.
                                    [GRAPHIC]

                                      Rook
      Investor Profiles

GREAT COMPANIES -- TECHNOLOGY/SM/

For the investor who is willing to accept the higher risk of loss inherent in a portfolio that invests in technology company securities which may be strongly affected by worldwide scientific and technological developments and governmental policies, in exchange for the potential of greater capital appreciation.

LKCM CAPITAL GROWTH

For the investor who seeks capital growth in a diversified stock portfolio and who is comfortable with fluctuations in value.

JANUS GROWTH

For the investor who wants capital growth in a broadly diversified stock portfolio, and who can tolerate significant fluctuations in value.

GOLDMAN SACHS GROWTH

For the investor who seeks long-term growth of capital and who can tolerate fluctuations inherent in stock investing.

GE U.S. EQUITY

For the investor who seeks long-term growth from a diversified portfolio that combines "value" and "growth" investment management styles. As a result, the portfolio will have characteristics similar to the S&P 500. The investor should be comfortable with the price fluctuations of a stock portfolio and be willing to accept higher short-term risk for potential long-term returns.

GREAT COMPANIES -- AMERICA/SM/

For the investor who seeks long-term growth of capital and who can tolerate fluctuations inherent in stock investing.

                                 Prospectus 35

SALOMON ALL CAP

For the investor who wants long-term growth of capital and who can tolerate the risks of a non-diversified portfolio and fluctuations in their investment.

C.A.S.E. GROWTH

For the investor who seeks growth on a quarterly basis, but wants a diversified portfolio that seeks to have investments in companies that have below market risk characteristics. The investor should be comfortable with the price fluctuations of a stock portfolio.

DREYFUS MID CAP

For the investor who seeks total returns exceeding the S&P 400 Mid Cap Index and who can tolerate fluctuations inherent to mid-cap stock investing.

NWQ VALUE EQUITY

For the investor who seeks both capital preservation and long-term capital appreciation and who can tolerate fluctuations inherent in stock investing.

                                 Prospectus 36

GROWTH EQUITY PORTFOLIOS (C0NTINUED)



      Portfolio Performance         [GRAPHIC]

                                    Bar Chart

The bar charts and tables below give an indication of the portfolios' risks and performance. The charts show changes in a portfolio's performance from year to year. The performance calculations do not reflect charges or deductions under the policies or the annuity contracts. These fees and expenses would lower investment performance. The tables show how a portfolio's average annual returns for the periods indicated compare to those of a broad measure of market performance.

Because Great Companies -- America/SM/ and Great Companies -- Technology/SM/ commenced operations in May, 2000, and LKCM Capital Growth commenced operations in December, 2000, their performance history is not included.

When you consider this information, please remember that a portfolio's performance in past years is not necessarily an indication of how a portfolio will do in the future.

 JANUS GROWTH

                                    [CHART]

                                  Janus Growth
--------------------------------------------

Highest and Lowest Return
(Quarterly 1991-2000)
---------------------------------
                   Quarter Ended
Highest     33.08%   12/31/99
Lowest    (26.94)%   12/31/00

--------------------------------------------

Average Annual Total Returns
(through December 31, 1999)
--------------------------------------------------
                         1 Year  5 Years 10 Years
Janus Growth            (28.94)% 20.94%   19.49%
S&P 500 Composite Stock
  Index                  (9.10)% 18.33%   17.46%

--------------------------------------------
 GE U.S. EQUITY

                                    [CHART]

                                 GE U.S. Equity
--------------------------------------------

Highest and Lowest Return
(Quarterly 1997-2000)
---------------------------------
                   Quarter Ended
Highest    19.59 %   12/31/98
Lowest    (10.14)%    9/30/98

                                   --------------------------------------------

Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------
                                Since
                              Inception
                  1 Year  (January 2, 1997)
GE U.S. Equity    (0.79)%      16.39%
S&P 500 Composite
  Stock Index     (9.10)%      17.21%

--------------------------------------------

                                 Prospectus 37

 C.A.S.E GROWTH
                                    [CHART]

                                C.A.S.E. Growth

                        ------------------------------
                        Highest and Lowest Return
                        (Quarterly 1996-2000)
                        ------------------------------
                                           Quarter Ended
                        Highest    26.60 %   12/31/98
                        Lowest    (22.50)%    9/30/98

--------------------------------------------

               Average Annual Total Returns
               (through December 31, 2000)
               --------------------------------------------------
                                                        Since
                                                      Inception
                                    1 Year  5 Years (May 1, 1995)
               C.A.S.E. Growth     (20.72)%  8.00%     10.63%
               Wilshire 5000 Total
                 Market Index      (10.89)% 16.68%     18.67%

--------------------------------------------
                                   --------------------------------------------
 NWQ VALUE EQUITY
                                    [CHART]

                                NWQ Value Equity
                                   --------------------------------------------

                        Highest and Lowest Return
                        (Quarterly 1997-2000)
                        ------------------------------
                                           Quarter Ended
                        Highest    16.23 %    6/30/99
                        Lowest    (17.95)%    9/30/98

--------------------------------------------
                                   --------------------------------------------

                    Average Annual Total Returns
                    (through December 31, 2000)
                    ---------------------------------------
                                                  Since
                                                Inception
                                      1 Year  (May 1, 1996)
                    NWQ Value Equity  15.19 %    11.69%
                    S&P 500 Composite
                      Stock Index     (9.10)%    18.04%

--------------------------------------------

                                 Prospectus 38

SALOMON ALL CAP
                                    [CHART]

                                Salomon All Cap

--------------------------------------------
Highest and Lowest Return
(Quarterly 1999-2000)
--------------------------------------------

               Quarter Ended
Highest 12.61%    3/31/00
Lowest   0.13%   12/31/00

--------------------------------------------
Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------

                                Since
                              Inception
                   One Year (May 3, 1999)
Salomon All Cap    18.30 %      20.69%
Russell 3000 Index (7.46)%       2.11%

--------------------------------------------

 GOLDMAN SACHS GROWTH
                                    [CHART]

                              Goldman Sachs Growth

--------------------------------------------
Highest and Lowest Return
(Quarterly 1999-2000)
--------------------------------------------

                Quarter Ended
Highest  2.13 %    3/31/00
Lowest  (8.13)%   12/31/00

--------------------------------------------
Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------

                                     Since
                                   Inception
                        One Year (May 3, 1999)
Goldman Sach Growth     (8.02)%      4.78%
S&P 500 Composite Stock
  Index                 (9.10)%       .54%

--------------------------------------------

                                 Prospectus 39

 DREYFUS MID CAP
                                    [CHART]

                                Dreyfus Mid Cap

--------------------------------------------
Highest and Lowest Return
(Quarterly 2000)
--------------------------------------------

                Quarter Ended
Highest 11.85 %    3/31/00
Lowest  (3.43)%   12/31/00

--------------------------------------------
Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------

                                          Since
                                        Inception
                              One Year May 3, 1999
Dreyfus Mid Cap                12.92%     12.17%
S&P 400 Composite Stock Index  17.51%     18.91%

--------------------------------------------

                                 Prospectus 40

BALANCED PORTFOLIOS

T. ROWE PRICE DIVIDEND GROWTH (formerly WRL T. Rowe Price Dividend Growth)

TRANSAMERICA VALUE BALANCED (formerly WRL Dean Asset Allocation)

LKCM STRATEGIC TOTAL RETURN (formerly WRL LKCM Strategic Total Return)

J.P. MORGAN REAL ESTATE SECURITIES (formerly WRL J.P. Morgan Real Estate Securities)

FEDERATED GROWTH & INCOME (formerly WRL Federated Growth & Income)

AEGON BALANCED (formerly WRL AEGON Balanced)

This Risk/Return Summary briefly describes each Balanced Portfolio of the Fund and the principal risks of investing in the portfolios. For further information on these portfolios, please read the section entitled "Explanation of Strategies and Risks," beginning on page 52, and the Fund's SAI.
                                    [GRAPHIC]

                                     Target
      Objectives

T. ROWE PRICE DIVIDEND GROWTH

This portfolio seeks to provide an increasing level of dividend income, long-term capital appreciation, and reasonable current income through investments primarily in dividend paying stocks.

TRANSAMERICA VALUE BALANCED

The objective of this portfolio is to seek preservation of capital and competitive investment returns.

LKCM STRATEGIC TOTAL RETURN

The objective of this portfolio is to provide current income, long-term growth of income and capital appreciation.

J.P. MORGAN REAL ESTATE SECURITIES

This portfolio seeks long-term total return from investments primarily in equity securities of real estate companies. Total return will consist of realized and unrealized capital gains and losses plus income.

FEDERATED GROWTH & INCOME

This portfolio seeks total return by investing in securities that have defensive characteristics. (These are securities that appear to have a low probability of significant price decline relative to the overall equity market. They also will, in the sub-adviser's view, generally have a comparatively low volatility in share price relative to the overall equity market.)

AEGON BALANCED

This portfolio seeks preservation of capital, reduced volatility, and superior long-term risk-adjusted returns.



  What is a Balanced Portfolio?

  A balanced portfolio generally tries to balance three different objectives: moderate long-term growth of capital, moderate income, and moderate stability in an investor's principal. To reach these goals, balanced portfolios invest in a mixture of stocks, bonds and money market instruments.

                                    [GRAPHIC]

                                      Rook
      Policies and Strategies

T. ROWE PRICE DIVIDEND GROWTH

The portfolio's sub-adviser, T. Rowe Price Associates, Inc. (T. Rowe Price), seeks to achieve the portfolio's objective by investing principally in:

 . Dividend-paying common stocks with favorable prospects for increasing dividends and long-term appreciation

To a lesser extent, T. Rowe Price may invest in:

 .  Foreign securities

 .  Futures

                                 Prospectus 41

T. Rowe Price typically invests at least 65% of total assets in common stocks of dividend-paying companies that it expects to increase their dividends over time and also provide long-term appreciation.

T. Rowe Price believes that a track record of dividend increases is an excellent indicator of financial health and growth prospects, and over the long-term, income can contribute significantly to total return. Dividends can also help reduce the portfolio's volatility during periods of market turbulence and help offset losses when stock prices are falling.

T. Rowe Price looks for stocks with sustainable, above-average growth in earnings and dividends, and attempts to buy them when they are temporarily out of favor or undervalued by the market. Holdings tend to be in large to medium-sized companies. In selecting investments, T. Rowe Price favors companies with one or more of the following:

 . Either a track record of, or the potential for, above-average earnings and dividend growth

 .  A competitive current dividend yield

 . A sound balance sheet and solid cash flow to support future dividend increases

 .  A sustainable competitive advantage and leading market position

 . Attractive valuations such as low price/earnings, price/cash flow, or price/dividend ratios yield

While the portfolio invests primarily in U.S. common stocks, T. Rowe Price may also purchase other securities including foreign securities (up to 25%), convertible securities, warrants, preferred stocks, and corporate and government debt when considered consistent with the portfolio's objective. Futures and options may be used for any number of reasons, including: managing the portfolio's exposure to securities prices and foreign currencies; to enhance income; to manage cash flows efficiently; or to protect the value of portfolio securities. If the portfolio uses futures and options, it is exposed to additional volatility and potential losses.

The portfolio may sell securities for a variety of reasons such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

The portfolio may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist (which is inconsistent with the portfolio's principal investment strategies). Under these circumstances, the portfolio may be unable to achieve its investment objective.

TRANSAMERICA VALUE BALANCED (FORMERLY, DEAN ASSET ALLOCATION)

PLEASE NOTE: At a Special Board of Trustees Meeting held on June 25, 2001, the Board voted to terminate the sub-advisory agreement (the "Agreement") between AEGON/Transamerica Fund Advisers, Inc. and Dean Investment Associates on behalf of Dean Asset Allocation. Per the terms of the Agreement, Dean's sub-advisory services terminated on August 24, 2001.

The Board selected Transamerica Investment Management, LLC ("TIM") as the new sub-adviser, subject to shareholder approval at a Special Shareholders' Meeting to be held on December 14, 2001. TIM is currently serving as sub-adviser pursuant to an interim sub-advisory agreement, which will expire the earlier of
(i) 150 days from commencement or (ii) approval by shareholders of a new sub-advisory contract. TIM and IMI are affiliated persons under the Investment Company Act of 1940.

The portfolio's sub-adviser, seeks to achieve the portfolio's investment objective by investing principally in:

 .  Income-producing common and preferred stocks

 . Debt obligations of U.S. issuers, some of which will be convertible into common stocks

 .  U.S. Treasury bonds, notes and bills

 .  Money market funds

 .  Covered call options and put options

In selecting stocks, the sub-adviser focuses on high-quality, liquid, large capitalization stocks, using a bottom-up screening process to identify stocks that are statistically undervalued. The sub-adviser's ultimate goal is to choose stocks whose price has been driven down by a market that has over-reacted to perceived risks. With this approach, the portfolio seeks to achieve a dividend income yield higher than that of the Russell 1000 Index, a widely recognized unmanaged index of market performance which measures the performance of the 1,000 largest

                                 Prospectus 42
companies in the Russell 3000 Index, which represents approximately 89% of the total market capitalization of the Russell 3000 Index. As of the latest reconstitution, the average market capitalization was approximately $9.9 billion; the median market capitalization was approximately $3.7 billion. The smallest company in the index had an approximate market capitalization of $1.4 billion.

The sub-adviser employs an investment technique called "asset allocation," which shifts assets from one class of investment to another (such as from equity to debt) when it anticipates changes in market direction.

The sub-adviser will seek to enhance returns in rising stock markets by increasing its allocation to equity, then protect itself in falling stock markets by reducing equity exposure and shifting into fixed-income investments, as well as into money market funds (up to 10% of total assets).

The sub-adviser has developed forecasting models to predict movements in the stock market for both short (12 to 18-month) and long (3 to 5-year) time periods. These models help compare the risks and rewards The sub-adviser anticipates in holding stocks versus debt instruments and money market funds. Such techniques may result in increased portfolio expenses such as brokerage fees.

Thus, the models determine when the sub-adviser is to "tactically" adjust the portfolio's asset allocation among stocks, bonds, U.S. debt obligations and money market funds.

LKCM STRATEGIC TOTAL RETURN

The portfolio's sub-adviser, Luther King Capital Management Corporation (LKCM), seeks to achieve the portfolio's investment objective by investing primarily in:

 .  Common stocks

 .  Corporate bonds

 .  Convertible preferred stocks

 .  Corporate convertible bonds

 .  U.S. Treasury Notes

The portfolio seeks to invest in a blend of equity and fixed-income securities to achieve a balance of capital appreciation and investment income while limiting volatility. The portfolio will also invest in convertible securities, which have both equity and fixed-income characteristics. In choosing such securities, LKCM looks for companies with strong fundamental characteristics. It considers factors such as:

 .  Balance sheet quality

 .  Cash flow generation

 .  Earnings and dividend growth record and outlook

 .  Profitability levels

In some cases, LKCM bases its selections on other factors. For example, some securities may be bought at an apparent discount to their appropriate value, with the anticipation that they'll increase in value over time.

The portfolio seeks to achieve an income yield greater than the average yield of the stocks in the S&P 500.

The portfolio invests mainly in the stocks and bonds of companies with established operating histories and strong fundamental characteristics. The majority of the stocks the portfolio buys will be listed on a national exchange or traded on NASDAQ or domestic over-the-counter markets.

LKCM closely analyzes a company's financial status and a security's valuation in an effort to control risk at the individual level. In addition, the growth elements of the portfolio's equity investments drive capital appreciation.

As part of its income-oriented strategy, LKCM expects to invest about 25% of the portfolio's assets in fixed-income securities, some of which will be convertible into common stocks, and no more than 20% of its assets in stocks that don't pay a dividend.

J.P. MORGAN REAL ESTATE SECURITIES

This portfolio's sub-adviser, J.P. Morgan Investment Management Inc. (J.P. Morgan), seeks to achieve the portfolio's objective by investing principally in equity securities of real estate companies which include:

 .  Common stocks

 .  Convertible securities

Under normal conditions, J.P. Morgan invests at least 65% of portfolio assets in real estate company securities. A company is considered to be a real estate company if at least 50% of its revenues or at least 50% of the market

                                 Prospectus 43
value of its assets is attributable to the ownership, construction, management or sale of residential, commercial or industrial real estate.

Securities selected by J.P. Morgan are purchased and sold based primarily on their dividend discount rates, coupled with our understanding of any critical short-term fundamental factors that might need to be considered in an investment decision. The two fundamental factors we focus on are earnings and dividend growth. In order to obtain projections of these factors, J.P. Morgan's analysts build detailed models which take into account other factors including sales margins and FFO multiples, that ultimately determine an individual company's cost of capital.

The portfolio may also invest in debt securities of real estate and non-real estate companies, mortgage-backed securities such as pass through certificates, real estate mortgage investment conduit (REMIC) certificates, and collateralized mortgage obligations (CMOs), or short-term debt obligations. However, the portfolio does not directly invest in real estate.

The portfolio is non-diversified under federal securities laws.

The portfolio's classification as "non-diversified" under the 1940 Act means that the portfolio has the ability to take larger positions in a smaller number of issuers. However, to meet federal tax requirements, at the close of each quarter the portfolio may not have more than 25% of its total assets invested in any one issuer and, with respect to 50% of its total assets, not more than 5% of its total assets invested in any one issuer.

FEDERATED GROWTH & INCOME

The portfolio's sub-adviser, Federated Investment Counseling (Federated), seeks to achieve the portfolio's objective by investing principally in:

 .  Common stocks

 .  Convertible securities

 .  REITs

 .  Fixed income securities

 .  Foreign securities

Federated seeks total return by investing primarily in common stocks that provide the opportunity for capital appreciation or high dividend income. Federated seeks capital appreciation by investing primarily in undervalued, overlooked common stocks. These securities are generally trading at low historical valuations relative to the market and to industry peers. To achieve high current income, Federated seeks to invest in securities that offer higher dividends than the overall market. Convertible stocks and bonds, real estate investment trusts and securities issued by utility companies are generally the types of securities that Federated may emphasize in order to enhance the portfolio's dividend income. Federated may also invest a portion of the portfolio's assets in securities of companies based outside the U.S. to diversify the portfolio's holdings and to gain exposure to the foreign market.

Federated attempts to invest in securities that have defensive characteristics, i.e., securities that appear to have a low volatility in share price relative to the overall equity market. Federated also may emphasize investments in equity securities that provide high dividend income, which generally are less volatile stocks. Federated also may allocate a portion of the portfolio's assets in cash or government securities when the markets appear to be overpriced.

To identify companies for portfolio investment, Federated uses a model which looks at a company's financial and earnings strength, management skill and business prospects, and at the prospect of comparatively low volatility in share price. In addition, Federated performs traditional fundamental and credit analyses to select the most promising companies for the portfolio. Federated may emphasize investments in certain industry sectors that offer securities that have these attributes. To determine the timing of purchases and sales of portfolio securities, Federated looks at recent stock price performance.

AEGON BALANCED

This portfolio's sub-adviser, AEGON USA Investment Management, Inc. (AIMI), seeks to achieve the portfolio's objective by investing principally in:

 .  Common stocks (primarily of domestic large cap companies)

 .  U.S. Treasuries -- A series and investment grade corporate bonds

 .  Convertible securities

                                 Prospectus 44

AIMI uses a top-down investment strategy to find stocks of medium to large capitalization companies that fit a value criteria. The process for selecting companies is based on fundamental analysis.

More specifically, AIMI looks at the industry structure, organizational structure, financial structure, and business prospects of each portfolio company. It then applies the analysis of these factors to financial forecasts which, in turn, drives the valuation of a company's stock. AIMI uses a two stage dividend discount model to value a company. Once AIMI initiates a position, it monitors and continually reassesses its prior analysis. When AIMI believes the price fully reflects its independent valuation or there is a significant change in the fundamentals of the company, the portfolio sells the security.

                                    [GRAPHIC]

                                    Caution
      Risks

The principal risks of investing in Balanced Portfolios that may adversely affect your investment are described below. (Not all of these risks apply to each Balanced Portfolio. See the chart below for the principal risks of your portfolio.) Please note that there are many other circumstances that could adversely affect your investment and prevent a portfolio from achieving its objective, which are not described here. Please refer to the section entitled "Explanation of Strategies and Risks," beginning on page 52 and the Fund's SAI for more information about the risks associated with investing in Balanced Portfolios.
                                PRINCIPAL RISKS
                              BALANCED PORTFOLIOS

                          T. Rowe
                           Price                                 J.P. Morgan
                          Dividend  Transamerica  LKCM Strategic Real Estate    Federated     AEGON
RISKS                      Growth  Value Balanced  Total Return  Securities  Growth & Income Balanced
-----                     -------- -------------- -------------- ----------- --------------- --------
Stocks                       X           X              X             X             X           X
Fixed-Income Securities                                 X                           X           X
Convertibles                 X                          X                           X           X
Real Estate Securities                                                X             X
Style Risk                   X
Quantitative Models                      X                            X
Futures and Options          X           X
Non-Diversified                                                       X
Foreign Securities           X                                                      X
Dividend-Paying Companies    X

 .  Stocks

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the short term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks a portfolio holds fluctuate in price, the value of your investment in a portfolio will go up and down.

 .  Fixed-Income Securities

The value of these securities may change daily based on changes in the interest rate, and other market conditions and factors. The risks include:

 .  Changes in interest rates

 .  Length of time to maturity

 .  Issuers defaulting on their obligations to pay interest or return principal

 .  Foreign Securities

Investments in foreign securities involve risks relating to political, social and economic developments abroad as well as risks resulting from differences in regulations to which U.S. and foreign issuers and markets are subject. These risks include:

 .  Changes in currency values

 .  Currency speculation

 .  Currency trading costs

 .  Different accounting and reporting practices

 .  Less information available to the public

                                 Prospectus 45

 .  Less (or different) regulation of securities markets

 .  More complex business negotiations

 .  Less liquidity

 .  More fluctuations in market prices

 .  Delays in settling foreign securities transactions

 .  Higher costs for holding foreign securities (custodial fees)

 .  Higher transaction costs

 .  Vulnerability to seizure and taxes

 .  Political instability and small markets

 .  Different market trading days

 .  Convertibles

As with all debt securities, the market value of convertibles tends to decline as interest rates increase and, conversely, to increase as interest rates decline.

 .  Real Estate Securities

Investments in the real estate industry are subject to risks associated with direct investment in real estate. These risks may include:

 .  Declining real estate value

 .  Risks relating to general and local economic conditions

 .  Over-building

 .  Increased competition for assets in local and regional markets

 .  Increases in property taxes

 .  Increases in operating expenses or interest rates

 .  Change in neighborhood value or the appeal of properties to tenants

 .  Insufficient levels of occupancy

 .  Inadequate rents to cover operating expenses

The performance of securities issued by companies in the real estate industry also may be affected by prudent management of insurance risks, adequacy of financing available in capital markets, competent management, changes in applicable laws and government regulations (including taxes) and social and economic trends.

 .  Futures and Options

Futures and options involve additional investment risks and transactional costs, and draw upon skills and experience which are different than those needed to pick other securities. Special risks include:

 .  Inaccurate market predictions

 .  Imperfect correlation

 .  Illiquidity

 .  Tax considerations

The portfolios are not required to hedge their investments.

 .  Quantitative Models

Securities selected using statistical models may result in incorrect asset allocations causing overall returns to be lower than if other methods of selection were used.

 .  Non-Diversified

To the extent a portfolio invests a greater proportion of its assets in the securities of a smaller number of issuers, it may be more susceptible to any single economic, political or regulatory occurrence than a more widely diversified portfolio and may be subject to greater risks of loss with respect to its portfolio securities.

 .  Style Risk -- Dividend-Paying Companies (T. Rowe Price Dividend Growth)

Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A portfolio may underperform other portfolios that employ a different style. A portfolio also may employ a combination of styles that impact its risk characteristics. Examples of different styles include growth and value investing, as well as those focusing on large, medium, or small company securities.

T. Rowe Price's emphasis on dividend-paying companies could result in significant investments in large-capitalization stocks. At times, stocks such as these may lag shares of smaller, faster-growing companies. Also, a company may reduce or eliminate its dividend. The portfolio's efforts to buy stocks that appear temporarily out of favor also carries the risk that a stock or group of stocks may remain out of favor for a long time and may continue to decline.

You may lose money if you invest in any of the Balanced Portfolios.

                                 Prospectus 46

                                    [GRAPHIC]

                                    Bar Chart
      Portfolio Performance


The bar charts and tables below give an indication of the portfolios' risks and performance. The charts show changes in a portfolio's performance from year to year. The performance calculations do not reflect charges or deductions under the policies or the annuity contracts. These fees and expenses would lower investment performance. The tables show how a portfolio's average annual returns for the periods indicated compare to those of a broad measure of market performance.

When you consider this information, please remember that a portfolio's performance in past years is not necessarily an indication of how a portfolio will do in the future.

 TRANSAMERICA VALUE BALANCED (FORMERLY, DEAN ASSET ALLOCATION)

                                    [CHART]

          Transamerica Value Balanced (formerly, Dean Asset Allocation)
--------------------------------------------
Highest and Lowest Return
(Quarterly 1995-2000)
--------------------------------------------

                                         Quarter Ended
                         Highest  9.03 %    6/30/97
                         Lowest  (7.87)%    9/30/99

--------------------------------------------
Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------

                                                         Since
                                                       Inception
                                    1 Year 5 Years (January 3, 1995)
           Dean Asset Allocation*   17.55%  9.90%        11.55%
           Lehman Brothers
            Intermediate U.S.
            Government/Credit
            Index                   10.12%  6.12%         7.60%
           Russell 1000 Value Index  7.01% 16.91%        20.25%

--------------------------------------------
*Effective August 24, 2001, this portfolio was named Transamerica Value Balanced and TIM became sub-adviser subject to shareholder approval at a Special Meeting on December 14, 2001.
 LKCM STRATEGIC TOTAL RETURN
                                    [CHART]

                          LKCM Strategic Total Return
--------------------------------------------
Highest and Lowest Return
(Quarterly 1994-2000)
--------------------------------------------

                                         Quarter Ended
                         Highest 13.06 %    6/30/97
                         Lowest  (8.05)%    9/30/98

--------------------------------------------
Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------

                                                        Since
                                                      Inception
                                   1 Year  5 Years (March 1, 1993)
              LKCM Strategic Total
               Return              (3.76)% 10.63%       11.41%
              S&P 500 Composite
               Stock Index         (9.10)% 18.33%       17.25%
              Lehman Brothers
               Intermediate U.S.
               Government/Credit
               Index                10.12%  6.12%        6.81%

--------------------------------------------

                                 Prospectus 47

 J.P. MORGAN REAL ESTATE SECURITIES


                                    [CHART]

                        J.P.Morgan Real Estate Securities

--------------------------------------------
Highest and Lowest Return
(Quarterly 1999-2000)
--------------------------------------------

                Quarter Ended
Highest 10.90 %    6/30/00
Lowest  (8.49)%    9/30/99

--------------------------------------------
Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------

                                     Since
                                   Inception
                          1 Year (May 1, 1998)
J.P. Morgan Real Estate
  Securities              29.62%     2.24%
Morgan Stanley REIT Index 26.81%     1.85%

--------------------------------------------

 FEDERATED GROWTH & INCOME


                                    [CHART]

                            Federated Growth & Income

--------------------------------------------
Highest and Lowest Return
(Quarterly 1995-2000)
--------------------------------------------

                Quarter Ended
Highest 12.15 %    6/30/99
Lowest  (7.99)%    3/31/99

--------------------------------------------
Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------

                                      Since
                                    Inception
                   1 Year 5 Year (March 1, 1994)
Federated Growth &
  Income           29.16% 12.09%      11.58%
Russell Mid Cap
  Value Index      19.18% 15.12%      15.25%

--------------------------------------------

                                 Prospectus 48

 T. ROWE PRICE DIVIDEND GROWTH
                                    [CHART]

                          T. Rowe Price Dividend Growth
                                   --------------------------------------------

                        Highest and Lowest Return
                        (Quarterly 2000)
                        -----------------------------

                                          Quarter Ended
                        Highest    4.22 %   12/31/00
                        Lowest    (1.08)%    3/31/00

--------------------------------------------

                  Average Annual Total Returns
                  (through December 31, 2000)
                  --------------------------------------------
                                                     Since
                                                   Inception
                                         1 Year  (May 3, 1999)
                  T. Rowe Price Dividend
                    Growth                9.87 %     1.04%
                  S&P Composite Index    (9.10)%      .54%

--------------------------------------------
 AEGON BALANCED
                                    [CHART]

                                 AEGON Balanced
--------------------------------------------

                        Highest and Lowest Return
                        (Quarterly 1995-2000)
                        -----------------------------
                                          Quarter Ended
                        Highest    9.84 %   12/31/98
                        Lowest    (7.86)%    9/30/99

--------------------------------------------

              Average Annual Total Returns
              (through December 31, 2000)
              ---------------------------------------------------
                                                       Since
                                                     Inception
                                  1 Year  5 Years (March 1, 1994)
              AEGON Balanced       5.83 %  8.61%       8.14%
              S&P 500 Composite
                Stock Index       (9.10)% 18.33%      18.61%
              Lehman Brothers
                Intermediate U.S.
                Government/
                Credit Index      10.12 %  6.12%      6.38%

--------------------------------------------

                                 Prospectus 49

FIXED-INCOME PORTFOLIO(s)

AEGON BOND

This Risk/Reward Summary briefly describes the Fixed-Income Portfolio of the Fund and the principal risks of investing in the portfolio. For further information on the portfolio, please read the section entitled "Explanation of Strategies and Risks," beginning on page 52, and the Fund's SAI.

                                    [GRAPHIC]

                                     Target
      Objectives


AEGON BOND

This portfolio seeks the highest possible current income within the confines of the primary goal of ensuring the protection of capital.

  What is a Fixed-Income Portfolio?

  Fixed-income portfolios primarily invest in debt securities that pay interest. When the debt security is purchased, the portfolio owns "debt" and becomes an indirect creditor to the company or government that issued the bond.

                                    [GRAPHIC]

                                      Rook
      Policies and Strategies


AEGON BOND

The portfolio's sub-adviser, AEGON USA Investment Management, Inc. (AIMI) seeks to achieve the portfolio's objective by investing principally in:

 .  U.S. government securities obligations, including Treasury and Agency
   Securities

 .  Medium to high-quality corporate bonds

To a lesser extent AIMI may invest in:

 .  Mortgage-backed securities, including pass-through and Collateralized
   Mortgage Obligations (CMOs)

 .  Asset-backed securities

 .  U.S. dollar-denominated foreign bonds

 .  Short-term securities, including agency discount notes and commercial paper

AIMI takes an approach in the daily management of the portfolio that it considers to be conservative, striving to participate in the bond market's advances while preserving capital on the downside.

AIMI uses its Core Fixed-Income Strategy through which it draws from all of its organizational resources. AIMI utilizes a disciplined process to gather information on key factors for evaluation of the market environment.

The Fixed-Income Strategy Committee then sets policy directives that reflect AIMI's interest rate outlook and expectations for the relative performance of the major bond market sectors.

AIMI then selects securities that are considered by it to be most appropriate based on AIMI's findings.

                                    [GRAPHIC]

                                    Caution
      Risks


The principal risks of investing in the Fixed-Income Portfolio that may adversely affect your investment are described below. Please note that there are many other circumstances that could adversely affect your investment and prevent a portfolio from achieving its objective, which are not described here. Please refer to the section entitled "Explanation of Strategies and Risks" beginning on page 52 and the Fund's SAI for more information about the risks associated with investing in the Fixed-Income Portfolio.

 .  Fixed-Income Securities

The value of these securities may change daily based on changes in interest rates, and other market conditions and factors. The risks include:

 .  Changes in interest rates

 .  Length of time to maturity

 . Issuers defaulting on their obligations to pay interest or return principal (Credit Risk)

                                 Prospectus 50

 .  High-Yield/High-Risk Fixed-Income Securities

 .  Credit risk

 .  Greater sensitivity to interest rate movements than higher rated securities

 .  More speculative than higher rated securities

 .  Greater vulnerability to economic changes

 .  Decline in market value in event of default

 .  Less liquidity

 .  Credit Risk

The price of a bond is affected by the issuer's or counterparty's credit quality. Changes in financial condition and general economic conditions can affect the ability to honor financial obligations and therefore credit quality. Lower quality bonds are generally more sensitive to these changes than higher quality bonds. Even within securities considered investment grade, differences exist in credit quality and some investment grade debt securities may have speculative characteristics. A security's price may be adversely affected by the market's opinion of the security's credit quality level even if the issuer or counterparty has suffered no degradation in ability to honor the obligation.

 .  Interest Rate Risk

Bond prices rise when interest rates decline and decline when interest rates rise. The longer the duration of a bond, the more a change in interest rates affects the bond's price. Short-term and long-term interest rates may not move the same amount and may not move in the same direction, which may affect the sub-adviser's ability to predict interest rate movements and select portfolio investments.

 .  Mortgage- and other Asset-Backed Securities

 . Repayment sooner than stated maturity dates resulting in greater price and yield volatility than with traditional fixed-income securities

 .  Prepayments resulting in lower return

 .  Values may change based on creditworthiness of issuers

 .  Interest rate risks

 .  Proprietary Research

AIMI's proprietary forms of research may not be effective and may cause overall returns to be lower than if other forms of research are used.

You may lose money if you invest in this portfolio.

                                    [GRAPHIC]

                                      Rook
      Investor Profile


AEGON BOND

For the investor seeking current income with preservation of capital, and who can tolerate the fluctuation in principal associated with changes in interest rates.

                                 Prospectus 51

                                    [GRAPHIC]

                                    Bar Chart
      Portfolio Performance


The bar chart and table below gives an indication of the portfolio's risks and performance. The chart shows changes in the portfolio's performance from year to year. The performance calculations do not reflect charges or deductions under the policies or the annuity contracts. These fees and expenses would lower investment performance. The table shows how the portfolio's average annual returns for the periods indicated compare to those of a broad measure of market performance.

When you consider this information, please remember that a portfolio's performance in past years is not necessarily an indication of how a portfolio will do in the future.


 AEGON BOND


                                    [CHART]

                                 AEGON Bond

                        -----------------------------
                        Highest and Lowest Return
                        (Quarterly 1991-2000)
                        -----------------------------
                                          Quarter Ended
                        Highest    8.20 %    6/30/95
                        Lowest    (4.90)%    3/31/94

                                   --------------------------------------------

                  Average Annual Total Returns
                  (through December 31, 2000)
                  --------------------------------------------

                                       1 Year 5 Years 10 Years
                  AEGON Bond           10.89%  5.16%    7.80%
                  Lehman Brothers U.S.
                    Government/Credit
                    (LBGCB) Index      11.85%  6.24%    8.00%

                                   --------------------------------------------

                                 Prospectus 52

CAPITAL PRESERVATION PORTFOLIO(s)


J.P. MORGAN MONEY MARKET

This Risk/Return Summary briefly describes the Capital Preservation Portfolio of the Fund and the principal risks of investing in the Portfolio. For further information on the portfolio, please read the section entitled "Explanation of Strategies and Risks," beginning on page 52, and the Fund's SAI.

[GRAPHIC]

      Objectives                     Target


J.P. MORGAN MONEY MARKET

This portfolio seeks to obtain maximum current income consistent with preservation of principal and maintenance of liquidity.


  What is a money market portfolio?

  A money market portfolio tries to maintain a share price of $1.00 while paying income to its shareholders. A stable share price protects your investment from loss ("preservation of principal"). If you need to sell your shares at any time, you should receive your initial investment plus any income that you have earned (thereby providing "liquidity"). However, a money market portfolio does not guarantee that you will receive your money back.

  A money market portfolio must follow SEC rules as to the investment quality, maturity, diversification and other features of the securities it purchases and the average remaining maturity of the securities cannot be greater than 90 days. The remaining maturity of a security is the period of time until the principal amount must be repaid.



[GRAPHIC]

      Policies and Strategies         Rook


J.P. MORGAN MONEY MARKET

The portfolio's sub-adviser, J.P. Morgan Investment Management Inc. (J.P. Morgan) seeks to achieve the portfolio's objective by investing in:

 .  U.S. government obligations

 . Domestic and certain foreign bank obligations including time deposits, certificates of deposit, bankers' acceptances and other bank obligations

 .  Asset-backed securities

 .  Repurchase and reverse repurchase agreements

J.P. Morgan will limit its investments to securities that present minimum credit risks, as determined by guidelines adopted by the Fund's Board. The portfolio may invest up to 25% of its total assets in securities of a single issuer if the securities will not be held for more than three business days.

The Fund's Board must approve or ratify any purchase of an unrated security or a security rated by only one nationally recognized statistical rating organization (NRSRO).


[GRAPHIC]

      Risks                         Caution


The principal risks of investing in the WRL J.P. Morgan Money Market portfolio that may adversely affect your investment are described below. Please note that there are circumstances which could adversely affect your investment and prevent the portfolio from achieving its objective, which are not described here. Please refer to the section entitled "Explanation of Strategies and Risks," beginning on page 52 and the Fund's SAI for more information about the risks associated with investing in the Capital Preservation Portfolio.

 .  U.S. Government Obligations

The value of the U.S. government securities will fluctuate with changing interest rates. A decrease in interest rates generally results in an increase in the value of the securities and an increase in interest rates have the opposite effect.

 .  Bank Obligations

Banks are subject to extensive governmental regulations that may affect an investment. The profitability of this industry is dependent on the availability and cost of capital funds for lending under prevailing money market conditions.

                                 Prospectus 53

Economic conditions and credit losses also affect this type of investment.

 .  Asset-Backed Securities

 . Repayment sooner than stated maturity dates resulting in greater price and yield volatility than with traditional fixed-income securities

 .  Prepayments resulting in lower return

 .  Values may change based on creditworthiness of issuers

 .  Interest rate risks

 .  Repurchase and Reverse Repurchase Agreements

A repurchase agreement involves the purchase of a security by a portfolio and a simultaneous agreement (generally from a bank or broker-dealer) to repurchase that security back from the portfolio at a specified price and date upon demand. Repurchase agreements not terminable within seven days are considered illiquid securities.

Repurchase agreements involve the risk that the seller will fail to repurchase the security, as agreed. In that case, the portfolio will bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs are incurred.

A portfolio invests in a reverse repurchase agreement when it sells a portfolio security to another party, such as a bank or broker-dealer, in return for cash, and agrees to buy the security back at a future date and price. While a reverse repurchase agreement is outstanding, a portfolio will segregate with its custodian cash and other liquid assets to cover its obligation under the agreement. Reverse repurchase agreements are considered a form of borrowing by the portfolio for purposes of the 1940 Act.

Reverse repurchase agreements may expose a portfolio to greater fluctuations in the value of its assets.

Portfolio shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Although the portfolio seeks to preserve the value of your investment at $1.00 per share there is no guarantee that it will be able to do so. You may lose money if you invest in this portfolio.

                                    [GRAPHIC]

                                      Rook
      Investor Profile

J.P. MORGAN MONEY MARKET

For the investor who seeks current income, preservation of capital and maintenance of liquidity.

                                 Prospectus 54

                                    [GRAPHIC]

                                    Bar Chart
      Portfolio Performance

The bar chart and table below gives an indication of the portfolio's risks and performance. The chart shows changes in the portfolio's performance from year to year. The performance calculations do not reflect charges or deductions under the policies or the annuity contracts. These fees and expenses would lower investment performance. The table shows how the portfolio's average annual return for the periods indicated compare to those of a broad measure of market performance.

When you consider this information, please remember that a portfolio's performance in past years is not necessarily an indication of how a portfolio will do in the future.
 J.P. MORGAN MONEY MARKET
                                    [CHART]

                            J.P. Morgan Money Market
--------------------------------------------

Highest and Lowest Return
(Quarterly 1991-2000)
---------------------------
                Quarter Ended
Highest   1.62%    6/30/00
Lowest    0.59%    6/30/93

--------------------------------------------

Average Annual Total Returns
(through December 31, 2000)
------------------------------------------------
                         1 Year 5 Years 10 Years
J.P. Morgan Money Market 6.15%   5.26%   4.58%
------------------------------------------------
7 Day Yield
------------------------------------------------

As of December 31, 2000  6.26%

--------------------------------------------

                                 Prospectus 55

RISKS/REWARD INFORMATION

Before you choose an investment portfolio, please consider . . .

All of the investment portfolios involve risk, but there is also the potential for reward. You can lose money -- and you can make money. The Fund portfolios are structured so that each offers a slightly different degree of risk and reward than others.

In this prospectus, we've arranged the portfolios in order of risk/reward from highest to lowest. Notice the scale at the right. It covers the full spectrum of risk/reward of the portfolios described in this prospectus.

What risk/reward level is for you? Ask yourself the following:

  (1)How well do I handle fluctuations in my account value? The higher a portfolio is on the risk/reward spectrum, the more its price is likely to move up and down on a day to day basis. If this makes you uncomfortable, you may prefer an investment at the lower end of the scale that may not fluctuate in price as much.

  (2)Am I looking for a higher rate of return? Generally, the higher the potential return, the higher the risk. If you find the potential to make money is worth the possibility of losing more, then a portfolio at the higher end of the spectrum may be right for you.

A final note: These portfolios are designed for long-term investment.

Each portfolio has an investment objective that it tries to achieve by following certain investment strategies and techniques. The objective can be changed without shareholder vote.

                                                                   Munder Net50
                                                     Van Kampen Emerging Growth
                                                        T. Rowe Price Small Cap
                                                  Pilgrim Baxter Mid Cap Growth
                                                        Alger Aggressive Growth
                                                             Third Avenue Value
                                                   Value Line Aggressive Growth

                                                        GE International Equity
                                                                   Janus Global
                                                          Gabelli Global Growth
                                                   Great Companies -- Global/2/

                                              Great Companies -- Technology/SM/
                                                                   Janus Growth
                                                            LKCM Capital Growth
                                                           Goldman Sachs Growth
                                                                 GE U.S. Equity
                                                 Great Companies -- America/SM/
                                                                Salomon All Cap
                                                                C.A.S.E. Growth
                                                                Dreyfus Mid Cap
                                                               NWQ Value Equity

                                                  T. Rowe Price Dividend Growth
                                                    Transamerica Value Balanced
                                                    LKCM Strategic Total Return
                                             J.P. Morgan Real Estate Securities
                                                      Federated Growth & Income
                                                                 AEGON Balanced

                                                                     AEGON Bond

                                                       J.P. Morgan Money Market

Higher (left triangle)__________________ Risk/Reward ______________________
(right triangle) Lower

 Aggressive Equity    World Equity    Growth Equity    Balanced    Fixed-Income
    Capital Preservation

                                 Prospectus 56

EXPLANATION OF STRATEGIES AND RISKS

HOW TO USE THIS SECTION

In the discussions of the individual portfolios on pages 2 through 50, you found descriptions of the strategies and risks associated with each. In those pages, you were referred to this section for a more complete description of the risks. For best understanding, first read the description of the portfolio you're interested in. Then refer to this section and read about the risks particular to that portfolio. For even more discussions of strategies and risks, see the SAI, which is available upon request. See the back cover of this prospectus for information on how to order the SAI.

                                    [GRAPHIC]

                                      Rook

Diversification and Concentration. The 1940 Act classifies investment companies as either diversified or non-diversified.

Diversification is the practice of spreading a portfolio's assets over a number of investments, investment types, industries or countries to reduce risk. A non-diversified portfolio has the ability to take larger positions in fewer issuers. Because the appreciation or depreciation of a single security may have a greater impact on the net asset value of a non-diversified portfolio, its share price can be expected to fluctuate more than a comparable portfolio.

All of the portfolios (except Salomon All Cap, Third Avenue Value, Great Companies -- America/SM/, Great Companies -- Technology/SM/, and J.P. Morgan Real Estate Securities) qualify as diversified funds under the 1940 Act. The diversified portfolios are subject to the following diversification requirements (which are set forth in full in the SAI):

 . As a fundamental policy, with respect to 75% of the total assets of a portfolio, the portfolio may not own more than 10% of the outstanding voting shares of any issuer (other than U.S. government securities) as defined in the 1940 Act and, with respect to some portfolios, in other types of cash items.

 . As a fundamental policy, with respect to 75% of the total assets of a portfolio, the portfolio will not purchase a security of any issuer if such would cause the portfolio's holdings of that issuer to amount to more than 5% of the portfolio's total assets.

 .  As a fundamental policy governing concentration, no portfolio will invest
   25% or more of its assets in any one particular industry, other than U.S. government securities. (Shareholders will vote to approve this fundamental policy for certain portfolios at a special shareholders meeting on May 29, 2001.)

Salomon All Cap, Third Avenue Value, Great Companies -- America/SM/, Great Companies -- Technology/SM/, and J.P. Morgan Real Estate Securities each reserves the right to become a diversified investment company (as defined by the 1940 Act).

                                    [GRAPHIC]

                                    Caution

Investing in common stocks. Many factors cause common stocks to go up and down in price. A major one is the financial performance of the company that issues the stock. Other factors include the overall economy, conditions in a particular industry, and monetary factors like interest rates. When your portfolio holds stocks, there's a risk that some or all of them may be down in price when you choose to sell, causing you to lose money. This is called market risk.

                                    [GRAPHIC]

                                    Caution

Investing in preferred stocks. Because these stocks come with a promise to pay a stated dividend, their price depends more on the size of the dividend than on the company's performance. But if a company fails to pay the dividend, its preferred stock is likely to drop in price. Changes in interest rates can also affect their price. (See "Investing in Bonds," below.)

                                    [GRAPHIC]

                                    Caution

Investing in convertible securities, preferred stocks, and bonds. Since preferred stocks and corporate bonds pay a stated return, their prices usually don't depend on the price of the company's common stock. But some companies issue preferred stocks and bonds that are convertible into their common stocks. Linked to the common stock in this way, convertible securities go up and down in price as the common stock does, adding to their market risk.

                                 Prospectus 57

                                    [GRAPHIC]

                                    Caution

Various Investment Techniques. Various investment techniques are utilized to increase or decrease exposure to changing security prices, interest rates, currency exchange rates, commodity prices or other factors that affect security values. These techniques may involve derivative securities and transactions such as buying and selling options and futures contracts, entering into currency exchange contracts or swap agreements and purchasing indexed securities. These techniques are designed to adjust the risk and return characteristics of the portfolio of investment and are not used for leverage.

                                    [GRAPHIC]

                                    Caution

T. Rowe Price Reserve Investment Fund. The T. Rowe Price Small Cap and T. Rowe Price Dividend Growth portfolios may invest in money market instruments directly or indirectly through investment in the Reserve Investment Fund (Reserve Fund). The Reserve Fund is advised by T. Rowe Price and charges no advisory fees to the Reserve Fund, but other fees may be incurred which may result in a duplication of fees. Further information is included in the SAI.

                                    [GRAPHIC]

                                    Caution

GEI Short-Term Investment Fund. The GE International Equity and GE U.S. Equity portfolios may invest in money market instruments directly or indirectly through investment in the GEI Short-Term Investment Fund (Investment Fund). The Investment Fund is advised by GEAM; GEAM charges no advisory fee to the Investment Fund, but other fees may be incurred which may result in a duplication of fees. Further information is included in the SAI.

                                    [GRAPHIC]

                                    Caution

Volatility. The more an investment goes up and down in price, the more volatile it is. Volatility increases the market risk because even though your portfolio may go up more than the market in good times, it may also go down more than the market in bad times. If you decide to sell when a volatile portfolio is down, you could lose more.

                                    [GRAPHIC]

                                    Caution

Investing in bonds. Like common stocks, bonds fluctuate in value, though the factors causing this fluctuation are different, including:

 . Changes in interest rates. Bond prices tend to move the opposite of interest rates. Why? Because when interest rates on new bond issues go up, rates on existing bonds stay the same and they become less desirable. When rates go down, the reverse happens. This is also true for most preferred stocks and some convertible securities.

 . Length of time to maturity. When a bond matures, the issuer must pay the owner its face value. If the maturity date is a long way off, many things can affect its value, so a bond is more volatile the farther it is from maturity. As that date approaches, fluctuations usually become smaller and the price gets closer to face value.

 . Defaults. All bond issuers make at least two promises: (1) to pay interest during the bond's term and (2) to return principal when it matures. If an issuer fails to keep one or both of these promises, the bond will probably drop in price dramatically, and may even become worthless. Changes in financial condition and general economic conditions can affect the ability to honor financial obligations and therefore credit quality. A security's price may be adversely affected by the market's opinion of the security's credit quality level even if the issuer or counterparty has suffered no degradation in ability to honor the obligation.

 . Declines in ratings. At the time of issue, most bonds are rated by professional rating services, such as Moody's Investors Service, Inc. (Moody's) and Standard & Poor's Corporation (S&P). The stronger the financial backing behind the bond, the higher the rating. If this backing is weakened or lost, the rating service may downgrade the bond's rating. This is virtually certain to cause the bond to drop in price. Bonds that are rated below BBB by S&P, and below Ba by Moody's, are considered to be below investment grade. Moody's rates bonds in nine categories, from Aaa to C, with Aaa being the highest with least risk. S&P rates bonds in six categories, from AAA to D, with AAA being the highest.

 .  Low Rating. High-yield/high-risk fixed-income securities (commonly known as
   "junk bonds") have

                                 Prospectus 58
greater credit risk, are more sensitive to interest rate movements, are considered more speculative than higher rated bonds, have a greater vulnerability to economic changes and are less liquid. The market for such securities may be less active than for higher rated securities, which can adversely affect the price at which these securities may be sold and may diminish a portfolio's ability to obtain accurate market quotations when valuing the portfolio securities and calculating the portfolio's net asset value.

 . Lack of rating. Some bonds are considered speculative, or for other reasons are not rated. Such bonds must pay a higher interest rate in order to attract investors. They're considered riskier because of the higher possibility of default or loss of liquidity.

 . Loss of liquidity. If a bond is downgraded, or for other reasons drops in price, the market demand for it may "dry up". In that case, the bond may be hard to sell or "liquidate" (convert to cash).

                                    [GRAPHIC]

                                    Caution

Investing in foreign securities. These are investments offered by foreign companies, governments and government agencies. They involve risks not usually associated with U.S. securities, including:

 . Changes in currency values. Foreign securities are sold in currencies other than U.S. dollars. If a currency's value drops, the value of the securities held by a portfolio could drop too, even if the securities are strong. In turn, the value of the shares of the portfolio could also drop. Dividend and interest payments may be lower. Factors affecting exchange rates are: differing interest rates among countries; balances of trade; amount of a country's overseas investments; and any currency manipulation by banks.

 . Currency speculation. The foreign currency market is largely unregulated and subject to speculation.

 .  ADRs/ADSs. Some portfolios also invest in American Depositary Receipts
   (ADRs) and American Depositary Shares (ADSs). They represent securities of foreign companies traded on U.S. exchanges, and their values are expressed in U.S. dollars. Changes in the value of the underlying foreign currency will change the value of the ADR or ADS. A portfolio incurs costs when it converts other currencies into dollars, and vice-versa.

 .  Euro Conversion. On January 1, 1999, certain participating countries in the
   European Economic Monetary Union adopted the "Euro" as their official currency. Other EU member countries may convert to the Euro at a later date. As of January 1, 1999, governments in participating countries issued new debt and redenominated existing debt in Euros; corporations chose to issue stocks or bonds in Euros or national currency. The new European Central Bank (the "ECB") will assume responsibility for a uniform monetary policy in participating countries. Euro conversion risks that could affect a portfolio's foreign investments include: (1) the readiness of Euro payment, clearing, and other operational systems; (2) the legal treatment of debt instruments and financial contracts in existing national currencies rather than the Euro; (3) exchange-rate fluctuations between the Euro and non-Euro currencies during the transition period of January 1, 1999 through December 31, 2002 and beyond; (4) potential U.S. tax issues with respect to portfolio securities; and (5) the ECB's abilities to manage monetary policies among the participating countries; and (6) the ability of financial institution systems to process Euro transactions.

 . Different accounting and reporting practices. Foreign tax laws are different, as are laws, practices and standards for accounting, auditing and reporting data to investors.

 . Less information available to the public. Foreign companies usually make less information available to the public.

 . Less regulation. Securities regulations in many foreign countries are more lax than in the U.S.

 . More complex negotiations. Because of differing business and legal procedures, a portfolio may find it hard to enforce obligations or negotiate favorable brokerage commission rates.

 . Less Liquidity/more volatility. Some foreign securities are harder to convert to cash than U.S. securities, and their prices may fluctuate more dramatically.

 . Settlement delays. "Settlement" is the process of completing a securities transaction. In many countries, this process takes longer than it does in the U.S.

 . Higher custodial charges. Fees charged by the Fund's custodian for holding shares are higher for foreign securities than that of domestic securities.

                                 Prospectus 59

 . Higher transaction costs. Fees charged by securities brokers are often higher for transactions involving foreign securities than domestic securities. Higher expenses, such as brokerage fees, may reduce the return a portfolio might otherwise achieve.

 . Vulnerability to seizure and taxes. Some governments can seize assets. They may also limit movement of assets from the country. A portfolio's interest, dividends and capital gains may be subject to foreign withholding taxes.

 . Political instability and small emerging markets. Developing countries can be politically unstable. Economies can be dominated by a few industries, and markets may trade a small number of securities. Regulations of banks and capital markets can be weak.

 . Different market trading days. Foreign markets may not be open for trading when U.S. markets are and asset values can change before your transaction occurs.

 . Hedging. A portfolio may, but will not necessarily, enter into forward currency contracts to hedge against declines in the value of securities denominated in, or whose value is tied to, a currency other than the U.S. dollar or to reduce the impact of currency fluctuation on purchases, and sales of such securities.

                                    [GRAPHIC]

                                    Caution

Investing in futures, options and derivatives. Besides conventional securities, your portfolio may seek to increase returns by investing in financial contracts related to its primary investments. Such contracts involve additional risks and costs. Risks include:

 . Inaccurate market predictions. If the sub-adviser is wrong in its expectation, for example, with respect to interest rates, securities prices or currency markets, the contracts could produce losses instead of gains.

 . Prices may not match. Movements in the price of the financial contracts may be used to offset movements in the price of other securities you own. If those prices don't correlate or match closely, the benefits of the transaction might be diminished.

 . Illiquid markets. If there's no market for the contracts, the portfolio may not be able to control losses.

 . Tax consequences. Sometimes the possibility of incurring high taxes on a transaction may delay closing out a position and limit the gains it would have produced.

                                    [GRAPHIC]

                                    Caution

Investing in special situations. Each portfolio may invest in "special situations" from time to time. Special situations arise when, in the opinion of a portfolio manager, a company's securities may be undervalued, then increase considerably in price, due to:

 .  A new product or process.

 .  A management change.

 .  A technological breakthrough.

 .  An extraordinary corporate event.

 . A temporary imbalance in the supply of, and demand for, the securities of an issuer.

Investing in a special situation carries an additional risk of loss if the expected development does not happen or does not attract the expected attention. The impact of special situation investing to a portfolio will depend on the size of a portfolio's investment in a situation.

                                    [GRAPHIC]

                                      Rook
      Cash Position

A portfolio may, at times, choose to hold some portion of its net assets in cash, or to invest that cash in a variety of short-term debt securities that are considered cash equivalents. This may be done as a temporary defensive measure at times when desirable risk/reward characteristics are not available in stocks or to earn income from otherwise uninvested cash. When a portfolio increases its cash or debt investment position, its income may increase while its ability to participate in stock market advances or declines decrease.

                                    [GRAPHIC]

                                  Question Mark
      Portfolio Turnover

A portfolio turnover rate is, in general, the percentage calculated by taking the lesser of purchases or sales of

                                 Prospectus 60
portfolio securities (excluding short-term securities) for a year and dividing it by the monthly average of the market value of such securities during the year.

Changes in security holdings are made by a portfolio's sub-adviser when it is deemed necessary. Such changes may result from: liquidity needs; securities having reached a price or yield objective; anticipated changes in interest rates or the credit standing of an issuer; or unforeseen developments.

The rate of portfolio turnover will not be a limiting factor when short-term investing is considered appropriate. Increased turnover rates result in higher brokerage costs and other transaction based expenses for a portfolio. These charges are ultimately borne by the policyholders.

                                    [GRAPHIC]

                                      Rook
      Short Sales

A portfolio may sell securities "short against the box." A short sale is the sale of a security that the portfolio does not own. A short sale is "against the box" if at all times when the short position is open, the portfolio owns an equal amount of the securities convertible into, or exchangeable without further consideration for, securities of the same issue as the securities sold short.

                                    [GRAPHIC]

                                      Rook
      Value Line Ranking Systems
      (Value Line Aggressive Growth)

In selecting securities for purchase or sale for the portfolio, Value Line relies on the Value Line Timeliness(TM) Ranking System and the Value Line Performance(TM) Ranking System. The Value Line Timeliness Ranking System has evolved after many years of research and has been used in substantially its present form since 1965. It is based upon historical prices and reported earnings, recent earnings and price momentum and the degree to which the last reported earnings deviated from estimated earnings, among other factors. The Timeliness Rankings are published weekly in the Standard Edition of The Value Line Investment Survey for approximately 1,700 of the most actively traded stocks in U.S. markets, including stocks with large, mid and small market capitalizations. There are only a few stocks of foreign issuers that are included and stocks that have traded for less than two years are not ranked. On a scale of 1 (highest) to 5 (lowest), the rankings compare an estimate of the probable market performance of each stock during the coming six to twelve months relative to all 1,700 stocks under review. The Rankings are updated weekly to reflect the most recent information.

The Value Line Performance Ranking System for common stocks was introduced in 1995. It is a variation of the Value Line Small-Capitalization Ranking System, which has been employed by Value Line in managing private accounts assets since 1981, and in managing the Value Line Emerging Opportunities since 1993. The Performance Ranking System evaluates the approximately 1,800 stocks in the Expanded Edition of The Value Line Investment Survey which consists of stocks with mostly smaller market capitalizations and only a few stocks of foreign issuers. This stock ranking system relies on factors similar to those found in the Value Line Timeliness Ranking System except that it does not utilize earnings estimates. The Performance Ranking uses a scale of 1 (highest) to 5 (lowest) to compare the sub-adviser's estimate of the probable market performance of each Expanded Edition stock during the coming six to twelve months relative to all 1,800 stocks under review in the Expanded Edition.

Neither the Value Line Timeliness Ranking System nor the Value Line Performance Ranking System eliminates market risk but the sub-adviser believes that they provide objective standards for determining expected relative performance over the next six to twelve months. The portfolio will usually invest in common stocks ranked 1 or 2 but it may also invest in common stocks ranked as low as
3. The utilization of these Rankings is no assurance that the portfolio will perform more favorably than the market in general over any particular period.

                                    [GRAPHIC]

                                      Rook
      Intrinsic Value
      (Great Companies Portfolios)

Great Companies monitors changes in each "great company's" Intrinsic Value over a twelve to eighteen month period. It then determines a company's Intrinsic Value Momentum (IVM), which is a measurement of the rate at which a company is increasing or decreasing its Intrinsic Value. Great Companies looks at the trading

                                 Prospectus 61
price of the stock and compares it to its Intrinsic Value calculation. If a stock appears to be significantly overvalued and its IVM is flat or declining in the market when compared to the Intrinsic Value calculation, Great Companies does not invest in the stock or, if the fund has already invested in the company, may reduce its position in the stock. When the stock share price drops well below the Intrinsic Value calculation and its IVM is rising, Great Companies will normally invest in the company, or, if the fund has already invested in the company, attempt to buy more shares.

                                    [GRAPHIC]

                                      Rook
      CORE Process
      (Goldman Sachs Portfolio)

There are two building blocks in Goldman Sachs' active management of a portfolio: stock selection and portfolio construction.

During the stock selection phase, the portfolio uses the Goldman Sachs & Co.'s (Goldman Sachs) proprietary multifactor model ("Multifactor Model"), a rigorous computerized rating system, to forecast the returns of securities held in the portfolio. The Multifactor Model incorporates common variables covering measures of research, value, momentum, profitability and earnings quality. All of these factors are carefully evaluated within the Multifactor Model since each has demonstrated a significant impact on the performance of the securities and markets they were designed to forecast. Stock selection in this process combines both Goldman Sachs' quantitative and qualitative analysis.

During the portfolio construction phase, a proprietary risk model, which is intended to identify and measure risk as accurately as possible, includes all the above factors used in the return model to select stocks, as well as several other factors associated with risk but not return. In this process, the sub-adviser manages risk by attempting to limit deviations from the benchmark, and by attempting to run a size and sector neutral portfolio. A computer optimizer evaluates many different security combinations (considering many possible weightings) in an effort to construct the most efficient risk/return portfolio given the portfolio's benchmark.

                                    [GRAPHIC]

                                  Question Mark
      Investment Strategies

A portfolio is permitted to use other securities and investment strategies in pursuit of its investment objective, subject to limits established by the Fund's Board of Directors. No portfolio is under any obligation to use any of the techniques or strategies at any given time or under any particular economic condition. Certain instruments and investment strategies may expose the portfolios to other risks and considerations, which are discussed in the Fund's SAI.

                                 Prospectus 62

HOW THE FUND IS MANAGED AND ORGANIZED

                                    [GRAPHIC]

                                  Question Mark
HOW THE FUND IS MANAGED
AND ORGANIZED

The Fund's Board is responsible for managing the business affairs of the Fund. It oversees the operation of the Fund by its officers. It also reviews the management of the portfolios' assets by the investment adviser and sub-advisers. Information about the Directors and executive officers of the Fund is contained in the SAI.

AEGON/Transamerica Fund Advisers, Inc. (AEGON/Transamerica Advisers) (prior to May 1, 2001, WRL Investment Management, Inc.), located at 570 Carilon Parkway, St. Petersburg, Florida 33716, has served as the Fund's investment adviser since 1997. (Prior to this date, Western Reserve Life Assurance Co. of Ohio (Western Reserve) served as investment adviser to the Fund). The investment adviser is a direct, wholly-owned subsidiary of Western Reserve which is wholly-owned by First AUSA Life Insurance Company, a stock life insurance company, which is wholly-owned by AEGON USA, Inc. (Great Companies, L.L.C. is an indirect subsidiary which is 30% owned by AEGON USA.) AEGON USA, Inc. is a financial services holding company whose primary emphasis is on life and health insurance and annuity and investment products. AEGON USA, Inc. is a wholly-owned indirect subsidiary of AEGON N.V., a Netherlands corporation which is a publicly traded international insurance group.

Subject to the supervision of the Fund's Board, the investment adviser is responsible for furnishing continuous advice and recommendations to the Fund as to the acquisition, holding or disposition of any or all of the securities or other assets which the portfolios may own or contemplate acquiring from time to time; causing its officers to attend meetings and furnishing oral or written reports, as the Fund may reasonably require, in order to keep the Fund's Board and appropriate officers of the Fund fully informed as to the conditions of the investment portfolio of each portfolio, the investment recommendations of the investment adviser, and the investment considerations which have given rise to those recommendations; supervising the purchase and sale of securities of the portfolios as directed by the appropriate officers of the Fund; and maintaining all books and records required to be maintained by the investment adviser.
The Fund has received an order from the Securities and Exchange Commission that permits the Fund and the investment adviser, subject to certain conditions, and without the approval of shareholders to: (1) employ a new unaffiliated sub-adviser for a portfolio pursuant to the terms of a new investment sub-advisory agreement, either as a replacement for an existing sub-adviser or as an additional sub-adviser; (2) materially change the terms of any sub-advisory agreement; and (3) continue the employment of an existing sub-adviser on the same sub-advisory contract terms where a contract has been assigned because of a change in control of the sub-adviser. In such circumstances, shareholders would receive notice and information about the new sub-adviser within ninety (90) days after the hiring of any new sub-adviser.

As compensation for its services to the portfolios, the investment adviser receives monthly compensation at an annual rate of a percentage of the average daily net assets of each portfolio. The advisory fees for each portfolio are:

                                             Advisory
Portfolio                                      Fee

Janus Growth                                  0.80%
AEGON Bond                                    0.45%
Janus Global                                  0.80%
J.P. Morgan Money Market                      0.40%
AEGON Balanced                                0.80%
GE International Equity                       1.00%
Third Avenue Value                            0.80%
VKAM Emerging Growth                          0.80%
LKCM Strategic Total Return                   0.80%
Alger Aggressive Growth                       0.80%
Federated Growth & Income                     0.75%
Transamerica Value Balanced                   0.75%
C.A.S.E. Growth                               0.80%
NWQ Value Equity                              0.80%
GE U.S. Equity                                0.80%
J.P. Morgan Real Estate
  Securities                                  0.80%
Value Line Aggressive Growth                  0.80%
Great Companies -- America/SM/                0.80%
Great Companies --
  Technology/SM/                              0.80%
Salomon All Cap                0.90% up to $            100 million
                                     0.80% over $100 million

                                 Prospectus 63

                                    Advisory
Portfolio                             Fee

T. Rowe Price Dividend      0.90% up to $100 million
  Growth                    0.80% over $100 million
T. Rowe Price Small Cap              0.75%
Dreyfus Mid Cap             0.85% up to $100 million
                            0.80% over $100 million
Pilgrim Baxter Mid Cap      0.90% up to $100 million
  Growth                    0.80% over $100 million
Goldman Sachs Growth        0.90% up to $100 million
                            0.80% over $100 million
Gabelli Global Growth       1.00% up to $500 million
                           of the portfolio's average
                           daily net assets; 0.90% of
                            assets over $500 million
                             up to $1 billion; and
                             0.80% over $1 billion
Great Companies -- Global2           0.80%
LKCM Capital Growth                  0.80%
Munder Net50                         0.90%

EXPENSE REIMBURSEMENT

AEGON/Transamerica Advisers has entered into an expense limitation agreement with the Fund on behalf of each applicable portfolio, pursuant to which AEGON/Transamerica Advisers has agreed to reimburse a portfolio for certain operating expenses so that the total annual operating expenses of each applicable portfolio do not exceed the total operating expenses specified for that portfolio (expense cap) in the portfolio's then-current SAI. The Fund, on behalf of an applicable portfolio, will at a later date reimburse AEGON/Transamerica Advisers for operation expenses previously paid on behalf of such portfolio during the previous 36 months, but only if, after such reimbursement, the portfolio's expense ratio does not exceed the expense cap. The agreement had an initial term through April 30, 2001, and automatically renews for one-year terms unless AEGON/Transamerica Advisers provides written notice to the Fund at least 30 days prior to the end of the then-current term. In addition, the agreement will terminate upon termination of the Investment Advisory Agreement, or may be terminated by the Fund, without payment of any penalty, upon ninety (90) days' prior written notice to AEGON/Transamerica Advisers.

SUB-ADVISERS

Here is a listing of the sub-advisers and the portfolios they manage:

Sub-Adviser     Portfolio

Alger           Alger Aggressive Growth
GEAM            GE International Equity
                GE U.S. Equity
Janus           Janus Global
                Janus Growth
C.A.S.E.        C.A.S.E. Growth
NWQ             NWQ Value Equity
TIM             Transamerica Value Balanced
AIMI            AEGON Bond
                AEGON Balanced
T. Rowe Price   T. Rowe Price Dividend
                 Growth
                T. Rowe Price Small Cap
SBAM            Salomon All Cap
GSAM            Goldman Sachs Growth
Pilgrim Baxter  Pilgrim Baxter Mid Cap
                 Growth
Van Kampen      Van Kampen Emerging
                 Growth
EQSF            Third Avenue Value
LKCM            LKCM Strategic Total Return
                LKCM Capital Growth
J.P. Morgan     J.P. Morgan Real Estate
                 Securities
                J.P. Morgan Money Market
Federated       Federated Growth & Income
Dreyfus         Dreyfus Mid Cap
Value Line      Value Line Aggressive Growth
Great Companies Great Companies --
                 America/SM/
                Great Companies --
                 Technology/SM/
                Great Companies --
                 Global/2/
Gabelli         Gabelli Global Growth
Munder          Munder Net50

                                 Prospectus 64

Day-to-day management of the investments in each portfolio is the responsibility of the portfolio manager. The portfolio managers of the Fund are:

MUNDER NET50

Alan H. Harris, CFA and Senior Portfolio Manager, serves as head of a committee of professional portfolio managers employed by Munder that makes the investment decisions for the portfolio. Mr. Harris serves as co-manager of the Munder NetNet Fund, the Munder Future Technology Fund, the Munder International NetNet Fund and the IDEX Munder Net50 Fund. He also is a member of the team responsible for Munder Capital Management's equity security analysis, specializing in the communications industry.

Munder has provided investment advisory services to various clients since 1985.

VAN KAMPEN EMERGING GROWTH

Gary M. Lewis leads an investment team and is primarily responsible for the day to day management of this portfolio. Mr. Lewis has been senior vice president of Van Kampen since October, 1995. Previously, he served as vice president/portfolio manager of Van Kampen from 1989 to October 1995.

T. ROWE PRICE SMALL CAP

Paul W. Wojcik, CFA has managed this portfolio since December 2000 and heads the Investment Team for this portfolio. He joined T. Rowe Price in 1996 and has been a member of the investment team since the portfolio's inception. Prior to joining T. Rowe Price, Mr. Wojcik was a senior programmer/analyst at Fidelity Investments.

PILGRIM BAXTER MID CAP GROWTH

Gary L. Pilgrim, CFA leads a team of investment professionals for the portfolio. He has served as portfolio manager of the portfolio since March, 2001. Mr. Pilgrim is the Chief Investment Officer and President of Pilgrim Baxter. He has been a growth stock manager for over 30 years.

ALGER AGGRESSIVE GROWTH

David D. Alger has been employed by Alger since 1971 and has served as president since 1995. He has managed this portfolio since inception.

Seilai Khoo has served as co-manager of this portfolio since June 2000. She has been employed by Alger as a senior research analyst since 1989, a senior vice president since 1995, and an executive vice president since 2000. Ms. Khoo also serves as a portfolio manager of other Alger funds.

THIRD AVENUE VALUE

Martin J. Whitman has served as portfolio manager of this portfolio since its inception. He is Chairman, President and Chief Executive Officer of the sub-adviser.

GE INTERNATIONAL EQUITY

Ralph R. Layman has served as the head of a team of portfolio managers that has managed a portion of the portfolio's assets since its inception. Prior to May 1, 2000, GEAM was sub-adviser for one half of the portfolio's assets. Mr. Layman joined GEAM in 1991 as an executive vice president for international investments.

GABELLI GLOBAL GROWTH

The portfolio is managed by an investment team that is headed by Marc J. Gabelli, Portfolio Manager. Mr. Gabelli, as Team Manager, is primarily responsible for all the investment decisions for the portfolio. Mr. Gabelli has been a portfolio manager and an analyst with Gabelli Funds, LLC since 1993.

JANUS GLOBAL

Helen Young Hayes, CFA and Laurence Chang, CFA have served as co-portfolio managers of this portfolio since January 2000. Ms. Hayes previously served as manager of this portfolio since its inception. She has been employed by Janus since 1987.

Mr. Chang has been employed by Janus since 1993. Before joining Janus, Mr. Chang was a project director at the National Security Archive.

                                 Prospectus 65

SALOMON ALL CAP

Ross S. Margolies has managed this portfolio since inception. Mr. Margolies joined Salomon in 1992.

Robert M. Donahue, Jr. assists in the day-to-day management of the portfolio. Prior to joining SBAM in 1997, Mr. Donahue worked as an equity analyst at Gabelli & Company.

JANUS GROWTH

Edward Keely has served as manager of this portfolio since January 2000. He previously served as co-portfolio manager of this portfolio since January 1999. Prior to joining Janus in 1998, Mr. Keely was a senior vice president of investments at Founders.

GOLDMAN SACHS GROWTH

Herbert E. Ehlers, Managing Director of GSAM, has served as head of the investment team that has managed the portfolio since inception. As of the date of this prospectus, the investment team consists of nineteen people. Prior to joining GSAM in 1997, he was chief investment officer at Liberty Investment Management, Inc. from 1994-1997.

C.A.S.E GROWTH

This portfolio is managed by a team of professionals, called the Portfolio Management Committee. William E. Lange is the head manager of this Committee. He has been president of C.A.S.E. since 1984.

GE U.S. EQUITY

Eugene K. Bolton leads a team of portfolio managers for this portfolio. He has served in that capacity since the portfolio's inception. Mr. Bolton joined GEAM in 1984 as Chief Financial Officer and has been a portfolio manager since 1986.

DREYFUS MID CAP

John O'Toole, CFA, has served as portfolio manager since inception and has been employed by Dreyfus as portfolio manager since 1994. Mr. O'Toole is a senior vice president and portfolio manager for Mellon Equity Associates. He has been employed by Mellon Bank since 1979.
NWQ VALUE EQUITY

E. C. "Ted" Friedel has been the senior manager of this portfolio since inception. He has been a managing director and investment strategist with NWQ since 1983.

Jon D. Bosse became co-manager of the portfolio in January, 2001. Mr. Bosse joined NWQ in October, 1996 as Director of Equity Research and Managing Director. Prior to joining NWQ, he served as Director of Equity Research and portfolio manager at ARCO Investment Management Company.

T. ROWE PRICE DIVIDEND GROWTH

Thomas J. Huber, CFA, has served as manager of this portfolio since March 2000, and has been part of the Investment Team since the portfolio's inception. Mr. Huber is a Vice President of T. Rowe Price Associates. Within the Equity Division, he covers consumer products, leisure and gaming, apparel, drugstores and supermarkets. Before joining the firm in 1994, he worked for NationsBank as a Corporate Banking Officer.

TRANSAMERICA VALUE BALANCED (FORMERLY, DEAN ASSET ALLOCATION)

John C. Riazzi, CFA and Gary U. Rolle, CFA serve as portfolio managers of this portfolio.

They have served as co-portfolio managers of this portfolio since August 2001.

Prior to joining TIM in 2001, Mr. Riazzi served as portfolio manager, president and chief investment officer at Dean Investment Associates and, while at Dean, served as portfolio manager of Dean Asset Allocation since its inception.

Mr. Rolle is president and chief investment officer at TIM and serves as an officer of various Transamerica entities.
He joined TIM in 1967.

LKCM STRATEGIC TOTAL RETURN

Luther King, Jr., CFA and Scot C. Hollmann, CFA have co-managed this portfolio since inception.

Mr. King has been a portfolio manager and the president of Luther King since
1979.

                                 Prospectus 66

Mr. Hollmann has been a portfolio manager and vice president of Luther King since 1983.

LKCM CAPITAL GROWTH

J. Luther King, Jr., CFA, and Brent W. Clum, CFA serve as co-portfolio managers.

Mr. King founded Luther King Capital Management in 1979 and is President and Chief Executive Officer.

Mr. Clum joined LKCM as portfolio manager in 1999. Prior to that, he was a Managing Director and Portfolio Manager at Invesco-NY. Mr. Clum began his career as an analyst at T. Rowe Price.

J.P. MORGAN REAL ESTATE SECURITIES

Scott W. Blasdell, CFA, and Charles Fitzgerald, CFA, have served as co-portfolio managers of this portfolio since 2001.

Mr. Blasdell, vice president, is a portfolio manager and analyst in the U.S. Equity Group. He has been employed by J.P. Morgan since 1999 and covers the real estate, hotels and airlines sectors. Previously, he worked in a similar role at Merrill Lynch Asset Management for two years. Prior to that, he worked at Wellington Management for three years, both as an analyst and as a real estate stock portfolio manager.

Mr. Fitzgerald, associate, is a portfolio manager and analyst in the U.S. Equity Group. He has been employed by J.P. Morgan since 2000 and covers the real estate industry sector. Prior to joining J.P. Morgan, he worked at Prudential Real Estate Securities Investors where he covered various Real Estate Investment Trusts as well as the lodging, gaming, leisure, health care facility and real estate development industries. Prior to that, he worked as an equity research intern for Gabelli Mutual Funds, as an intern for a senator, and as a management intern for First Bank Systems (now U.S. Bancorp).

FEDERATED GROWTH & INCOME

Steven J. Lehman, CFA and J. Thomas Madden, CFA, serve as co-portfolio managers of this portfolio.

Mr. Lehman has served as co-portfolio manager since 1997. He joined Federated in 1997. From 1985 to 1997, he served as portfolio manager, vice president and senior portfolio manager at First Chicago NBD.

Mr. Madden has served as co-portfolio manager since May 2001. Mr. Madden joined Federated as a Senior Portfolio Manager in 1977 and has been an Executive Vice President of Federated since 1994 and as a Director since 1999.

AEGON BALANCED

Michael Van Meter has served as the senior portfolio manager of this portfolio since inception. Mr. Van Meter has been employed by VMF Capital, LLC (VMF) since July, 1998. Prior to joining VMF, Mr. Van Meter was employed by AIMI.

AEGON BOND

Clifford A. Sheets, CFA and David R. Halfpap, CFA have served as co-portfolio managers of this portfolio since January 2000. Mr. Sheets previously served as a co-portfolio manager of this portfolio since 1998, and prior to that date, as manager since the portfolio's inception. Mr. Sheets joined AIMI in 1990.

Mr. Halfpap has been employed by AIMI since 1975 and is currently a senior vice president.

J.P. MORGAN MONEY MARKET

John T. Donohue and Mark Settles have served as co-portfolio managers of this portfolio since January 2000. Mr. Donohue has been employed by J.P. Morgan since 1997 and is a portfolio manager in the Fixed Income Group. He previously served as senior money market trader. Mr. Donohue was a portfolio manager at Goldman Sachs for 10 years prior to his employment at J.P. Morgan.

Mr. Settles is a product portfolio manager in the Short Term Fixed Income Group at J.P. Morgan. Previously, he spent five years trading dollar and euro-denominated fixed income products on J.P. Morgan's New York and London trading desks.

                                 Prospectus 67

VALUE LINE AGGRESSIVE GROWTH

A committee of employees of Value Line, Inc. is jointly and primarily responsible for the day-to-day management of the portfolio.

GREAT COMPANIES -- AMERICASM
GREAT COMPANIES -- TECHNOLOGYSM
GREAT COMPANIES -- GLOBAL2

James H. Huguet and Gerald W. Bollman, CFA serve as co-portfolio managers of these portfolios. Mr. Huguet serves as director, president and Co-CEO of Great Companies, L.L.C. From 1994-1998, Mr. Huguet was executive vice president of Information Resources, Inc., Chicago, Il, a market research firm.

Mr. Bollman is executive vice president of Great Companies, L.L.C. From 1995-1999, Mr. Bollman was chairman and manager of Intrinsic Value Associates, an investment advisory service for institutional managers. He previously served as executive vice president and portfolio manager for Continental Asset Management Corporation.

                                 Prospectus 68

PERFORMANCE INFORMATION

The Fund may include quotations of a portfolio's total return or yield in connection with the total return for the appropriate separate account, in advertisements, sales literature or reports to policyowners or to prospective investors. Total return and yield quotations for a portfolio reflect only the performance of a hypothetical investment in the portfolio during the particular time period shown as calculated based on the historical performance of the portfolio during that period. Such quotations do not in any way indicate or project future performance. Quotations of total return and yield will not reflect charges or deductions against the separate accounts or charges and deductions against the policies or the annuity contracts. Where relevant, the prospectuses for the policies and the annuity contracts contain performance information which show total return and yield information for the separate accounts, policies or annuity contracts.

YIELD

Yield quotations for the AEGON Bond portfolio refer to the income generated by a hypothetical investment in the portfolio over a specified thirty-day period expressed as a percentage rate of return for that period. The yield is calculated by dividing the net investment income per share for the period by the price per share on the last day of that period.

TOTAL RETURN

Total return refers to the average annual percentage change in value of an investment in a portfolio held for a stated period of time as of a stated ending date. When a portfolio has been in operation for the stated period, the total return for such period will be provided if performance information is quoted. Total return quotations are expressed as average annual compound rates of return for each of the periods quoted. They also reflect the deduction of a proportionate share of a portfolio's investment advisory fees and direct portfolio expenses, and assume that all dividends and capital gains distributions during the period are reinvested in the portfolio when made.

SIMILAR SUB-ADVISER PERFORMANCE

A portfolio may disclose in advertisements, supplemental sales literature, and reports to policyowners or to prospective investors total returns of an existing SEC-registered fund that is managed by the portfolio's sub-adviser and that has investment objectives, policies, and strategies substantially similar to those of such portfolio (a "Similar Sub-Adviser Fund"). Although the Similar Sub-Adviser Funds have substantially similar investment objectives, policies, and strategies as the designated portfolio, and are managed by the same sub-adviser as the designated portfolio, you should not assume that any portfolio will have the same future performance as Similar Sub-Adviser Funds whose total returns are shown. Each portfolio's future performance may be greater or less than the historical performance of the corresponding Similar Sub-Adviser Fund. There can be no assurance, and no representation is made, that the investment results of any portfolio will be comparable to the results of any of the Similar Sub-Adviser Funds or any other fund managed by WRL Management or any sub-adviser.

The table below sets forth certain portfolios of the Fund and, for each portfolio's respective Similar Sub-Adviser Fund, the fund's inception date, asset size, and the average annual total returns for the one, five and ten year periods (or life of the Similar Sub-Adviser Fund, if shorter) ended December 31, 2000. These figures are based on the actual investment performance of the Similar Sub-Adviser Funds. Each Similar Sub-Adviser Fund has higher total expenses than its corresponding portfolio of the Fund. The average annual total returns for the Similar Sub-Adviser Funds are shown with and without the deductions of any applicable sales load. You should note that the performance of the Similar Sub-Adviser Funds does not reflect the historical performance of any portfolios.

The performance of Similar Sub-Adviser Funds does not reflect any of the charges, fees, and expenses imposed under the policies or annuity contracts. Such performance would in each case be lower if it reflected these charges, fees and expenses. See the contract form or disclosure document for the policy or annuity contract. (The Disclosure Documents for the policy or annuity contract describe Similar Sub-Advisers Funds as "Similar Sub-Advised Funds.")

(See the SAI for more information about the portfolios' performance.)

                                 Prospectus 69

SIMILAR SUB-ADVISER FUND PERFORMANCE

                                                                               Average Annual Total Return
                                                                                   (with Sales Loads)
                                                                               ---------------------------
                                         Similar                                                 10 Years
                                       Sub-Adviser           Inception Total                     or Since
WRL Portfolio                             Fund                 Date    Assets   1 Year   5 Years Inception
----------------------------------------------------------------------------------------------------------
Janus Global                        Janus Worldwide(1)       5/15/91   $25.9B  (38.42)%  14.32%   17.10%
Alger Aggressive Growth               The Alger Fund
                              Capital Appreciation Portfolio Class A
                                    Class A Shares(2)        12/31/96  $282.8M (31.14)%     N/A   19.06%
Van Kampen Emerging Growth              Van Kampen           Class A
                                    Emerging Growth(3)       10/2/70   $15.8B  (16.46)%  26.82%   25.40%
Third Avenue Value                     Third Avenue
                                      Value Fund(1)          11/1/90    $1.9B   20.76 %  16.41%   18.79%
Dreyfus Mid Cap                   Dreyfus Premier Midcap     Class A
                                      Stock Fund(6)           4/6/94   $80.1M    2.14 %  16.05%   16.04%
Goldman Sachs Growth              Goldman Sachs Capital      Class A
                                      Growth Fund(4)         4/20/90    $3.4B  (12.74)%  19.50%   18.87%
T. Rowe Price Dividend Growth     T. Rowe Price Dividend
                                      Growth Fund(1)         12/30/92   $751M   10.06 %  15.06%   15.83%
T. Rowe Price Small Cap         T. Rowe Price Diversified
                                     Small-Cap Growth
                                        Fund(1)(7)           6/30/97    $85M    (8.29)%     N/A    7.76%
Pilgrim Baxter Mid Cap Growth  PBHG Growth II Portfolio(1)   4/30/97    $376M  (15.42)%     N/A   20.21%
Salomon All Cap                      Salomon Brothers        Class O
                                     Capital Fund(5)         8/23/76    $227M   19.20 %  25.22%   19.07%
Value Line Aggressive Growth       Value Line Leveraged
                                        Growth(1)            3/20/72    $602M  (13.92)%  18.97%   17.96%
Gabelli Global Growth          Gabelli Global Growth (Class
                                         AAA)(8)             2/07/94   $271.9M (37.49)%  22.65%   19.16%

(1)The Janus Worldwide Fund, T. Rowe Price Dividend Growth, Third Avenue Value, PBHG Growth II, T. Rowe Price Diversified Small Cap Growth and Value Line Leveraged Growth Funds do not have sales loads.
(2)Total returns are for Class A shares of The Alger Fund Capital Appreciation Portfolio and reflect a deduction of a 4.75% front-end sales load. The Portfolio also offers Class B and Class C shares with different sales loads. Calculating total return with those sales loads may have resulted in lower total returns. The inception dates for Class A, B and C shares are 12/31/96, 11/1/93 and 8/1/97, respectively.
(3)Total returns are for Class A shares of the Van Kampen Emerging Growth Fund and reflect a deduction of a 5.75% front end sales load and an annual 12b-1 fee of up to 0.25%. The fund also has Class B and Class C shares with different sales loads and annual 12b-1 fees. Calculating total return with those sales loads may have resulted in lower total returns. The Fund's performance during the one-year period ended December 31, 1999 is largely attributable to investments in the technology sector, which performed favorably for the period. This performance was achieved during a rising market, and there is no guarantee that this performance record or the circumstances leading to it can be replicated in the future. As the Fund expects to have a substantial portion of its assets invested in equity securities of emerging growth companies, the Fund will be subject to more volatility and erratic movements than the market in general.
(4)Total returns are for Class A shares of the Goldman Sachs Capital Growth Fund and reflects a deduction of a 5.5% front-end sales load. They assume reinvestment of all distributions at net asset value. The Fund also offers Class B and Class C shares with different sales loads.
(5)Total returns are for Class O shares of the Salomon Brothers Capital Fund. Class O shares are sold without any sales charge to the fund. The fund also offers Class A, Class B and Class 2 shares. Since May 1, 1990, the Fund has been managed by Salomon Brothers Asset Management Inc. Prior hereto, it was managed by Lehman Management Co.
(6)Total returns are for Class A of the Dreyfus Premier Mid Cap Stock Fund and reflect the deduction of a 5.75% front-end sales load. The Fund also offers Class B, Class C and Class T shares with different sales loads. Calculating total returns with those sales loads may have resulted in lower total returns.
(7)Total returns for the T. Rowe Price Diversified Small-Cap Growth Fund reflect past and present expense limitations, which increased the fund's total return.
(8)Gabelli Global Growth (Class AAA shares) does not have a sales load. The Fund offers Class A, Class B and Class C shares, which may have different returns due to differing fee structures.

                                 Prospectus 70

SIMILAR SUB-ADVISER FUND PERFORMANCE

                                                                               Average Annual Total Return
                                                                                   (with Sales Loads)
                                                                               ---------------------------
                                         Similar                                                 10 Years
                                       Sub-Adviser           Inception Total                     or Since
WRL Portfolio                             Fund                 Date    Assets   1 Year   5 Years Inception
----------------------------------------------------------------------------------------------------------
Janus Global                        Janus Worldwide(3)       5/15/91   $25.9B  (38.42)%  14.32%   17.10%
Alger Aggressive Growth             The Alger Fund(1)        Class A
                              Capital Appreciation Portfolio 12/31/96  $282.8M (27.71)%     N/A   20.51%
Van Kampen Emerging Growth              Van Kampen           Class A
                                  Emerging Growth(1)(2)      10/2/70   $15.8B  (11.36)%  28.33%   26.14%
Third Avenue Value                     Third Avenue
                                      Value Fund(3)          11/1/90    $1.9B   20.76 %  16.41%   18.79%
Dreyfus Mid Cap                   Dreyfus Premier Midcap     Class R
                                      Stock Fund(6)          11/12/93  $80.1M    8.36 %  17.42%   17.06%
Goldman Sachs Growth              Goldman Sachs Capital      Class A
                                      Growth Fund(1)         4/20/90    $3.4B   (7.67)%  20.87%   19.55%
T. Rowe Price Dividend Growth     T. Rowe Price Dividend
                                      Growth Fund(3)         12/30/92   $751M   10.06 %  15.06%   15.83%
T. Rowe Price Small Cap         T. Rowe Price Diversified
                                     Small-Cap Growth
                                        Fund(3)(5)           6/30/97    $85M    (8.29)%     N/A    7.76%
Pilgrim Baxter Mid Cap Growth  PBHG Growth II Portfolio(3)   4/30/97    $376M  (15.42)%     N/A   20.21%
Salomon All Cap                      Salomon Brothers        Class O
                                     Capital Fund(4)         8/23/76    $227M   25.22 %  19.20%   19.07%
Value Line Aggressive Growth       Value Line Leveraged
                                        Growth(3)            3/20/72    $602M  (13.92)%  18.97%   17.96%
Gabelli Global Growth          Gabelli Global Growth (Class
                                         AAA)(7)             2/07/94   $271.9M (37.49)%  22.65%   19.16%

(1)The fund offers Class B and Class C shares as well. Returns for those classes may differ from those of Class A shares due to differing fee structures.
(2)The Fund's performance during the one-year period ended December 31, 1999 is largely attributable to investments in the technology sector, which performed favorably for the period. This performance was achieved during a rising market, and there is no guarantee that this performance record or the circumstances leading to it can be replicated in the future. As the Fund expects to have a substantial portion of its assets invested in equity securities of emerging growth companies, the Fund will be subject to more volatility and erratic movements than the market in general.
(3)The T. Rowe Price Dividend Growth, Janus Worldwide, Third Avenue Value, PBHG Growth II, T. Rowe Price Diversified Small-Cap Growth and Value Line Leveraged Growth Funds do not have sales loads.
(4)The Salomon Brothers Capital Fund Class O shares does not have a sales load. Since May 1, 1990, the Fund has been managed by Salomon Brothers Asset Management Inc. Prior hereto, it was managed by Lehman Management Co.
(5)Total returns for the T. Rowe Price Diversified Small-Cap Growth Fund reflect past and present expense limitations, which increased the fund's total return.
(6)The fund offers Class B, Class C and Class T shares as well. Returns for those classes may differ from those of Class A shares due to differing fee structures.
(7)Gabelli Global Growth (Class AAA) does not have a sales load. The Fund offers Class A, Class B and Class C shares, which may have different returns due to differing fee structures.

                                 Prospectus 71

OTHER INFORMATION

                                    [GRAPHIC]

                                  Question Mark
      Purchase and Redemption
      of Shares

As described earlier in the prospectus, shares of the portfolios are intended to be sold to certain separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company (formerly PFL Life Insurance Company), AUSA Life Insurance Company, Inc., Peoples Benefit Life Insurance Company, Transamerica Occidental Life Insurance Company and Transamerica Life Insurance and Annuity Company. Shares are sold and redeemed at their net asset value without the imposition of any sales commission or redemption charge. (However, certain sales or other charges may apply to the policies or annuity contracts, as described in the product prospectus.)

                                    [GRAPHIC]

                                  Question Mark
      Valuation of Shares

Each portfolio's net asset value per share is ordinarily determined once daily, as of the close of the regular session of business on the New York Stock Exchange (NYSE) (usually 4:00 p.m., Eastern Time), on each day the exchange is open.

Net asset value (NAV) of a portfolio share is computed by dividing the value of the net assets of the portfolio by the total number of shares outstanding in the portfolio. Share prices for any transaction are those next calculated after receipt of an order.

  What is Net Asset Value?

  The net asset value of a portfolio share is computed by dividing the value of the net assets of the portfolio by the total number of shares outstanding in the portfolio.


Except for money market instruments maturing in 60 days or less, securities held by portfolios (other than the J.P. Morgan Money Market) are valued at market value. If market values are not readily available, securities are valued at fair value as determined by the Fund's Valuation Committee under the supervision of the Fund's Board.

Money market instruments maturing in 60 days or less, and all securities held in the J.P. Morgan Money Market, are valued on the amortized cost basis. Under this method, the NAV of the money market portfolio shares is expected to remain at a constant $1.00 per share, although there can be no assurance that the portfolio will be able to maintain a stable NAV. (See the SAI for details.)

                                    [GRAPHIC]

                                  Question Mark
      Dividends and Distributions

Each portfolio intends to distribute substantially all of its net investment income, if any. Dividends from investment income of a portfolio normally are declared daily and reinvested monthly in additional shares of the portfolio at net asset value. Distributions of net realized capital gains from security transactions normally are declared and paid in additional shares of the portfolio at the end of the fiscal year.

                                    [GRAPHIC]

                                  Question Mark
      Taxes

Each portfolio has either qualified and expects to continue to qualify or will qualify in its initial year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended ("Code"). As qualified, a portfolio is not subject to federal income tax on that part of its taxable income that it distributes to you. Taxable income consists generally of net investment income, and any capital gains. It is each portfolio's intention to distribute all such income and gains.

Shares of each portfolio are offered only to the separate accounts of Western Reserve and its affiliates. Separate accounts are insurance company separate accounts that fund the policies and the annuity contracts. Under the Code, an insurance company pays no tax with respect to income of a qualifying separate account when the income is properly allocable to the value of eligible variable annuity or variable life insurance contracts. For a discussion of the taxation of life insurance companies and the separate accounts, as well as the tax treatment of the policies and annuity contracts and the holders thereof, see "Federal Income Tax Considerations" included in the respective prospectuses for the policies and the annuity contracts.

                                 Prospectus 72

Section 817(h) of the Code and the regulations thereunder impose "diversification" requirements on each portfolio. Each portfolio intends to comply with the diversification requirements. These requirements are in addition to the diversification requirements imposed on each portfolio by Subchapter M and the 1940 Act. The 817(h) requirements place certain limitations on the assets of each separate account that may be invested in securities of a single issuer. Specifically, the regulations provide that, except as permitted by "safe harbor," rules described below, as of the end of each calendar quarter or within 30 days thereafter, no more than 55% of the portfolio's total assets may be represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments, and no more than 90% by any four investments.

Section 817(h) also provides, as a safe harbor, that a separate account will be treated as being adequately diversified if the diversification requirements under Subchapter M are satisfied and no more than 55% of the value of the account's total assets are cash and cash items, government securities, and securities of other regulated investment companies. For purposes of section 817(h), all securities of the same issuer, all interests in the same real property, and all interests in the same commodity are treated as a single investment. In addition, each U.S. government agency or instrumentality is treated as a separate issuer, while the securities of a particular foreign government and its agencies, instrumentalities, and political subdivisions all will be considered securities issued by the same issuer. If a portfolio does not satisfy the section 817(h) requirements, the separate accounts, the insurance companies, the policies and the annuity contracts may be taxable. See the prospectuses for the policies and annuity contracts.

The foregoing is only a summary of some of the important federal income tax considerations generally affecting a portfolio and you; see the SAI for a more detailed discussion. You are urged to consult your tax advisors.

                                    [GRAPHIC]

                                  Question Mark
      Report to Policyholders

The fiscal year of each portfolio ends on December 31 of each year. The Fund will send to you, at least semi-annually, reports which show the portfolios' composition and other information. An annual report, with audited financial information, will be sent to you each year.
                                    [GRAPHIC]

                                  Question Mark
      Distribution and
      Service Plans

The Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (the "Plan") and pursuant to the Plan, entered into a Distribution Agreement with AFSG Securities Corporation (AFSG) located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499. AFSG is an affiliate of the investment adviser, and serves as principal underwriter for the Fund. The Plan permits the use of Fund assets to help finance the distribution of the shares of the portfolios. Under the Plan, the Fund, on behalf of the portfolios, is permitted to pay to various service providers up to 0.15% of the average daily net assets of each portfolio as payment for actual expenses incurred in connection with the distribution of the shares of the portfolios. Because these fees are paid out of Fund assets on an on-going basis, over time these costs will increase the cost of your investment and may cost you more than other types of sales charges.

As of the date of this prospectus, the Fund has not paid any distribution fees under the Plan and does not intend to do so before April 30, 2002. You will receive written notice prior to the payment of any fees under the Plan.

                                    [GRAPHIC]

                                  Question Mark
      Brokerage Enhancement Plan

The Fund has adopted, subject to approval by shareholders at a Special Meeting on May 29, 2001 and in accordance with the substantive provisions of Rule 12b-1 under the 1940 Act, a Brokerage Enhancement Plan (the "Plan") for each of its portfolios. The Plan will use available brokerage commissions to promote the sale and distribution of each portfolio's shares. Under the Plan, the Fund will use recaptured commissions to pay for distribution expenses. Except for recaptured commissions, the portfolios do not incur any asset based or additional fees or charges under the Plan.

Under the Plan, the investment adviser will be authorized to direct sub-advisers to use certain broker-dealers for securities transactions. (The duty of best price and execution will still apply to these transactions.) These broker-dealers have agreed to give a percentage of their commissions from the sale and purchases of securities to AFSG.

                                 Prospectus 73

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand a portfolio's financial performance for the past 5 years (or, if shorter, the period of the portfolio's operations). Certain information reflects financial results for a single portfolio share. The total returns in the table represent the rate an investor would have earned (or lost) on an investment in each portfolio (assuming reinvestment of all distributions). The information through December 31, 2000 has been derived from financial statements audited by PricewaterhouseCoopers LLP, independent certified public accountants, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request by calling the Fund at 1-800-851-9777.

FOR THE YEAR ENDED

                                                                                 J.P. Morgan Money Market
                                                                  -----------------------------------------------------
                                                                                       December 31,
                                                                  -----------------------------------------------------
                                                                    2000       1999       1998       1997       1996
                                                                  ---------  ---------  ---------  ---------  ---------
Net asset value, beginning of year............................... $    1.00  $    1.00  $    1.00  $    1.00  $    1.00
                                                                  ---------  ---------  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................      0.06       0.05       0.05       0.05       0.05
   Net realized and unrealized gain (loss) on investments........      0.00       0.00       0.00       0.00       0.00
                                                                  ---------  ---------  ---------  ---------  ---------
    Net income (loss) from operations............................      0.06       0.05       0.05       0.05       0.05
                                                                  ---------  ---------  ---------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................     (0.06)     (0.05)     (0.05)     (0.05)     (0.05)
   Dividends in excess of net investment income..................      0.00       0.00       0.00       0.00       0.00
   Distributions from net realized gains on investments..........      0.00       0.00       0.00       0.00       0.00
   Distributions in excess of net realized gains on investments..      0.00       0.00       0.00       0.00       0.00
                                                                  ---------  ---------  ---------  ---------  ---------
    Total distributions..........................................     (0.06)     (0.05)     (0.05)     (0.05)     (0.05)
                                                                  ---------  ---------  ---------  ---------  ---------
Net asset value, end of year..................................... $    1.00  $    1.00  $    1.00  $    1.00  $    1.00
                                                                  =========  =========  =========  =========  =========
Total return.....................................................    6.15 %     4.63 %     5.26 %     5.24 %     5.03 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $ 319,945  $ 429,811  $ 169,731  $ 119,708  $ 122,114
  Ratio of expenses to average net assets........................    0.44 %     0.44 %     0.46 %     0.48 %     0.52 %
  Ratio of net investment income (loss) to average net assets....    5.97 %     4.81 %     5.24 %     5.32 %     5.03 %
  Portfolio turnover rate........................................       n/a        n/a        n/a        n/a        n/a
                                                                                        AEGON Bond
                                                                  -----------------------------------------------------
                                                                                       December 31,
                                                                  -----------------------------------------------------
                                                                    2000       1999       1998       1997       1996
                                                                  ---------  ---------  ---------  ---------  ---------
Net asset value, beginning of year............................... $   10.61  $   11.59  $   11.14  $   10.71  $   11.35
                                                                  ---------  ---------  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................      0.67       0.64       0.64       0.65       0.64
   Net realized and unrealized gain (loss) on investments........      0.48      (0.97)      0.40       0.32      (0.64)
                                                                  ---------  ---------  ---------  ---------  ---------
    Net income (loss) from operations............................      1.15      (0.33)      1.04       0.97       0.00
                                                                  ---------  ---------  ---------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................     (0.62)     (0.65)     (0.59)     (0.54)     (0.64)
   Dividends in excess of net investment income..................      0.00       0.00       0.00       0.00       0.00
   Distributions from net realized gains on investments..........      0.00       0.00       0.00       0.00       0.00
   Distributions in excess of net realized gains on investments..      0.00       0.00       0.00       0.00       0.00
                                                                  ---------  ---------  ---------  ---------  ---------
    Total distributions..........................................     (0.62)     (0.65)     (0.59)     (0.54)     (0.64)
                                                                  ---------  ---------  ---------  ---------  ---------
Net asset value, end of year..................................... $   11.14  $   10.61  $   11.59  $   11.14  $   10.71
                                                                  =========  =========  =========  =========  =========
Total return.....................................................   10.89 %    (2.94)%     9.32 %     9.16 %     0.14 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $ 142,027  $ 153,885  $ 170,744  $ 129,654  $  95,759
  Ratio of expenses to average net assets........................    0.53 %     0.53 %     0.54 %     0.64 %     0.64 %
  Ratio of net investment income (loss) to average net assets....    6.06 %     5.67 %     5.54 %     5.90 %     5.96 %
  Portfolio turnover rate........................................   45.26 %    26.40 %    51.60 %   213.03 %   187.72 %

PleaseNote: Prior to May 1, 2001, the Fund was named WRL Series Fund, Inc. and each portfolio in the Fund had "WRL" as part of its name.

                                 Prospectus 74

FOR THE YEAR ENDED

                                                                                         Janus Growth
                                                                  ----------------------------------------------------------
                                                                                         December 31,
                                                                  ----------------------------------------------------------
                                                                     2000        1999        1998        1997        1996
                                                                  ----------  ----------  ----------  ----------  ----------
Net asset value, beginning of year............................... $    78.00  $    59.94  $    36.84  $    35.00  $    31.66
                                                                  ----------  ----------  ----------  ----------  ----------
  Income from operations:
   Net investment income (loss)..................................      (0.14)      (0.04)       0.12        0.31        0.34
   Net realized and unrealized gain (loss) on investments........     (21.10)      34.02       23.49        5.88        5.35
                                                                  ----------  ----------  ----------  ----------  ----------
    Net income (loss) from operations............................     (21.24)      33.98       23.61        6.19        5.69
                                                                  ----------  ----------  ----------  ----------  ----------
  Distributions:
   Dividends from net investment income..........................       0.00        0.00       (0.09)      (0.26)      (0.35)
   Dividends in excess of net investment income..................      (0.10)      (1.17)       0.00        0.00       (0.01)
   Distributions from net realized gains on investments..........      (9.32)     (14.75)      (0.42)      (4.09)      (1.99)
   Distributions in excess of net realized gains on investments..       0.00        0.00        0.00        0.00        0.00
                                                                  ----------  ----------  ----------  ----------  ----------
    Total distributions..........................................      (9.42)     (15.92)      (0.51)      (4.35)      (2.35)
                                                                  ----------  ----------  ----------  ----------  ----------
Net asset value, end of year..................................... $    47.34  $    78.00  $    59.94  $    36.84  $    35.00
                                                                  ==========  ==========  ==========  ==========  ==========
Total return.....................................................   (28.94)%     59.67 %     64.47 %     17.54 %     17.96 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $2,957,087  $4,141,240  $3,086,057  $1,839,453  $1,527,409
  Ratio of expenses to average net assets........................     0.82 %      0.82 %      0.83 %      0.87 %      0.88 %
  Ratio of net investment income (loss) to average net assets....    (0.18)%     (0.05)%      0.25 %      0.80 %      0.98 %
  Portfolio turnover rate........................................    49.08 %     70.95 %     35.29 %     85.88 %     45.21 %

                                                                                         Janus Global
                                                                  ----------------------------------------------------------
                                                                                         December 31,
                                                                  ----------------------------------------------------------
                                                                     2000        1999        1998        1997        1996
                                                                  ----------  ----------  ----------  ----------  ----------
Net asset value, beginning of year............................... $    37.46  $    23.71  $    19.04  $    18.12  $    15.52
                                                                  ----------  ----------  ----------  ----------  ----------
  Income from operations:
   Net investment income (loss)..................................       0.02       (0.04)       0.05        0.08        0.08
   Net realized and unrealized gain (loss) on investments........      (6.06)      16.42        5.61        3.32        4.20
                                                                  ----------  ----------  ----------  ----------  ----------
    Net income (loss) from operations............................      (6.04)      16.38        5.66        3.40        4.28
                                                                  ----------  ----------  ----------  ----------  ----------
  Distributions:
   Dividends from net investment income..........................      (0.05)       0.00       (0.13)      (0.13)      (0.04)
   Dividends in excess of net investment income..................      (0.85)       0.00        0.00       (1.01)      (0.17)
   Distributions from net realized gains on investments..........      (6.55)      (2.63)      (0.80)      (1.34)      (1.47)
   Distributions in excess of net realized gains on investments..       0.00        0.00       (0.06)       0.00        0.00
                                                                  ----------  ----------  ----------  ----------  ----------
    Total distributions..........................................      (7.45)      (2.63)      (0.99)      (2.48)      (1.68)
                                                                  ----------  ----------  ----------  ----------  ----------
Net asset value, end of year..................................... $    23.97  $    37.46  $    23.71  $    19.04  $    18.12
                                                                  ==========  ==========  ==========  ==========  ==========
Total return.....................................................   (17.55)%     71.10 %     30.01 %     18.75 %     27.74 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $1,717,573  $1,926,210  $1,069,765  $  785,966  $  534,820
  Ratio of expenses to average net assets........................     0.89 %      0.92 %      0.95 %      1.00 %      0.99 %
  Ratio of net investment income (loss) to average net assets....     0.06 %     (0.14)%      0.23 %      0.41 %      0.46 %
  Portfolio turnover rate........................................    82.42 %     68.10 %     87.36 %     97.54 %     88.31 %

                                 Prospectus 75

For the Year Ended

                                                                               LKCM Strategic Total Return
                                                                  -----------------------------------------------------
                                                                                       December 31,
                                                                  -----------------------------------------------------
                                                                    2000       1999       1998       1997       1996
                                                                  ---------  ---------  ---------  ---------  ---------
Net asset value, beginning of year............................... $   16.85  $   16.40  $   15.62  $   13.97  $   12.86
                                                                  ---------  ---------  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................      0.35       0.34       0.39       0.37       0.37
   Net realized and unrealized gain (loss) on investments........     (0.97)      1.59       1.09       2.68       1.56
                                                                  ---------  ---------  ---------  ---------  ---------
    Net income (loss) from operations............................     (0.62)      1.93       1.48       3.05       1.93
                                                                  ---------  ---------  ---------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................     (0.32)     (0.35)     (0.38)     (0.35)     (0.32)
   Dividends in excess of net investment income..................      0.00       0.00       0.00      (0.03)      0.00
   Distributions from net realized gains on investments..........     (1.01)     (1.13)     (0.32)     (1.02)     (0.50)
   Distributions in excess of net realized gains on investments..      0.00       0.00       0.00       0.00       0.00
                                                                  ---------  ---------  ---------  ---------  ---------
    Total distributions..........................................     (1.33)     (1.48)     (0.70)     (1.40)     (0.82)
                                                                  ---------  ---------  ---------  ---------  ---------
Net asset value, end of year..................................... $   14.90  $   16.85  $   16.40  $   15.62  $   13.97
                                                                  =========  =========  =========  =========  =========
Total return.....................................................   (3.76)%    12.07 %     9.64 %    21.85 %    15.00 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $ 558,924  $ 624,416  $ 592,312  $ 526,577  $ 390,141
  Ratio of expenses to average net assets........................    0.85 %     0.86 %     0.86 %     0.88 %     0.91 %
  Ratio of net investment income (loss) to average net assets....    2.20 %     2.02 %     2.43 %     2.43 %     2.72 %
  Portfolio turnover rate........................................   51.66 %    45.42 %    49.20 %    48.20 %    49.32 %

                                                                                 Van Kampen Emerging Growth
                                                                  --------------------------------------------------------
                                                                                        December 31,
                                                                  --------------------------------------------------------
                                                                      2000          1999        1998      1997      1996
                                                                  ------------  ------------  --------  --------  --------
Net asset value, beginning of year............................... $      46.01  $      26.92  $  20.37  $  18.46  $  16.25
                                                                  ------------  ------------  --------  --------  --------
  Income from operations:
   Net investment income (loss)..................................        (0.13)        (0.15)    (0.08)    (0.05)    (0.04)
   Net realized and unrealized gain (loss) on investments........        (4.55)        26.83      7.56      4.03      3.10
                                                                  ------------  ------------  --------  --------  --------
    Net income (loss) from operations............................        (4.68)        26.68      7.48      3.98      3.06
                                                                  ------------  ------------  --------  --------  --------
  Distributions:
   Dividends from net investment income..........................        (0.28)         0.00      0.00      0.00      0.00
   Dividends in excess of net investment income..................        (0.13)        (0.21)     0.00      0.00      0.00
   Distributions from net realized gains on investments..........       (11.26)        (7.38)    (0.93)    (2.07)    (0.85)
   Distributions in excess of net realized gains on investments..         0.00          0.00      0.00      0.00      0.00
                                                                  ------------  ------------  --------  --------  --------
    Total distributions..........................................       (11.67)        (7.59)    (0.93)    (2.07)    (0.85)
                                                                  ------------  ------------  --------  --------  --------
Net asset value, end of year..................................... $      29.66  $      46.01  $  26.92  $  20.37  $  18.46
                                                                  ============  ============  ========  ========  ========
Total return.....................................................     (11.92)%      105.16 %   37.33 %   21.45 %   18.88 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $  1,840,848  $  1,916,025  $853,440  $592,003  $431,454
  Ratio of expenses to average net assets........................       0.85 %        0.87 %    0.89 %    0.93 %    0.94 %
  Ratio of net investment income (loss) to average net assets....      (0.26)%       (0.44)%   (0.36)%   (0.27)%   (0.24)%
  Portfolio turnover rate........................................     120.78 %      117.72 %   99.50 %   99.78 %   80.02 %

                                 Prospectus 76

FOR THE YEAR ENDED

                                                                                  Alger Aggressive Growth
                                                                  -------------------------------------------------------
                                                                                        December 31,
                                                                  -------------------------------------------------------
                                                                    2000        1999        1998       1997       1996
                                                                  ---------  -----------  ---------  ---------  ---------
Net asset value, beginning of year............................... $   33.28  $     22.44  $   16.04  $   14.18  $   13.25
                                                                  ---------  -----------  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................     (0.09)       (0.15)     (0.04)     (0.01)     (0.01)
   Net realized and unrealized gain (loss) on investments........    (10.03)       14.95       7.68       3.44       1.38
                                                                  ---------  -----------  ---------  ---------  ---------
    Net income (loss) from operations............................    (10.12)       14.80       7.64       3.43       1.37
                                                                  ---------  -----------  ---------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................     (0.32)       (0.16)      0.00       0.00       0.00
   Dividends in excess of net investment income..................     (0.10)       (1.38)     (0.05)     (0.42)     (0.19)
   Distributions from net realized gains on investments..........     (2.82)       (2.42)     (1.19)     (1.15)     (0.25)
   Distributions in excess of net realized gains on investments..     (0.36)        0.00       0.00       0.00       0.00
                                                                  ---------  -----------  ---------  ---------  ---------
    Total distributions..........................................     (3.60)       (3.96)     (1.24)     (1.57)     (0.44)
                                                                  ---------  -----------  ---------  ---------  ---------
Net asset value, end of year..................................... $   19.56  $     33.28  $   22.44  $   16.04  $   14.18
                                                                  =========  ===========  =========  =========  =========
Total return.....................................................  (31.33)%      69.02 %    48.69 %    24.25 %    10.45 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $ 907,696  $ 1,117,511  $ 574,164  $ 336,166  $ 220,552
  Ratio of expenses to average net assets........................    0.86 %       0.89 %     0.91 %     0.96 %     0.98 %
  Ratio of net investment income (loss) to average net assets....   (0.31)%      (0.56)%    (0.21)%    (0.06)%    (0.10)%
  Portfolio turnover rate........................................  122.70 %     101.71 %   117.44 %   136.18 %   101.28 %

                                                                                       AEGON Balanced
                                                                  -------------------------------------------------------
                                                                                        December 31,
                                                                  -------------------------------------------------------
                                                                    2000        1999        1998       1997       1996
                                                                  ---------  -----------  ---------  ---------  ---------
Net asset value, beginning of year............................... $   12.66  $     12.54  $   12.01  $   11.39  $   10.63
                                                                  ---------  -----------  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................      0.24         0.26       0.35       0.38       0.34
   Net realized and unrealized gain (loss) on investments........      0.50         0.12       0.47       1.56       0.80
                                                                  ---------  -----------  ---------  ---------  ---------
    Net income (loss) from operations............................      0.74         0.38       0.82       1.94       1.14
                                                                  ---------  -----------  ---------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................     (0.25)       (0.26)     (0.28)     (0.36)     (0.28)
   Dividends in excess of net investment income..................      0.00         0.00       0.00      (0.30)      0.00
   Distributions from net realized gains on investments..........      0.00         0.00       0.00      (0.66)     (0.10)
   Distributions in excess of net realized gains on investments..      0.00         0.00      (0.01)      0.00       0.00
                                                                  ---------  -----------  ---------  ---------  ---------
    Total distributions..........................................     (0.25)       (0.26)     (0.29)     (1.32)     (0.38)
                                                                  ---------  -----------  ---------  ---------  ---------
Net asset value, end of year..................................... $   13.15  $     12.66  $   12.54  $   12.01  $   11.39
                                                                  =========  ===========  =========  =========  =========
Total return.....................................................    5.83 %       3.03 %     6.93 %    17.10 %    10.72 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $ 111,373  $   108,473  $  95,000  $  73,451  $  49,331
  Ratio of expenses to average net assets........................    0.88 %       0.89 %     0.91 %     0.94 %     0.97 %
  Ratio of net investment income (loss) to average net assets....    1.85 %       2.06 %     2.89 %     3.13 %     3.14 %
  Portfolio turnover rate........................................   54.67 %      74.88 %    83.94 %    77.06 %    76.90 %

                                 Prospectus 77

FOR THE YEAR ENDED

                                                                                    Federated Growth & Income
                                                                  ------------------------------------------------------------
                                                                                          December 31,
                                                                  ------------------------------------------------------------
                                                                     2000            1999        1998       1997       1996
                                                                   --------        --------    --------   --------   --------
Net asset value, beginning of year............................... $  10.91        $  12.28    $  12.56   $  11.76   $  11.12
                                                                   --------        --------    --------   --------   --------
  Income from operations:
   Net investment income (loss)..................................     0.51            0.48        0.53       0.49       0.42
   Net realized and unrealized gain (loss) on investments........     2.65           (1.00)      (0.16)      2.35       0.87
                                                                   --------        --------    --------   --------   --------
    Net income (loss) from operations............................     3.16           (0.52)       0.37       2.84       1.29
                                                                   --------        --------    --------   --------   --------
  Distributions:
   Dividends from net investment income..........................    (0.63)          (0.73)      (0.55)     (0.43)     (0.33)
   Dividends in excess of net investment income..................     0.00           (0.02)       0.00      (0.59)      0.00
   Distributions from net realized gains on investments..........    (0.01)          (0.10)      (0.10)     (1.02)     (0.32)
   Distributions in excess of net realized gains on investments..     0.00            0.00        0.00       0.00       0.00
                                                                   --------        --------    --------   --------   --------
    Total distributions..........................................    (0.64)          (0.85)      (0.65)     (2.04)     (0.65)
                                                                   --------        --------    --------   --------   --------
Net asset value, end of year..................................... $  13.43        $  10.91    $  12.28   $  12.56   $  11.76
                                                                   ========        ========    ========   ========   ========
Total return.....................................................  29.16 %         (4.45)%      3.05 %    24.65 %    11.64 %
Ratios and supplemental data:....................................
  Net assets at end of year (in thousands)....................... $122,886        $ 76,280    $ 87,616   $ 60,492   $ 38,115
  Ratio of expenses to average net assets........................   0.86 %          0.89 %      0.90 %     0.96 %     1.00 %
  Ratio of net investment income (loss) to average net assets....   4.31 %          4.01 %      4.35 %     3.84 %     3.73 %
  Portfolio turnover rate........................................  147.18%         117.14%     97.17 %    155.77%    68.53 %
                                                                  Transamerica Value Balanced (formerly, Dean Asset Allocation
                                                                  ------------------------------------------------------------
                                                                                          December 31,
                                                                  ------------------------------------------------------------
                                                                     2000            1999        1998       1997       1996
                                                                   --------        --------    --------   --------   --------
Net asset value, beginning of year............................... $  12.13        $  13.35    $  13.61   $  12.61   $  11.49
                                                                   --------        --------    --------   --------   --------
  Income from operations:........................................
   Net investment income (loss)..................................     0.43            0.39        0.41       0.36       0.33
   Net realized and unrealized gain (loss) on investments........     1.68           (1.14)       0.71       1.72       1.33
                                                                   --------        --------    --------   --------   --------
    Net income (loss) from operations............................     2.11           (0.75)       1.12       2.08       1.66
                                                                   --------        --------    --------   --------   --------
  Distributions:.................................................
   Dividends from net investment income..........................    (0.55)          (0.41)      (0.39)     (0.33)     (0.30)
   Dividends in excess of net investment income..................     0.00            0.00        0.00      (0.19)      0.00
   Distributions from net realized gains on investments..........    (0.50)          (0.04)      (0.99)     (0.56)     (0.24)
   Distributions in excess of net realized gains on investments..     0.00           (0.02)       0.00       0.00       0.00
                                                                   --------        --------    --------   --------   --------
    Total distributions..........................................    (1.05)          (0.47)      (1.38)     (1.08)     (0.54)
                                                                   --------        --------    --------   --------   --------
Net asset value, end of year..................................... $  13.19        $  12.13    $  13.35   $  13.61   $  12.61
                                                                   ========        ========    ========   ========   ========
Total return.....................................................  17.55 %         (5.64)%      8.33 %    16.59 %    14.42 %
Ratios and supplemental data:....................................
  Net assets at end of year (in thousands)....................... $215,675        $261,707    $365,738   $302,745   $206,172
  Ratio of expenses to average net assets........................   0.87 %          0.87 %      0.86 %     0.87 %     0.90 %
  Ratio of net investment income (loss) to average net assets....   3.42 %          2.99 %      2.93 %     2.65 %     2.78 %
  Portfolio turnover rate........................................  19.57 %         88.78 %     76.62 %    63.76 %    98.97 %

                                 Prospectus 78

FOR THE YEAR ENDED

                                                                                     C.A.S.E. Growth
                                                                  -----------------------------------------------------
                                                                                       December 31,
                                                                  -----------------------------------------------------
                                                                    2000       1999       1998       1997       1996
                                                                  ---------  ---------  ---------  ---------  ---------
Net asset value, beginning of year............................... $   15.70  $   12.99  $   14.01  $   13.42  $   11.66
                                                                  ---------  ---------  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................     (0.03)     (0.05)      0.02       0.04       0.12
   Net realized and unrealized gain (loss) on investments........     (2.95)      4.38       0.31       1.95       1.92
                                                                  ---------  ---------  ---------  ---------  ---------
    Net income (loss) from operations............................     (2.98)      4.33       0.33       1.99       2.04
                                                                  ---------  ---------  ---------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................     (0.97)     (0.66)     (0.36)     (0.03)     (0.05)
   Dividends in excess of net investment income..................     (1.02)     (0.96)     (0.90)     (1.23)      0.00
   Distributions from net realized gains on investments..........     (0.43)      0.00      (0.09)     (0.14)     (0.23)
   Distributions in excess of net realized gains on investments..      0.00       0.00       0.00       0.00       0.00
                                                                  ---------  ---------  ---------  ---------  ---------
    Total distributions..........................................     (2.42)     (1.62)     (1.35)     (1.40)     (0.28)
                                                                  ---------  ---------  ---------  ---------  ---------
Net asset value, end of year..................................... $   10.30  $   15.70  $   12.99  $   14.01  $   13.42
                                                                  =========  =========  =========  =========  =========
Total return.....................................................  (20.72)%    33.84 %     2.47 %    15.03 %    17.50 %
Ratios and supplemental data:....................................
  Net assets at end of year (in thousands)....................... $  72,350  $  93,608  $  69,401  $  60,596  $  26,559
  Ratio of expenses to average net assets........................    1.00 %     1.00 %     1.00 %     1.00 %     1.00 %
  Ratio of net investment income (loss) to average net assets....   (0.22)%    (0.36)%     0.14 %     0.25 %     0.94 %
  Portfolio turnover rate........................................  182.74 %   143.52 %   205.28 %   196.50 %   160.27 %
                                                                                     NWQ Value Equity
                                                                  -----------------------------------------------------
                                                                                       December 31,
                                                                  -----------------------------------------------------
                                                                    2000       1999       1998       1997     1996/(a)/
                                                                  ---------  ---------  ---------  ---------  ---------
Net asset value, beginning of year............................... $   12.77  $   12.12  $   13.90  $   11.27  $   10.00
                                                                  ---------  ---------  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................      0.15       0.10       0.12       0.12       0.10
   Net realized and unrealized gain (loss) on investments........      1.78       0.85      (0.78)      2.69       1.23
                                                                  ---------  ---------  ---------  ---------  ---------
    Net income (loss) from operations............................      1.93       0.95      (0.66)      2.81       1.33
                                                                  ---------  ---------  ---------  ---------  ---------
  Distributions:.................................................
   Dividends from net investment income..........................     (0.18)     (0.10)     (0.13)     (0.09)     (0.04)
   Dividends in excess of net investment income..................      0.00       0.00      (0.12)     (0.07)      0.00
   Distributions from net realized gains on investments..........     (0.05)      0.00      (0.62)     (0.02)     (0.02)
   Distributions in excess of net realized gains on investments..     (0.10)     (0.20)     (0.25)      0.00       0.00
                                                                  ---------  ---------  ---------  ---------  ---------
    Total distributions..........................................     (0.33)     (0.30)     (1.12)     (0.18)     (0.06)
                                                                  ---------  ---------  ---------  ---------  ---------
Net asset value, end of year..................................... $   14.37  $   12.77  $   12.12  $   13.90  $   11.27
                                                                  =========  =========  =========  =========  =========
Total return.....................................................   15.19 %     7.95 %    (4.78)%    25.04 %    13.19 %
Ratios and supplemental data:....................................
  Net assets at end of year (in thousands)....................... $ 144,818  $ 137,158  $ 157,157  $ 173,435  $  49,394
  Ratio of expenses to average net assets........................    0.88 %     0.90 %     0.89 %     0.89 %     1.00 %
  Ratio of net investment income (loss) to average net assets....    1.10 %     0.77 %     0.89 %     0.90 %     0.89 %
  Portfolio turnover rate........................................   46.34 %    34.19 %    43.60 %    17.28 %     7.93 %

                                 Prospectus 79

FOR THE YEAR ENDED

                                                                            GE International Equity
                                                                  ------------------------------------------
                                                                                 December 31,
                                                                  ------------------------------------------
                                                                    2000       1999       1998     1997/(b)/
                                                                  ---------  ---------  ---------  ---------
Net asset value, beginning of year............................... $   14.28  $   12.07  $   10.70  $   10.00
                                                                  ---------  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................      0.04       0.04       0.03       0.02
   Net realized and unrealized gain (loss) on investments........     (2.15)      2.90       1.35       0.73
                                                                  ---------  ---------  ---------  ---------
    Net income (loss) from operations............................     (2.11)      2.94       1.38       0.75
                                                                  ---------  ---------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................     (0.07)     (0.05)     (0.01)     (0.01)
   Dividends in excess of net investment income..................     (0.12)      0.00       0.00      (0.04)
   Distributions from net realized gains on investments..........     (1.64)     (0.68)      0.00       0.00
   Distributions in excess of net realized gains on investments..      0.00       0.00       0.00       0.00
                                                                  ---------  ---------  ---------  ---------
    Total distributions..........................................     (1.83)     (0.73)     (0.01)     (0.05)
                                                                  ---------  ---------  ---------  ---------
Net asset value, end of year..................................... $   10.34  $   14.28  $   12.07  $   10.70
                                                                  =========  =========  =========  =========
Total return.....................................................  (14.99)%    24.95 %    12.85 %     7.50 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $  36,651  $  33,579  $  32,149  $  19,795
  Ratio of expenses to average net assets........................    1.30 %     1.50 %     1.50 %     1.50 %
  Ratio of net investment income (loss) to average net assets....    0.29 %     0.31 %     0.30 %     0.18 %
  Portfolio turnover rate........................................   11.83 %    99.77 %    71.74 %    54.33 %

                                                                                GE U.S. Equity
                                                                  ------------------------------------------
                                                                                 December 31,
                                                                  ------------------------------------------
                                                                    2000       1999       1998     1997/(b)/
                                                                  ---------  ---------  ---------  ---------
Net asset value, beginning of year............................... $   15.79  $   14.42  $   12.23  $   10.00
                                                                  ---------  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................      0.07       0.07       0.09       0.09
   Net realized and unrealized gain (loss) on investments........     (0.19)      2.55       2.69       2.60
                                                                  ---------  ---------  ---------  ---------
    Net income (loss) from operations............................     (0.12)      2.62       2.78       2.69
                                                                  ---------  ---------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................     (0.11)     (0.18)     (0.15)     (0.04)
   Dividends in excess of net investment income..................      0.00      (0.33)     (0.33)     (0.38)
   Distributions from net realized gains on investments..........     (0.56)     (0.74)     (0.11)     (0.04)
   Distributions in excess of net realized gains on investments..     (0.02)      0.00       0.00       0.00
                                                                  ---------  ---------  ---------  ---------
    Total distributions..........................................     (0.69)     (1.25)     (0.59)     (0.46)
                                                                  ---------  ---------  ---------  ---------
Net asset value, end of year..................................... $   14.98  $   15.79  $   14.42  $   12.23
                                                                  =========  =========  =========  =========
Total return.....................................................   (0.79)%    18.41 %    22.87 %    27.01 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $ 205,761  $ 179,267  $ 110,803  $  42,951
  Ratio of expenses to average net assets........................    0.88 %     0.93 %     1.05 %     1.30 %
  Ratio of net investment income (loss) to average net assets....    0.42 %     0.46 %     0.67 %     0.75 %
  Portfolio turnover rate........................................   39.08 %    44.01 %    63.08 %    92.35 %

                                 Prospectus 80

FOR THE YEAR ENDED

                                                                         Third Avenue Value
                                                                  -------------------------------
                                                                            December 31,
                                                                  -------------------------------
                                                                    2000       1999     1998/(c)/
                                                                  ---------  ---------  ---------
Net asset value, beginning of year............................... $   10.45  $    9.29  $   10.00
                                                                  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................      0.20       0.16       0.06
   Net realized and unrealized gain (loss) on investments........      3.50       1.28      (0.74)
                                                                  ---------  ---------  ---------
    Net income (loss) from operations............................      3.70       1.44      (0.68)
                                                                  ---------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................     (0.12)     (0.28)     (0.03)
   Dividends in excess of net investment income..................      0.00       0.00       0.00
   Distributions from net realized gains on investments..........     (0.32)      0.00       0.00
   Distributions in excess of net realized gains on investments..      0.00       0.00       0.00
                                                                  ---------  ---------  ---------
    Total distributions..........................................     (0.44)     (0.28)     (0.03)
                                                                  ---------  ---------  ---------
Net asset value, end of year..................................... $   13.71  $   10.45  $    9.29
                                                                  =========  =========  =========
Total return.....................................................   35.47 %    15.72 %    (6.84)%
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $  92,742  $  19,217  $  18,206
  Ratio of expenses to average net assets........................    0.92 %     1.00 %     1.00 %
  Ratio of net investment income (loss) to average net assets....    1.56 %     1.76 %     0.63 %
  Portfolio turnover rate........................................   24.05 %     9.56 %     4.35 %

                                                                            J.P. Morgan
                                                                       Real Estate Securities
                                                                  -------------------------------
                                                                            December 31,
                                                                  -------------------------------
                                                                    2000       1999     1998/(d)/
                                                                  ---------  ---------  ---------
Net asset value, beginning of year............................... $    8.06  $    8.51  $   10.00
                                                                  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................      0.59       0.49       0.36
   Net realized and unrealized gain (loss) on investments........      1.79      (0.79)     (1.85)
                                                                  ---------  ---------  ---------
    Net income (loss) from operations............................      2.38      (0.30)     (1.49)
                                                                  ---------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................     (0.12)     (0.15)      0.00
   Dividends in excess of net investment income..................      0.00       0.00       0.00
   Distributions from net realized gains on investments..........      0.00       0.00       0.00
   Distributions in excess of net realized gains on investments..      0.00       0.00       0.00
                                                                  ---------  ---------  ---------
    Total distributions..........................................     (0.12)     (0.15)      0.00
                                                                  ---------  ---------  ---------
Net asset value, end of year..................................... $   10.32  $    8.06  $    8.51
                                                                  =========  =========  =========
Total return.....................................................   29.62 %    (3.77)%   (14.93)%
Ratios and supplemental data:....................................
  Net assets at end of year (in thousands)....................... $  16,577  $   3,199  $   2,414
  Ratio of expenses to average net assets........................    1.00 %     1.00 %     1.00 %
  Ratio of net investment income (loss) to average net assets....    6.27 %     5.91 %     6.03 %
  Portfolio turnover rate........................................  291.38 %   189.80 %   100.80 %

                                 Prospectus 81

FOR THE YEAR ENDED

                                                                     Goldman Sachs
                                                                        Growth            Munder Net50
                                                                  ------------------  --------------------
                                                                     December 31,         December 31,
                                                                  ------------------  --------------------
                                                                    2000    1999/(e)/   2000     1999/(e)/
                                                                  --------  --------  ---------  ---------
Net asset value, beginning of year............................... $  11.75  $  10.00  $   11.25  $   10.00
                                                                  --------  --------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................     0.02      0.01       0.08       0.03
   Net realized and unrealized gain (loss) on investments........    (0.95)     1.74      (0.14)      1.74
                                                                  --------  --------  ---------  ---------
    Net income (loss) from operations............................    (0.93)     1.75      (0.06)      1.77
                                                                  --------  --------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................    (0.10)     0.00      (0.26)     (0.04)
   Dividends in excess of net investment income..................     0.00      0.00       0.00      (0.48)
   Distributions from net realized gains on investments..........    (0.05)     0.00      (0.05)      0.00
   Distributions in excess of net realized gains on investments..     0.00      0.00       0.00       0.00
                                                                  --------  --------  ---------  ---------
    Total distributions..........................................    (0.15)     0.00      (0.31)     (0.52)
                                                                  --------  --------  ---------  ---------
Net asset value, end of year..................................... $  10.67  $  11.75  $   10.88  $   11.25
                                                                  ========  ========  =========  =========
Total return.....................................................  (8.02)%   17.50 %    (0.62)%    17.82 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $ 20,185  $  8,204  $   6,451  $   2,783
  Ratio of expenses to average net assets........................   1.00 %    1.00 %     1.00 %     1.00 %
  Ratio of net investment income (loss) to average net assets....   0.15 %    0.12 %     0.71 %     0.50 %
  Portfolio turnover rate........................................  36.51 %   40.46 %   110.38 %   340.66 %

                                                                     T. Rowe Price        T. Rowe Price
                                                                    Dividend Growth         Small Cap
                                                                  ------------------  --------------------
                                                                     December 31,         December 31,
                                                                  ------------------  --------------------
                                                                    2000    1999/(e)/   2000     1999/(e)/
                                                                  --------  --------  ---------  ---------
Net asset value, beginning of year............................... $   9.26  $  10.00  $   13.41  $   10.00
                                                                  --------  --------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................     0.11      0.11      (0.08)     (0.03)
   Net realized and unrealized gain (loss) on investments........     0.80     (0.85)     (1.04)      3.87
                                                                  --------  --------  ---------  ---------
    Net income (loss) from operations............................     0.91     (0.74)     (1.12)      3.84
                                                                  --------  --------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................    (0.04)     0.00      (0.07)      0.00
   Dividends in excess of net investment income..................     0.00      0.00      (0.07)     (0.43)
   Distributions from net realized gains on investments..........     0.00      0.00       0.00       0.00
   Distributions in excess of net realized gains on investments..     0.00      0.00       0.00       0.00
                                                                  --------  --------  ---------  ---------
    Total distributions..........................................    (0.04)     0.00      (0.14)     (0.43)
                                                                  --------  --------  ---------  ---------
Net asset value, end of year..................................... $  10.13  $   9.26  $   12.15  $   13.41
                                                                  ========  ========  =========  =========
Total return.....................................................   9.87 %   (7.40)%    (8.45)%    38.49 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $ 17,637  $  8,730  $  30,024  $   9,824
  Ratio of expenses to average net assets........................   1.00 %    1.00 %     1.00 %     1.00 %
  Ratio of net investment income (loss) to average net assets....   1.19 %    1.75 %    (0.57)%    (0.44)%
  Portfolio turnover rate........................................  78.20 %   43.76 %    64.53 %   159.02 %

                                 Prospectus 82

FOR THE YEAR ENDED

                                                                         Salomon           Pilgrim Baxter
                                                                         All Cap           Mid Cap Growth
                                                                  --------------------  --------------------
                                                                      December 31,          December 31,
                                                                  --------------------  --------------------
                                                                    2000     1999/(e)/    2000     1999/(e)/
                                                                  ---------  ---------  ---------  ---------
Net asset value, beginning of year............................... $   11.18  $   10.00  $   17.75  $   10.00
                                                                  ---------  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................      0.14       0.08      (0.03)     (0.03)
   Net realized and unrealized gain (loss) on investments........      1.90       1.48      (2.46)      7.83
                                                                  ---------  ---------  ---------  ---------
    Net income (loss) from operations............................      2.04       1.56      (2.49)      7.80
                                                                  ---------  ---------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................     (0.20)     (0.06)     (0.17)      0.00
   Dividends in excess of net investment income..................      0.00      (0.32)     (0.03)     (0.05)
   Distributions from net realized gains on investments..........     (0.03)      0.00       0.00       0.00
   Distributions in excess of net realized gains on investments..      0.00       0.00       0.00       0.00
                                                                  ---------  ---------  ---------  ---------
    Total distributions..........................................     (0.23)     (0.38)     (0.20)     (0.05)
                                                                  ---------  ---------  ---------  ---------
Net asset value, end of year..................................... $   12.99  $   11.18  $   15.06  $   17.75
                                                                  =========  =========  =========  =========
Total return.....................................................    8.30 %    15.57 %   (14.39)%    78.00 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $  85,730  $   6,686  $ 217,307  $  37,201
  Ratio of expenses to average net assets........................    1.00 %     1.00 %     0.92 %     1.00 %
  Ratio of net investment income (loss) to average net assets....    1.11 %     1.09 %    (0.14)%    (0.30)%
  Portfolio turnover rate........................................  117.91 %   216.29 %   132.70 %   155.71 %

                                                                     Dreyfus Mid Cap
                                                                  --------------------
                                                                      December 31,
                                                                  --------------------
                                                                    2000     1999/(e)/
                                                                  ---------  ---------
Net asset value, beginning of year............................... $   10.72  $   10.00
                                                                  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................      0.03       0.04
   Net realized and unrealized gain (loss) on investments........      1.36       0.68
                                                                  ---------  ---------
    Net income (loss) from operations............................      1.39       0.72
                                                                  ---------  ---------
  Distributions:
   Dividends from net investment income..........................     (0.05)      0.00
   Dividends in excess of net investment income..................     (0.16)      0.00
   Distributions from net realized gains on investments..........      0.00       0.00
   Distributions in excess of net realized gains on investments..      0.00       0.00
                                                                  ---------  ---------
    Total distributions..........................................     (0.21)      0.00
                                                                  ---------  ---------
Net asset value, end of year..................................... $   11.90  $   10.72
                                                                  =========  =========
Total return.....................................................   12.92 %     7.20 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $  14,714  $   3,384
  Ratio of expenses to average net assets........................    1.00 %     1.00 %
  Ratio of net investment income (loss) to average net assets....    0.29 %     0.58 %
  Portfolio turnover rate........................................  110.82 %    94.19 %

                                 Prospectus 83

FOR THE YEAR ENDED

                                                                   Value Line     Great         Great
                                                                   Aggressive  Companies -   Companies -
                                                                     Growth    America/SM/  Technology/SM/
                                                                  ------------ ------------ -------------
                                                                  December 31, December 31, December 31,
                                                                  ------------ ------------ -------------
                                                                   2000/(f)/    2000/(f)/     2000/(f)/
                                                                  ------------ ------------ -------------
Net asset value, beginning of year...............................  $   10.00     $  10.00     $   10.00
                                                                   ---------     --------     ---------
  Income from operations:
   Net investment income (loss)..................................       0.00         0.04         (0.01)
   Net realized and unrealized gain (loss) on investments........      (0.97)        1.34         (3.25)
                                                                   ---------     --------     ---------
    Net income (loss) from operations............................      (0.97)        1.38         (3.26)
                                                                   ---------     --------     ---------
  Distributions:
   Dividends from net investment income..........................       0.00         0.00          0.00
   Dividends in excess of net investment income..................       0.00         0.00          0.00
   Distributions from net realized gains on investments..........       0.00         0.00          0.00
   Distributions in excess of net realized gains on investments..       0.00         0.00          0.00
                                                                   ---------     --------     ---------
    Total distributions..........................................       0.00         0.00          0.00
                                                                   ---------     --------     ---------
Net asset value, end of year.....................................  $    9.03     $  11.38     $    6.74
                                                                   =========     ========     =========
Total return.....................................................    (9.70)%      13.80 %      (32.60)%
Ratios and supplemental data:
  Net assets at end of year (in thousands).......................  $   5,721     $ 83,121     $  24,159
  Ratio of expenses to average net assets........................     1.00 %       0.91 %        1.00 %
  Ratio of net investment income (loss) to average net assets....    (0.01)%       0.52 %       (0.16)%
  Portfolio turnover rate........................................    26.13 %      14.67 %       48.23 %

                                                                     Great       Gabelli        LKCM
                                                                  Companies -     Global       Capital
                                                                   Global/2/      Growth       Growth
                                                                  ------------ ------------ -------------
                                                                  December 31, December 31, December 31,
                                                                  ------------ ------------ -------------
                                                                   2000/(g)/    2000/(g)/     2000/(h)/
                                                                  ------------ ------------ -------------
Net asset value, beginning of year...............................  $   10.00     $  10.00     $   10.00
                                                                   ---------     --------     ---------
  Income from operations:
   Net investment income (loss)..................................       0.02         0.10          0.01
   Net realized and unrealized gain (loss) on investments........      (1.48)       (1.00)         1.19
                                                                   ---------     --------     ---------
    Net income (loss) from operations............................      (1.46)       (0.90)         1.19
                                                                   ---------     --------     ---------
  Distributions:
   Dividends from net investment income..........................       0.00         0.00          0.00
   Dividends in excess of net investment income..................       0.00         0.00          0.00
   Distributions from net realized gains on investments..........       0.00         0.00          0.00
   Distributions in excess of net realized gains on investments..       0.00         0.00          0.00
                                                                   ---------     --------     ---------
    Total distributions..........................................       0.00         0.00          0.00
                                                                   ---------     --------     ---------
Net asset value, end of year.....................................  $    8.54     $   9.10     $   11.19
                                                                   =========     ========     =========
Total return.....................................................   (14.60)%      (9.00)%       11.90 %
Ratios and supplemental data:
  Net assets at end of year (in thousands).......................  $   5,057     $ 13,351     $     765
  Ratio of expenses to average net assets........................     1.00 %       1.20 %        1.00 %
  Ratio of net investment income (loss) to average net assets....     0.53 %       3.32 %        0.39 %
  Portfolio turnover rate........................................     6.49 %       5.62 %       41.64 %

                                 Prospectus 84

Notes to Financial Highlights

Per share information has been computed using average shares outstanding throughout each period. Total return reflects all Portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts. Total return and portfolio turnover rate are not annualized for periods of less than one year.

Ratio of expenses and ratio of net investment income (loss) to average net assets are annualized for periods of less than one year. For the years ended December 31, 2000 and 1999, ratio of expenses to average net assets is net of the advisory fee waiver. For the years prior to 1999, ratio of expenses to average net assets is net of the advisory fee waiver and fees paid indirectly. Without the advisory fee waived by WRL Management/(i)/ and the fees paid indirectly, ratio of expenses to average net assets for each period presented would be as follows (ratios are annualized for periods of less than one year):

                                              December 31,
                                   ----------------------------------
Portfolio                           2000   1999   1998   1997   1996
---------                          ------ ------ ------ ------ ------
J.P. Morgan Money Market..........   *      *      *      *      *
AEGON Bond........................   *      *      *      *      *
Janus Growth......................   *    0.82 %   *      *      *
Janus Global......................   *      *      *      *      *
LKCM Strategic Total Return.......   *      *      *      *      *
Van Kampen Emerging Growth........   *      *      *      *      *
Alger Aggressive Growth...........   *      *      *      *      *
AEGON Balanced....................   *      *      *      *      *
Federated Growth & Income.........   *      *      *      *      *
Dean Asset Allocation.............   *      *      *      *      *
C.A.S.E. Growth...................   *      *      *    1.14 % 1.70 %
NWQ Value Equity..................   *      *      *      *    1.10 %
GE International Equity........... 1.66 % 1.84 % 1.96 % 3.14 %   **
GE U.S. Equity....................   *      *      *    1.54 %   **
Third Avenue Value................   *    1.06 % 1.13 %   **     **
J.P. Morgan Real Estate Securities 1.71 % 2.69 % 3.34 %   **     **
Goldman Sachs Growth.............. 1.37 % 2.68 %   **     **     **
Munder Net50...................... 2.44 % 5.57 %   **     **     **
T. Rowe Price Dividend Growth..... 1.45 % 2.35 %   **     **     **
T. Rowe Price Small Cap........... 1.14 % 2.46 %   **     **     **
Salomon All Cap................... 1.25 % 2.87 %   **     **     **
Pilgrim Baxter Mid Cap Growth.....   *    1.40 %   **     **     **
Dreyfus Mid Cap................... 1.90 % 4.89 %   **     **     **
Value Line Aggressive Growth...... 1.86 %   **     **     **     **
Great Companies-America/SM/.......   *      **     **     **     **
Great Companies-Technology/SM/.... 1.05 %   **     **     **     **
Great Companies-Global/2/......... 3.93 %   **     **     **     **
Gabelli Global Growth............. 1.99 %   **     **     **     **
LKCM Capital Growth...............   *      **     **     **     **

*  Ratio difference less than 0.01%.
** Portfolio was not in existence during this period.
(a)The inception date of this portfolio was May 1, 1996.
(b)The inception date of this portfolio was January 2, 1997.
(c)The inception date of this portfolio was January 2, 1998.
(d)The inception date of this portfolio was May 1, 1998.
(e)The inception date of this portfolio was May 3, 1999.
(f)The inception date of this portfolio was May 1, 2000.
(g)The inception date of this portfolio was September 1, 2000.
(h)The inception date of this portfolio was December 1, 2000.
(i)Effective May 1, 2001, WRL Investment Management, Inc. was renamed AEGON/Transamerica Fund Advisers, Inc.

                                 Prospectus 85

                                    [GRAPHIC]

                                      Rook
      Investor Profiles

T. ROWE PRICE DIVIDEND GROWTH

For the investor who wants a reasonable level of current income from equity investments that have the potential to rise faster than inflation, and who can tolerate significant fluctuations in the value of their investments.

TRANSAMERICA VALUE BALANCED (FORMERLY, DEAN ASSET ALLOCATION)

For the investor who wants a combination of capital growth and income, and who is comfortable with the risks associated with an actively traded portfolio which shifts assets between equity and debt.

LKCM STRATEGIC TOTAL RETURN

For the investor who wants current income with the prospect of income growth, plus the prospect of capital growth. The investor should be comfortable with the price fluctuations of a portfolio that invests in both equity and fixed-income securities.

J.P. MORGAN REAL ESTATE SECURITIES

For the investor who seeks long-term total return consisting of current income and, potentially, capital appreciation. The investor should be comfortable with the risk of a non-diversified portfolio invested primarily in securities of real estate companies and their exposure to real estate markets.

FEDERATED GROWTH & INCOME

For the investor who seeks high current income and moderate capital appreciation and is willing to accept certain special risks associated with sector investing. (A sector is a broad grouping of specific industries.)

AEGON BALANCED

For the investor who wants capital growth and income from the same investment, but who also wants an investment which has the prospect of sustaining its interim principal value through maintaining a balance between equity and debt. This portfolio is not designed for investors who desire a consistent level of income.

                                 Prospectus 86

Additional information about these portfolios is contained in the Fund's annual and semi-annual reports to shareholders and in the Statement of Additional Information, dated May 1, 2001, which is incorporated by reference into this prospectus. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during the last fiscal year.

You may also call 1-800-851-9777 to request this additional information about the Fund without charge or to make shareholder inquiries.

Other information about these portfolios has been filed with and is available from the U.S. Securities and Exchange Commission. Information about the Fund (including the SAI) can be reviewed and copied at the Securities and Exchange Commission's Public Reference Room in Washington, D.C. Information on the operation of the public reference room may be obtained by calling the Commission at 202-942-8090. Information may be obtained, upon payment of a duplicating fee by writing the Public Reference Section of the Commission, Washington, D.C. 20549-6009.

Reports and other information about the Fund are also available on the Commission's Internet site at http://www.sec.gov.
(WRL Series Fund File No. 811-4419.)

For more information about these portfolios, you may obtain a copy of the SAI or the Annual or Semi-Annual Reports without charge, or to make other inquiries about this Fund, call the number listed above.

(WRL Series Fund File No. 811-4419.)

AEGON/Transamerica
Series Fund, Inc.

AGGRESSIVE EQUITY PORTFOLIOS

 .  Van Kampen Emerging Growth

 .  T. Rowe Price Small Cap

 .  Pilgrim Baxter Mid Cap Growth

 .  Alger Aggressive Growth

WORLD EQUITY PORTFOLIOS

 .  American Century International

 .  Gabelli Global Growth

 .  Great Companies -- Global/2/

GROWTH EQUITY PORTFOLIOS

 .  Great Companies -- Technology/SM/

 .  Goldman Sachs Growth

 .  Great Companies -- America/SM/

 .  Salomon All Cap

 .  NWQ Value Equity

BALANCED PORTFOLIOS

 .  American Century Income & Growth

 .  T. Rowe Price Dividend Growth

                                                                     Prospectus




                    The Securities and Exchange Commission
                     has not approved or disapproved these
                           securities or passed upon
                       the adequacy of this prospectus.
           Any representation to the contrary is a criminal offense.

                                  May 1, 2001

TABLE OF CONTENTS

                 INVESTOR INFORMATION.....................  1

                 ALL ABOUT THE FUND

                    AGGRESSIVE EQUITY PORTFOLIOS
                      Van Kampen Emerging Growth..........  2
                      T. Rowe Price Small Cap.............  3
                      Pilgrim Baxter Mid Cap Growth.......  4
                      Alger Aggressive Growth.............  4

                    WORLD EQUITY PORTFOLIOS
                      American Century International...... 10
                      Great Companies -- Global/2/........ 11
                      Gabelli Global Growth............... 12

                    GROWTH EQUITY PORTFOLIOS
                      Great Companies -- Technology/SM/... 15
                      Goldman Sachs Growth................ 16
                      Great Companies -- America/SM/...... 17
                      Salomon All Cap..................... 17
                      NWQ Value Equity.................... 18

                    BALANCED PORTFOLIOS
                      American Century Income & Growth.... 24
                      T. Rowe Price Dividend Growth....... 25

                 RISK/REWARD INFORMATION.................. 29

                 EXPLANATION OF STRATEGIES AND RISKS...... 30

                 HOW THE FUND IS MANAGED AND ORGANIZED.... 35

                 PERFORMANCE INFORMATION.................. 39

                 OTHER INFORMATION........................ 42

                 FINANCIAL HIGHLIGHTS..................... 44

AEGON/Transamerica Series Fund, Inc. (Fund) currently offers thirty-one separate series or investment portfolios. This prospectus includes fourteen of those portfolios. The Fund is an open-end management investment company, more commonly known as a mutual fund.

Shares of these portfolios are currently only sold to separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, AUSA Life Insurance Company, Peoples Benefit Life Insurance Company and Transamerica Occidental Life Insurance Company to fund the benefits under certain individual flexible premium variable life insurance policies, individual and group variable annuity contracts, and to certain qualified plans administered by Diversified Investment Advisors.

A particular portfolio of the Fund may not be available under the policy or annuity contract you have chosen. The prospectus or disclosure document for your policy or annuity contract shows the portfolios available to you.

Please read this prospectus carefully before selecting a portfolio. It provides information to assist you in your decision. If you would like additional information about a portfolio, please request a copy of the Statement of Additional Information (SAI) (see back cover). The SAI is incorporated by reference into this prospectus.

                                  Prospectus

INVESTOR INFORMATION


To help you understand . . .

In this prospectus, you will see the symbols below.

These are "icons" which serve as tools to direct you to the type of information that is included in the accompanying paragraphs.

The icons are for your convenience and to assist you as you read this prospectus.

      The target directs you to a portfolio's goal or objective.
                                    [GRAPHIC]

                                     Target


      The chess piece indicates discussion about a portfolio's strategies.
                                    [GRAPHIC]

                                      Rook


      The warning sign indicates the risks of investing in a portfolio.
                                    [GRAPHIC]

                                    Caution


      The graph indicates investment performance.
                                    [GRAPHIC]

                                    Bar Chart


      The question mark provides additional information about the Fund or may direct you on how to obtain further information.
                                    [GRAPHIC]

                                  Question Mark

Shares of a portfolio are not deposits or obligations of, or guaranteed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government.

Please note: The names, investment objectives, and policies of certain portfolios are similar to the names, investment objectives and policies of other portfolios that are managed by the same sub-adviser. The investment results of the Fund's portfolio may be higher or lower than the results of these portfolios. There is no assurance, and no representation made, that the investment results of any of the Fund's portfolios will be comparable to any other portfolio.

                                 Prospectus 90

AGGRESSIVE EQUITY PORTFOLIOS

VAN KAMPEN EMERGING GROWTH (formerly WRL VKAM Emerging Growth)

T. ROWE PRICE SMALL CAP (formerly WRL T. Rowe Price Small Cap)

PILGRIM BAXTER MID CAP GROWTH (formerly WRL Pilgrim Baxter Mid Cap Growth)

ALGER AGGRESSIVE GROWTH (formerly WRL Alger Aggressive Growth)

This Risk/Return Summary briefly describes certain Aggressive Equity Portfolios of the Fund and the principal risks of investing in the portfolios. For further information on these portfolios, please read the section entitled "Explanation of Strategies and Risks," beginning on page 30, and the Fund's SAI.

                                    [GRAPHIC]

                                     Target
      Objectives

VAN KAMPEN EMERGING GROWTH

This portfolio seeks capital appreciation by investing primarily in common stocks of small and medium-sized companies.

T. ROWE PRICE SMALL CAP

This portfolio seeks long-term growth of capital by investing primarily in common stocks of small growth companies.

PILGRIM BAXTER
MID CAP GROWTH

This portfolio seeks capital appreciation.

ALGER AGGRESSIVE GROWTH

This portfolio seeks long-term capital appreciation.


  What is an Aggressive Equity Portfolio?

  Aggressive Equity Portfolios are those that seek maximum capital appreciation (a rise in the share price/value). Current income is not a significant factor. Some portfolios that are included in this category may invest in out-of-the main-stream stocks, such as those of fledging or struggling companies, or those in new or currently out-of-favor industries. Some portfolios in this category may also use specialized investment techniques such as options or short-term investing. For these reasons, these portfolios usually entail greater risk than the overall equity portfolio category.

                                    [GRAPHIC]

                                      Rook
      Policies and Strategies

VAN KAMPEN EMERGING GROWTH

The portfolio's sub-adviser, Van Kampen Asset Management Inc. (Van Kampen), seeks to achieve the portfolio's objective by investing:

 . At least 65% of the portfolio's total assets in common stocks of emerging growth companies. Emerging growth companies are those domestic or foreign companies that Van Kampen believes: have rates of earnings growth expected to accelerate or whose rates of earnings growth are expected to exceed that of the overall economy (because of factors such as new or rejuvenated management, new products, services or markets, extended product cycles, acquisitions or as a result of changing markets or industry conditions), are early life cycle companies with the potential to become major enterprises, or have rising earnings expectations or rising valuations. Emerging growth companies may be of any size, including larger, more established companies or smaller, developing companies. Investing in emerging growth companies involves risks not ordinarily associated with investments in other companies.

 .  Options

 .  Futures

Van Kampen invests at least 65% of the portfolio's assets (under normal market conditions) in common stocks of companies that are in the early stages of their life cycle, and are believed by Van Kampen to have rising earnings estimates and valuations. Some securities may have above

                                 Prospectus 91
average price volatility. Van Kampen attempts to reduce overall exposure to risk from declines in the security prices by spreading the portfolio's investments over many different companies in a variety of industries.

Van Kampen will utilize options on securities, futures contracts and options thereon in several different ways, depending upon the status of the portfolio's investment portfolio and its expectations concerning the securities market. Van Kampen will invest up to 20% of the portfolio's total assets in securities of foreign issuers.

In times of stable or rising stock prices, the portfolio generally seeks to be fully invested. Even when the portfolio is fully invested, Van Kampen believes that at least a small portfolio of assets will be held as cash or cash equivalents to honor redemption requests and for other short-term needs.

The amount of portfolio assets invested in cash equivalents does not fluctuate with stock market prices, so that, in times of rising market prices, the portfolio may underperform the market in proportion to the amount of cash equivalents in its portfolio. By purchasing stock index futures contracts, stock index call options, or call options on stock index futures contracts, however, the portfolio can seek to "equalize" the cash portion of its assets and obtain performance that is equivalent to investing 100% in equity securities.

The portfolio may take a temporary defensive position when the securities trading markets or the economy are experiencing volatility or a prolonged general decline, or other adverse conditions exist. This may be inconsistent with the portfolio's principal investment strategies. Under these conditions, the portfolio will be unable to achieve its investment objective.


  What is a Top-Down Approach?
  When using a "top-down" approach, the portfolio manager looks first at broad market factors, and on the basis of those market factors, chooses certain sectors, or industries within the overall market. The manager then looks at individual companies within those sectors or industries.


T. ROWE PRICE SMALL CAP

The portfolio's sub-adviser, T. Rowe Price Associates, Inc. (T. Rowe Price), seeks to achieve the portfolio's objective by investing principally in:

 .  Common stocks of small-cap growth companies

This portfolio will invest, under normal circumstances, at least 65% of its total assets in small-cap growth companies. These are defined as companies whose market capitalization falls within the range of, or smaller than, the smallest 100 companies in the Standard & Poor's 500 Composite Stock Index (S&P
500), which was approximately $3.269 billion and below as of December 31, 2000, but the upper size limit will vary with market fluctuations. Companies whose capitalization increases above this range after the portfolio's initial purchase continue to be considered small companies for purposes of this policy. The S&P 500 measures the performance of the common stocks of 500 large U.S. companies in the manufacturing, utilities, transportation, and financial industries. (A company's market "cap" is found by multiplying its shares outstanding by its stock price.)

To help manage cash flows efficiently, T. Rowe Price may also buy and sell stock index futures. The portfolio intends to be invested in a large number of holdings. T. Rowe Price believes this diversification should minimize the effects of individual security selection on portfolio performance.

T. Rowe Price uses a number of quantitative models that are designed to identify key characteristics of small-cap growth stocks. Based on these models, stocks are selected in a "top-down" manner so that the portfolio's portfolio as a whole reflects characteristics T. Rowe Price considers important, such as valuations (price/earnings or price/book value ratios, for example) and projected earnings growth.

While the portfolio invests principally in common stocks, and, to a lesser extent in stock index futures, it may also purchase other securities, in keeping with its objective.

                                 Prospectus 92

The portfolio may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

The portfolio may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist. This may be inconsistent with the portfolio's principal investment strategies. Under these circumstances, the portfolio may be unable to achieve its investment objective.


  What is a Quantitative Model?
  A quantitative model is fashioned by a portfolio's sub-adviser to assist the sub-adviser in evaluating a potential security. The sub-adviser creates a model that is designed using characteristics that the sub-adviser deems advantageous in a security. The sub-adviser then compares a potential security's characteristics against those of the model, and makes a determination of whether or not to purchase the security based on the results of that comparison.

PILGRIM BAXTER
MID CAP GROWTH

The portfolio's sub-adviser, Pilgrim Baxter & Associates, Ltd. (Pilgrim
Baxter), seeks to achieve the portfolio's objective by investing principally in:

 .  Common stocks

 .  Convertible securities

In seeking capital appreciation, Pilgrim Baxter normally invests at least 65% of the portfolio's total assets in growth securities, such as common stocks, issued by companies with market capitalizations or annual revenues between $500 million and $10 billion. The portfolio invests primarily in companies that Pilgrim Baxter believes have strong business momentum, earnings growth and capital-appreciation potential. The portfolio may also invest in foreign securities, warrants and rights.

Pilgrim Baxter uses its own fundamental research and proprietary measures of growth and business momentum in managing this portfolio.

Pilgrim Baxter's decision to sell a stock depends on many factors. Generally speaking, Pilgrim Baxter considers selling a security when its anticipated appreciation is no longer probable, alternate investments offer more superior appreciation prospects, or the risk of a decline in its market price is too great.

Pilgrim Baxter may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist. Under these circumstances, the portfolio may be unable to achieve its investment objective.

While the fund invests principally in common stocks of medium-sized companies, Pilgrim Baxter may, to a lesser extent, elect to invest in options and futures contracts for hedging and risk management, or in other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 30 and in the SAI.


  What is a "Bottom-Up" Approach?
  When portfolio managers use a "bottom-up" approach, they look primarily at individual companies against the context of broader market factors.

ALGER AGGRESSIVE GROWTH

The portfolio's sub-adviser, Fred Alger Management, Inc. (Alger), seeks to achieve the portfolio's objective by investing principally in:

 .  Equity securities such as common or preferred stocks

 . Convertible securities (convertible securities are securities which can be exchanged or converted into common stock of such companies)

To a lesser extent, the sub-adviser may invest portfolio assets in:

 .  U.S. dollar denominated securities of foreign issuers (American Depositary
   Receipts (ADRs))

 .  Money market instruments

 .  Repurchase agreements

Under normal market conditions, the portfolio invests at least 85% of its assets in common stocks. The portfolio

                                 Prospectus 93
invests in companies of any size that the portfolio managers consider to be rapid growing. A research oriented, "bottom-up" approach to security selection is emphasized.

The portfolio may also use leveraging, a technique that involves borrowing money to invest in an effort to enhance shareholder returns.

The portfolio's manager may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist. This may be inconsistent with the portfolio's principal investment strategies. During this time, the portfolio may invest up to 100% of its assets in money market instruments and cash equivalents. Under these circumstances, the portfolio will be unable to pursue its investment objective.

      Risks of Investing in Aggressive Equity Portfolios
                                    [GRAPHIC]

                                    Caution

The principal risks of investing in Aggressive Equity Portfolios that may adversely affect your investment are described below. (Not all of these risks apply to each Aggressive Equity Portfolio. See the chart below for the principal risks of your portfolio.) Please note that there are many other circumstances which could adversely affect your investment and prevent a portfolio from achieving its objective, which are not described here. Please refer to the section entitled "Explanation of Strategies and Risks" beginning on page 30 and the Fund's SAI for more information about the risks of investing in the Aggressive Equity Portfolios.

                                PRINCIPAL RISKS
                         AGGRESSIVE EQUITY PORTFOLIOS

                                                  PORTFOLIO
                                ----------------------------------------------
                                Van Kampen  T. Rowe  Pilgrim Baxter   Alger
                                 Emerging    Price      Mid Cap     Aggressive
 RISKS                            Growth   Small Cap     Growth       Growth
 -----                          ---------- --------- -------------- ----------
 Stocks                             X          X           X
 Investing Aggressively             X          X           X            X
 Small-Cap and Growth Companies                X                        X
 Quantitative Models                           X
 Futures & Options                  X          X
 Foreign Securities (ADRs)          X                                   X
 Convertibles                                              X            X
 Leveraging
 Emerging Growth Companies          X

 .  Stocks

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the short term. These price movements may result from factors affecting individual companies, certain industries or the securities market as a whole.

Because the stocks a portfolio holds fluctuate in price, the value of your investment in the portfolio will go up and down.

 .  Investing Aggressively

 . The value of developing-company stocks may be very volatile, and can drop significantly in a short period of time

 . Rights, options and futures contracts may not be exercised and may expire worthless

 .  Warrants and rights may be less liquid than stocks

 .  Use of futures and other derivatives may make the portfolio more volatile

                                 Prospectus 94

 .  Small-Cap and Growth Companies

Investing in small companies involves greater risk than is customarily associated with more established companies. Stocks of small companies may be subject to more abrupt or erratic price movements than larger company securities. Small companies often have limited product lines, markets, or financial resources, and their management may lack depth and experience. Securities of such issuers may lack sufficient market liquidity to enable a portfolio to effect sales at an advantageous time or without a substantial drop in price. Such companies usually do not pay significant dividends that could cushion returns in a falling market.

Also, growth stocks can experience steep price declines if the company's earnings disappoint investors. Since many of the Aggressive Equity Portfolios will typically be fully invested in this market sector, investors are fully exposed to its volatility.

 .  Quantitative Models

Stocks selected using quantitative models may not perform as well as these models might otherwise suggest and may cause overall returns to be lower than if other methods are used.

 .  Futures and Options

Futures and options involve additional investment risks and transactional costs, and draw upon skills and experience which are different than those needed to pick other securities. Special risks include:

 .  Inaccurate market predictions

 .  Imperfect correlation

 .  Illiquidity

 .  Tax considerations

The portfolios are not required to hedge their investments.

 .  Foreign Securities

Investments in foreign securities involve risks relating to political, social and economic developments abroad as well as risks resulting from differences in regulations to which U.S. and foreign issuers and markets are subject. To the extent a portfolio invests in emerging markets, these risks would be greater. These risks include:

 .  Changes in currency values

 .  Currency speculation

 .  Currency trading costs

 .  Different accounting and reporting practices

 .  Less information available to the public

 .  Less (or different) regulation of securities markets

 .  More complex business negotiations

 .  Less liquidity

 .  More fluctuations in market prices

 .  Delays in settling foreign securities transactions

 .  Higher transaction costs

 .  Higher costs for holding foreign securities (custodial fees)

 .  Vulnerability to seizure and taxes

 .  Political instability and small markets

 .  Different market trading days

 .  ADRs

Many securities of foreign issuers are represented by American Depositary Receipts (ADRs). While ADRs principally are traded on domestic securities exchanges, investing in ADRs involves many of the same risks associated with foreign securities in general. These risks include:

 .  Changes in currency value

 .  Currency speculation

 .  Currency trading costs

 .  More fluctuations in market prices

 .  Less information available

 .  Convertibles

As with all debt securities, the market value of convertibles tends to decline as interest rates increase and, conversely, to increase as interest rates decline.

                                 Prospectus 95

 .  Leveraging

Leveraging by a portfolio involves special risks:

 .  Leveraging practices may make a portfolio more volatile

 . Leveraging may exaggerate the effect on net asset value of any increase or decrease in the market value of the portfolio's securities

 .  Money borrowed for leveraging is subject to interest costs

 . Minimum average balances may need to be maintained or a line of credit in connection with borrowing may be necessary resulting in an increase in the cost of borrowing over the stated interest rate.

 .  Emerging Growth Companies
  (Van Kampen Emerging Growth)

Companies that Van Kampen believes are emerging growth companies are often companies with accelerating or higher than average rates of earnings growth, or companies with new or limited products, services, markets, distribution channels or financial resources, or the management of such companies may be dependent upon one or a few key people, or the companies have other special circumstances. The stocks of emerging growth companies can be subject to more abrupt or erratic market movements than the stock market in general.

You may lose money if you invest in any of the Aggressive Equity Portfolios.

                                    [GRAPHIC]

                                      Rook
      Investor Profiles

VAN KAMPEN EMERGING GROWTH
May be appropriate for the investor who seeks capital appreciation over the long term; is willing to take on the increased risks of investing in smaller and medium-sized, less established companies in exchange for potentially higher capital appreciation; can withstand substantial volatility in the value of their shares of the portfolio; and wish to add to their personal holdings a portfolio that invests primarily in common stocks of emerging growth companies.

T. ROWE PRICE SMALL CAP

For the investor who wants an aggressive, long-term approach to building capital and who is comfortable with significant fluctuations inherent in small-cap stock investing.

PILGRIM BAXTER MID CAP GROWTH

For the investor who wants long-term growth of capital and who can tolerate the fluctuations inherent in stock investing.

ALGER AGGRESSIVE GROWTH

For the investor who seeks capital growth aggressively, and can tolerate wide swings in the value of their investment.

                                 Prospectus 96

                                    [GRAPHIC]

                                    Bar Chart
      Portfolio Performance

The bar charts and tables below give an indication of the portfolios' risks and performance. The charts show changes in a portfolio's performance from year to year. The performance calculations do not reflect charges or deductions under the policies or the annuity contracts. These fees and expenses would lower investment performance. The tables show how a portfolio's average annual returns for the periods indicated compare to those of a broad measure of market performance.

When you consider this information, please remember that a portfolio's performance in past years is not necessarily an indication of how a portfolio will do in the future.

 VAN KAMPEN EMERGING GROWTH


                                    [CHART]

                           Van Kampen Emerging Growth
                                   --------------------------------------------

                        Highest and Lowest Return
                        (Quarterly 1994-2000)
                        -------   -------- -------------
                                           Quarter Ended
                        Highest    62.73 %   12/31/99
                        Lowest    (25.80)%   12/31/00

                                   --------------------------------------------

               Average Annual Total Returns
               (through December 31, 2000)
               ----------------- -------- ------- ---------------
                                                       Since
                                                     Inception
                                  1 Year  5 Years (March 1, 1993)
               Van Kampen
                 Emerging Growth (11.92)% 29.08%      25.90%
               S&P 500
                 Composite Stock
                 Index            (9.10)% 18.33%      17.25%

                                   --------------------------------------------
 ALGER AGGRESSIVE GROWTH
                                    [CHART]

                            Alger Aggressive Growth

                                   --------------------------------------------

                        Highest and Lowest Return
                        (Quarterly 1995-2000)
                        -------   -------- -------------
                                           Quarter Ended
                        Highest    44.67 %   12/31/99
                        Lowest    (22.51)%   12/31/00

                                   --------------------------------------------

               Average Annual Total Returns
               (through December 31, 2000)
               ----------------- -------- ------- ---------------
                                                       Since
                                                     Inception
                                  1 Year  5 Years (March 1, 1994)
               Alger Aggressive
                 Growth          (31.33)% 18.82%      18.70%
               S&P 500 Composite
                 Stock Index      (9.10)% 18.33%      18.61%

                                   --------------------------------------------


                                 Prospectus 97

                            T. ROWE PRICE SMALL CAP

                                    [CHART]

                            T. Rowe Price Small Cap

--------------------------------------------

                        Highest and Lowest Return
                        (Quarterly 1999-2000)
                        ------------------------------
                                           Quarter Ended
                        Highest   26.70  %   12/31/99
                        Lowest    (11.31)%   12/31/00

--------------------------------------------

                 Average Annual Total Returns
                 (through December 31, 2000)
                 ----------------------------------------------
                                                      Since
                                                    Inception
                                         One Year (May 3, 1999)
                 T. Rowe Price Small Cap (8.45)%     15.34%
                 Russell 2000 Index      (3.02)%      8.25%

--------------------------------------------

                         PILGRIM BAXTER MID CAP GROWTH

                                    [CHART]

                          Pilgrim Baxter Mid Cap Growth

--------------------------------------------

Highest and Lowest Return
(Quarterly 1999-2000)
------------------------------
                   Quarter Ended
Highest   51.48  %   12/31/99
Lowest    (34.69)%   12/31/00

--------------------------------------------

Average Annual Total Returns
(through December 31, 2000)
--------------------------------------------------
                                         Since
                                       Inception
                            One Year (May 3, 1999)
WRL Pilgrim Baxter Mid Cap
  Growth                    (14.39)%    28.82%
Russell MidCap Growth Index (11.75)%    13.50%

                                   --------------------------------------------

                                 Prospectus 98

WORLD EQUITY PORTFOLIOS

AMERICAN CENTURY INTERNATIONAL

GREAT COMPANIES -- GLOBAL/2/ (formerly WRL Great Companies -- Global/2/)

GABELLI GLOBAL GROWTH (formerly WRL Gabelli Global Growth)

This Risk/Return Summary briefly describes certain World Equity Portfolios of the Fund and the principal risks of investing in the portfolios. For further information on these portfolios, please read the section entitled "Explanation of Strategies and Risks," beginning on page 30, and the Fund's SAI.
                                    [GRAPHIC]

                                     Target
      Objectives

AMERICAN CENTURY INTERNATIONAL

This portfolio seeks capital growth.

GREAT COMPANIES -- GLOBAL/2/

This portfolio seeks long-term growth of capital in a manner consistent with preservation of capital.

GABELLI GLOBAL GROWTH

This portfolio seeks to provide investors with appreciation of capital.


  What is a World Equity Portfolio?
  World Equity portfolios include both global and international portfolios. These portfolios invest in equity securities of companies worldwide. Global portfolios invest in securities traded worldwide, including issuers in the U.S. International portfolios invest in securities of companies located outside the U.S. (2/3 of the portfolio's assets must be so invested at all times to qualify as an international portfolio.)


                                    [GRAPHIC]

                                      Rook
      Policies and Strategies

AMERICAN CENTURY INTERNATIONAL

The portfolio's sub-adviser, American Century Investment Management, Inc. ("American Century"), seeks to achieve the portfolio's objective by investing principally in:

 .  Stocks of growing foreign companies

The portfolio manager uses a growth investment strategy developed by American Century to invest in stocks of companies that it believes will increase in value over time. This strategy looks for companies with earnings and revenue growth potential. Ideally, the portfolio manager looks for companies whose earnings and revenues are not only growing, but growing at a successfully faster, or accelerating, pace. This strategy is based on the premise that, over the long term, the stocks of companies with earnings and revenue growth have a greater-than-average chance to increase in value.

The manager uses a bottom-up approach to select stocks to buy for the portfolio. The manager tracks financial information for thousands of companies to identify trends in the companies' earnings and revenues. This information is used to help the portfolio manager select or decide to continue to hold the stocks of companies it believes will be able to sustain their growth, and to sell stocks of companies whose growth begins to slow down.

In addition to locating strong companies with earnings and revenue growth, the portfolio manager believes that it is important to diversify the portfolio's holdings across different countries and geographical regions in an effort to manage the risks of an international portfolio. For this reason, the portfolio manager also considers the prospects for relative economic growth among countries or regions, economic and political conditions, expected inflation rates, currency exchange fluctuations and tax considerations when making investments.

The portfolio manager does not attempt to time the market. Instead, under normal market conditions, the manager tends to keep the portfolio essentially fully invested in stocks regardless of the movement of stock prices. When the manager believes it is prudent, the portfolio may invest a portion of its assets in convertible securities, short-term securities, non-leveraged stock index futures contracts and other similar securities.

                                 Prospectus 99

Stock index futures contracts, a type of derivative security, can help the portfolio's cash assets remain liquid by performing more like stocks. The portfolio has a policy governing stock index futures and similar derivative securities to help manage the risk of these type of investments. For example, the manager cannot leverage the portfolio's assets by investing in a derivative security. A complete description of the derivatives policy is included in the SAI.

GREAT COMPANIES -- GLOBAL/2 /

The portfolio's sub-adviser, Great Companies, L.L.C. (Great Companies), seeks to achieve the portfolio's investment objective by investing principally in:

 .  Common stocks of domestic and foreign issuers

Great Companies will select non-technology and technology stocks, both domestic and international, for the portfolio from a group of companies that Great Companies has identified as being "great companies." Stocks selected for the portfolio will meet some of the common criteria listed below.

All companies selected for the domestic portion of the portfolio must be incorporated in the United States. Domestic non-technology stocks selected for the domestic portion of the portfolio will only be selected if they (and their predecessors) have outperformed the S&P 500 over the ten-year period ended December 29, 2000, are global companies (at least 40% of its revenues outside the U.S.), and have been in business at least 50 years and survived the founder.

Domestic technology stocks will only be selected if they (and their predecessors) have outperformed the NASDAQ Composite Index over the ten-year period ended December 31, 1998, are global companies (at least 30% of its revenues outside the U.S.), and have been in business at least 15 years.

The stocks selected for the international portion of the portfolio must be incorporated outside of the United States. The non-technology portion of international stocks must consist of stocks of companies that have at least 40% of their revenues outside the country of origin, and the technology portion must have at least 30% of their revenues outside the country of origin. In addition, the international stocks will only be selected if they (and their predecessors) have outperformed the Morgan Stanley Capital International World Index (MSCIW) over the ten-year period ended June 30, 2000. MSCIW is the primary benchmark for the portfolio. The international stocks cannot have government ownership in excess of 10% and, generally, must be ADR traded securities.

The common criteria used by the sub-adviser to initially determine if a company should be considered a "great company" candidate may include certain of the following:

 .  be highly regarded by management experts;

 .  be publicly traded;

 .  have a market cap in excess of $15 billion;

 .  be engaged in what the sub-adviser considers to be "terrific businesses";

 .  have a "protective barrier" such as superior brand franchises;

 .  consider employees to be a company's most valuable asset;

 .  have, in the sub-adviser's opinion, "world class management";

 . and be an innovation-driven company that, in the sub-adviser's opinion, can convert changes into opportunities.

Companies identified by the sub-adviser for selection to the portfolios may fall outside of the initial screening process. The final selection of companies identified by the stock selection process and the addition of such companies to the portfolio, is at the sole discretion of the sub-adviser, irrespective of the stock screening process or methods used.

The allocation of stocks within each portion of the portfolio will be driven by these factors:

 .  Market price relative to intrinsic value; and

 .  Intrinsic value momentum.

To determine which "great company" in which the portfolio should invest, Great Companies uses Intrinsic Value investing. Intrinsic Value is the discounted value of the estimated amount of cash that can be taken out of a business during its remaining life. It is an estimate rather than a precise figure, and changes when interest rates

                                Prospectus 100
move or when forecasts of future cash flows are revised. Please see page 34 for a complete description of Intrinsic Value investing.

The allocation of the portfolio between domestic and international companies will be driven by three factors:

 .  Momentum/growth of U.S. equities and international equities;

 . Intrinsic Value momentum of the stocks in the domestic portfolio versus the stocks in the international portfolio; and

 . Market price of the stocks in the portfolios relative to their intrinsic values.

GABELLI GLOBAL GROWTH

The portfolio's sub-adviser, Gabelli Asset Management Company ("Gabelli"), seeks to achieve the portfolio's objective by investing principally in:

 .  Common stocks

Under normal market conditions, the portfolio will invest at least 65% of its total assets in common stock of companies involved in the global market place. The portfolio invests primarily in common stocks of foreign and domestic small capitalization, mid-capitalization and large capitalization issuers. The portfolio may invest without limitation in securities of foreign issuers and will invest in securities of issuers located in at least three countries.

To seek to achieve the portfolio's primary objective, Gabelli employs a disciplined investment program focusing on the globalization and interactivity of the world's market place. The portfolio invests in companies that, in Gabelli's opinion, are at the forefront of accelerated growth.

Gabelli strives to find reasonably valued businesses exhibiting creativity to adapt to the changing environment. Additionally, Gabelli looks for solid franchises, ideally with unique copyrights that can add to overall value creation. And lastly, Gabelli likes growth and, therefore, looks to businesses involved in the ever-evolving communication revolution. Looking forward, Gabelli continues to believe that the dominant companies of tomorrow will be conducting a major portion of their business via the Internet within the next five years.

Currently in selecting investments, Gabelli seeks companies participating in emerging advances in interactive services and products that are accessible to individuals in their homes or offices through consumer electronics content based devices such as telephones, televisions, radios and personal computers. The portfolio will invest in companies which Gabelli believes are likely to have rapid growth in revenues and earnings and potential for above average capital appreciation or are undervalued. In addition, Gabelli also considers the market price of the issuer's securities, its balance sheet characteristics and the perceived strength of its management.

Gabelli sells the portfolio's securities when Gabelli considers the stock to be overvalued, or when Gabelli feels the stock is no longer in what it considers to be a favorable media.

In seeking to achieve the investment objective of this portfolio, Gabelli may make investment decisions without giving consideration to the turnover rate of the portfolio. As a result, the turnover rate of the portfolio may be higher than other comparable portfolios. Consequently, the portfolio may incur higher transaction related expenses than portfolios that do not engage in frequent trading.

      Risks of Investing in World Equity Portfolios
                                    [GRAPHIC]

                                    Caution

The principal risks of investing in World Equity Portfolios that may adversely affect your investment are described below. (Not all of these risks apply to each World Equity Portfolio. See the chart below for the principal risks of your portfolio.) Please note that there are many other circumstances which could adversely affect your investment and prevent a portfolio from achieving its objective, which are not described here. Please refer to the section entitled "Explanation of Strategies and Risks" beginning on page 30, and the Fund's SAI for more information about the risks associated with investing in the World Equity Portfolios.

                                Prospectus 101

                                PRINCIPAL RISKS
                            WORLD EQUITY PORTFOLIOS

                                                    PORTFOLIO
     -                                  ----------------------------------
                                          American       Great     Gabelli
                                           Century    Companies -- Global
     RISKS                              International  Global/2/   Growth
     -----                              ------------- ------------ -------
     Stocks                                   X            X          X
     Foreign Securities                       X            X          X
     Emerging Markets Risk                    X            X          X
     Forward Foreign Currency Contracts       X            X
     Established Company Stocks                            X
     Depositary Receipts                                   X
     Proprietary Research                                  X
     Technology Stocks                                     X          X
     Growth Investing                         X

 .  Stocks

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, certain industries or the securities market as a whole.

Because the stocks the portfolio holds fluctuate in price, the value of your investment in the portfolio will go up and down.

 .  Foreign Securities

Investments in foreign securities involve risks relating to political, social and economic developments abroad as well as risks resulting from differences in regulations to which U.S. and foreign issuers and markets are subject. To the extent a portfolio invests in emerging markets, these risks would be greater. These risks include:

 .  Changes in currency values

 .  Currency speculation

 .  Currency trading costs

 .  Different accounting and reporting practices

 .  Less information available to the public

 .  Less (or different) regulation of securities markets

 .  Greater complex business negotiations

 .  Less liquidity

 .  More fluctuations in prices

 .  Delays in settling foreign securities transactions

 .  Higher costs for holding shares (custodial fees)

 .  Higher transaction costs

 .  Vulnerability to seizure and taxes

 .  Political instability and small markets

 .  Different market trading days

 .  Forward foreign currency contracts for hedging

 .  Emerging Markets Risk

Investing in the securities of issuers located in or principally doing business in emerging markets bear foreign risks as discussed above. In addition, the risks associated with investing in emerging markets are often greater than investing in developed foreign markets. Specifically, the economic structures in emerging markets countries are less diverse and mature than those in developed countries, and their political systems are less stable. Investments in emerging markets countries may be affected by national policies that restrict foreign investments. Emerging market countries may have less developed legal structures, and the small size of their securities markets and low trading volumes can make investments illiquid and more volatile than investments in developed countries. As a result, a portfolio investing in emerging market countries may be required to establish special custody or other arrangements before investing.

 .  Forward Foreign Currency Contracts

Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of portfolio securities decline.


                                Prospectus 102

Such hedging transactions preclude the opportunity for gain if the value of the hedging currency should rise.
Forward contracts may, from time to time, be considered illiquid, in which case they would be subject to the portfolio's limitation on investing in illiquid securities.

If the portfolio manager's judgment of markets proves incorrect or the strategy does not correlate well with a portfolio's investment, the use of such hedging transactions could result in a loss regardless of whether the intent was to reduce risk or increase return and may increase a portfolio's volatility. In addition, in the event that non-exchange traded forward currency contracts are used, such transactions could result in a loss if the counterparty to the transaction does not perform as promised.

 .  Depositary Receipts

Depositary receipts represent interests in an account at a bank or trust company which holds equity securities. They are subject to some of the same risks as direct investments in foreign securities, including currency risk. The regulatory requirements with respect to depositary receipts that are issued in sponsored and unsponsored programs are generally similar, but the issuers of unsponsored depositary receipts are not obligated to disclose material information in the U.S., and, therefore, such information may not be reflected in the market value of the depositary receipts.

 .  Established Company Stocks (Great Companies -- Global/2/)

Because domestic companies in which this portfolio invests must have been in existence for at least 50 years, and foreign companies must have been in existence for at least 15 years, certain sector stocks, which would otherwise present attractive investment opportunities, will not be selected for the portfolio.

 .  Proprietary Research

Proprietary forms of research may not be effective and may cause overall returns to be lower than if other forms of research are used.

 .  Technology Stocks

Securities of technology companies are strongly affected by worldwide scientific and technological developments and governmental policies, and, therefore, are generally more volatile than securities of companies not dependent upon or associated with technological issues. The entire value of the portfolio may decrease if the technology industry suffers a loss.

 .  Growth Investing Risk

Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A portfolio may underperform other portfolios that employ a different style. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. Growth-oriented funds typically will underperform when value investing is in favor.

You may lose money if you invest in any of the World Equity Portfolios.

                                    [GRAPHIC]

                                      Rook
      Investor Profiles

AMERICAN CENTURY INTERNATIONAL

For the investor who seeks long-term capital growth, diversification of his or her investment portfolio through investment in foreign securities and is comfortable with the risks associated with investing in foreign growth securities and short-term price volatility.

GABELLI GLOBAL GROWTH

For the investor who is a long-term investor and who seeks growth of capital in a diversified portfolio of stocks of companies located inside and outside the United States.

GREAT COMPANIES -- GLOBAL2

For the investor who seeks capital growth without being limited to investments in U.S. securities, and who can tolerate the risks associated with foreign investing.

                                    [GRAPHIC]

                                    Bar Chart
      Portfolio Performance

Because the Gabelli Global Growth and Great Companies -- Global/2/ commenced operations in September 2000, and American Century International commenced operations in May 2001, performance history for those portfolios is not included.

                                Prospectus 103

GROWTH EQUITY PORTFOLIOS

GREAT COMPANIES -- TECHNOLOGY/SM/ (formerly WRL Great Companies --
Technology/SM/)

GOLDMAN SACHS GROWTH (formerly WRL Goldman Sachs Growth)

GREAT COMPANIES -- AMERICA/SM/ (formerly WRL Great Companies -- America/SM/)

SALOMON ALL CAP (formerly WRL Salomon All Cap)

NWQ VALUE EQUITY (formerly WRL NWQ Value Equity)

This Risk/Return Summary briefly describes each Growth Equity Portfolio of the Fund and the principal risks of investing in the portfolios. For further information on these portfolios, please read the section entitled "Explanation of Strategies and Risks," beginning on page 30, and the Fund's SAI.

                                    [GRAPHIC]

                                     Target
      Objectives

GREAT COMPANIES -- TECHNOLOGY/SM/

This portfolio seeks long-term growth of capital.

GOLDMAN SACHS GROWTH

This portfolio seeks long-term growth of capital.

GREAT COMPANIES -- AMERICA/SM/

This portfolio seeks long-term growth of capital.

SALOMON ALL CAP

This portfolio seeks capital appreciation.

NWQ VALUE EQUITY

This portfolio seeks to achieve maximum, consistent total return with minimum risk to principal.


         --------------------------------------------------------------

           What is a Growth Equity Portfolio?

           Each growth equity portfolio invests in the common stock of companies that offer potentially rising share prices. These portfolios primarily aim to provide capital appreciation (a rise in share price) rather than steady income.

         -
         --------------------------------------------------------------


                                    [GRAPHIC]

                                      Rook
      Policies and Strategies


GREAT COMPANIES -- TECHNOLOGY/SM/

The portfolio's sub-adviser, Great Companies, L.L.C. (Great Companies), seeks to achieve the portfolio's objective by investing principally in:

 . Common stocks of companies that offer technology- or communications-related products, capital goods and services

The portfolio seeks to invest in stocks of large, established, United States-based companies that rely extensively on technology or communication advances in their product development or operations, and have benefited from technological or communications in their operating history. Stocks for this portfolio are selected by Great Companies from a group of companies that it has identified, in its opinion, as being a "great company."

To be considered a "great company" candidate by the sub-adviser, the sub-adviser will initially determine if a company meets certain of the following criteria: have a market cap in excess of $15 billion; be highly regarded by management experts; be incorporated in the U.S.; be publicly traded; have been in business 15 years or more; be engaged in what the sub-adviser considers to be "terrific technology businesses"; have a "protective barrier" such as superior business franchises; consider employees to be the company's most valuable asset; have, in the sub-adviser's opinion, "world class management"; deliver outstanding returns to shareholders; be a global

                                Prospectus 104
company (40% of revenues from non-U.S. operations); and, in the sub-adviser's opinion, be able to convert changes into opportunities. Each company's common stock must have outperformed the S&P 500 over the ten year period ending December 31, 1998. The sub-adviser will use the NASDAQ Composite Index as the performance benchmark for the portfolio.

Companies identified by the sub-adviser for selection to the portfolio may fall outside of the initial screening process. The final selection of companies identified by the stock selection process and the addition of such companies to the portfolio, is at the sole discretion of the sub-adviser, irrespective of the stock screening process or methods used.

To determine a company in which the portfolio should invest, Great Companies also uses Intrinsic Value investing. Intrinsic Value is the discounted value of the cash that can be taken out of a business during its remaining life. It is an estimate rather than a precise figure, and changes when interest rates move or when forecasts of future cash flows are revised.

Great Companies monitors changes in each company's Intrinsic Value over a twelve to eighteen month period. It then determines a company's Intrinsic Value Momentum (IVM), which is a measurement of the rate at which a company is increasing or decreasing its Intrinsic Value. Great Companies looks at the trading price of the stock and compares it to its Intrinsic Value calculation. If a stock appears to be significantly overvalued in the market and its IVM is flat or declining when compared to the Intrinsic Value calculation, Great Companies does not invest in the stock or, if the portfolio has already invested in the company, may reduce its position in the stock. When a company's stock share price drops well below the Intrinsic Value calculation and its IVM is rising, Great Companies will normally invest in the company or, if the portfolio has already invested in the company, attempt to buy more shares.

The companies chosen by Great Companies will vary over time and Great Companies will add and subtract from its list of "great companies" based on its evaluation process. It is the opinion of Great Companies that, over the long-term, stocks selected through its evaluation process will continue to outperform the various benchmarks.

Because stock selections are limited to the companies identified as being a "great company" by Great Companies, the portfolio is non-diversified.

GOLDMAN SACHS GROWTH

The portfolio's sub-adviser, Goldman Sachs Asset Management (GSAM), seeks to achieve the portfolio's objective by investing principally in:

 .  Stocks

The portfolio invests, under normal circumstances, at least 90% of total assets in a diversified portfolio of equity securities that are considered by GSAM to have long-term capital appreciation potential. Although the portfolio will invest primarily in publicly traded U.S. securities, it may invest up to 10% of its total assets in foreign securities, including securities of issuers in emerging (developing) countries and securities quoted in foreign currencies.

Stocks for this portfolio are selected based on their prospects for above-average growth. GSAM will select securities of growth companies trading, in GSAM's opinion, at a reasonable price relative to other industries, competitors and historical price/earnings multiples.

In order to determine whether a security has favorable growth prospects, GSAM ordinarily looks for one or more of the following characteristics in relation to the security's prevailing price:

 .  prospects for above average sales and earnings growth per share

 .  high return on invested capital

 .  free cash flow generation

 . sound balance sheet, financial and accounting policies, and overall financial strength

 .  strong competitive advantages

 .  effective research, product development, and marketing

 .  pricing flexibility

 .  strength of management

 . general operating characteristics that will enable the company to compete successfully in its marketplace

The portfolio generally will invest in companies whose earnings are believed to be in a relatively strong growth trend, or, to a lesser extent, in companies in which significant further growth is not anticipated, but whose market value per share is thought to be undervalued.

                                Prospectus 105

GSAM may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist. This may be inconsistent with the portfolio's principal investment strategies. Under these circumstances, the portfolio may be unable to achieve its investment objective.

GREAT COMPANIES -- AMERICA/SM/

The portfolio's sub-adviser, Great Companies LLC. (Great Companies), seeks to achieve the portfolio's objective by investing principally in:

 .  Large-cap stocks

The portfolio seeks to invest in common stocks of large, established, United States-based companies. Stocks for this portfolio are selected by Great Companies from a group of companies that it has identified, in its opinion, as being a "great company."

To be considered a "great company" candidate by the sub-adviser, the sub-adviser will initially determine if a company meets certain of the following criteria: have a market cap in excess of $15 billion; be highly regarded by management experts; be incorporated in the U.S.; be publicly traded; be engaged in what the sub-adviser considers to be "terrific businesses"; have a "protective barrier" such as superior business franchises; have been in business for at least 50 years and survived the founder; consider employees to be the company's most valuable asset; have, in the sub-adviser's opinion, "world class management"; deliver outstanding returns to shareholders; be a global company (40% of revenues from non-U.S. operations); and, in the sub-adviser's opinion, be able to convert changes into opportunities. Each company's common stock must have consistently outperformed the S&P 500 over the ten-year period ending December 29, 2000. The sub-adviser will use the S&P 500 as the performance benchmark for the fund.

Companies identified by the sub-adviser for selection to the portfolio may fall outside of the initial screening process. The final selection of companies identified by the stock selection process and the addition of such companies to the portfolio, is at the sole discretion of the sub-adviser, irrespective of the stock screening process or methods used.

To determine which "great company" in which the portfolio should invest, Great Companies uses Intrinsic Value investing. Intrinsic Value is the discounted value of the cash that can be taken out of a business during its remaining life. It is an estimate rather than a precise figure, and changes when interest rates move or when forecasts of future cash flows are revised. Please see page 34 for a complete description of Intrinsic Value investing.

Because stock selections are limited to the companies identified as being a "great company" by Great Companies, the portfolio is non-diversified.

SALOMON ALL CAP

The portfolio's sub-adviser, Salomon Brothers Asset Management Inc (SaBAM), seeks to achieve the portfolio's investment objective by investing principally in:

 .  Common stocks

 .  Convertible securities

To a lesser extent, the portfolio may invest in:

 .  Cash and cash equivalents

This portfolio is non-diversified. The portfolio will primarily invest in common stocks, or securities convertible into or exchangeable for common stocks, such as convertible preferred stocks or convertible debentures.

The portfolio's classification as "non-diversified" under the 1940 Act means that the portfolio has the ability to take larger positions in a smaller number of issuers. However, to meet federal tax requirements, at the close of each quarter the portfolio may not have more than 25% of its total assets invested in any one issuer and, with respect to 50% of its total assets, not more than 5% of its total assets invested in any one issuer.

In seeking capital appreciation, the portfolio may purchase securities of: seasoned issuers; small companies; newer companies; and new issues. The portfolio may be subject to wide fluctuations in market value. Portfolio securities may have limited marketability or may be widely and publicly traded.

SaBAM anticipates that the portfolio's investments generally will be in securities of companies which it

                                Prospectus 106
considers to reflect some or all of the following characteristics:

 .  Undervalued share prices

 . Special situations such as existing or possible changes in management or management policies, corporate structure or control, capitalization, regulatory environment, or other circumstances which could be expected to favor earnings or market price of such company's shares

 . Growth potential due to technological advances, new methods in marketing or production, new or unique products or services, changes in demands for products or services or other significant new developments

SaBAM purchases securities that it believes can be accurately valued, examining cash flow and management's use of cash. SaBAM looks for securities that it believes have a catalyst for price appreciation. Only those companies that pass SaBAM's strict in-depth analysis and debate are eligible for inclusion in the portfolio.

SaBAM uses a "bottom-up," fundamental research process to select the portfolio's securities. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market.

SaBAM may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist. This may be inconsistent with the portfolio's principal investment strategies. Under these circumstances, the portfolio may be unable to pursue its investment objective.

NWQ VALUE EQUITY

The portfolio's sub-adviser, NWQ Investment Management Company, Inc. (NWQ), seeks to achieve its objective by investing principally in:

 .  Common stocks

To a lesser extent, NWQ may invest portfolio assets in:

 .  Money market and short-term instruments (Treasury Bills)

 .  ADRs and exchange listed foreign stocks

NWQ employs a value-oriented approach to investing, utilizing a "bottom-up" discipline and invests in undervalued companies where catalysts exist to unlock value or improve profitability.

NWQ uses statistical measures to look for above-average stock valuations, screening for below-average price-to-earnings and price-to-book ratios, above-average dividend yields and strong financial stability.

In addition, NWQ uses normalized earnings to value cyclical companies, focuses on quality of earnings, and looks for investment in relative value. The portfolio is diversified across industries and sectors with strong long-term fundamentals. NWQ's selection process focuses on companies that are beneficiaries of restructurings or consolidations, as well as those with strong management.

The portfolio consists primarily of mid-capitalization to large capitalization companies. NWQ considers the following when making a security selection:

 .  below-average price-to-earnings ratios

 .  below-average price-to-book

 .  strong financial stability

 .  industries/sectors with strong long-term fundamentals

 .  leading/strong market positions

 . uses earnings averaged over both strong and weak periods in evaluating cyclical companies

                                    [GRAPHIC]

                                    Caution
      Risks

The principal risks of investing in Growth Equity Portfolios that may adversely affect your investment are described below. (Not all of these risks apply to each Growth Equity Portfolio. See the chart below for the principal risks of your portfolio.) Please note that there are many other circumstances which could adversely affect your investment and prevent a portfolio from achieving its objective, which are not described here. Please refer to the section entitled "Explanation of Strategies and Risks," beginning on page 30, and the Fund's SAI for more information about the risks associated with investing in the Growth Equity Portfolios.

                                Prospectus 107

                                PRINCIPAL RISKS
                           GROWTH EQUITY PORTFOLIOS

                              Great      Goldman    Great              NWQ
                          Companies --    Sachs  Companies -- Salomon Value
   RISKS                  Technology/SM/ Growth  America/SM/  All Cap Equity
   -----                  -------------  ------- ------------ ------- ------
   Non-Diversification          X                     X          X
   Stocks                       X           X         X          X      X
   Medium Sized Companies                                        X
   Foreign Securities
   Emerging Markets Risk
   Convertibles                             X
   Proprietary Research         X                     X
   Style Risk                   X           X         X          X      X
   Futures and Options
   Depositary Receipts
   Warrants & Rights
   Technology Stocks            X

 .  Non-Diversification

To the extent a portfolio invests a greater proportion of its assets in the securities of a smaller number of issuers, it may be more susceptible to any single economic, political or regulatory occurrence than a more widely diversified portfolio and may be subject to greater risk of loss with respect to its portfolio securities.

 .  Stocks

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries, or the securities market as a whole.

Because the stocks the portfolio holds fluctuate in price, the value of your investment in the portfolio may go up and down.

 .  Medium- and Small-Sized Companies

These companies present additional risks because their earnings may be less predictable, their share price more volatile, and their securities less liquid than larger more established companies.

 .  Foreign Securities

Investments in foreign securities involve risks relating to political, social and economic developments abroad as well as risks resulting from differences in regulations to which U.S. and foreign issuers and markets are subject. These risks include:

 .  Changes in currency values

 .  Currency speculation

 .  Currency trading costs

 .  Different accounting and reporting practices

 .  Less information available to the public

 .  Less (or different) regulation of securities markets

 .  More complex business negotiations

 .  Less liquidity

 .  More fluctuations in market prices

 .  Delays in settling foreign securities transactions

 .  Higher costs for holding foreign securities (custodial fees)

 .  Higher transaction costs

 .  Vulnerability to seizure and taxes

 .  Political instability and small markets

 .  Different market trading days

                                Prospectus 108

 .  Emerging Markets Risk

Investing in the securities of issuers located in or principally doing business in emerging markets bear foreign risks as discussed above. In addition, the risks associated with investing in emerging markets are often greater than investing in developed foreign markets. Specifically, the economic structures in emerging markets countries are less diverse and mature than those in developed countries, and their political systems are less stable. Investments in emerging markets countries may be affected by national policies that restrict foreign investments. Emerging market countries may have less developed legal structures, and the small size of their securities markets and low trading volumes can make investments illiquid and more volatile than investments in developed countries. As a result, a portfolio investing in emerging market countries may be required to establish special custody or other arrangements before investing.

 .  Convertibles

As with all debt securities, the market value of convertibles tends to decline as interest rates increase and, conversely, increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock.

 .  Proprietary Research

Proprietary forms of research may not be effective and may cause overall returns to be lower than if other forms of research are used.

 .  Style Risk

Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A portfolio may underperform other portfolios that employ a different style. A portfolio also may employ a combination of styles that impact its risk characteristics. Examples of different styles include growth and value investing, as well as those focusing on large, medium, or small company securities.

 .  Growth Investing Risk
    Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. Growth oriented funds will typically underperform when value investing is in favor.

 .  Futures and Options

Futures and options involve additional investment risks and transactional costs, and draw upon skills and experience which are different than those needed to pick other securities. Special risks include:

 .  Inaccurate market predictions

 .  Imperfect correlation

 .  Illiquidity

 .  Tax considerations

The portfolios are not required to hedge their investments.

 .  Warrants and Rights

Warrants and rights may be considered more speculative than certain other types of investments because they do not entitle a holder to the dividends or voting rights for the securities that may be purchased. They do not represent any rights in the assets of the issuing company.

Also, the value of a warrant or right does not necessarily change with the value of the underlying securities. A warrant or right ceases to have value if it is not exercised prior to the expiration date.

 .  Depositary Receipts

Depositary receipts represent interests in an account at a bank or trust company which holds equity securities. They are subject to some of the same risks as direct investments in foreign securities, including currency risk. The regulatory requirements with respect to depositary receipts that are issued in sponsored and unsponsored programs are generally similar, but the issuers of unsponsored depositary receipts are not obligated to disclose material information in the U.S., and, therefore, such information may not be reflected in the market value of the depositary receipts.

 .  Technology Stocks

Securities of technology companies are strongly affected by worldwide scientific and technological developments and governmental policies, and, therefore, are generally

                                Prospectus 109
more volatile than securities of companies not dependent upon or associated with technological issues. The entire value of the portfolio may decrease if the technology industry suffers a loss.

You may lose money if you invest in any of the Growth Equity Portfolios.

                                    [GRAPHIC]

                                      Rook
      Investor Profiles


GREAT COMPANIES -- TECHNOLOGY/SM/

For the investor who is willing to accept the higher risk of loss inherent in a portfolio that invests in technology company securities which may be strongly affected by worldwide scientific and technological developments and governmental policies, in exchange for the potential of greater capital appreciation.

GOLDMAN SACHS GROWTH

For the investor who seeks long-term growth of capital and who can tolerate fluctuations inherent in stock investing.

GREAT COMPANIES -- AMERICA/SM/

For the investor who seeks long-term growth of capital and who can tolerate fluctuations inherent in stock investing.

SALOMON ALL CAP

For the investor who wants long-term growth of capital and who can tolerate the risks of a non-diversified portfolio and fluctuations in their investment.

NWQ VALUE EQUITY

For the investor who seeks both capital preservation and long-term capital appreciation and who can tolerate fluctuations inherent in stock investing.

                                Prospectus 110

                                    [GRAPHIC]

                                    Bar Chart
      Portfolio Performance


The bar charts and tables below give an indication of the portfolios' risks and performance. The charts show changes in a portfolio's performance from year to year. The performance calculations do not reflect charges or deductions under the policies or the annuity contracts. These fees and expenses would lower investment performance. The tables show how a portfolio's average annual returns for the periods indicated compare to those of a broad measure of market performance.

Because Great Companies -- America/SM/ and Great Companies -- Technology/SM/ commenced operations in May, 2000 their performance history is not included.

When you consider this information, please remember that a portfolio's performance in past years is not necessarily an indication of how a portfolio will do in the future.


 NWQ VALUE EQUITY

                                    [CHART]

                                NWQ Value Equity

--------------------------------------------

Highest and Lowest Return
(Quarterly 1997-2000)
------------------------------
                   Quarter Ended
Highest   16.23  %    6/30/99
Lowest    (17.95)%    9/30/98

--------------------------------------------

Average Annual Total Returns
(through December 31, 2000)
---------------------------------------
                              Since
                            Inception
                  1 Year  (May 1, 1996)
NWQ Value Equity  15.19 %    11.69%
S&P 500 Composite
  Stock Index     (9.10)%    18.04%

--------------------------------------------

                                SALOMON ALL CAP

                                    [CHART]

                                Salomon All Cap
                                   --------------------------------------------

Highest and Lowest Return
(Quarterly 1999-2000)
-----------------------------
                  Quarter Ended
Highest   13.19 %   12/31/99
Lowest    (5.02)%    9/30/99

--------------------------------------------

Average Annual Total Returns
(through December 31, 2000)
-----------------------------------------
                                Since
                              Inception
                   One Year (May 3, 1999)
Salomon All Cap    18.30 %     20.69%
Russell 3000 Index (7.46)%      2.11%

--------------------------------------------

                                Prospectus 111

                              GOLDMAN SACHS GROWTH


                                    [CHART]

                              Goldman Sachs Growth
--------------------------------------------

Highest and Lowest Return
(Quarterly 1999-2000)
------------------------------
                   Quarter Ended
Highest   20.14  %   12/31/99
Lowest     (8.13)%   12/31/00

--------------------------------------------

Average Annual Total Returns
(through December 31, 2000)
----------------------------------------------------
                                           Since
                                         Inception
                              One Year (May 3, 1999)
Goldman Sach Growth           (8.02)%      4.78%
S&P 500 Composite Stock Index (9.10)%       .54%

--------------------------------------------

                                Prospectus 112

BALANCED PORTFOLIOS

AMERICAN CENTURY INCOME & GROWTH

T. ROWE PRICE DIVIDEND GROWTH (formerly WRL T. Rowe Price Dividend Growth)

This Risk/Return Summary briefly describes certain Balanced Portfolios of the Fund and the principal risks of investing in the portfolios. For further information on these portfolios, please read the section entitled "Explanation of Strategies and Risks," beginning on page 30, and the Fund's SAI.
                                    [GRAPHIC]

                                     Target
      Objectives

AMERICAN CENTURY INCOME & GROWTH

This portfolio seeks dividend growth, current income and capital appreciation by investing in common stock.

T. ROWE PRICE DIVIDEND GROWTH

This portfolio seeks to provide an increasing level of dividend income, long-term capital appreciation, and reasonable current income through investments primarily in dividend paying stocks.


  What is a Balanced Portfolio?
  A balanced portfolio generally tries to balance three different objectives: moderate long-term growth of capital, moderate income, and moderate stability in an investor's principal. To reach these goals, balanced portfolios invest in a mixture of stocks, bonds and money market instruments.


                                    [GRAPHIC]

                                      Rook
      Policies and Strategies

AMERICAN CENTURY INCOME & GROWTH

The portfolio's sub-adviser, American Century Investment Management, Inc. ("American Century"), seeks to achieve the portfolio's objective by investing principally in:

 .  Common stocks

The portfolio's investment strategy utilizes quantitative management techniques in a two-step process that draws heavily on computer technology. In the first step, the portfolio manager ranks stocks, primarily the 1,500 largest publicly traded companies in the United States (measured by the value of their stock), from most attractive to least attractive. This is determined by using a computer model that combines measures of a stock's value, as well as measures of its growth potential. To measure value, the manager uses ratios of stock price-to-book value and stock price-to-cash flow, among others. To measure growth, the manager uses, among others, the rate of growth of company's earnings and changes in its earnings estimates.

In the second step, the manager uses a technique called portfolio optimization. In portfolio optimization, the manager uses a computer to build a portfolio of stocks for the ranking described earlier that it believes will provide the optimal balance between risk and expected return. The goal is to create a portfolio that provides better returns than the S&P 500, without taking on significant additional risk.

The portfolio manager does not attempt to time the market. Instead, under normal market conditions, it intends to keep the portfolio essentially fully invested in stocks regardless of the movement of stock prices. When the manager believes it is prudent, the portfolio may invest a portion of its assets in convertible debt securities, foreign securities, short-term securities, non-leveraged stock index futures contracts and other similar securities.

Stock index futures contracts, a type of derivative security, can help the portfolio's cash assets remain liquid while performing more like stocks. The portfolio has a policy governing stock index futures and similar derivative securities to help manage the risk of these type of instruments. For example, the manager cannot leverage the portfolio's assets by investing in a derivative security. A complete description of the derivatives policy is included in the SAI.

                                Prospectus 113

T. ROWE PRICE DIVIDEND GROWTH

The portfolio's sub-adviser, T. Rowe Price Associates, Inc. (T. Rowe Price), seeks to achieve the portfolio's objective by investing principally in:

 . Dividend-paying common stocks with favorable prospects for increasing dividends and long-term appreciation

To a lesser extent, T. Rowe Price may invest in:

 .  Foreign securities

 .  Futures

T. Rowe Price typically invests at least 65% of total assets in common stocks of dividend-paying companies that it expects to increase their dividends over time and also provide long-term appreciation.

T. Rowe Price believes that a track record of dividend increases is an excellent indicator of financial health and growth prospects, and over the long-term, income can contribute significantly to total return. Dividends can also help reduce the portfolio's volatility during periods of market turbulence and help offset losses when stock prices are falling.

T. Rowe Price looks for stocks with sustainable, above-average growth in earnings and dividends, and attempts to buy them when they are temporarily out of favor or undervalued by the market. Holdings tend to be in large to medium-sized companies. In selecting investments, T. Rowe Price favors companies with one or more of the following:

 . Either a track record of, or the potential for, above-average earnings and dividend growth

 .  A competitive current dividend yield

 . A sound balance sheet and solid cash flow to support future dividend increases

 .  A sustainable competitive advantage and leading market position

 . Attractive valuations such as low price/earnings, price/cash flow, or price/dividend ratios yield

While the portfolio invests primarily in U.S. common stocks, T. Rowe Price may also purchase other securities including foreign securities (up to 25%), convertible securities, warrants, preferred stocks, and corporate and government debt when considered consistent with the portfolio's objective. Futures and options may be used for any number of reasons, including: managing the portfolio's exposure to securities prices and foreign currencies; to enhance income; to manage cash flows efficiently; or to protect the value of portfolio securities. If the portfolio uses futures and options, it is exposed to additional volatility and potential losses.

The portfolio may sell securities for a variety of reasons such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

The portfolio may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist (which is inconsistent with the portfolio's principal investment strategies). Under these circumstances, the portfolio may be unable to achieve its investment objective.

                                    [GRAPHIC]

                                    Caution
      Risks

The principal risks of investing in Balanced Portfolios that may adversely affect your investment are described below. (Not all of these risks apply to each Balanced Portfolio. See the chart below for the principal risks of your portfolio.) Please note that there are many other circumstances that could adversely affect your investment and prevent a portfolio from achieving its objective, which are not described here. Please refer to the section entitled "Explanation of Strategies and Risks," beginning on page 30 and the Fund's SAI for more information about the risks associated with investing in Balanced Portfolios.

                                Prospectus 114

                                PRINCIPAL RISKS
                              BALANCED PORTFOLIOS

                                                PORTFOLIO
                  -                         -----------------
                                            American T. Rowe
                                            Century   Price
                                            Income & Dividend
                  RISKS                      Growth   Growth
                  -----                     -------- --------
                  Stocks                       X        X
                  Convertibles                          X
                  Style Risk                            X
                  Quantitative Models          X
                  Futures and Options                   X
                  Dividend-Paying Companies             X
                  Foreign Securities                    X

 .  Stocks

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the short term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks a portfolio holds fluctuate in price, the value of your investment in a portfolio will go up and down.

 .  Foreign Securities

Investments in foreign securities involve risks relating to political, social and economic developments abroad as well as risks resulting from differences in regulations to which U.S. and foreign issuers and markets are subject. These risks include:

 .  Changes in currency values

 .  Currency speculation

 .  Currency trading costs

 .  Different accounting and reporting practices

 .  Less information available to the public

 .  Less (or different) regulation of securities markets

 .  More complex business negotiations

 .  Less liquidity

 .  More fluctuations in market prices

 .  Delays in settling foreign securities transactions

 .  Higher costs for holding foreign securities (custodial fees)

 .  Higher transaction costs

 .  Vulnerability to seizure and taxes

 .  Political instability and small markets

 .  Different market trading days

 .  Convertibles

As with all debt securities, the market value of convertibles tends to decline as interest rates increase and, conversely, to increase as interest rates decline.

 .  Futures and Options

Futures and options involve additional investment risks and transactional costs, and draw upon skills and experience which are different than those needed to pick other securities. Special risks include:

 .  Inaccurate market predictions

 .  Imperfect correlation

 .  Illiquidity

 .  Tax considerations

The portfolios are not required to hedge their investments.

 .  Quantitative Models

Securities selected using statistical models may result in incorrect asset allocations causing overall returns to be lower than if other methods of selection were used.

                                Prospectus 115

 .  Style Risk -- Dividend-Paying Companies (T. Rowe Price Dividend Growth)

Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A portfolio may underperform other portfolios that employ a different style. A portfolio also may employ a combination of styles that impact its risk characteristics. Examples of different styles include growth and value investing, as well as those focusing on large, medium, or small company securities.

T. Rowe Price's emphasis on dividend-paying companies could result in significant investments in large-capitalization stocks. At times, stocks such as these may lag shares of smaller, faster-growing companies. Also, a company may reduce or eliminate its dividend. The portfolio's efforts to buy stocks that appear temporarily out of favor also carries the risk that a stock or group of stocks may remain out of favor for a long time and may continue to decline.

You may lose money if you invest in any of the Balanced Portfolios.

                                    [GRAPHIC]

                                      Rook
      Investor Profiles

AMERICAN CENTURY INCOME & GROWTH

For the investor who seeks long-term growth, is comfortable with the portfolio's short-term price volatility and the risks associated with the portfolio's investment strategy.

T. ROWE PRICE DIVIDEND GROWTH

For the investor who wants a reasonable level of current income from equity investments that have the potential to rise faster than inflation, and who can tolerate significant fluctuations in the value of their investments.

                                Prospectus 116

                                    [GRAPHIC]

                                    Bar Chart
      Portfolio Performance

The bar chart and table below give an indication of a portfolio's risks and performance. The charts show changes in a portfolio's performance from year to year. The performance calculations do not reflect charges or deductions under the policies or the annuity contracts. These fees and expenses would lower investment performance. The tables show how a portfolio's average annual returns for the periods indicated compare to those of a broad measure of market performance.

Because the American Century Income & Growth portfolio commenced operations in May 2001, its performance history is not included.

When you consider this information, please remember that a portfolio's performance in past years is not necessarily an indication of how a portfolio will do in the future.

 T. ROWE PRICE DIVIDEND GROWTH

                                    [CHART]

                          T. Rowe Price Dividend Growth

                        -----------------------------
                        Highest and Lowest Return
                        (Quarterly 1999-2000)
                        -----------------------------
                                          Quarter Ended
                        Highest    4.22 %   12/31/00
                        Lowest    (8.95)%    9/30/99

--------------------------------------------

                  Average Annual Total Returns
                  (through December 31, 2000)
                  --------------------------------------------
                                                     Since
                                                   Inception
                                         1 Year  (May 3, 1999)
                  T. Rowe Price Dividend
                    Growth                9.87 %     1.04%
                  S&P Composite Index    (9.10)%      .54%

--------------------------------------------

                                Prospectus 117

RISK/REWARD INFORMATION


Before you choose an investment portfolio, please consider . . .

All of the investment portfolios involve risk, but there is also the potential for reward. You can lose money -- and you can make money. The Fund portfolios are structured so that each offers a slightly different degree of risk and reward than others.

In this prospectus, we've arranged the portfolios in order of risk/reward from highest to lowest. Notice the scale at the right. It covers the full spectrum of risk/reward of the portfolios described in this prospectus.

What risk/reward level is for you? Ask yourself the following:

  (1)How well do I handle fluctuations in my account value?
     The higher a portfolio is on the risk/reward spectrum, the more its price is likely to move up and down on a day to day basis. If this makes you uncomfortable, you may prefer an investment at the lower end of the scale that may not fluctuate in price as much.

  (2)Am I looking for a higher rate of return?
     Generally, the higher the potential return, the higher the risk. If you find the potential to make money is worth the possibility of losing more, then a portfolio at the higher end of the spectrum may be right for you.

A final note: These portfolios are designed for long-term investment.

Each portfolio has an investment objective that it tries to achieve by following certain investment strategies and techniques. The objective can be changed without shareholder vote.

                                                     Van Kampen Emerging Growth
                                                        T. Rowe Price Small Cap
                                                  Pilgrim Baxter Mid Cap Growth
                                                        Alger Aggressive Growth

                                                 American Century International
                                                          Gabelli Global Growth
                                                  Great Companies -- Global/2 /

                                              Great Companies -- Technology/SM/
                                                           Goldman Sachs Growth
                                                 Great Companies -- America/SM/
                                                                Salomon All Cap
                                                               NWQ Value Equity

                                               American Century Income & Growth
                                                  T. Rowe Price Dividend Growth


Higher (left triangle)__________________ Risk/Reward ______________________
(right triangle) Lower

 Aggressive Equity World Equity Growth Equity Balanced


                                Prospectus 118

EXPLANATION OF STRATEGIES AND RISKS

HOW TO USE THIS SECTION

In the discussions of the individual portfolios on pages 2 through 28, you found descriptions of the strategies and risks associated with each. In those pages, you were referred to this section for a more complete description of the risks. For best understanding, first read the description of the portfolio you're interested in. Then refer to this section and read about the risks particular to that portfolio. For even more discussions of strategies and risks, see the SAI, which is available upon request. See the back cover of this prospectus for information on how to order the SAI.

                                    [GRAPHIC]

                                      Rook

Diversification and Concentration. The 1940 Act classifies investment companies as either diversified or non-diversified.

Diversification is the practice of spreading a portfolio's assets over a number of investments, investment types, industries or countries to reduce risk. A non-diversified portfolio has the ability to take larger positions in fewer issuers. Because the appreciation or depreciation of a single security may have a greater impact on the net asset value of a non-diversified portfolio, its share price can be expected to fluctuate more than a comparable portfolio.

All of the portfolios (except Salomon All Cap, Great Companies -- America/SM/ and Great Companies -- Technology/SM/ qualify as diversified funds under the 1940 Act. The diversified portfolios are subject to the following diversification requirements (which are set forth in full in the SAI):

 . As a fundamental policy, with respect to 75% of the total assets of a portfolio, the portfolio may not own more than 10% of the outstanding voting shares of any issuer (other than U.S. government securities) as defined in the 1940 Act and, with respect to some portfolios, in other types of cash items.

 . As a fundamental policy, with respect to 75% of the total assets of a portfolio, the portfolio will not purchase a security of any issuer if such would cause the portfolio's holdings of that issuer to amount to more than 5% of the portfolio's total assets.

 .  As a fundamental policy governing concentration, no portfolio will invest
   25% or more of its assets in any one particular industry, other than U.S. government securities. (Subject to shareholder approval of certain portfolios at a special meeting on May 29, 2001.)

Salomon All Cap, Great Companies -- America/SM/ and Great Companies -- Technology/SM/ each reserves the right to become a diversified investment company (as defined by the 1940 Act).

                                    [GRAPHIC]

                                    Caution

Investing in common stocks. Many factors cause common stocks to go up and down in price. A major one is the financial performance of the company that issues the stock. Other factors include the overall economy, conditions in a particular industry, and monetary factors like interest rates. When your portfolio holds stocks, there's a risk that some or all of them may be down in price when you choose to sell, causing you to lose money. This is called market risk.

                                    [GRAPHIC]

                                    Caution

Investing in preferred stocks. Because these stocks come with a promise to pay a stated dividend, their price depends more on the size of the dividend than on the company's performance. But if a company fails to pay the dividend, its preferred stock is likely to drop in price. Changes in interest rates can also affect their price. (See "Investing in Bonds," below.)

                                    [GRAPHIC]

                                    Caution

Investing in convertible securities, preferred stocks, and bonds. Since preferred stocks and corporate bonds pay a stated return, their prices usually don't depend on the price of the company's common stock. But some companies issue preferred stocks and bonds that are convertible into their common stocks. Linked to the common stock in this way, convertible securities go up and down in price as the common stock does, adding to their market risk.

                                Prospectus 119

                                    [GRAPHIC]

                                    Caution

Various Investment Techniques. Various investment techniques are utilized to increase or decrease exposure to changing security prices, interest rates, currency exchange rates, commodity prices or other factors that affect security values. These techniques may involve derivative securities and transactions such as buying and selling options and futures contracts, entering into currency exchange contracts or swap agreements and purchasing indexed securities. These techniques are designed to adjust the risk and return characteristics of the portfolio of investment and are not used for leverage.

                                    [GRAPHIC]

                                    Caution

T. Rowe Price Reserve Investment Fund. The T. Rowe Price Small Cap and T. Rowe Price Dividend Growth portfolios may invest in money market instruments directly or indirectly through investment in the Reserve Investment Fund (Reserve Fund). The Reserve Fund is advised by T. Rowe Price and charges no advisory fees to the Reserve Fund, but other fees may be incurred which may result in a duplication of fees. Further information is included in the SAI.

                                    [GRAPHIC]

                                    Caution

Volatility. The more an investment goes up and down in price, the more volatile it is. Volatility increases the market risk because even though your portfolio may go up more than the market in good times, it may also go down more than the market in bad times. If you decide to sell when a volatile portfolio is down, you could lose more.

                                    [GRAPHIC]

                                    Caution

Investing in bonds. Like common stocks, bonds fluctuate in value, though the factors causing this fluctuation are different, including:

 . Changes in interest rates. Bond prices tend to move the opposite of interest rates. Why? Because when interest rates on new bond issues go up, rates on existing bonds stay the same and they become less desirable. When rates go down, the reverse happens. This is also true for most preferred stocks and some convertible securities.

 . Length of time to maturity. When a bond matures, the issuer must pay the owner its face value. If the maturity date is a long way off, many things can affect its value, so a bond is more volatile the farther it is from maturity. As that date approaches, fluctuations usually become smaller and the price gets closer to face value.

 . Defaults. All bond issuers make at least two promises: (1) to pay interest during the bond's term and (2) to return principal when it matures. If an issuer fails to keep one or both of these promises, the bond will probably drop in price dramatically, and may even become worthless. Changes in financial condition and general economic conditions can affect the ability to honor financial obligations and therefore credit quality. A security's price may be adversely affected by the market's opinion of the security's credit quality level even if the issuer or counterparty has suffered no degradation in ability to honor the obligation.

 . Declines in ratings. At the time of issue, most bonds are rated by professional rating services, such as Moody's Investors Service, Inc. (Moody's) and Standard & Poor's Corporation (S&P). The stronger the financial backing behind the bond, the higher the rating. If this backing is weakened or lost, the rating service may downgrade the bond's rating. This is virtually certain to cause the bond to drop in price. Bonds that are rated below BBB by S&P, and below Ba by Moody's, are considered to be below investment grade. Moody's rates bonds in nine categories, from Aaa to C, with Aaa being the highest with least risk. S&P rates bonds in six categories, from AAA to D, with AAA being the highest.

 .  Low Rating. High-yield/high-risk fixed-income securities (commonly known as
   "junk bonds") have greater credit risk, are more sensitive to interest rate movements, are considered more speculative than higher rated bonds, have a greater vulnerability to economic changes and are less liquid. The market for such securities may be less active than for higher rated securities, which can adversely affect the price at which these securities may be sold and may diminish a portfolio's ability to obtain accurate market quotations when valuing the portfolio securities and calculating the portfolio's net asset value.

 . Lack of rating. Some bonds are considered speculative, or for other reasons are not rated. Such bonds must pay a higher interest rate in order to attract investors.

                                Prospectus 120

  They're considered riskier because of the higher possibility of default or loss of liquidity.

 . Loss of liquidity. If a bond is downgraded, or for other reasons drops in price, the market demand for it may "dry up". In that case, the bond may be hard to sell or "liquidate" (convert to cash).

                                    [GRAPHIC]

                                    Caution

Investing in foreign securities. These are investments offered by foreign companies, governments and government agencies. They involve risks not usually associated with U.S. securities, including:

 . Changes in currency values. Foreign securities are sold in currencies other than U.S. dollars. If a currency's value drops, the value of the securities held by a portfolio could drop too, even if the securities are strong. In turn, the value of the shares of the portfolio could also drop. Dividend and interest payments may be lower. Factors affecting exchange rates are: differing interest rates among countries; balances of trade; amount of a country's overseas investments; and any currency manipulation by banks.

 . Currency speculation. The foreign currency market is largely unregulated and subject to speculation.

 .  ADRs/ADSs. Some portfolios also invest in American Depositary Receipts
   (ADRs) and American Depositary Shares (ADSs). They represent securities of foreign companies traded on U.S. exchanges, and their values are expressed in U.S. dollars. Changes in the value of the underlying foreign currency will change the value of the ADR or ADS. A portfolio incurs costs when it converts other currencies into dollars, and vice-versa.

 .  Euro Conversion. On January 1, 1999, certain participating countries in the
   European Economic Monetary Union adopted the "Euro" as their official currency. Other EU member countries may convert to the Euro at a later date. As of January 1, 1999, governments in participating countries issued new debt and redenominated existing debt in Euros; corporations chose to issue stocks or bonds in Euros or national currency. The new European Central Bank (the "ECB") will assume responsibility for a uniform monetary policy in participating countries. Euro conversion risks that could affect a portfolio's foreign investments include: (1) the readiness of Euro payment, clearing, and other operational systems; (2) the legal treatment of debt instruments and financial contracts in existing national currencies rather than the Euro; (3) exchange-rate fluctuations between the Euro and non-Euro currencies during the transition period of January 1, 1999 through December 31, 2002 and beyond; (4) potential U.S. tax issues with respect to portfolio securities; and (5) the ECB's abilities to manage monetary policies among the participating countries; and (6) the ability of financial institution systems to process Euro transactions.

 . Different accounting and reporting practices. Foreign tax laws are different, as are laws, practices and standards for accounting, auditing and reporting data to investors.

 . Less information available to the public. Foreign companies usually make less information available to the public.

 . Less regulation. Securities regulations in many foreign countries are more lax than in the U.S.

 . More complex negotiations. Because of differing business and legal procedures, a portfolio may find it hard to enforce obligations or negotiate favorable brokerage commission rates.

 . Less Liquidity/more volatility. Some foreign securities are harder to convert to cash than U.S. securities, and their prices may fluctuate more dramatically.

 . Settlement delays. "Settlement" is the process of completing a securities transaction. In many countries, this process takes longer than it does in the U.S.

 . Higher custodial charges. Fees charged by the Fund's custodian for holding shares are higher for foreign securities than that of domestic securities.

 . Higher transaction costs. Fees charged by securities brokers are often higher for transactions involving foreign securities than domestic securities. Higher expenses, such as brokerage fees, may reduce the return a portfolio might otherwise achieve.

 . Vulnerability to seizure and taxes. Some governments can seize assets. They may also limit movement of assets from the country. A portfolio's interest, dividends and capital gains may be subject to foreign withholding taxes.

                                Prospectus 121

 . Political instability and small emerging markets. Developing countries can be politically unstable. Economies can be dominated by a few industries, and markets may trade a small number of securities. Regulations of banks and capital markets can be weak.

 . Different market trading days. Foreign markets may not be open for trading when U.S. markets are and asset values can change before your transaction occurs.

 . Hedging. A portfolio may, but will not necessarily, enter into forward currency contracts to hedge against declines in the value of securities denominated in, or whose value is tied to, a currency other than the U.S. dollar or to reduce the impact of currency fluctuation on purchases, and sales of such securities.

                                    [GRAPHIC]

                                    Caution

Investing in futures, options and derivatives. Besides conventional securities, your portfolio may seek to increase returns by investing in financial contracts related to its primary investments. Such contracts involve additional risks and costs. Risks include:

 . Inaccurate market predictions. If the sub-adviser is wrong in its expectation, for example, with respect to interest rates, securities prices or currency markets, the contracts could produce losses instead of gains.

 . Prices may not match. Movements in the price of the financial contracts may be used to offset movements in the price of other securities you own. If those prices don't correlate or match closely, the benefits of the transaction might be diminished.

 . Illiquid markets. If there's no market for the contracts, the portfolio may not be able to control losses.

 . Tax consequences. Sometimes the possibility of incurring high taxes on a transaction may delay closing out a position and limit the gains it would have produced.

                                    [GRAPHIC]

                                    Caution

Investing in special situations. Each portfolio may invest in "special situations" from time to time. Special situations arise when, in the opinion of a portfolio manager, a company's securities may be undervalued, then increase considerably in price, due to:

 .  a new product or process

 .  a management change

 .  a technological breakthrough

 .  an extraordinary corporate event

 . a temporary imbalance in the supply of, and demand for, the securities of an issuer

Investing in a special situation carries an additional risk of loss if the expected development does not happen or does not attract the expected attention. The impact of special situation investing to a portfolio will depend on the size of a portfolio's investment in a situation.

                                    [GRAPHIC]

                                      Rook

CASH POSITION

A portfolio may, at times, choose to hold some portion of its net assets in cash, or to invest that cash in a variety of short-term debt securities that are considered cash equivalents. This may be done as a temporary defensive measure at times when desirable risk/reward characteristics are not available in stocks or to earn income from otherwise uninvested cash. When a portfolio increases its cash or debt investment position, its income may increase while its ability to participate in stock market advances or declines decrease.

                                    [GRAPHIC]

                                  Question Mark

PORTFOLIO TURNOVER

A portfolio turnover rate is, in general, the percentage calculated by taking the lesser of purchases or sales of portfolio securities (excluding short-term securities) for a year and dividing it by the monthly average of the market value of such securities during the year.

Changes in security holdings are made by a portfolio's sub-adviser when it is deemed necessary. Such changes may result from: liquidity needs; securities having reached a price or yield objective; anticipated changes in interest rates or the credit standing of an issuer; or unforeseen developments.

The rate of portfolio turnover will not be a limiting factor when short-term investing is considered appropriate. Increased turnover rates result in higher brokerage costs and other transaction based expenses for a portfolio. These charges are ultimately borne by the policyholders.

                                Prospectus 122

                                    [GRAPHIC]

                                      Rook

SHORT SALES

A portfolio may sell securities "short against the box." A short sale is the sale of a security that the portfolio does not own. A short sale is "against the box" if at all times when the short position is open, the portfolio owns an equal amount of the securities convertible into, or exchangeable without further consideration for, securities of the same issue as the securities sold short.

                                    [GRAPHIC]

                                      Rook

INTRINSIC VALUE
(GREAT COMPANIES PORTFOLIOS)

Great Companies monitors changes in each "great company's" Intrinsic Value over a twelve to eighteen month period. It then determines a company's Intrinsic Value Momentum (IVM), which is a measurement of the rate at which a company is increasing or decreasing its Intrinsic Value. Great Companies looks at the trading price of the stock and compares it to its Intrinsic Value calculation. If a stock appears to be significantly overvalued and its IVM is flat or declining in the market when compared to the Intrinsic Value calculation, Great Companies does not invest in the stock or, if the fund has already invested in the company, may reduce its position in the stock. When the stock share price drops well below the Intrinsic Value calculation and its IVM is rising, Great Companies will normally invest in the company, or, if the fund has already invested in the company, attempt to buy more shares.

                                    [GRAPHIC]

                                      Rook

CORE PROCESS (GOLDMAN SACHS PORTFOLIO)

There are two building blocks in Goldman Sachs' active management of a portfolio: stock selection and portfolio construction.

During the stock selection phase, the portfolio uses the Goldman Sachs & Co.'s (Goldman Sachs) proprietary multifactor model ("Multifactor Model"), a rigorous computerized rating system, to forecast the returns of securities held in the portfolio. The Multifactor Model incorporates common variables covering measures of research, value, momentum, profitability and earnings quality. All of these factors are carefully evaluated within the Multifactor Model since each has demonstrated a significant impact on the performance of the securities and markets they were designed to forecast. Stock selection in this process combines both Goldman Sachs' quantitative and qualitative analysis.

During the portfolio construction phase, a proprietary risk model, which is intended to identify and measure risk as accurately as possible, includes all the above factors used in the return model to select stocks, as well as several other factors associated with risk but not return. In this process, the sub-adviser manages risk by attempting to limit deviations from the benchmark, and by attempting to run a size and sector neutral portfolio. A computer optimizer evaluates many different security combinations (considering many possible weightings) in an effort to construct the most efficient risk/return portfolio given the portfolio's benchmark.

                                    [GRAPHIC]

                                  Question Mark
      Investment Strategies

A portfolio is permitted to use other securities and investment strategies in pursuit of its investment objective, subject to limits established by the Fund's Board of Directors. No portfolio is under any obligation to use any of the techniques or strategies at any given time or under any particular economic condition. Certain instruments and investment strategies may expose the portfolios to other risks and considerations, which are discussed in the Fund's SAI.

                                Prospectus 123

HOW THE FUND IS MANAGED AND ORGANIZED


                                    [GRAPHIC]

                                  Question Mark
HOW THE FUND IS MANAGED AND ORGANIZED

The Fund's Board is responsible for managing the business affairs of the Fund. It oversees the operation of the Fund by its officers. It also reviews the management of the portfolios' assets by the investment adviser and sub-advisers. Information about the Directors and executive officers of the Fund is contained in the SAI.

AEGON/Transamerica Fund Advisers, Inc. (AEGON/Transamerica Advisers) (Prior to May 1, 2001, WRL Investment Management, Inc.) located at 570 Carillon Parkway, St. Petersburg, Florida 33716, has served as the Fund's investment adviser since 1997. (Prior to this date, Western Reserve Life Assurance Co. of Ohio (Western Reserve) served as investment adviser to the Fund). The investment adviser is a direct, wholly-owned subsidiary of Western Reserve which is wholly-owned by First AUSA Life Insurance Company, a stock life insurance company, which is wholly-owned by AEGON USA, Inc. (Great Companies, L.L.C. is an indirect subsidiary which is 30% owned by AEGON USA.) AEGON USA, Inc. is a financial services holding company whose primary emphasis is on life and health insurance and annuity and investment products. AEGON USA, Inc. is a wholly-owned indirect subsidiary of AEGON N.V., a Netherlands corporation which is a publicly traded international insurance group. The investment adviser had no prior experience as an adviser.

Subject to the supervision of the Fund's Board, the investment adviser is responsible for furnishing continuous advice and recommendations to the Fund as to the acquisition, holding or disposition of any or all of the securities or other assets which the portfolios may own or contemplate acquiring from time to time; causing its officers to attend meetings and furnishing oral or written reports, as the Fund may reasonably require, in order to keep the Fund's Board and appropriate officers of the Fund fully informed as to the conditions of the investment portfolio of each portfolio, the investment recommendations of the investment adviser, and the investment considerations which have given rise to those recommendations; supervising the purchase and sale of securities of the portfolios as directed by the appropriate officers of the Fund; and maintaining all books and records required to be maintained by the investment adviser.

The Fund has received an order from the Securities and Exchange Commission that will permit the Fund and the investment adviser, subject to certain conditions, and without the approval of shareholders to: (1) employ a new unaffiliated sub-adviser for a portfolio pursuant to the terms of a new investment sub-advisory agreement, either as a replacement for an existing sub-adviser or as an additional sub-adviser; (2) materially change the terms of any sub-advisory agreement; and (3) continue the employment of an existing sub-adviser on the same sub-advisory contract terms where a contract has been assigned because of a change in control of the sub-adviser. In such circumstances, shareholders would receive notice and information about the new sub-adviser within ninety (90) days after the hiring of any new sub-adviser.

As compensation for its services to the portfolios, the investment adviser receives monthly compensation at an annual rate of a percentage of the average daily net assets of each portfolio. The advisory fees for each portfolio are:

                                      Advisory
Portfolio                               Fee
---------                             --------
Van Kampen Emerging
  Growth                               0.80%
Alger Aggressive Growth                0.80%
NWQ Value Equity                       0.80%
Great Companies --
   America/SM/                         0.80%
Great Companies --
   Technology/SM/                      0.80%
Salomon All Cap               0.90% up to $100 million
                              0.80% over $100 million
T. Rowe Price Dividend        0.90% up to $100 million
  Growth                      0.80% over $100 million
T. Rowe Price Small Cap                0.75%
Pilgrim Baxter Mid Cap        0.90% up to $100 million
  Growth                      0.80% over $100 million
Goldman Sachs Growth          0.90% up to $100 million
                              0.80% over $100 million
Gabelli Global Growth         1.00% up to $500 million
                             of the portfolio's average
                             daily net assets; 0.90% of
                              assets over $500 million
                               up to $1 billion; and
                               0.80% over $1 billion
Great Companies -- Global/2/           0.80%

                                Prospectus 124

                                         Advisory
                               Portfolio   Fee
                               --------- --------
American Century             1.00% of the first $50
  International            million of the portfolio's
                            average daily net assets;
                            0.95% of the portfolio's
                            average daily net assets
                             over $50 million up to
                             $150 million; and 0.90%
                           of the portfolio's average
                           daily net assets over $150
                               million up to $500
                            million; and 0.85% of the
                            portfolios average daily
                             net assets in excess of
                                  $500 million
American Century Income &    0.90% of the first $100
  Growth                   million of the portfolio's
                            average daily net assets;
                             0.85% of the portfolios
                            average daily net assets
                             over $100 million up to
                             $250 million; and 0.80%
                           of the portfolio's average
                          daily net assets in excess of
                                  $250 million

EXPENSE REIMBURSEMENT

AEGON/Transamerica Advisers has entered into an expense limitation agreement with the Fund on behalf of each applicable portfolio, pursuant to which AEGON/Transamerica Advisers has agreed to reimburse a portfolio for certain operating expenses so that the total annual operating expenses of each applicable portfolio do not exceed the total operating expenses specified for that portfolio (expense cap) in the portfolio's then-current SAI. The Fund, on behalf of an applicable portfolio, will at a later date reimburse AEGON/Transamerica Advisers for operation expenses previously paid on behalf of such portfolio during the previous 36 months, but only if, after such reimbursement, the portfolio's expense ratio does not exceed the expense cap. The agreement had an initial term through April 30, 2001, and automatically renews for one-year terms unless AEGON/Transamerica Advisers provides written notice to the Fund at least 30 days prior to the end of the then-current term. In addition, the agreement will terminate upon termination of the Investment Advisory Agreement, or may be terminated by the Fund, without payment of any penalty, upon ninety (90) days' prior written notice to AEGON/Transamerica Advisers.
SUB-ADVISERS

Here is a listing of the sub-advisers and the portfolios they manage:

Sub-Adviser                     Portfolio
-----------                     ---------
Alger                    Alger Aggressive Growth
NWQ                         NWQ Value Equity
T. Rowe Price         T. Rowe Price Dividend Growth
                         T. Rowe Price Small Cap
SBAM                         Salomon All Cap
GSAM                      Goldman Sachs Growth
Pilgrim Baxter           Pilgrim Baxter Mid Cap
                                 Growth
Van Kampen             Van Kampen Emerging Growth
Great Companies, Inc.      Great Companies --
                               America/SM/
                           Great Companies --
                              Technology/SM/
                      Great Companies -- Global/2/
Gabelli Asset             Gabelli Global Growth
  Management Company
American Century            American Century
                              International
                            American Century
                             Income & Growth

Day-to-day management of the investments in each portfolio is the responsibility of the portfolio manager. The portfolio managers of these portfolios of the Fund are:

VAN KAMPEN EMERGING GROWTH

Gary M. Lewis leads an investment team and is primarily responsible for the day to day management of this portfolio. Mr. Lewis has been senior vice president of VKAM since October, 1995. Previously, he served as vice president/portfolio manager of VKAM from 1989 to October 1995.

T. ROWE PRICE SMALL CAP

Paul W. Wojcik, CFA has managed this portfolio since December 2000 and heads the Investment Team for this portfolio. He joined T. Rowe Price in 1996 and has been a member of the investment team since the portfolio's inception. Prior to joining T. Rowe Price, Mr. Wojcik was a senior programmer/analyst at Fidelity Investments.

                                Prospectus 125

PILGRIM BAXTER MID CAP GROWTH

Gary L. Pilgrim, CFA has served as portfolio manager of the portfolio since March, 2001. Mr. Pilgrim is the Chief Investment Officer and President of Pilgrim Baxter. He has been a growth stock manager for over 30 years.

ALGER AGGRESSIVE GROWTH

David D. Alger has been employed by Alger since 1971 and has served as president since 1995. He has managed this portfolio since inception.

Seilai Khoo has served as co-manager of this portfolio since June 2000. She has been employed by Alger as a senior research analyst since 1989, a senior vice president since 1995, and an executive vice president since 2000. Ms. Khoo also serves as a portfolio manager of other Alger funds.

GABELLI GLOBAL GROWTH

The portfolio is managed by an investment team that is headed by Marc J. Gabelli, Portfolio Manager. Mr. Gabelli, as Team Manager, is primarily responsible for all the investment decisions for the portfolio. Mr. Gabelli has been a portfolio manager and an analyst with Gabelli Funds, LLC since 1993.

SALOMON ALL CAP

Ross S. Margolies has managed this portfolio since inception. Mr. Margolies joined Salomon in 1992.

Robert M. Donahue, Jr. assists in the day-to-day management of the portfolio. Prior to joining SBAM in 1997, Mr. Donahue worked as an equity analyst at Gabelli & Company.

GOLDMAN SACHS GROWTH

Herbert E. Ehlers, Managing Director of GSAM, has served as head of the investment team that has managed the portfolio since inception. As of the date of this prospectus, the investment team consists of nineteen people. Prior to joining GSAM in 1997, he was chief investment officer at Liberty Investment Management, Inc. from 1994-1997.
AMERICAN CENTURY INCOME & GROWTH

American Century uses a team of portfolio managers and analysts to manage this portfolio. The team meets regularly to review portfolio holdings and discuss purchase and sale activity. Team members buy and sell securities for the fund as they see fit, guided by the portfolio's investment objective and strategy.

The portfolio managers on the investment team are:

John Schneidwind, CFA, Senior Vice President, Senior Portfolio Manager and Group Leader -- Quantitative Equity, has been a member of the team since the fund's inception. He joined American Century in 1982 and also supervises other portfolio management teams.

Kurt Borgwardt, CFA, Senior Portfolio Manager and Director of Quantitative Equity Research, joined American Century in August 1990, and has managed the quantitative equity research effort since then. He has been a member of the team since inception.

AMERICAN CENTURY INTERNATIONAL

American Century uses a team of portfolio managers and analysts to manage this portfolio. The team meets regularly to review portfolio holdings and discuss purchase and sale activity. Team members buy and sell securities for the fund as they see fit, guided by the portfolio's investment objective and strategy.

The portfolio managers on the investment team are:

Henrik Strabo, Chief Investment Officer -- International Equities, has been a member of the team since the fund's inception. He joined American Century in 1993 and serves as a member of other management teams for various American Century funds.

Mark S. Kopinski, Senior Vice President and Senior Portfolio Manager, has been a member of the team since the fund's inception. Mr. Kopinski joined American Century in April 1997 and serves as a member of other management teams for various American Century funds. Prior to rejoining American Century in 1997, Mr. Kopinski served as Vice President and Portfolio Manager at Federated Investors, Inc. From 1990 -- 1995, he served as Vice President and a member of the management team for American Century International Growth and International Discovery.

                                Prospectus 126

NWQ VALUE EQUITY

E. C. "Ted" Friedel has been the senior manager of this portfolio since inception. He has been a managing director and investment strategist with NWQ since 1983.

Jon D. Bosse became co-manager of the portfolio in January, 2001. Mr. Bosse joined NWQ in October, 1996 as Director of Equity Research and Managing Director. Prior to joining NWQ, he served as Director of Equity Research and portfolio manager at ARCO Investment Management Company.

T. ROWE PRICE DIVIDEND GROWTH

Thomas J. Huber, CFA, has served as manager of this portfolio since March 2000, and has been part of the Investment Team since the portfolio's inception. Mr. Huber is a Vice President of T. Rowe Price Associates. Within the Equity Division, he covers consumer products, leisure and gaming, apparel, drugstores and supermarkets. Before joining the firm in 1994, he worked for NationsBank as a Corporate Banking Officer.

GREAT COMPANIES -- AMERICASM
GREAT COMPANIES -- TECHNOLOGYSM
GREAT COMPANIES -- GLOBAL2

James H. Huguet and Gerald W. Bollman, CFA serve as co-portfolio managers of these portfolios. Mr. Huguet serves as director, president and Co-CEO of Great Companies, L.L.C. From 1994-1998, Mr. Huguet was executive vice president of Information Resources, Inc., Chicago, Il, a market research firm.

Mr. Bollman is executive vice president of Great Companies, L.L.C. From 1995-1999, Mr. Bollman was chairman and manager of Intrinsic Value Associates, an investment advisory service for institutional managers. He previously served as executive vice president and portfolio manager for Continental Asset Management Corporation.

                                Prospectus 127

PERFORMANCE INFORMATION


The Fund may include quotations of a portfolio's total return or yield in connection with the total return for the appropriate separate account, in advertisements, sales literature or reports to policyowners or to prospective investors. Total return and yield quotations for a portfolio reflect only the performance of a hypothetical investment in the portfolio during the particular time period shown as calculated based on the historical performance of the portfolio during that period. Such quotations do not inany way indicate or project future performance. Quotations of total return and yield will not reflect charges or deductions against the separate accounts or charges and deductions against the policies or the annuity contracts. Where relevant, the prospectuses for the policies and the annuity contracts contain performance information which show total return and yield information for the separate accounts, policies or annuity contracts.

TOTAL RETURN

Total return refers to the average annual percentage change in value of an investment in a portfolio held for a stated period of time as of a stated ending date. When a portfolio has been in operation for the stated period, the total return for such period will be provided if performance information is quoted. Total return quotations are expressed as average annual compound rates of return for each of the periods quoted. They also reflect the deduction of a proportionate share of a portfolio's investment advisory fees and direct portfolio expenses, and assume that all dividends and capital gains distributions during the period are reinvested in the portfolio when made.

SIMILAR SUB-ADVISER PERFORMANCE

A portfolio may disclose in advertisements, supplemental sales literature, and reports to policyowners or to prospective investors total returns of an existing SEC-registered fund that is managed by the portfolio's sub-adviser and that has investment objectives, policies, and strategies substantially similar to those of such portfolio (a "Similar Sub-Adviser Fund").
Although the Similar Sub-Adviser Funds have substantially similar investment objectives, policies, and strategies as the designated portfolio, and are managed by the same sub-adviser as the designated portfolio, you should not assume that any portfolio will have the same future performance as Similar Sub-Adviser Funds whose total returns are shown. Each portfolio's future performance may be greater or less than the historical performance of the corresponding Similar Sub-Adviser Fund. There can be no assurance, and no representation is made, that the investment results of any portfolio will be comparable to the results of any of the Similar Sub-Adviser Funds or any other fund managed by AEGON/Transamerica Advisers or any sub-adviser.

The table below sets forth certain portfolios of the Fund and, for each portfolio's respective Similar Sub-Adviser Fund, the fund's inception date, asset size, and the average annual total returns for the one, five and ten year periods (or life of the Similar Sub-Adviser Fund, if shorter) ended December 31, 2000. These figures are based on the actual investment performance of the Similar Sub-Adviser Funds. Each Similar Sub-Adviser Fund has higher total expenses than its corresponding portfolio of the Fund. The average annual total returns for the Similar Sub-Adviser Funds are shown with and without the deductions of any applicable sales load. You should note that the performance of the Similar Sub-Adviser Funds does not reflect the historical performance of any portfolios.

The performance of Similar Sub-Adviser Funds does not reflect any of the charges, fees, and expenses imposed under the policies or annuity contracts. Such performance would in each case be lower if it reflected these charges, fees and expenses. See the contract form or disclosure document for the policy or annuity contract. (The Disclosure Documents for the policy or annuity contract describe Similar Sub-Advisers Funds as "Similar Sub-Advised Funds.")

(See the SAI for more information about the portfolios' performance.)

                                Prospectus 128

SIMILAR SUB-ADVISER FUND PERFORMANCE

                                                                                   Average Annual Total Return
                                                                                       (with Sales Loads)
                                                                                   ---------------------------
                                            Similar                                                   10 Years
                                          Sub-Adviser            Inception Total                      or Since
WRL Portfolio                                Fund                  Date    Assets   1 Year   5 Years Inception
--------------------------------------------------------------------------------------------------------------

Alger Aggressive Growth                 The Alger Fund           Class A   $282.8M (31.14)%   N/A     19.06%
                                Capital Appreciation Portfolio   12/31/96
                                       Class A Shares(2)
Van Kampen Emerging Growth                Van Kampen             Class A   $15.8B  (16.46)%  26.82%   25.40%
                                      Emerging Growth(3)         10/2/70
Goldman Sachs Growth                 Goldman Sachs Capital       Class A    $3.4B  (12.74)%  19.50%   18.87%
                                        Growth Fund(4)           4/20/90
T. Rowe Price Dividend Growth       T. Rowe Price Dividend       12/30/92   $751M   10.06 %  15.06%   15.83%
                                        Growth Fund(1)
T. Rowe Price Small Cap            T. Rowe Price Diversified     6/30/97    $85M    (8.29)%   N/A      7.76%
                                  Small-Cap Growth Fund(1)(7)
Pilgrim Baxter                    PBHG Growth II Portfolio(1)    4/30/97    $376M  (15.42)%   N/A     20.21%
  Mid Cap Growth
Salomon All Cap                        Salomon Brothers          Class O    $227M   19.20 %  25.22%   19.07%
                                        Capital Fund(5)          8/23/76
Gabelli Global Growth(8)       Gabelli Global Growth (Class AAA) 2/07/94   $271.9M (37.49)%  22.65%   19.16%
American Century International  American Century International    5/9/91     $5B   (15.01)%  17.91%   15.46%
                                           Growth(1)
                                        Investor Class
American Century                   American Century Income &     12/17/90    $5B   (10.54)%  17.60%   17.73%
  Income & Growth                          Growth(1)
                                        Investor Class

(1)The T. Rowe Price Dividend Growth, PBHG Growth II, T. Rowe Price Diversified Small Cap Growth, American Century International Growth and American Century Income & Growth Funds do not have sales loads.
(2)Total returns are for Class A shares of The Alger Fund Capital Appreciation Portfolio and reflect a deduction of a 4.75% front-end sales load. The Portfolio also offers Class B and Class C shares with different sales loads. Calculating total return with those sales loads may have resulted in lower total returns. The inception dates for Class A, B and C shares are 12/31/96, 11/1/93 and 8/1/97, respectively.
(3)Total returns are for Class A shares of the Van Kampen Emerging Growth Fund and reflect a deduction of a 5.75% front end sales load and an annual 12b-1 fee of up to 0.25%. The fund also has Class B and Class C shares with different sales loads and annual 12b-1 fees. Calculating total return with those sales loads may have resulted in lower total returns. The Fund's performance during the one-year period ended December 31, 1999 is largely attributable to investments in the technology sector, which performed favorably for the period. This performance was achieved during a rising market, and there is no guarantee that this performance record or the circumstances leading to it can be replicated in the future. As the Fund expects to have a substantial portion of its assets invested in equity securities of emerging growth companies, the Fund will be subject to more volatility and erratic movements than the market in general.
(4)Total returns are for Class A shares of the Goldman Sachs Capital Growth Fund and reflects a deduction of a 5.5% front-end sales load. They assume reinvestment of all distributions at net asset value. The Fund also offers Class B and Class C shares with different sales loads.
(5)Total returns are for Class O shares of the Salomon Brothers Capital Fund. Class O shares are sold without any sales charge to the fund. The fund also offers Class A, Class B and Class 2 shares. Since May 1, 1990, the Fund has been managed by Salomon Brothers Asset Management Inc. Prior hereto, it was managed by Lehman Management Co.
(6)Total returns for the T. Rowe Price Diversified Small-Cap Growth Fund reflect past and present expense limitations, which increased the fund's total return.
(7)Gabelli Global Growth (Class AAA shares) does not have a sales load. The Fund offers Class A, Class B and Class C shares, which may have different returns due to differing fee structures.

                                Prospectus 129

OTHER INFORMATION

                                    [GRAPHIC]

                                  Question Mark
      Purchase and Redemption of Shares

As described earlier in the prospectus, shares of the portfolios are sold exclusively to certain separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company (formerly PFL Life Insurance Company), AUSA Life Insurance Company, Inc., Peoples Benefit Life Insurance Company, Transamerica Occidental Life Insurance Company and to certain qualified plans administered by Diversified Investment Advisors, and are not offered to the public. Shares are sold and redeemed at their net asset value without the imposition of any sales commission or redemption charge. (However, certain sales or other charges may apply to the policies or annuity contracts, as described in the product prospectus.)

                                    [GRAPHIC]

                                  Question Mark
      Valuation of Shares

Each portfolio's net asset value per share is ordinarily determined once daily, as of the close of the regular session of business on the New York Stock Exchange (NYSE) (usually 4:00 p.m., Eastern Time), on each day the exchange is open.

Net asset value (NAV) of a portfolio share is computed by dividing the value of the net assets of the portfolio by the total number of shares outstanding in the portfolio. Share prices for any transaction are those next calculated after receipt of an order.


  What is Net Asset Value?

  The net asset value of a portfolio share is computed by dividing the value of the net assets of the portfolio by the total number of shares outstanding in the portfolio.


Except for money market instruments maturing in 60 days or less, securities held by portfolios are valued at market value. If market values are not readily available, securities are valued at fair value as determined by the Fund's Valuation Committee under the supervision of the Fund's Board.

                                    [GRAPHIC]

                                  Question Mark
      Dividends and Distributions

Each portfolio intends to distribute substantially all of its net investment income, if any. Dividends from investment income of a portfolio normally are declared daily and reinvested monthly in additional shares of the portfolio at net asset value. Distributions of net realized capital gains from security transactions normally are declared and paid in additional shares of the portfolio at the end of the fiscal year.

                                    [GRAPHIC]

                                  Question Mark
      Taxes

Each portfolio has either qualified and expects to continue to qualify or will qualify in its initial year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended ("Code"). As qualified, a portfolio is not subject to federal income tax on that part of its taxable income that it distributes to you. Taxable income consists generally of net investment income, and any capital gains. It is each portfolio's intention to distribute all such income and gains.

Shares of each portfolio are offered only to the separate accounts of Western Reserve and its affiliates. Separate accounts are insurance company separate accounts that fund the policies and the annuity contracts. Under the Code, an insurance company pays no tax with respect to income of a qualifying separate account when the income is properly allocable to the value of eligible variable annuity or variable life insurance contracts. For a discussion of the taxation of life insurance companies and the separate accounts, as well as the tax treatment of the policies and annuity contracts and the holders thereof, see "Federal Income Tax Considerations" included in the respective prospectuses for the policies and the annuity contracts.

Section 817(h) of the Code and the regulations thereunder impose
"diversification" requirements on each portfolio. Each portfolio intends to comply with

                                Prospectus 130
the diversification requirements. These requirements are in addition to the diversification requirements imposed on each portfolio by Subchapter M and the 1940 Act. The 817(h) requirements place certain limitations on the assets of each separate account that may be invested in securities of a single issuer. Specifically, the regulations provide that, except as permitted by "safe harbor," rules described below, as of the end of each calendar quarter or within 30 days thereafter, no more than 55% of the portfolio's total assets may be represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments, and no more than 90% by any four investments.

Section 817(h) also provides, as a safe harbor, that a separate account will be treated as being adequately diversified if the diversification requirements under Subchapter M are satisfied and no more than 55% of the value of the account's total assets are cash and cash items, government securities, and securities of other regulated investment companies. For purposes of section 817(h), all securities of the same issuer, all interests in the same real property, and all interests in the same commodity are treated as a single investment. In addition, each U.S. government agency or instrumentality is treated as a separate issuer, while the securities of a particular foreign government and its agencies, instrumentalities, and political subdivisions all will be considered securities issued by the same issuer. If a portfolio does not satisfy the section 817(h) requirements, the separate accounts, the insurance companies, the policies and the annuity contracts may be taxable. See the prospectuses for the policies and annuity contracts.

The foregoing is only a summary of some of the important federal income tax considerations generally affecting a portfolio and you; see the SAI for a more detailed discussion. You are urged to consult your tax advisors.

                                    [GRAPHIC]

                                  Question Mark
      Report to Policyholders

The fiscal year of each portfolio ends on December 31 of each year. The Fund will send to you, at least semi-annually, reports which show the portfolios' composition and other information. An annual report, with audited financial information, will be sent to you each year.
                                    [GRAPHIC]

                                  Question Mark
      Distribution and Service Plans

The Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (the "Plan") and pursuant to the Plan, entered into a Distribution Agreement with AFSG Securities Corporation (AFSG) located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499. AFSG is an affiliate of the investment adviser, and serves as principal underwriter for the Fund. The Plan permits the use of Fund assets to help finance the distribution of the shares of the portfolios. Under the Plan, the Fund, on behalf of the portfolios, is permitted to pay to various service providers up to 0.15% of the average daily net assets of each portfolio as payment for actual expenses incurred in connection with the distribution of the shares of the portfolios. Because these fees are paid out of Fund assets on an on-going basis, over time these costs will increase the cost of your investment and may cost you more than other types of sales charges.

As of the date of this prospectus, the Fund has not paid any distribution fees under the Plan and does not intend to do so before April 30, 2001. You will receive written notice prior to the payment of any fees under the Plan.

                                    [GRAPHIC]

                                  Question Mark
      Brokerage Enhancement Plan

The fund has adopted, subject to approval by shareholders at a Special Meeting on May 29, 2001 and in accordance with the substantive provisions of Rule 12b-1 under the 1940 Act, a Brokerage Enhancement Plan (the "Plan") for each of its portfolios. The Plan will use available brokerage commissions to promote the sale and distribution of each portfolio's shares. Under the Plan, the Fund will use recaptured commissions to pay for distribution expenses. Except for recaptured commissions, the portfolios do not incur any asset based or additional fees or charges under the Plan.

Under the Plan, the investment adviser will be authorized to direct sub-advisers to use certain broker-dealers for securities transactions. (The duty of best price and execution will still apply to these transactions.) These broker-dealers have agreed to give a percentage of their commissions from the sale and purchases of securities to AFSG.

                                Prospectus 131

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand a portfolio's financial performance for the past 5 years (or, if shorter, the period of the portfolio's operations). Certain information reflects financial results for a single portfolio share. The total returns in the table represent the rate an investor would have earned (or lost) on an investment in each portfolio (assuming reinvestment of all distributions). The information through December 31, 2000 has been derived from financial statements audited by PricewaterhouseCoopers LLP, independent certified public accountants, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request by calling the Fund at 1-800-851-9777. (Information is not included for American Century Income & Growth or American Century International as they had not commenced operations on December 31, 2000).

FOR THE YEAR ENDED

                                                                                   WRL Van Kampen Emerging Growth
                                                                  ---------------------------------------------------
                                                                                            December 31,
                                                                  ---------------------------------------------------
                                                                     2000         1999         1998         1997
                                                                  -----------  -----------  -----------  -----------
Net asset value, beginning of year............................... $     46.01  $     26.92  $     20.37  $     18.46
                                                                  -----------  -----------  -----------  -----------
  Income from operations:
   Net investment income (loss)..................................       (0.13)       (0.15)       (0.08)       (0.05)
   Net realized and unrealized gain (loss) on investments........       (4.55)       26.83         7.56         4.03
                                                                  -----------  -----------  -----------  -----------
    Net income (loss) from operations............................       (4.68)       26.68         7.48         3.98
                                                                  -----------  -----------  -----------  -----------
  Distributions:
   Dividends from net investment income..........................       (0.28)        0.00         0.00         0.00
   Dividends in excess of net investment income..................       (0.13)       (0.21)        0.00         0.00
   Distributions from net realized gains on investments..........      (11.26)       (7.38)       (0.93)       (2.07)
   Distributions in excess of net realized gains on investments..        0.00         0.00         0.00         0.00
                                                                  -----------  -----------  -----------  -----------
    Total distributions..........................................      (11.67)       (7.59)       (0.93)       (2.07)
                                                                  -----------  -----------  -----------  -----------
Net asset value, end of year..................................... $     29.66  $     46.01  $     26.92  $     20.37
                                                                  ===========  ===========  ===========  ===========
Total return.....................................................    (11.92)%     105.16 %      37.33 %      21.45 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $ 1,840,848  $ 1,916,025  $   853,440  $   592,003
  Ratio of expenses to average net assets........................      0.85 %       0.87 %       0.89 %       0.93 %
  Ratio of net investment income (loss) to average net assets....     (0.26)%      (0.44)%      (0.36)%      (0.27)%
  Portfolio turnover rate........................................    120.78 %     117.72 %      99.50 %      99.78 %




                                                                     1996
                                                                  -----------
Net asset value, beginning of year............................... $     16.25
                                                                  -----------
  Income from operations:
   Net investment income (loss)..................................       (0.04)
   Net realized and unrealized gain (loss) on investments........        3.10
                                                                  -----------
    Net income (loss) from operations............................        3.06
                                                                  -----------
  Distributions:
   Dividends from net investment income..........................        0.00
   Dividends in excess of net investment income..................        0.00
   Distributions from net realized gains on investments..........       (0.85)
   Distributions in excess of net realized gains on investments..        0.00
                                                                  -----------
    Total distributions..........................................       (0.85)
                                                                  -----------
Net asset value, end of year..................................... $     18.46
                                                                  ===========
Total return.....................................................     18.88 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $   431,454
  Ratio of expenses to average net assets........................      0.94 %
  Ratio of net investment income (loss) to average net assets....     (0.24)%
  Portfolio turnover rate........................................     80.02 %

Pleasenote:  Prior to May 1, 2001, the Fund was named WRL Series Fund, Inc.
      Each portfolio had "WRL" as part of its name as reflected in these Financial Highlights for the year ended December 31, 2000.

                                Prospectus 132

FOR THE YEAR ENDED

                                                                                    WRL Alger Aggressive Growth
                                                                  ---------------------------------------------------
                                                                                            December 31,
                                                                  ---------------------------------------------------
                                                                      2000         1999         1998         1997
                                                                  -----------  -----------  -----------  -----------
Net asset value, beginning of year............................... $     33.28  $     22.44  $     16.04  $     14.18
                                                                  -----------  -----------  -----------  -----------
  Income from operations:
   Net investment income (loss)..................................       (0.09)       (0.15)       (0.04)       (0.01)
   Net realized and unrealized gain (loss) on investments........      (10.03)       14.95         7.68         3.44
                                                                  -----------  -----------  -----------  -----------
   Net income (loss) from operations.............................      (10.12)       14.80         7.64         3.43
                                                                  -----------  -----------  -----------  -----------
  Distributions:
   Dividends from net investment income..........................       (0.32)       (0.16)        0.00         0.00
   Dividends in excess of net investment income..................       (0.10)       (1.38)       (0.05)       (0.42)
   Distributions from net realized gains on investments..........       (2.82)       (2.42)       (1.19)       (1.15)
   Distributions in excess of net realized gains on investments..       (0.36)        0.00         0.00         0.00
                                                                  -----------  -----------  -----------  -----------
    Total distributions..........................................       (3.60)       (3.96)       (1.24)       (1.57)
                                                                  -----------  -----------  -----------  -----------
Net asset value, end of year..................................... $     19.56  $     33.28  $     22.44  $     16.04
                                                                  ===========  ===========  ===========  ===========
Total return.....................................................    (31.33)%      69.02 %      48.69 %      24.25 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $   907,696  $ 1,117,511  $   574,164  $   336,166
  Ratio of expenses to average net assets........................      0.86 %       0.89 %       0.91 %       0.96 %
  Ratio of net investment income (loss) to average net assets....     (0.31)%      (0.56)%      (0.21)%      (0.06)%
  Portfolio turnover rate........................................    122.70 %     101.71 %     117.44 %     136.18 %




                                                                      1996
                                                                  -----------
Net asset value, beginning of year............................... $     13.25
                                                                  -----------
  Income from operations:
   Net investment income (loss)..................................       (0.01)
   Net realized and unrealized gain (loss) on investments........        1.38
                                                                  -----------
   Net income (loss) from operations.............................        1.37
                                                                  -----------
  Distributions:
   Dividends from net investment income..........................        0.00
   Dividends in excess of net investment income..................       (0.19)
   Distributions from net realized gains on investments..........       (0.25)
   Distributions in excess of net realized gains on investments..        0.00
                                                                  -----------
    Total distributions..........................................       (0.44)
                                                                  -----------
Net asset value, end of year..................................... $     14.18
                                                                  ===========
Total return.....................................................     10.45 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $   220,552
  Ratio of expenses to average net assets........................      0.98 %
  Ratio of net investment income (loss) to average net assets....     (0.10)%
  Portfolio turnover rate........................................    101.28 %

                                                                                        WRL NWQ Value Equity
                                                                  ---------------------------------------------------
                                                                                            December 31,
                                                                  ---------------------------------------------------
                                                                     2000         1999         1998         1997
                                                                  -----------  -----------  -----------  -----------
Net asset value, beginning of year............................... $     12.77  $     12.12  $     13.90  $     11.27
                                                                  -----------  -----------  -----------  -----------
  Income from operations:
   Net investment income (loss)..................................        0.15         0.10         0.12         0.12
   Net realized and unrealized gain (loss) on investments........        1.78         0.85        (0.78)        2.69
                                                                  -----------  -----------  -----------  -----------
    Net income (loss) from operations............................        1.93         0.95        (0.66)        2.81
                                                                  -----------  -----------  -----------  -----------
  Distributions:
   Dividends from net investment income..........................       (0.18)       (0.10)       (0.13)       (0.09)
   Dividends in excess of net investment income..................        0.00         0.00        (0.12)       (0.07)
   Distributions from net realized gains on investments..........       (0.05)        0.00        (0.62)       (0.02)
   Distributions in excess of net realized gains on investments..       (0.10)       (0.20)       (0.25)        0.00
                                                                  -----------  -----------  -----------  -----------
    Total distributions..........................................       (0.33)       (0.30)       (1.12)       (0.18)
                                                                  -----------  -----------  -----------  -----------
Net asset value, end of year..................................... $     14.37  $     12.77  $     12.12  $     13.90
                                                                  ===========  ===========  ===========  ===========
Total return.....................................................     15.19 %       7.95 %      (4.78)%      25.04 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $   144,818  $   137,158  $   157,157  $   173,435
  Ratio of expenses to average net assets........................      0.88 %       0.90 %       0.89 %       0.89 %
  Ratio of net investment income (loss) to average net assets....      1.10 %       0.77 %       0.89 %       0.90 %
  Portfolio turnover rate........................................     46.34 %      34.19 %      43.60 %      17.28 %




                                                                   1996/(a)/
                                                                  -----------
Net asset value, beginning of year............................... $     10.00
                                                                  -----------
  Income from operations:
   Net investment income (loss)..................................        0.10
   Net realized and unrealized gain (loss) on investments........        1.23
                                                                  -----------
    Net income (loss) from operations............................        1.33
                                                                  -----------
  Distributions:
   Dividends from net investment income..........................       (0.04)
   Dividends in excess of net investment income..................        0.00
   Distributions from net realized gains on investments..........       (0.02)
   Distributions in excess of net realized gains on investments..        0.00
                                                                  -----------
    Total distributions..........................................       (0.06)
                                                                  -----------
Net asset value, end of year..................................... $     11.27
                                                                  ===========
Total return.....................................................     13.19 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $    49,394
  Ratio of expenses to average net assets........................      1.00 %
  Ratio of net investment income (loss) to average net assets....      0.89 %
  Portfolio turnover rate........................................      7.93 %

                                Prospectus 133

FOR THE YEAR ENDED

                                                                   WRL Goldman Sachs     WRL T. Rowe Price
                                                                         Growth           Dividend Growth
                                                                  -------------------  --------------------
                                                                      December 31,         December 31,
                                                                  -------------------  --------------------
                                                                    2000    1999/(b)/    2000     1999/(b)/
                                                                  --------  ---------  ---------  ---------
Net asset value, beginning of year............................... $  11.75  $   10.00  $    9.26  $   10.00
                                                                  --------  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................     0.02       0.01       0.11       0.11
   Net realized and unrealized gain (loss) on investments........    (0.95)      1.74       0.80      (0.85)
                                                                  --------  ---------  ---------  ---------
    Net income (loss) from operations............................    (0.93)      1.75       0.91      (0.74)
                                                                  --------  ---------  ---------  ---------
  Distributions:
   Dividends from net investment income..........................    (0.10)      0.00      (0.04)      0.00
   Dividends in excess of net investment income..................     0.00       0.00       0.00       0.00
   Distributions from net realized gains on investments..........    (0.05)     0.000       0.00       0.00
   Distributions in excess of net realized gains on investments..     0.00       0.00       0.00       0.00
                                                                  --------  ---------  ---------  ---------
    Total distributions..........................................    (0.15)      0.00      (0.04)      0.00
                                                                  --------  ---------  ---------  ---------
Net asset value, end of year..................................... $  10.67  $   11.75  $   10.13  $    9.26
                                                                  ========  =========  =========  =========
Total return.....................................................  (8.02)%    17.50 %     9.87 %    (7.40)%
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $ 20,185  $   8,204  $  17,637  $   8,730
  Ratio of expenses to average net assets........................   1.00 %     1.00 %     1.00 %     1.00 %
  Ratio of net investment income (loss) to average net assets....   0.15 %     0.12 %     1.19 %     1.75 %
  Portfolio turnover rate........................................  36.51 %    40.46 %    78.20 %    43.76 %

                                                                   WRL T. Rowe Price        WRL Salomon
                                                                       Small Cap              All Cap
                                                                  -------------------  --------------------
                                                                      December 31,         December 31,
                                                                  -------------------  --------------------
                                                                    2000    1999/(b)/    2000     1999/(b)/
                                                                  --------  ---------  ---------  ---------
Net asset value, beginning of year............................... $  13.41  $   10.00  $   11.18  $   10.00
                                                                  --------  ---------  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................    (0.08)     (0.03)      0.14       0.08
   Net realized and unrealized gain (loss) on investments........    (1.04)      3.87       1.90       1.48
                                                                  --------  ---------  ---------  ---------
    Net income (loss) from operations............................    (1.12)      3.84       2.04       1.56
                                                                  --------  ---------  ---------  ---------
Distributions:
  Dividends from net investment income...........................    (0.07)      0.00      (0.20)     (0.06)
  Dividends in excess of net investment income...................    (0.07)     (0.43)      0.00      (0.32)
  Distributions from net realized gains on investments...........     0.00       0.00      (0.03)      0.00
  Distributions in excess of net realized gains on investments...     0.00       0.00       0.00       0.00
                                                                  --------  ---------  ---------  ---------
    Total distributions..........................................    (0.14)     (0.43)     (0.23)     (0.38)
                                                                  --------  ---------  ---------  ---------
Net asset value, end of year..................................... $  12.15  $   13.41  $   12.99  $   11.18
                                                                  ========  =========  =========  =========
Total return.....................................................  (8.45)%    38.49 %    18.30 %    15.57 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $ 30,024  $   9,824  $  85,730  $   6,686
  Ratio of expenses to average net assets........................   1.00 %     1.00 %     1.00 %     1.00 %
  Ratio of net investment income (loss) to average net assets....  (0.57)%    (0.44)%     1.11 %     1.09 %
  Portfolio turnover rate........................................  64.53 %   159.02 %   117.91 %   216.29 %

                                Prospectus 134

FOR THE YEAR ENDED

                                                                   WRL Pilgrim Baxter
                                                                     Mid Cap Growth
                                                                  --------------------
                                                                      December 31,
                                                                  --------------------
                                                                    2000     1999/(b)/
                                                                  ---------  ---------
Net asset value, beginning of year............................... $   17.75  $   10.00
                                                                  ---------  ---------
  Income from operations:
   Net investment income (loss)..................................     (0.03)     (0.03)
   Net realized and unrealized gain (loss) on investments........     (2.46)      7.83
                                                                  ---------  ---------
    Net income (loss) from operations............................     (2.49)      7.80
                                                                  ---------  ---------
  Distributions:
   Dividends from net investment income..........................     (0.17)      0.00
   Dividends in excess of net investment income..................     (0.03)     (0.05)
   Distributions from net realized gains on investments..........      0.00       0.00
   Distributions in excess of net realized gains on investments..      0.00       0.00
                                                                  ---------  ---------
    Total distributions..........................................     (0.20)     (0.05)
                                                                  ---------  ---------
Net asset value, end of year..................................... $   15.06  $   17.75
                                                                  =========  =========
Total return.....................................................  (14.39)%    78.00 %
Ratios and supplemental data:
  Net assets at end of year (in thousands)....................... $ 217,307  $  37,201
  Ratio of expenses to average net assets........................    0.92 %     1.00 %
  Ratio of net investment income (loss) to average net assets....   (0.14)%    (0.30)%
  Portfolio turnover rate........................................  132.70 %   155.71 %

                                Prospectus 135

FOR THE YEAR ENDED

                                                                   WRL Great     WRL Great
                                                                  Companies -   Companies -
                                                                  America/SM/  Technology/SM/
                                                                  ------------ -------------
                                                                  December 31, December 31,
                                                                  ------------ -------------
                                                                   2000/(c)/     2000/(c)/
                                                                  ------------ -------------
Net asset value, beginning of year...............................  $   10.00     $   10.00
                                                                   ---------     ---------
  Income from operations:
   Net investment income (loss)..................................       0.04         (0.01)
   Net realized and unrealized gain (loss) on investments........       1.34         (3.25)
                                                                   ---------     ---------
    Net income (loss) from operations............................       1.38         (3.26)
                                                                   ---------     ---------
Distributions:
  Dividends from net investment income...........................       0.00          0.00
  Dividends in excess of net investment income...................       0.00          0.00
  Distributions from net realized gains on investments...........       0.00          0.00
  Distributions in excess of net realized gains on investments...       0.00          0.00
                                                                   ---------     ---------
   Total distributions...........................................       0.00          0.00
                                                                   ---------     ---------
Net asset value, end of year.....................................  $   11.38     $    6.74
                                                                   =========     =========
Total return.....................................................    13.80 %      (32.60)%
Ratios and supplemental data:
  Net assets at end of year (in thousands).......................  $  83,121     $  24,159
  Ratio of expenses to average net assets........................     0.91 %        1.00 %
  Ratio of net investment income (loss) to average net assets....     0.52 %       (0.16)%
  Portfolio turnover rate........................................    14.67 %       48.23 %

                                                                   WRL Great    WRL Gabelli
                                                                  Companies -     Global
                                                                   Global/2/      Growth
                                                                  ------------ -------------
                                                                  December 31, December 31,
                                                                  ------------ -------------
                                                                   2000/(d)/     2000/(d)/
                                                                  ------------ -------------
Net asset value, beginning of year...............................  $   10.00     $   10.00
                                                                   ---------     ---------
  Income from operations:
   Net investment income (loss)..................................       0.02          0.10
   Net realized and unrealized gain (loss) on investments........      (1.48)        (1.00)
                                                                   ---------     ---------
    Net income (loss) from operations............................      (1.46)        (0.90)
                                                                   ---------     ---------
  Distributions:
   Dividends from net investment income..........................       0.00          0.00
   Dividends in excess of net investment income..................       0.00          0.00
   Distributions from net realized gains on investments..........       0.00          0.00
   Distributions in excess of net realized gains on investments..       0.00          0.00
                                                                   ---------     ---------
    Total distributions..........................................       0.00          0.00
                                                                   ---------     ---------
Net asset value, end of year.....................................  $    8.54     $    9.10
                                                                   =========     =========
Total return.....................................................   (14.60)%       (9.00)%
Ratios and supplemental data:
  Net assets at end of year (in thousands).......................  $   5,057     $  13,551
  Ratio of expenses to average net assets........................     1.00 %        1.20 %
  Ratio of net investment income (loss) to average net assets....     0.53 %        3.32 %
  Portfolio turnover rate........................................     6.49 %        5.62 %

                                Prospectus 136

Notes to Financial Highlights

Per share information has been computed using average shares outstanding throughout each period. Total return reflects all Portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts. Total return and portfolio turnover rate are not annualized for periods of less than one year.

Ratio of expenses and ratio of net investment income (loss) to average net assets are annualized for periods of less than one year. For the years ended December 31, 2000 and 1999, ratio of expenses to average net assets is net of the advisory fee waiver. For the years prior to 1999, ratio of expenses to average net assets is net of the advisory fee waiver and fees paid indirectly. Without the advisory fee waived by WRL Management/(1)/ and the fees paid indirectly, ratio of expenses to average net assets for each period presented would be as follows (ratios are annualized for periods of less than one year):

                                            December 31,
Portfolio                          -------------------------------
                                    2000   1999   1998 1997  1996
                                   ------ ------- ---- ---- ------
WRL Van Kampen Emerging Growth....      *       *    *    *      *
WRL Alger Aggressive Growth.......      *       *    *    *      *
WRL NWQ Value Equity..............      *       *    *    * 1.10 %
WRL Goldman Sachs Growth.......... 1.37 %  2.68 %   **   **     **
WRL T. Rowe Price Dividend Growth. 1.45 %  2.35 %   **   **     **
WRL T. Rowe Price Small Cap....... 1.14 %  2.46 %   **   **     **
WRL Salomon All Cap............... 1.25 %  2.87 %   **   **     **
WRL Pilgrim Baxter Mid Cap Growth.      *  1.40 %   **   **     **
WRL Great Companies-America/SM/...      *      **   **   **     **
WRL Great Companies-Technology/SM/ 1.05 %      **   **   **     **
WRL Great Companies-Global/2/..... 3.93 %      **   **   **     **
WRL Gabelli Global Growth......... 1.99 %      **   **   **     **

*  Ratio difference less than 0.01%.
** Portfolio was not in existence during this period.
(a)The inception date of this portfolio was May 1, 1996.
(b)The inception date of this portfolio was May 3, 1999.
(c)The inception date of this portfolio was May 1, 2000.
(d)The inception date of this portfolio was September 1, 2000.
(1)Please note: Prior to May 1, 2001, AEGON/Transamerica Fund Advisors, Inc., investment adviser of the Fund, was named WRL Investment Management, Inc.

                                Prospectus 137

SIMILAR SUB-ADVISER FUND PERFORMANCE

                                                                                  Average Annual Total
                                                                                         Return
                                                                                 (without Sales Loads)
                                                                               --------------------------
                                        Similar                                                 10 Years
                                      Sub-Adviser            Inception Total                    or Since
WRL Portfolio                            Fund                  Date    Assets   1 Year  5 Years Inception
---------------------------------------------------------------------------------------------------------

Alger Aggressive Growth            The Alger Fund(1)         Class A   $282.8M (27.71)%    N/A   20.51%
                            Capital Appreciation Portfolio   12/31/96
Van Kampen Emerging Growth            Van Kampen             Class A   $15.8B  (11.36)% 28.33%   26.14%
                                 Emerging Growth(1)(2)       10/2/70
Goldman Sachs Growth             Goldman Sachs Capital       Class A    $3.4B   (7.62)% 20.87%   19.55%
                                    Growth Fund(1)           4/20/90
T. Rowe Price Dividend          T. Rowe Price Dividend       12/30/92   $751M   10.06 % 15.06%   15.83%
 Growth                             Growth Fund(3)
T. Rowe Price Small Cap        T. Rowe Price Diversified     6/30/97    $85M    (8.29)%    N/A    7.76%
                              Small-Cap Growth Fund(3)(5)
Pilgrim Baxter                PBHG Growth II Portfolio(3)    4/30/97    $376M  (15.42)%    N/A   20.21%
  Mid Cap Growth
Salomon All Cap                    Salomon Brothers          Class O    $227M   25.22 % 19.20%   19.07%
                                    Capital Fund(4)          8/23/76
Gabelli Global Growth(7)   Gabelli Global Growth (Class AAA) 2/07/94   $271.9M (37.49)% 22.65%   19.16%
American Century            American Century International    5/9/91     $5B   (15.01)% 17.91%   15.46%
  International                        Growth(1)
                                    Investor Class
American Century               American Century Income &     12/17/90    $5B   (10.54)% 17.60%   17.73%
 Income & Growth                       Growth(1)
                                    Investor Class

(1)The fund offers Class B and Class C shares as well. Returns for those classes may differ from those of Class A shares due to differing fee structures.
(2)The Fund's performance during the one-year period ended December 31, 1999 is largely attributable to investments in the technology sector, which performed favorably for the period. This performance was achieved during a rising market, and there is no guarantee that this performance record or the circumstances leading to it can be replicated in the future. As the Fund expects to have a substantial portion of its assets invested in equity securities of emerging growth companies, the Fund will be subject to more volatility and erratic movements than the market in general.
(3)The T. Rowe Price Dividend Growth, PBHG Growth II and T. Rowe Price Diversified Small-Cap Growth Funds do not have sales loads.
(4)The Salomon Brothers Capital Fund Class O shares does not have a sales load. Since May 1, 1990, the Fund has been managed by Salomon Brothers Asset Management Inc. Prior hereto, it was managed by Lehman Management Co.
(5)Total returns for the T. Rowe Price Diversified Small-Cap Growth Fund reflect past and present expense limitations, which increased the fund's total return.
(6)The fund offers Class B, Class C and Class T shares as well. Returns for those classes may differ from those of Class A shares due to differing fee structures.
(7)Gabelli Global Growth (Class AAA) does not have a sales load. The Fund offers Class A, Class B and Class C shares, which may have different returns due to differing fee structures.

                                Prospectus 138

Additional information about these portfolios is contained in the Fund's annual and semi-annual reports to shareholders and in the Statement of Additional Information, dated May 1, 2001, which is incorporated by reference into this prospectus. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during the last fiscal year.

You may also call 1-800-851-9777 to request this additional information about the Fund without charge or to make shareholder inquiries.

Other information about these portfolios has been filed with and is available from the U.S. Securities and Exchange Commission. Information about the Fund (including the SAI) can be reviewed and copied at the Securities and Exchange Commission's Public Reference Room in Washington, D.C. Information on the operation of the public reference room may be obtained by calling the Commission at 202-942-8090. Information may be obtained, upon payment of a duplicating fee by writing the Public Reference Section of the Commission, Washington, D.C. 20549-6009.

Reports and other information about the Fund are also available on the Commission's Internet site at http://www.sec.gov.
(WRL Series Fund File No. 811-4419.)

For more information about these portfolios, you may obtain a copy of the SAI or the Annual or Semi-Annual Reports without charge, or to make other inquiries about this Fund, call the number listed above.

(WRL Series Fund File No. 811-4419.)

                            WRL INVESTMENT OPTIONS
                     AEGON/TRANSAMERICA SERIES FUND, INC.
              MUNDER NET50 (formerly WRL Goldman Sachs Small Cap)
                          VAN KAMPEN EMERGING GROWTH
                            T. ROWE PRICE SMALL CAP
                         PILGRIM BAXTER MID CAP GROWTH
                            ALGER AGGRESSIVE GROWTH
                              THIRD AVENUE VALUE
                         VALUE LINE AGGRESSIVE GROWTH
                            GE INTERNATIONAL EQUITY
                                  JANUS GLOBAL
                           GREAT COMPANIES -- GLOBAL/2/
                             GABELLI GLOBAL GROWTH
                        GREAT COMPANIES -- TECHNOLOGY(SM)
                                  JANUS GROWTH
                              LKCM CAPITAL GROWTH
                             GOLDMAN SACHS GROWTH
                                GE U.S. EQUITY
                         GREAT COMPANIES -- AMERICA(SM)
                                SALOMON ALL CAP
                                C.A.S.E. GROWTH
                                DREYFUS MID CAP
                               NWQ VALUE EQUITY
                         T. ROWE PRICE DIVIDEND GROWTH
                             DEAN ASSET ALLOCATION
                          LKCM STRATEGIC TOTAL RETURN
                      J.P. MORGAN REAL ESTATE SECURITIES
                           FEDERATED GROWTH & INCOME
                                AEGON BALANCED
                                  AEGON BOND
                           J.P. MORGAN MONEY MARKET

                      STATEMENT OF ADDITIONAL INFORMATION

This Statement of Additional Information is not a prospectus but supplements and should be read in conjunction with the WRL Investment Options Prospectus which contains 29 portfolios of AEGON/ Transamerica Series Fund, Inc. (the "Fund"). A copy of the Prospectus may be obtained from the Fund by writing the Fund at 570 Carillon Parkway, St. Petersburg, FL 33716 or by calling the Fund at (800) 851-9777.
                              Investment Adviser:

                    AEGON/TRANSAMERICA FUND ADVISERS, INC.
                                 Sub-Advisers:

                           Munder Capital Management
                        Van Kampen Asset Management Inc.
                        T. Rowe Price Associates, Inc.
                      Goldman Sachs Asset Management Inc.
                       Pilgrim Baxter & Associates, Ltd.
                          Fred Alger Management, Inc.
                              EQSF Advisers, Inc.
                               Value Line, Inc.
                       GE Asset Management Incorporated
                           Janus Capital Corporation
                            Great Companies, L.L.C.
                       Gabelli Asset Management Company
                    Salomon Brothers Asset Management Inc.
                           C.A.S.E. Management, Inc.
                            The Dreyfus Corporation
                    NWQ Investment Management Company, Inc.
                          Dean Investment Associates
                  Luther King Capital Management Corporation
                    J.P. Morgan Investment Management Inc.
                        Federated Investment Counseling
                     AEGON USA Investment Management, Inc.

The date of the Prospectus to which this Statement of Additional Information relates is May 1, 2001 and the date of this Statement of Additional Information is May 1, 2001, as amended June 21, 2001.

                               TABLE OF CONTENTS



                                                                       Page in this Statement
                                                                                 of
                                                                       Additional Information
                                                                      -----------------------
FUND HISTORY                                                                      1
INVESTMENT OBJECTIVES AND POLICIES                                                2
Investment Restrictions                                                           2
 Munder Net50 (formerly WRL Goldman Sachs Small Cap)                              2
 Van Kampen Emerging Growth                                                       3
 T. Rowe Price Small Cap                                                          4
 T. Rowe Price Dividend Growth                                                    4
 Goldman Sachs Growth                                                             5
 Pilgrim Baxter Mid Cap Growth                                                    6
 Alger Aggressive Growth                                                          7
 Third Avenue Value                                                               7
 Value Line Aggressive Growth                                                     8
 GE International Equity                                                          9
 Janus Global                                                                    10
 Gabelli Global Growth                                                           11
 Great Companies -- Global/2/                                                    12
 Great Companies -- America(SM)                                                  13
 Great Companies -- Technology(SM)                                               13
 Janus Growth                                                                    14
 C.A.S.E. Growth                                                                 14
 AEGON Bond                                                                      14
 LKCM Capital Growth                                                             15
 GE U.S. Equity                                                                  16
 Salomon All Cap                                                                 17
 Dreyfus Mid Cap                                                                 17
 NWQ Value Equity                                                                18
 Dean Asset Allocation                                                           19
 LKCM Strategic Total Return                                                     20
 J.P. Morgan Real Estate Securities                                              21
 Federated Growth & Income                                                       22
 AEGON Balanced                                                                  23
 J.P. Morgan Money Market                                                        24
INVESTMENT POLICIES                                                              25
 Lending                                                                         25
 Borrowing                                                                       26
 Short Sales                                                                     26
 Foreign Securities                                                              26
 Sovereign Debt Securities (Gabelli Global Growth)                               27
 Foreign Bank Obligations                                                        27
 Forward Foreign Currency Contracts                                              28
 When-Issued, Delayed Settlement and Forward Delivery Securities                 28
 Investment Funds (GE International Equity)                                      28
 Securities Subject to Reorganization (Gabelli Global Growth)                    28
 Repurchase and Reverse Repurchase Agreements                                    29
 Temporary Defensive Position                                                    29
 U.S. Government Securities                                                      29
 Non-Investment Grade Debt Securities                                            30
 Convertible Securities                                                          30
 Investments in Futures, Options and Other Derivative Instruments                31
 Zero Coupon, Pay-In-Kind and Step Coupon Securities                             40
 Warrants and Rights                                                             41
 Mortgage-Backed Securities                                                      41
 Asset-Backed Securities                                                         42

                                                                                 Page in this Statement
                                                                                           of
                                                                                 Additional Information
                                                                                -----------------------
 Pass-Through Securities                                                                   42
 Other Income Producing Securities                                                         42
 Illiquid and Restricted/144A Securities                                                   43
 Money Market Reserves
   (T. Rowe Price Small Cap and
   T. Rowe Price Dividend Growth)                                                          43
 Other Investment Companies                                                                43
 Quality and Diversification Requirements
   (J.P. Morgan Money Market)                                                              44
 Bank and Thrift Obligations                                                               44
 Investments in the Real Estate Industry and Real Estate Investment Trusts
   ("REITs")                                                                               45
 Variable Rate Master Demand Notes                                                         45
 Debt Securities and Fixed-Income Investing                                                46
 High Yield/High-Risk Securities                                                           46
 Trade Claims                                                                              47
MANAGEMENT OF THE FUND                                                                     47
 Directors and Officers                                                                    47
 The Investment Adviser                                                                    51
 The Sub-Advisers                                                                          55
 Joint Trading Accounts                                                                    64
 Personal Securities Transactions                                                          64
 Administrative and Transfer Agency Services                                               64
PORTFOLIO TRANSACTIONS AND BROKERAGE                                                       64
 Portfolio Turnover                                                                        64
 Placement of Portfolio Brokerage                                                          65
PURCHASE AND REDEMPTION OF SHARES                                                          68
 Determination of Offering Price                                                           68
 Net Asset Valuation                                                                       68
CALCULATION OF PERFORMANCE
 RELATED INFORMATION                                                                       69
 Total Return                                                                              69
 Yield Quotations                                                                          69
 Yield Quotations - J.P. Morgan Money Market                                               69
TAXES                                                                                      70
CAPITAL STOCK OF THE FUND                                                                  71
REGISTRATION STATEMENT                                                                     72
FINANCIAL STATEMENTS                                                                       72
OTHER INFORMATION                                                                          72
 Independent Certified Public Accountants                                                  72
 Custodian                                                                                 72
Appendix A - Description of Portfolio Securities                                          A-1
Appendix B - Brief Explanation of
        Rating Categories                                                                 B-1

[GRAPHIC OMITTED]

     FUND HISTORY


The Fund was incorporated under the laws of the State of Maryland on August 21, 1985 and is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company.

The Fund is intended to be sold to the separate accounts of life companies to fund benefits under variable life insurance policies or variable annuity contracts issued by AUSA Life Insurance Company, Inc. ("AUSA"), Transamerica Life Insurance Company (formerly PFL Life Insurance Company) ("Transamerica Life"), Western Reserve Life Assurance Co. of Ohio ("WRL") Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("Transamerica") and Transamerica Life Insurance and Annuity Company, (the "Life Companies"). Shares may be offered to other life insurance companies in the future.

Because Fund shares are sold to separate accounts established to receive and invest premiums received under variable life insurance policies and purchase payments received under the variable annuity contracts, it is conceivable that, in the future, it may become disadvantageous for variable life insurance separate accounts and variable annuity separate accounts of the Life Companies to invest in the Fund simultaneously. Neither the Life Companies nor the Fund currently foresees any such disadvantages or conflicts, either to variable life insurance policyholders or to variable annuity contract owners. Any Life Company may notify the Fund's Board of a potential or existing conflict. The Fund's Board will then determine if a material conflict exists and what action, if any, should be taken in response. Such action could include the sale of Fund shares by one or more of the separate accounts, which could have adverse consequences. Material conflicts could result from, for example, (1) changes in state insurance laws, (2) changes in Federal income tax laws, or (3) differences in voting instructions between those given by variable life insurance policyholders and those given by variable annuity contract owners. The Fund's Board might conclude that separate funds should be established for variable life and variable annuity separate accounts. If this happens, the affected Life Companies will bear the attendant expenses of establishing separate funds. As a result, variable life insurance policyholders and variable annuity contract owners would no longer have the economies of scale typically resulting from a larger combined fund.


The Fund offers a separate class of common stock for each portfolio. All shares of a portfolio have equal voting rights, but only shares of a particular portfolio are entitled to vote on matters concerning only that portfolio. Each of the issued and outstanding shares of a portfolio is entitled to one vote and to participate equally in dividends and distributions declared by the portfolio and, upon liquidation or dissolution, to participate equally in the net assets of the portfolio remaining after satisfaction of outstanding liabilities. The shares of a portfolio, when issued, will be fully paid and nonassessable, have no preference, preemptive, conversion, exchange or similar rights, and will be freely transferable. Shares do not have cumulative voting rights. The holders of more than 50% of the shares of the Fund voting for the election of directors can elect all of the directors of the Fund if they so choose. In such event, holders of the remaining shares would not be able to elect any directors.


Only the separate accounts of the Life Companies may hold shares of the Fund and are entitled to exercise the rights directly as described above. To the extent required by law, the Life Companies will vote the Fund's shares held in the separate accounts, including Fund shares which are not attributable to policyowners, at meetings of the Fund, in accordance with instructions received from persons having voting interests in the corresponding sub-accounts of the separate accounts. Except as required by the Investment Company Act of 1940, as amended (the "1940 Act"), the Fund does not hold regular or special policyowner meetings. If the 1940 Act or any regulation thereunder should be amended, or if present interpretation thereof should change, and as a result it is determined that the Life Companies are permitted to vote the Fund's shares in their own right, they may elect to do so. The rights of policyowners are described in more detail in the prospectuses or disclosure documents for the policies and the annuity contracts, respectively.

                       INVESTMENT OBJECTIVES AND POLICIES

The investment objectives of the Munder Net50, VKAM Emerging Growth, T. Rowe Price Small Cap, Alger Aggressive Growth, Value Line Aggressive Growth, GE International Equity, Janus Global, Third Avenue Value, Dreyfus Mid Cap, Salomon All Cap, Pilgrim Baxter Mid Cap Growth, Janus Growth, Goldman Sachs Growth, C.A.S.E. Growth, GE U.S. Equity, NWQ Value Equity, T. Rowe Price Dividend Growth, Great Companies -- America(SM), Great Companies -- Technology(SM),
Great Companies -- Global/2/, Gabelli Global, LKCM Capital Growth, Dean Asset Allocation, LKCM Strategic Total Return, Federated Growth & Income, AEGON Balanced, J.P. Morgan Real Estate Securities, AEGON Bond and J.P. Morgan Money Market (a "portfolio" or collectively, the "portfolios") of the Fund are described in the portfolios' prospectuses. Shares of the portfolios are sold only to the separate accounts of WRL and to separate accounts of certain of its affiliated life insurance companies (collectively, the "separate accounts") to fund the benefits under certain variable life insurance policies (the "policies") and variable annuity contracts (the "annuity contracts").

As indicated in the prospectus, each portfolio's investment objective and, unless otherwise noted, its investment policies and techniques may be changed by the Board of Directors of the Fund without approval of shareholders or holders of the policies or annuity contracts (collectively, "policyowners"). A change in the investment objective or policies of a portfolio may result in the portfolio having an investment objective or policies different from those which a policyowner deemed appropriate at the time of investment.

As indicated in the prospectus, each portfolio is subject to certain fundamental policies and restrictions which may not be changed without the approval of the holders of a majority of the outstanding voting securities of the portfolio. "Majority" for this purpose and under the 1940 Act means the lesser of (i) 67% of the outstanding voting securities represented at a meeting at which more than 50% of the outstanding voting securities of a portfolio are represented or (ii) more than 50% of the outstanding voting securities of a portfolio. A complete statement of all such fundamental policies is set forth below. State insurance laws and regulations may impose additional limitations on the Fund's investments, including the Fund's ability to borrow, lend and use options, futures and other derivative instruments. In addition, such laws and regulations may require that a portfolio's investments meet additional diversification or other requirements.


INVESTMENT RESTRICTIONS

[GRAPHIC OMITTED]

     MUNDER NET50 (Formerly WRL Goldman Sachs Small Cap)


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of such issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      3. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this shall not prevent the portfolio from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities).

      4. Lend any security or make any other loan if, as a result, more than 25% of the portfolio's total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements).

      5. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      6. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 25% of the value of the portfolio's total assets (including amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.

      7. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental restrictions which may be changed by the Board of Directors of the Fund without shareholder approval:

      (A) The portfolio may not sell securities short, except short sales "against the box";

      (B) The portfolio may not participate on a "joint" or "joint and several" basis in any trading account in securities; and

      (C) The portfolio may not purchase securities of open-end or closed-end investment companies except in compliance with the Investment Company Act of 1940, and the rules and regulations thereunder.

In addition to the above, as a fundamental policy, the portfolio may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such portfolio (which might result in duplication of certain fees and expenses).

[GRAPHIC OMITTED]

     VAN KAMPEN EMERGING GROWTH


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the portfolio from investing in securities or other instruments backed by physical commodities).

      3. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      4. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or repurchase agreements).

      5. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      6. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 25% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the portfolio's total assets by reason of a decline in total assets will be reduced within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements.

      7. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, provided that margin payments and other deposits in connection with transactions in options, futures contracts and options on futures contracts shall not be deemed to constitute selling securities short.

      (B) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions and that margin payments and other deposits in connection with transactions in options, futures contracts and options on futures contracts shall not be deemed to constitute purchasing securities on margin.

      (C) The portfolio may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization.

      (D) The portfolio may not mortgage or pledge any securities owned or held by the portfolio in amounts that exceed, in the aggregate, 15% of the portfolio's net assets, provided that this limitation does not apply in the case of assets deposited to provide margin or guarantee positions in options, futures contracts and options on futures contracts or the segregation of assets in connection with such contracts.

      (E) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which the Board of Directors has made a determination as to liquidity, as permitted under the 1940 Act.

      (F) The portfolio may not invest in companies for the purpose of exercising control or management.

      (G) The portfolio may not invest in securities of foreign issuers denominated in foreign currency and not publicly traded in the United States if at the time of acquisition more than 20% of the portfolio's total assets would be invested in such securities.

[GRAPHIC OMITTED]

      T. ROWE PRICE SMALL CAP AND
      T. ROWE PRICE DIVIDEND GROWTH

The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 33 1/3% of the value of the portfolio's total assets (including amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 33 1/3% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 33 1/3% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.

      3. Purchase or sell physical commodities (but this shall not prevent the portfolio from entering into future contracts and options thereon).

      4. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      5. Lend any security although the portfolio may lend portfolio securities provided that the aggregate of such loans do not exceed 33 1/3% of the value of the portfolio's total assets. The portfolio may purchase money market securities, enter into repurchase agreements and acquire publicly distributed or privately placed debt securities, and purchase debt.

      6. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      7. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      8. Underwrite securities issued by other persons, except to the extent that the portfolio may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment objective.

Furthermore, the portfolios have adopted the following non-fundamental restrictions which may be changed by the Board of Directors of the Fund without shareholder approval:

      (A) A portfolio may not purchase additional securities when money borrowed exceeds 5% of its total assets. This restriction shall not apply to temporary borrowings until the portfolio's net assets exceed $40,000,000.

      (B) A portfolio may not purchase a futures contract or an option thereon, if, with respect to positions in futures or options on futures which do not represent bona fide hedging, the aggregate initial margin and premiums on such options would exceed 5% of the portfolio's net asset value.

      (C) A portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Directors, as permitted under the 1940 Act.

      (D) A portfolio may not invest in companies for the purpose of exercising control or management.

      (E) A portfolio may not purchase securities of open-end or closed-end investment companies except (i) in compliance with the 1940 Act; or (ii) securities of the Reserve Investment or Government Reserve Investment Funds.

      (F) A portfolio may not purchase securities on margin, except (i) for use of short-term credit necessary for clearance of purchases of portfolio securities; and (ii) it may make margin deposits in connection with futures contracts or other permissible investments.

      (G) A portfolio may not mortgage, pledge, hypothecate or, in any manner, transfer any security owned by the portfolio as security for indebtedness except as may be necessary in connection with permissible borrowings or investments and then such mortgaging, pledging or hypothecating may not exceed 33 1/3% of the portfolio's total assets at the time of borrowing or investment.

      (H) A portfolio may not sell securities short, except short sales "against the box."

[GRAPHIC OMITTED]

     GOLDMAN SACHS GROWTH


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Borrow money except (a) the portfolio may borrow from banks (as defined in the 1940 Act) or through reverse repurchase agreements in amounts up to 33 1/3% of its total assets (including the amount borrowed), (b) the portfolio may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes, (c) the portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities, (d) the portfolio may purchase securities on margin to the extent permitted by applicable law and (e) the portfolio may engage in mortgage dollar rolls which are accounted for as financings.

      3. Purchase or sell physical commodities (but this shall not prevent the portfolio from investing in currency and financial instruments and contracts that are commodities or commodity contracts).

      4. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      5. Make loans, except through (a) the purchase of debt obligations in accordance with the portfolio's investment objective and policies, (b) repurchase agreements with banks, brokers, dealers and other financial institutions, and (c) loans of securities as permitted by applicable law.

      6. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      7. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      8. Underwrite securities issued by other persons, except to the extent that the portfolio may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment objective.

Furthermore, the portfolio has adopted the following non-fundamental restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not invest in companies for the purpose of exercising control or management.

      (B) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Directors, as permitted under the 1940 Act.

      (C) The portfolio may not purchase additional securities when money borrowed exceeds 5% of its total assets. This restriction shall not apply to temporary borrowings until the portfolio's net assets exceed $40,000,000.

      (D) The portfolio may not make short sales of securities, except short sales "against the box."

[GRAPHIC OMITTED]

     PILGRIM BAXTER MID CAP GROWTH


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 10% of the value of the portfolio's total assets. This borrowing provision is included solely to facilitate the orderly sale of portfolio securities to accommodate substantial redemption requests if they should occur and is not for investment purposes. All borrowings in excess of 5% of the portfolio's total assets will be repaid before making investments.

      3. Make loans, except that the portfolio, in accordance with its investment objectives and policies, may purchase or hold debt securities, and enter into repurchase agreements as described in the portfolio's prospectus and this Statement of Additional Information.

      4. Purchase or sell real estate, real estate limited partnership interests, futures contracts, commodities or commodity contracts, except that this shall not prevent the portfolio from (i) investing in readily marketable securities of issuers which can invest in real estate or commodities, institutions that issue mortgages, or real estate investment trusts which deal in real estate or interests therein, pursuant to the portfolio's investment objective and policies, and (ii) entering into futures contracts and options thereon that are listed on a national securities or commodities exchange where, as a result thereof, no more than 5% of the portfolio's total assets (taken at market value at the time of entering into the futures contracts) would be committed to margin deposits on such futures contracts and premiums paid for unexpired options on such futures contracts; provided that, in the case of an option that is "in-the-money" at the time of purchase, the "in-the-money" amount, as defined under the Commodities Futures Trading Commission regulations, may be excluded in computing the 5% limit. The portfolio (as a matter of operating policy) will utilize only listed futures contracts and options thereon.

      5. Act as an underwriter of securities of other issuers except as it may be deemed an underwriter in selling a portfolio security.

      6. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not invest in companies for the purpose of exercising control.

      (B) The portfolio may not pledge, mortgage or hypothecate assets, except
(i) to secure temporary borrowings as permitted by the portfolio's limitation on permitted borrowings, or (ii) in connection with permitted transactions regarding options and futures contracts.

      (C) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 Act, or any successor to such Rule,
Section 4(2) commercial paper or any other securities as to which the Board of Directors has made a determination as to liquidity, as permitted under the 1940 Act.

      (D) Purchase securities of other investment companies except as permitted by the 1940 Act and the rules and regulations thereunder.

[GRAPHIC OMITTED]

     ALGER AGGRESSIVE GROWTH

The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest in commodities except that the portfolio may purchase or sell stock index futures contracts and related options thereon if thereafter no more than 5% of its total assets are invested in aggregate initial margin and premiums.

      3. Purchase or sell real estate or real estate limited partnerships, except that the portfolio may purchase and sell securities secured by real estate, mortgages or interests therein and securities that are issued by companies that invest or deal in real estate.

      4. Make loans to others, except through purchasing qualified debt obligations, lending portfolio securities or entering into repurchase agreements.

      5. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      6. Borrow money, except that the portfolio may borrow from banks for investment purposes as set forth in the Prospectus. Immediately after any borrowing, including reverse repurchase agreements, the portfolio will maintain asset coverage of not less than 300% with respect to all borrowings.

      7. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not sell securities short or purchase securities on margin, except that the portfolio may obtain any short-term credit necessary for the clearance of purchases and sales of securities. These restrictions shall not apply to transactions involving selling securities "short against the box."

      (B) The portfolio may not invest in securities of other investment companies, except as it may be acquired as part of a merger, consolidation, reorganization, acquisition of assets or offer of exchange.

      (C) The portfolio may not pledge, hypothecate, mortgage or otherwise encumber more than 10% of the value of the portfolio's total assets except as noted in (E) below. These restrictions shall not apply to transactions involving reverse repurchase agreements or the purchase of securities subject to firm commitment agreements or on a when-issued basis.

      (D) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which the Board of Directors has made a determination as to liquidity, as permitted under the 1940 Act.

      (E) The portfolio may not invest in companies for the purpose of exercising control or management.

[GRAPHIC OMITTED]

     THIRD AVENUE VALUE

The portfolio may not, as a matter of fundamental policy:

      1. Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may technically be deemed to be an underwriter under certain securities laws.

      2. Invest 25% or more of the value of its total assets in the securities of issuers (other than Government securities) which are determined to be engaged in the same industry or similar trades or businesses or related trades or businesses.

      3. Buy or sell commodities or commodity contracts or future contracts (other than gold or foreign currencies unless acquired as a result of ownership of securities).

      4. Invest directly in real estate or interests in real estate, including limited partnership interests; however, the portfolio may own debt or equity securities issued by companies engaged in those businesses.

      5. Borrow money or pledge, mortgage or hypothecate any of its assets except that the portfolio may borrow on a secured or unsecured basis as a temporary measure for extraordinary or emergency purposes. Such temporary borrowing may not exceed 5% of the value of the portfolio's total assets when the borrowing is made.

      6. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      7. Lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements).

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not make short sales of securities or maintain a short position. This restriction shall not apply to transactions involving selling securities "short against the box."

      (B) The portfolio may not participate on a "joint" or "joint and several" basis in any trading account in securities.

      (C) The portfolio may not invest in securities of other investment companies if the portfolio, after such purchase or acquisition owns, in the aggregate, (i) more than 3% of the total outstanding voting stock of the acquired company; (ii) securities issued by the acquired company having an aggregate value in excess of 5% of the value of the total assets of the portfolio, or (iii) securities issued by the acquired company and all other investment companies (other than treasury stock of the portfolio) having an aggregate value in excess of 10% of the value of the total assets of the portfolio.

      (D) The portfolio may not invest in interests in oil, gas, or other mineral exploration or development programs, although it may invest in the marketable securities of companies which invest in or sponsor such programs.

[GRAPHIC OMITTED]

     VALUE LINE AGGRESSIVE GROWTH

The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and banker's acceptances.

      3. Invest in commodities or commodity contracts except that the portfolio may invest in stock index futures contracts and options on stock index futures contracts.

      4. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      5. Make loans, except through (a) the purchase of debt obligations in accordance with the portfolio's investment objective and policies, (b) repurchase agreements with banks, brokers, dealers and other financial institutions, provided that repurchase agreements maturing in more than seven days when taken together with other illiquid investments do not exceed 10% of the portfolio's assets, and (c) loans of securities as permitted by applicable law.

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      7. Borrow money, except that the portfolio may borrow from banks for investment purposes as set forth in the prospectus. Immediately after borrowing, including reverse repurchase agreements, the portfolio will maintain asset coverage of not less than 300% with respect to all borrowings.

      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short ("short against the box"), provided that margin payments and other deposits in connection with transactions in options, futures contracts and options on futures contracts shall not be deemed to constitute selling securities short.

      (B) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions and that margin payments and other deposits in connection with transactions in options, futures contracts and options on futures contracts shall not be deemed to constitute purchasing securities on margin.

      (C) The portfolio may not purchase securities of other investment companies, except as it may be acquired as part of a merger, consolidation, reorganization, acquisition of assets or offer of exchange.

      (D) The portfolio may not invest more than 10% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any securities for which the Board of Directors or sub-adviser has made a determination of liquidity, as permitted under the 1940 Act.

      (E) The portfolio may not invest in companies for the purpose of exercising control or management.

      (F) The portfolio may not purchase or sell any put or call options or any combinations thereof, except that the portfolio may write and sell covered call option contracts on securities owned by the portfolio. The portfolio may also purchase call options for the purpose of terminating its outstanding obligations with respect to securities upon which covered call option contracts have been written (i.e., "closing purchase transaction"). The portfolio may also purchase and sell put and call options on stock index futures contracts.

[GRAPHIC OMITTED]

     GE INTERNATIONAL EQUITY

The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of any one purchase (a) the value of the holdings of the portfolio in the securities of such issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances. For purposes of this restriction, (a) the government of a country, other than the United States, will be viewed as one industry; and (b) all supranational organizations together will be viewed as one industry.

      3. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this shall not prevent the portfolio from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities).

      4. Invest directly in real estate or interests in real estate; however, the portfolio may own securities or other instruments backed by real estate, including mortgage-backed securities, or debt or equity securities issued by companies engaged in those businesses.

      5. Lend any security or make any other loan if, as a result, more than 30% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements).

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      7. Borrow money, except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 33 1/3% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 33 1/3% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 33 1/3% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.

      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not (i) enter into any futures contracts or options on futures contracts for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of the portfolio's net assets, after taking into account unrealized profits and losses on such contracts it has entered into and (ii) enter into any futures contracts or options on futures contracts if the aggregate amount of the portfolio's commitments under outstanding futures contracts positions and options on futures contracts would exceed the market value of its total assets.

      (B) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short and provided that transactions in options, swaps and forward futures contracts are not deemed to constitute selling securities short.

      (C) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions, provided that margin payments and other deposits in connection with transactions in options, futures, swaps and forward contracts shall not be deemed to constitute purchasing securities on margin.

      (D) The portfolio may not purchase securities of other investment companies, other than a security acquired in connection with a merger, consolidation, acquisition, reorganization or offer of exchange and except as otherwise permitted under the 1940 Act. Investments by the portfolio in GEI Short-Term Investment Fund, a private investment fund advised by GE Asset Management Incorporated ("GEAM"), created specifically to serve as a vehicle for the collective investment of cash balances of the portfolio and other accounts advised by GEAM, are not subject to this restriction, pursuant to and in accordance with necessary regulatory approvals.

      (E) The portfolio may not mortgage or pledge any securities owned or held by the portfolio in amounts that exceed, in the aggregate, 15% of the portfolio's net assets, provided that this limitation does not apply to reverse repurchase agreements or in the case of assets deposited to margin or guarantee positions in futures, options, swaps or forward contracts or the segregation of assets in connection with such contracts.

      (F) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Directors, as permitted under the 1940 Act.

      (G) The portfolio may not invest in companies for the purpose of exercising control or management.

With respect to investment restriction 2. above, the portfolio may use the industry classifications reflected by the S&P 500 Composite Stock Index, if applicable at the time of determination. For all other portfolio holdings, the portfolio may use the Directory of Companies Required to File Annual Reports with the SEC and Bloomberg Inc. In addition, the portfolio may select its own industry classifications, provided such classifications are reasonable.

[GRAPHIC OMITTED]

     JANUS GLOBAL

The portfolio may not, as a matter of fundamental policy:

      1. (a) With respect to 75% of the portfolio's assets, invest in the securities (other than government securities as defined in the 1940 Act) of any one issuer if immediately thereafter, more than 5% of the portfolio's total assets would be invested in securities of that issuer; or (b) with respect to 100% of the portfolio's assets, own more than either (i) 10% in principal amount of the outstanding debt securities of an issuer, or (ii) 10% of the outstanding voting securities of an issuer, except that such restrictions shall not apply to Government securities, bank money market instruments or bank repurchase agreements. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      3. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this shall not prevent the portfolio from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities).

      4. Invest directly in real estate or interests in real estate; however, the portfolio may own debt or equity securities issued by companies engaged in those businesses.

      5. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements).

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      7. Borrow money, except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 25% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.

      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not (i) enter into any futures contracts or options on futures contracts for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of the portfolio's net assets, after taking into account unrealized profits and losses on such contracts it has entered into and (ii) enter into any futures contracts or options on futures contracts if the aggregate amount of the portfolio's commitments under outstanding futures contracts positions and options on futures contracts would exceed the market value of its total assets.

      (B) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short and provided that transactions in options, swaps and forward futures contracts are not deemed to constitute selling securities short.

      (C) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions, provided that margin payments and other deposits in connection with transactions in options, futures, swaps and forward contracts shall not be deemed to constitute purchasing securities on margin.

      (D) The portfolio may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies.

Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization.

      (E) The portfolio may not mortgage or pledge any securities owned or held by the portfolio in amounts that exceed, in the aggregate, 15% of the portfolio's net assets, provided that this limitation does not apply to reverse repurchase agreements or in the case of assets deposited to margin or guarantee positions in futures, options, swaps or forward contracts or the segregation of assets in connection with such contracts.

      (F) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which the Board of Directors has made a determination as to liquidity, as permitted under the 1940 Act.


      (G) The portfolio may not invest in companies for the purpose of exercising control or management.


[GRAPHIC OMITTED]

     GABELLI GLOBAL GROWTH

The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      3. Borrow money except (a) the portfolio may borrow from banks (as defined in the 1940 Act) or through reverse repurchase agreements, (b) the portfolio may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes (not for leveraging or borrowing), (c) or pledge its assets other than to secure such issuances or in connection with hedging transactions, short-sales, when-issued and forward commitment transactions and similar investment strategies.

      4. Make loans except (i) by purchasing fixed-income securities or by entering into repurchase agreements or (ii) by lending the portfolio securities to banks, brokers, dealers and other financial institutions so long as such loans are not inconsistent with the 1940 Act or the rules and regulations or interpretations of the SEC thereunder.

      5. Act as underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      6. Invest directly in real estate or interests in real estate, including limited partnership interests; however the portfolio may own debt or equity securities issued by companies engaged in those businesses.

      7. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments.

      8. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:


      (A) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Trustees as permitted under the 1940 Act.

      (B) The portfolio may not mortgage, pledge or hypothecate any of its assets, provided that this shall not apply to the transfer of securities in connection with any permissible borrowing or to collateral arrangements in connection with permissible activities.

      (C) The portfolio may not purchase securities on margin, provided that the fund may obtain short-term credits necessary for the clearance of purchases and sales of securities, and further provided that the fund may make margin deposits in connection with its use of financial futures, forward contracts, or derivative instruments.

      (D) The portfolio may not invest for the purpose of exercising control.


[GRAPHIC OMITTED]

     GREAT COMPANIES -- GLOBAL/2/


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act), if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets; or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.


      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      3. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this shall not prevent the portfolio from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities).

      4. Invest directly in real estate or interests in real estate; however, the portfolio may own debt or equity securities issued by companies engaged in those businesses.

      5. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements).

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      7. Borrow money, except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 25% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.


      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not (i) enter into any futures contracts or options on futures contracts for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of the portfolio's net assets, after taking into account unrealized profits and losses on such contracts it has entered into and (ii) enter into any futures contracts or options on futures contracts if the aggregate amount of the portfolio's commitments under outstanding futures contracts positions and options on futures contracts would exceed the market value of its total assets.


      (B) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short and provided that transactions in options, swaps and forward futures contracts are not deemed to constitute selling securities short.

      (C) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions, provided that margin payments and other deposits in connection with transactions in options, futures, swaps and forward contracts shall not be deemed to constitute purchasing securities on margin.

      (D) The portfolio may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies.

      Limitations (i) and (ii) do no apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization.

      (E) The portfolio may not mortgage or pledge any securities owned or held by the portfolio in amounts that exceed, in the aggregate, 15% of the portfolio's net assets, provided that this limitation does not apply to reverse repurchase agreements or in the case of assets deposited to margin or guarantee positions in futures, options, swaps or forward contracts or the segregation of assets in connection with such contracts.

      (F) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which the Board of Directors has made a determination as to liquidity, as permitted under the 1940 Act.

      (G) The portfolio may not invest in companies for the purpose of exercising control or management.

[GRAPHIC OMITTED]

      GREAT COMPANIES -- AMERICA(SM)
      GREAT COMPANIES -- TECHNOLOGY(SM)


Each portfolio may not, as a matter of fundamental policy:

      1. Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may technically be deemed to be an underwriter under certain securities laws.

      2. Buy or sell commodities or commodity contracts or future contracts (other than gold or foreign currencies unless acquired as a result of ownership of securities.)

      3. Invest directly in real estate or interests in real estate, including limited partnership interests; however, the portfolio may own debt or equity securities issued by companies engaged in those businesses.


      4. Borrow money or pledge, mortgage or hypothecate any of its assets except that the portfolio may borrow on a secured or unsecured basis as a temporary measure for extraordinary or emergency purposes. Such temporary borrowing may not exceed 5% of the value of the portfolio's total assets when the borrowing is made.

      5. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      6. Lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements).

Furthermore, each portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) Each portfolio may not make short sales of securities or maintain a short position. This restriction shall not apply to transactions involving selling securities "short against the box."

      (B) Each portfolio may not participate on a "joint" or "joint and several" basis in any trading account in securities.

      (C) Each portfolio may not invest in securities of other investment companies, except as it may be acquired as part of a merger, consolidation, reorganization, acquisition of assets, or offer of exchange.


      (D) Each portfolio may not invest in interest in oil, gas, or other mineral exploration or development programs, although it may invest in the marketable securities of companies which invest in or sponsor such programs.

[GRAPHIC OMITTED]

     JANUS GROWTH, C.A.S.E. GROWTH AND AEGON BOND


A portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest 25% or more (15% for C.A.S.E. Growth portfolio) of the value of the portfolio's assets in any particular industry (other than Government securities).

      3. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this restriction shall not prevent the portfolio from purchasing or selling options, futures contracts, caps, floors and other derivative instruments, engaging in swap transactions or investing in securities or other instruments backed by physical commodities).

      4. Invest directly in real estate or interests in real estate, including limited partnership interests; however, the portfolio may own debt or equity securities issued by companies engaged in those businesses.

      5. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of portfolio securities of the portfolio.

      6. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements).

      7. Borrow money, except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 25% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% restriction. This policy shall not prohibit reverse repurchase agreements or deposits of assets to provide margin or guarantee positions in connection with transactions in options, future contracts, swaps, forward contracts, or other derivative instruments or the segregation of assets in connection with such transactions.


      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolios have adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) A portfolio may not, as a matter of non-fundamental policy: (i) enter into any futures contracts or options on futures contracts for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of the portfolio's net assets, after taking into account unrealized profits and losses on such contracts it has entered into and (ii) enter into any futures contracts or options on futures contracts if the aggregate amount of the portfolio's commitments under outstanding futures contracts positions and options on futures contracts would exceed the market value of its total assets.

      (B) A portfolio may not mortgage or pledge any securities owned or held by the portfolio in amounts that exceed, in the aggregate, 15% of the portfolio's net assets, provided that this limitation does not apply to reverse repurchase agreements or in the case of assets deposited to provide margin or guarantee positions in options, futures contracts, swaps, forward contracts or other derivative instruments or the segregation of assets in connection with such transactions.

      (C) A portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options, futures contracts, swaps, forward contracts and other derivative instruments are not deemed to constitute selling securities short.

      (D) A portfolio may not purchase securities on margin, except that a portfolio may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits made in connection with transactions in options, futures contracts, swaps, forward contracts, and other derivative instruments shall not be deemed to constitute purchasing securities on margin.

      (E) A portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any securities for which the Board of Directors or the Sub-Adviser has made a determination of liquidity, as permitted under the 1940 Act.

      (F) A portfolio may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Restrictions (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers to exchange, or as a result of reorganization, consolidation, or merger. If the portfolio invests in a money market fund, the Investment Adviser will reduce its advisory fee by the amount of any investment advisory or administrative service fees paid to the investment manager of the money market fund.

      (G) A portfolio may not invest more than 25% of its net assets at the time of purchase in the securities of foreign issuers and obligors.

      (H) A portfolio may not invest in companies for the purpose of exercising control or management.

[GRAPHIC OMITTED]

     LKCM CAPITAL GROWTH


The portfolio may not, as a matter of fundamental policy:


      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities. It may technically be deemed to be an underwriter under certain securities laws.


      3. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services, for example, gas, gas transmission, electric and telephone, will be considered a separate industry for purposes of this restriction, provided there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposits and bankers' acceptances.

      4. Buy or sell commodities or commodity contracts or future contracts (other than gold or foreign currencies unless acquired as a result of ownership of securities).

      5. Invest directly in real estate or interests in real estate, including limited partnership interests; however, the portfolio may own debt or equity securities issued by companies engaged in those businesses.

      6. Borrow money or pledge, mortgage or hypothecate any of its assets except that the portfolio may borrow on a secured or unsecured basis as a temporary measure for extraordinary or emergency purposes. Such temporary borrowing may not exceed 5% of the value of the portfolio's total assets when the borrowing is made.


      7. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      8. Lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements).

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not make short sales of securities or maintain a short position. This restriction shall not apply to transactions involving selling securities "short against the box."

      (B) The portfolio may not participate on a "joint" or "joint and several" basis in any trading account in securities.

      (C) The portfolio may not invest in securities of other investment companies, except as it may be acquired as part of a merger, consolidation, reorganization, acquisition of assets, or offer of exchange.

[GRAPHIC OMITTED]

     GE U.S. EQUITY


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets purchase the securities of any one issuer (other than Government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Purchase any security that would cause 25% or more of the value of the portfolio's assets to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. Government securities. For purposes of this restriction, (a) the government of a country, other than the United States, will be viewed as one industry; and (b) all supranational organizations together will be viewed as one industry.

      3. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the portfolio from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities).

      4. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real-estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      5. Lend any security or make any other loan if, as a result, more than 30% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or repurchase agreements).

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      7. Borrow money or issue senior securities (as defined in the 1940 Act), except that the portfolio may borrow money from banks for temporary or emergency purposes (not for leveraging or investment) in an aggregate amount not exceeding 33 1/3% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings) at the time the borrowing is made. Whenever borrowings, including reverse repurchase agreements, of 5% or more of the portfolio's total assets are outstanding, the portfolio will not purchase securities.


      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount of the securities sold short.

      (B) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for clearance of transactions. (For purposes of this restriction, the deposit or payment of initial or variation margin in connection with futures contracts, financial futures contracts or related options, and options on securities, options on securities indexes and options on currencies will not be deemed to be a purchase of securities on margin by the portfolio.)

      (C) The portfolio may not purchase securities of other investment companies, other than a security acquired in connection with a merger, consolidation, acquisition, reorganization or offer of exchange and except as otherwise permitted under the 1940 Act. Investments by the portfolio in GEI Short-Term Investment Fund, a private investment fund advised by GEAM, created specifically to serve as a vehicle for the collective investment of cash balances of the portfolio and other accounts advised by GEAM are not subject to this restriction, pursuant to and in accordance with necessary regulatory approvals.

      (D) The portfolio may not invest more than 15% of its net assets in illiquid securities. For purposes of this restriction, illiquid securities are securities that cannot be disposed of by the portfolio within seven days in the ordinary course of business at approximately the amount at which the portfolio has valued the securities. This Restriction does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Directors, as permitted under the 1940 Act.

      (E) The portfolio may not purchase restricted securities if more than 10% of the total assets of the portfolio would be invested in restricted securities. Restricted securities are securities that are subject to contractual or legal restrictions on transfer, excluding for purposes of this restriction, restricted securities that are eligible for resale pursuant the Rule 144A under the Securities Act of 1933, as amended ("Rule 144A Securities"), that have been determined to be liquid under guidelines established by the Fund's Board of Directors. In no event will the portfolio's investment in illiquid and non-publicly traded securities, in the aggregate, exceed 15% of its net assets.


      (F) The portfolio may not invest in companies for the purpose of exercising control or management, except to the extent that exercise by the portfolio of its rights under agreements related to portfolio securities would be deemed to constitute such control.

      (G) The portfolio may not purchase or sell put options, call options, spreads or combinations of put options, call options and spreads, except that the portfolio may purchase and sell covered put and call options on securities and stock indexes, and futures contracts and options on futures contracts.

With respect to investment restriction 2. above, the portfolio may use the industry classifications reflected by the S&P 500 Composite Stock Index, if applicable at the time of determination. For all other portfolio holdings, the portfolio may use the Directory of Companies Required to File Annual Reports with the SEC and Bloomberg Inc. In addition, the portfolio may select its own industry classifications, provided such classifications are reasonable.

[GRAPHIC OMITTED]

     SALOMON ALL CAP


The portfolio may not, as a matter of fundamental policy:

      1. Purchase or sell real estate, real estate mortgages, commodities or commodity contracts; however, the portfolio may: (a) purchase interests in real estate investment trusts or companies which invest in or own real estate if the securities of such trusts or companies are registered under the Securities Act of 1933 and are readily marketable or holding or selling real estate received in connection with securities it holds; and (b) may enter into futures contracts, including futures contracts on interest rates, stock indices and currencies, and options thereon, and may engage in forward currency contracts and buy, sell and write options on currencies and shall not be prohibited from reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.


      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction, provided there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      3. Borrow money, except that the portfolio may borrow from banks for investment purposes up to an aggregate of 15% of the value of its total assets taken at the time of borrowing. The portfolio may borrow for temporary or emergency purposes an aggregate amount not to exceed 5% of the value of its total assets at the time of borrowing.


      4. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      5. Underwrite securities issued by other persons, except to the extent that the portfolio may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment objective.

      6. Make loans, except that the portfolio may purchase debt obligations in which the portfolio may invest consistent with its investment objectives and policies or enter into, and make loans of its portfolio securities, as permitted under the 1940 Act.

Furthermore, the portfolio has adopted the following non-fundamental restrictions that may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Directors, as permitted under the 1940 Act.

      (B) The portfolio may not invest in companies for the purpose of exercising control or management.

      (C) The portfolio may not sell securities short. This restriction shall not apply to transactions involving selling securities "short against the box."


[GRAPHIC OMITTED]

     DREYFUS MID CAP


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or
(b) the portfolio owns more than 10% of the outstanding voting securities of any one class of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Purchase any securities which would cause 25% or more of the value of the portfolio's assets at the time of such purchase to be invested in the securities of one or more issuers conducting their principal activities in the same industry. (For purposes of this limitation, U.S. Government securities, and state or municipal governments and their political subdivisions are not considered members of any industry. In addition, this limitation does not apply to investments in domestic banks, including U.S. branches of foreign banks and foreign branches of U.S. banks.)

      3. Borrow money or issue senior securities as defined in the 1940 Act except that (a) the portfolio may borrow money in an amount not exceeding one-third of the portfolio's total assets at the time of such borrowings, and
(b) the portfolio may issue multiple classes of shares. The purchase or sale of futures contracts and related options shall not be considered to involve the borrowing of money or issuance of senior securities.

      4. Make loans or lend securities, if as a result thereof more than one-third of the portfolio's total assets would be subject to all such loans. For purposes of this limitation debt instruments and repurchase agreements shall not be treated as loans.

      5. Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage loans, or securities of companies that engage in real estate business or invest or deal in real estate interests therein).

      6. Underwrite securities issued by any other person, except to the extent that the purchase of securities and later disposition of such securities in accordance with the portfolio's investment program may be deemed an underwriting.

      7. Purchase or sell commodities except that the portfolio may enter into futures contracts and related options, forward currency contracts and other similar instruments.

Furthermore, the portfolio has adopted the following non-fundamental restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio shall not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in futures contracts and options are not deemed to constitute selling short.

      (B) The portfolio shall not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments in connection with futures contracts and options on futures contracts shall not constitute purchasing securities on margin.

      (C) The portfolio will invest no more than 15% of the value of its net assets in illiquid securities, including repurchase agreements with remaining maturities in excess of seven days, time deposits with maturities in excess of seven days and other securities which are not readily marketable. For purposes of this limitations, illiquid securities shall not include Section 4(2) paper and securities which may be resold under Rule 144A under the Securities Act of 1933, provided the Board of Directors, or its delegate, determines that such securities are liquid based upon the trading market for the specific security.

      (D) The portfolio may not invest in securities of other investment companies, except as they may be acquired as part of a merger, consolidation or acquisition of assets and except to the extent otherwise permitted by the 1940 Act.

      (E) The portfolio shall not purchase any security while borrowings representing more than 5% of the portfolio's total assets are outstanding. This restriction shall not apply to temporary borrowings until the portfolio's net assets exceed $40,000,000.

[GRAPHIC OMITTED]

     NWQ VALUE EQUITY


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, will be considered a separate industry for purposes of this restriction, provided there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      3. Make loans except (i) by purchasing debt securities in accordance with its investment objectives and policies or by entering into repurchase agreements or (ii) by lending the portfolio securities to banks, brokers, dealers and other financial institutions so long as such loans are not inconsistent with the 1940 Act or the rules and regulations or interpretations of the SEC thereunder.

      4. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments.

      5. Purchase or sell real estate or real estate limited partnerships (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      7. Borrow money, except from banks for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 10% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 10% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 10% limitation. The portfolio may not purchase additional securities when borrowings exceed 5% of total assets.


      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not purchase on margin or sell short.

      (B) The portfolio may not invest more than an aggregate of 15% of the net assets of the portfolio, determined at the time of investment, in illiquid securities, subject to legal or contractual restrictions on resale or securities for which there are no readily available markets.

      (C) The portfolio may not invest in companies for the purpose of exercising control or management.

      (D) The portfolio may not pledge, mortgage or hypothecate any of its assets to an extent greater than 10% of its total assets at fair market value.

      (E) The portfolio may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization.

[GRAPHIC OMITTED]

     DEAN ASSET ALLOCATION


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, will be considered a separate industry for purposes of this restriction, provided there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      3. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments.

      4. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      5. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper or debt securities).

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      7. Borrow money, except for temporary or emergency purposes (not for leveraging or investment) in excess of 25% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation.

      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:


      (A) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short.


      (B) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions.


      (C) The portfolio may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization.


      (D) The portfolio may not mortgage or pledge any securities owned or held by the portfolio in amounts that exceed, in the aggregate, 15% of the portfolio's net assets.


      (E) The portfolio may not invest in companies for the purpose of exercising control or management.


      (F) The portfolio may not invest in securities of foreign issuers denominated in foreign currency and not publicly traded in the United States if at the time of acquisition more than 25% of the portfolio's total assets would be invested in such securities. (See "Foreign Securities," p. 26.)

[GRAPHIC OMITTED]

     LKCM STRATEGIC TOTAL RETURN


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than Government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services, for example, gas, gas transmission, electric and telephone, will be considered a separate industry for purposes of this restriction, provided there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      3. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the portfolio from investing in securities or other instruments backed by physical commodities).

      4. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      5. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper or debt securities).

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.


      7. Borrow money, except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 25% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation.

      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that margin payments and other deposits in connection with transactions in options, swaps and forward futures contracts are not deemed to constitute selling securities short.

      (B) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions, and that margin payments and other deposits in connection with transactions in options, futures, swaps and forward contracts shall not be deemed to constitute purchasing securities on margin.

      (C) The portfolio may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies.

Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization.

      (D) The portfolio may not mortgage or pledge any securities owned or held by the portfolio in amounts that exceed, in the aggregate, 15% of the portfolio's net assets, provided that this limitation does not apply in the case of assets deposited to margin or guarantee positions in options, futures contracts and options on futures contracts or placed in a segregated account in connection with such contracts.

      (E) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 Act or any other securities as to which the Board of Directors has made a determination as to liquidity, as permitted under the 1940 Act.

      (F) The portfolio may not invest in companies for the purpose of exercising control or management.

      (G) The portfolio may not invest in securities of foreign issuers denominated in foreign currency and not publicly traded in the United States if at the time of acquisition more than 10% of the portfolio's total assets would be invested in such securities.

[GRAPHIC OMITTED]

     J.P. MORGAN REAL ESTATE SECURITIES


The portfolio may not, as a matter of fundamental policy:

      1. Invest less than 25% of its assets in securities of issuers primarily engaged in the real estate industry. The portfolio will not invest more than 25% of its assets in the securities of issuers primarily engaged in any other single industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

      2. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this shall not prevent the portfolio from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities).

      3. Invest directly in real estate or interests in real estate; however, the portfolio may own securities or other instruments backed by real estate, including mortgage-backed securities, or debt or equity securities issued by companies engaged in those businesses and the portfolio may hold and sell real estate acquired by the portfolio as a result of the ownership of securities.

      4. Make loans, except that the portfolio (i) may lend portfolio securities with a value not exceeding one-third of the portfolio's total assets, (ii) enter into repurchase agreements, and (iii) purchase all or a portion of an issue of debt obligations (including privately issued debt obligations), loan participation interests, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.

      5. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.


      6. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 33 1/3% of the value of the portfolio's total assets (including the amount borrowed) less liabilities
(other than borrowings). Any borrowings that exceed 33 1/3% of the value of the portfolio's total assets by reason of the decline in net assets will be reduced within three business days to the extent necessary to comply with the 33 1/3% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.

      7. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not (i) enter into any futures contracts or options on futures contracts for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of the portfolio's net assets, after taking into account unrealized profits and losses on such contracts it has entered into and (ii) enter into any futures contracts or options on futures contracts if the aggregate amount of the portfolio's commitments under outstanding futures contracts positions and options on futures contracts would exceed the market value of its total assets.


      (B) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short and provided that transactions in options, futures contracts, swaps, forward contracts and other derivative instruments are not deemed to constitute selling securities short.

      (C) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions, provided that margin payments and other deposits in connection with transactions in options, futures contracts, swaps and forward contracts and other derivative instruments shall not be deemed to constitute purchasing securities on margin.

      (D) The portfolio may not purchase securities of other investment companies, other than a security acquired in connection with a merger, consolidation, acquisition, reorganization or offer of exchange and except as otherwise permitted under the 1940 Act.

      (E) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Directors, as permitted under the 1940 Act.

      (F) The portfolio may not invest in companies for the purpose of exercising control or management.

[GRAPHIC OMITTED]

     FEDERATED GROWTH & INCOME


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than Government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, will be considered a separate industry for purposes of this restriction, provided there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      3. Purchase or sell commodities. However, the portfolio may purchase put options on portfolio securities and on financial futures contracts. In addition, the portfolio reserves the right to hedge the portfolio by entering into financial futures contracts and to sell calls on financial futures contracts.

      4. Purchase or sell real estate, although it may invest in the securities of companies whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.

      5. Lend any of its assets except portfolio securities up to one-third of the value of its total assets. This shall not prevent the purchase or holding of corporate bonds, debentures, notes, certificates of indebtedness or other debt securities of an issuer, repurchase agreements, or other transactions which are permitted by the portfolio's investment objective and policies.

      6. Underwrite any issue of securities, except as it may be deemed to be an underwriter under the 1933 Act in connection with the sale of restricted securities which the portfolio may purchase pursuant to its investment objective and policies.

      7. Borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure to facilitate management of the Portfolio by enabling the portfolio to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. The portfolio will not purchase any securities while any borrowings are outstanding. However, during the period any reverse repurchase agreements are outstanding, but only to the extent necessary to assure completion of the reverse repurchase agreements, the portfolio will restrict the purchase of portfolio instruments to money market instruments maturing on or before the expiration date of the reverse repurchase agreements.

      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio will not sell securities short unless: (i) during the time the short position is open, it owns an equal amount of the securities sold or securities readily and freely convertible into or exchangeable, without payment of additional consideration, for securities of the same issue as, and equal in amount to, the securities sold short; and (ii) not more than 10% of the portfolio's net assets (taken at current value) is held as collateral for such sales at any one time.

      (B) The portfolio will not purchase securities on margin, other than in connection with the purchase of put options on financial futures contracts, but may obtain such short-term credits as may be necessary for the clearance of transactions.

      (C) The portfolio will not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any securities for which the Board of Directors or the Sub-Adviser has made a determination of liquidity, as permitted under the 1940 Act.

      (D) The portfolio will not purchase securities of a company for the purpose of exercising control or management. However, the portfolio will acquire no more than 10% of the voting securities of an issuer and may exercise its voting power in the portfolio's best interest. From time to time, the portfolio, together with other investment companies advised by affiliates or subsidiaries of Federated Investors, may together buy and hold substantial amounts of a company's voting stock. All such stock may be voted together. In some cases, the portfolio and the other investment companies might collectively be considered to be in control of the company in which they have invested.

      (E) The portfolio will not purchase the securities of any issuer (other than the U.S. Government, its agencies, or instrumentalities or instruments secured by securities of such issuers, such as repurchase agreements or cash or cash items) if, as a result, more than 5% of the value of its total assets would be invested in the securities of such issuer, or acquire more than 10% of any class of voting securities of any issuer. For these purposes the portfolio takes all common stock and all preferred stock of an issuer each as a single class, regardless of priorities, series, designations, or other differences.

      (F) The portfolio will not write call options on securities unless the securities are held in the portfolio's portfolio or unless the portfolio is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment. The portfolio will not purchase put options on securities unless the securities are held in the portfolio's portfolio.

[GRAPHIC OMITTED]

     AEGON BALANCED


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than Government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services, for example, gas, gas transmission, electric and telephone, will be considered a separate industry for purposes of this restriction, provided there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      3. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the portfolio from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities).

      4. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      5. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchase of commercial paper or debt securities).

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.


      7. Borrow money, except for temporary or emergency purposes (not for leveraging or investment) in excess of 25% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the portfolio's total assets by reason of decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation.

      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short.

      (B) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions.

      (C) The portfolio may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization.

      (D) The portfolio may not mortgage or pledge any securities owned or held by the portfolio in amounts that exceed, in the aggregate, 15% of the portfolio's net assets.

      (E) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which the Board of Directors has made a determination as to liquidity, as permitted under the 1940 Act.

      (F) The portfolio may not invest in companies for the purpose of exercising control or management.


      (G) The portfolio may not invest in securities of foreign issuers denominated in foreign currency and not publicly traded in the United States if at the time of acquisition more than 25% of the portfolio's total assets would be invested in such securities. (See "Foreign Securities," p. 26.)

[GRAPHIC OMITTED]

     J.P. MORGAN MONEY MARKET


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than cash items and "Government securities" as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest 25% or more of the value of the portfolio's assets in any particular industry (other than Government securities or obligations of U.S. branches of U.S. banks).

      3. Purchase or sell physical commodities unless acquired as a result of ownership of securities.

      4. Purchase or sell puts, calls, straddles, spreads, or any combination thereof, real estate (including real estate limited partnerships), commodities, or commodity contracts or interest in oil, gas or mineral exploration or development programs or leases. However, the portfolio may purchase debt securities or commercial paper issued by companies which invest in real estate or interest therein, including real estate investment trusts.

      5. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of portfolio securities of the portfolio.

      6. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements).

      7. Borrow money, except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 25% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% restriction. This policy shall not prohibit reverse repurchase agreements or the segregation of assets in connection with such transactions.

      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not mortgage or pledge any securities owned or held by the portfolio in amounts that exceed, in the aggregate, 15% of the portfolio's net assets, provided that this limitation does not apply to reverse repurchase agreements or the segregation of assets in connection with such transactions.

      (B) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short.

      (C) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions.

      (D) The portfolio may not invest more than 10% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any securities for which the Board of Directors or the Sub-Adviser has made a determination of liquidity, as permitted under the 1940 Act.

      (E) The portfolio may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Restrictions (i) and (ii) do not apply to securities received as dividends, through offers to exchange, or as a result of reorganization, consolidation, or merger.

      (F) The portfolio may not invest in companies for the purpose of exercising control or management.


      (G) The portfolio may not invest in oil, gas or other mineral exploration or development programs, although it may invest in the marketable securities of companies that invest in or sponsor such programs.

Except with respect to borrowing money, if a percentage limitation set forth above in the investment restrictions for each portfolio is complied with at the time of the investment, a subsequent change in the percentage resulting from any change in value of a portfolio's net assets will not result in a violation of such restriction. State laws and regulations may impose additional limitations on borrowing, lending, and the use of options, futures, and other derivative instruments. In addition, such laws and regulations may require a portfolio's investments in foreign securities to meet additional diversification and other requirements.

[GRAPHIC OMITTED]

                              INVESTMENT POLICIES

This section explains certain other portfolio policies, subject to each portfolio's investment restrictions. Please carefully review the "Investment Restrictions" for each portfolio listed above.

[GRAPHIC OMITTED]

     LENDING

Each of the portfolios may lend its portfolio securities subject to the restrictions stated in this Statement of Additional Information. Under applicable regulatory requirements (which are subject to change), the following conditions apply to securities loans: (a) the loan must be continuously secured by liquid assets maintained on a current basis in an amount at least equal to the market value of the securities loaned; (b) each portfolio must receive any dividends or interest paid by the issuer on such securities; (c) each portfolio must have the right to call the loan and obtain the securities loaned at any time upon notice of not more than five business days, including the right to call the loan to permit voting of the securities; and (d) each portfolio must receive either interest from the investment of collateral or a fixed fee from the borrower.

State laws and regulations may impose additional limitations on borrowings.

Securities loaned by a portfolio remain subject to fluctuations in market value. A portfolio may pay reasonable finders, custodian and administrative fees in connection with a loan. Securities lending, as with other extensions of credit, involves the risk that the borrower may default. Although securities loans will be fully collateralized at all times, a portfolio may experience delays in, or be prevented from, recovering the collateral. During the period that the portfolio seeks to enforce its rights against the borrower, the collateral and the securities loaned remain subject to fluctuations in market value. The portfolios do not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if it were considered important with respect to the investment. A portfolio may also incur expenses in enforcing its rights. If a portfolio has sold a loaned security, it may not be able to settle the sale of the security and may incur potential liability to the buyer of the security on loan for its costs to cover the purchase.

The GE International Equity, GE U.S. Equity, Van Kampen Emerging Growth, LKCM Strategic Total Return, LKCM Capital Growth, T. Rowe Price Dividend Growth, T. Rowe Price Small Cap, Salomon All Cap, Goldman Sachs Growth, Goldman Sachs Small Cap, Dreyfus Mid Cap and Pilgrim Baxter Mid Cap Growth may also lend (or borrow) money to other funds that are managed by their respective Sub-Adviser, provided each portfolio seeks and obtains permission from the SEC.

[GRAPHIC OMITTED]

     BORROWING


Subject to its investment restrictions, each portfolio may borrow money from banks for temporary or emergency purposes. As a fundamental policy, the amount borrowed shall not exceed 33 1/3% of total assets for the GE International Equity, GE U.S. Equity, T. Rowe Price Small Cap, T. Rowe Price Dividend Growth, Dreyfus Mid Cap, J. P. Morgan Real Estate Securities, and Goldman Sachs Growth; 15% for Salomon All Cap; 10% of total assets for the NWQ Value Equity and Pilgrim Baxter Mid Cap Growth; 5% of total assets for the Third Avenue Value, Great Companies -- America(SM), Great Companies -- Technology(SM), Gabelli Global Growth and LKCM Growth and Income; and 25% of total assets for all other portfolios.

To secure borrowings, a portfolio may not mortgage or pledge its securities in amounts that exceed 15% of its net assets (10% for the NWQ Value Equity and 5% for the Third Avenue Value).

The portfolios with a common Sub-Adviser may also borrow (or lend) money to other portfolios or funds that permit such transactions and are also advised by that Sub-Adviser, provided each portfolio or fund seeks and obtains permission from the SEC. There is no assurance that such permission would be granted.

The Alger Aggressive Growth and ValueLine Aggressive Growth may borrow for investment purposes - this is called "leveraging." The portfolio may borrow only from banks, not from other investment companies. There are risks associated with leveraging:

 .    If a portfolio's asset coverage drops below 300% of borrowings, the portfolio may be required to sell securities within three days to reduce its debt and restore the 300% coverage, even though it may be disadvantageous to do so.

 .    Leveraging may exaggerate the effect on net asset value of any increase or decease in the market value of a portfolio's securities.

 .    Money borrowed for leveraging will be subject to interest costs. In certain cases, interest costs may exceed the return received on the securities purchased.

 .    A portfolio may be required to maintain minimum average balances in connection with borrowing or to pay a commitment or other fee to maintain a line of credit.

     Either of these requirements would increase the cost of borrowing over the stated interest rate.

[GRAPHIC OMITTED]

     SHORT SALES


Each portfolio may sell securities "short against the box." A short sale is the sale of a security that the portfolio does not own. A short sale is "against the box" if at all times when the short position is open, the portfolio owns an equal amount of the securities sold short or securities convertible into, or exchangeable without further consideration for, securities of the same issue as the securities sold short.

[GRAPHIC OMITTED]

     FOREIGN SECURITIES


Subject to a portfolio's investment restrictions and policies, a portfolio may purchase certain foreign securities. Investments in foreign securities, particularly those of non-governmental issuers, involve considerations which are not ordinarily associated with investing in domestic issuers. These considerations include:

      . Currency Trading Costs. A portfolio incurs costs in converting foreign currencies into U.S. dollars, and vice versa.

      . Different Accounting and Reporting Practices. Foreign companies are generally subject to tax laws and to accounting, auditing and financial reporting standards, practices and requirements different from those that apply in the U.S.

      . Less Information Available. There is generally less public information available about foreign companies.

      . More Difficult Business Negotiations. A portfolio may find it difficult to enforce obligations in foreign countries or to negotiate favorable brokerage commission rates.

      . Reduced Liquidity/Increased Volatility. Some foreign securities are less liquid and their prices more volatile, than securities of comparable U.S. companies.

      . Settlement Delays. Settling foreign securities may take longer than settlements in the U.S.

      . Higher Custody Charges. Custodianship of shares may cost more for foreign securities than it does for U.S. securities.

      . Asset Vulnerability. In some foreign countries, there is a risk of direct seizure or appropriation through taxation of assets of a portfolio. Certain countries may also impose limits on the removal of securities or other assets of a portfolio. Interest, dividends and capital gains on foreign securities held by a portfolio may be subject to foreign withholding taxes.

      . Political Instability. In some countries, political instability, war or diplomatic developments could affect investments.

These risks may be greater in emerging countries or in countries with limited or emerging markets, In particular, developing countries have relatively unstable governments, economies based on only a few industries, and securities markets that trade only a small number of securities. As a result, securities of issuers located in developing countries may have limited marketability and may be subject to abrupt or erratic price fluctuations.

At times, a portfolio's foreign securities may be listed on exchanges or traded in markets which are open on days (such as Saturday) when the portfolio does not compute a price or accept orders for purchase, sale or exchange of shares. As a result, the net asset value of the portfolio may be significantly affected by trading on days when policyholders cannot make transactions.

A portfolio may also purchase American Depositary Receipts ("ADRs"), which are dollar-denominated receipts issued generally by domestic banks and represent the deposit with the bank of a security of a foreign issuer. A portfolio may also invest in American Depositary Shares ("ADSs"), European Depositary Receipts ("EDRs") or Global Depositary Receipts ("GDRs") and other types of receipts of shares evidencing ownership of the underlying foreign security.

ADRs and ADSs are subject to some of the same risks as direct investments in foreign securities, including the currency risk discussed above. The regulatory requirements with respect to ADRs and ADSs that are issued in sponsored and unsponsored programs are generally similar but the issuers of unsponsored ADRs and ADSs are not obligated to disclose material information in the U.S., and, therefore, such information may not be reflected in the market value of the ADRs and ADS.

Foreign Exchange Transactions. To the extent a portfolio invests directly in foreign securities, a portfolio will engage in foreign exchange transactions. The foreign currency exchange market is subject to little government regulation, and such transactions generally occur directly between parties rather than on an exchange or in an organized market. This means that a portfolio is subject to the full risk of default by a counterparty in such a transaction. Because such transactions often take place between different time zones, a portfolio may be required to complete a currency exchange transaction at a time outside of normal business hours in the counterparty's location, making prompt settlement of such transaction impossible. This exposes a portfolio to an increased risk that the counterparty will be unable to settle the transaction. Although the counterparty in such transactions is often a bank or other financial institution, currency transactions are generally not covered by insurance otherwise applicable to such institutions.

[GRAPHIC OMITTED]

     SOVEREIGN DEBT SECURITIES
       (GABELLI GLOBAL GROWTH)


The Gabelli Global Growth portfolio may invest in securities issued or guaranteed by any country and denominated in any currency. The portfolio expects that it generally will invest in developed countries including Australia, Canada, Finland, France, Germany, the Netherlands, Japan, Italy, New Zealand, Norway, Spain, Sweden, the United Kingdom and the United States. The obligations of governmental entities have various kinds of government support and include obligations issued or guaranteed by governmental entities with taxing power. These obligations may or may not be supported by the full faith and credit of a government. Debt securities issued or guaranteed by foreign governmental entities have credit characteristics similar to those of domestic debt securities but include additional risks. These additional risks include those resulting from devaluation of currencies, future adverse political and economic developments and other foreign governmental laws.


The portfolio may also purchase securities issued by semi-governmental or supranational agencies such as the Asian Developmental Bank, the International Bank for Reconstruction and Development, the Export-Import Bank and the European Investment Bank. The governmental members, or "stockholders," usually make initial capital contributions to the supranational entity and in many cases are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings. The portfolio will not invest more than 25% of its assets in the securities of supranational entities.



[GRAPHIC OMITTED]

     FOREIGN BANK OBLIGATIONS


A portfolio may invest in foreign bank obligations and obligations of foreign branches of domestic banks. These investments present certain risks.


                                 . Risk Factors


Risks include the impact of future political and economic developments, the possible imposition of withholding taxes on interest income, the possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls and/or the addition of other foreign governmental restrictions that might adversely affect the payment of principal and interest on these obligations.


In addition, there may be less publicly available and reliable information about a foreign bank than about domestic banks owing to different accounting, auditing, reporting and recordkeeping standards.

[GRAPHIC OMITTED]

     FORWARD FOREIGN CURRENCY CONTRACTS


A forward foreign currency contract ("forward contract") is used to purchase or sell foreign currencies at a future date as a hedge against fluctuations in foreign exchange rates pending the settlement of transactions in foreign securities or during the time a portfolio has exposure to foreign currencies. A forward contract, which is also included in the types of instruments commonly known as derivatives, is an agreement between contracting parties to exchange an amount of currency at some future time at an agreed upon rate.

                                 . Risk Factors

Investors should be aware that hedging against a decline in the value of a currency in the foregoing manner does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of portfolio securities decline.

Furthermore, such hedging transactions preclude the opportunity for gain if the value of the hedging currency should rise. Forward contracts may, from time to time, be considered illiquid, in which case they would be subject to a portfolio's limitation on investing in illiquid securities.

[GRAPHIC OMITTED]

     WHEN-ISSUED, DELAYED SETTLEMENT AND FORWARD DELIVERY SECURITIES

Securities may be purchased and sold on a "when- issued," "delayed settlement," or "forward (delayed) delivery" basis.

"When-issued" or "forward delivery" refers to securities whose terms are available, and for which a market exists, but which are not available for immediate delivery. When-issued or forward delivery transactions may be expected to occur a month or more before delivery is due.

A portfolio may engage in when-issued transactions to obtain what is considered to be an advantageous price and yield at the time of the transaction. When a portfolio engages in when-issued or forward delivery transactions, it will do so for the purpose of acquiring securities consistent with its investment objective and policies and not for the purpose of investment leverage.

"Delayed settlement" is a term used to describe settlement of a securities transaction in the secondary market which will occur sometime in the future. No payment or delivery is made by a portfolio until it receives payment or delivery from the other party to any of the above transactions.

The portfolio will segregate with its custodian cash, U.S. Government securities or other liquid assets at least equal to the value or purchase commitments until payment is made. Such of the segregated securities will either mature or, if necessary, be sold on or before the settlement date. Typically, no income accrues on securities purchased on a delayed delivery basis prior to the time delivery of the securities is made, although a portfolio may earn income in securities it has segregated to collateralize its delayed delivery purchases.

New issues of stocks and bonds, private placements and U.S. Government securities may be sold in this manner.

                                 . Risk Factors

At the time of settlement, the market value of the security may be more or less than the purchase price. The portfolio bears the risk of such market value fluctuations. These transactions also involve a risk to a portfolio if the other party to the transaction defaults on its obligation to make payment or delivery, and the portfolio is delayed or prevented from completing the transaction.

[GRAPHIC OMITTED]

     INVESTMENT FUNDS
     (GE INTERNATIONAL EQUITY)


GE International Equity may invest in investment funds which have been authorized by the governments of certain countries specifically to permit foreign investment in securities of companies listed and traded on the stock exchanges in these respective countries. If the portfolio invests in such investment funds, the portfolio's shareholders will bear not only their proportionate share of the expenses of the portfolio (including operating expenses and the fees of the Investment Adviser), but also will bear indirectly similar expenses of the underlying investment funds. In addition, the securities of these investment funds may trade at a premium over their net asset value.

[GRAPHIC OMITTED]

     SECURITIES SUBJECT TO REORGANIZATION
     (GABELLI GLOBAL GROWTH)

The Gabelli Global Growth portfolio may invest in securities for which a tender or exchange offer has been made or announced and in securities of companies for which a merger, consolidation, liquidation or reorganization proposal has been announced if, in the judgment of Gabelli, there is a reasonable prospect of high total return significantly greater than the brokerage and other transaction expenses involved.

In general, securities which are the subject of such an offer or proposal sell at a premium to their historic market price immediately prior to the announcement of the offer or may also discount what the stated or appraised value of the security would be if the contemplated transaction were approved or consummated.

Such investments may be advantageous when the discount significantly overstates the risk of the contingencies involved; significantly undervalues the securities, assets or cash to be received by shareholders of the prospective portfolio company as a result of the contemplated transaction; or fails adequately to recognize the possibility that the offer or proposal may be replaced or superseded by an offer or proposal of greater value. The evaluation of such contingencies requires unusually broad knowledge and experience on the part of the sub-adviser which must appraise not only the value of the issuer and its component businesses as well as the assets or securities to be received as a result of the contemplated transaction but also the financial resources and business motivation of the offer and the dynamics and business climate when the offer of the proposal is in process. Since such investments are ordinarily short-term in nature, they will tend to increase the turnover ratio of the portfolio thereby increasing its brokerage and other transaction expenses. Gabelli intends to select investments of the type described which, in its view, have a reasonable prospect of capital appreciation which is significant in relation to both risk involved and the potential of available alternate investments.

[GRAPHIC OMITTED]

     REPURCHASE AND REVERSE
     REPURCHASE AGREEMENTS


Subject to a portfolio's investment restrictions and policies, a portfolio may enter into repurchase or reverse repurchase agreements.

In a repurchase agreement, a portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon incremental amount that is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value (at least equal to the amount of the agreed upon resale price and marked-to-market daily) of the underlying security. A portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delays and costs to a portfolio in connection with bankruptcy proceedings), it is the policy of the portfolio to limit repurchase agreements to those parties whose creditworthiness has been reviewed and found satisfactory by a portfolio's Sub-Adviser.

In a reverse repurchase agreement, a portfolio sells a portfolio security to another party, such as a bank or broker-dealer, in return for cash and agrees to repurchase the instrument at a particular price and time. Reverse repurchase agreements may be used to provide cash to satisfy unusually heavy redemption requests or for temporary or emergency purposes without necessity of selling portfolio securities or to earn additional income on portfolio securities such as U.S. Treasury bills and notes. While a reverse repurchase agreement is outstanding, the portfolio will segregate with its custodian cash and appropriate liquid assets to cover its obligation under the agreement. Reverse repurchase agreements are considered a form of borrowing by the portfolio for purposes of the 1940 Act. A portfolio will enter into reverse repurchase agreements only with parties that the portfolio's Sub-Adviser deems creditworthy, and that have been reviewed by the Board of Directors of the Fund. Goldman Sachs Growth may, together with other registered investment companies managed by GSAM or its affiliates, transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

                                 . Risk Factors


Repurchase agreements involve the risk that the seller will fail to repurchase the security, as agreed. In that case, a portfolio will bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs are incurred.

Reverse repurchase agreements may expose a portfolio to greater fluctuations in the value of its assets.

[GRAPHIC OMITTED]

     TEMPORARY DEFENSIVE POSITION


For temporary defensive purposes, a portfolio may, at times, choose to hold some portion of its net assets in cash, or to invest that cash in a variety of debt securities. This may be done as a defensive measure at times when desirable risk/reward characteristics are not available in stocks or to earn income from otherwise uninvested cash. When a portfolio increases its cash or debt investment position, its income may increase while its ability to participate in stock market advances or declines decrease. Furthermore, when a portfolio assumes a temporary defensive position it may not be able to achieve its investment objective.

[GRAPHIC OMITTED]

     U.S. GOVERNMENT SECURITIES


Subject to a portfolio's investment restrictions or policies, a portfolio may invest in U.S. Government obligations which generally include direct obligations of the U.S. Treasury (such as U.S. Treasury bills, notes, and bonds) and obligations issued or guaranteed by U.S. Government agencies or instrumentalities. Examples of the types of U.S. Government securities that the portfolio may hold include the Federal Housing Administration,

Small Business Administration, General Services Administration, Federal Farm Credit Banks, Federal Intermediate Credit Banks, and Maritime Administration. U.S. Government securities may be supported by the full faith and credit of the U.S. Government (such as securities of the Small Business Administration); by the right of the issuer to borrow from the U.S. Treasury (such as securities of the Federal Home Loan Bank); by the discretionary authority of the U.S. Government to purchase the agency's obligations (such as securities of the Federal National Mortgage Association); or only by the credit of the issuing agency.

Examples of agencies and instrumentalities which may not always receive financial support from the U.S. Government are: Federal Land Banks; Central Bank for Cooperatives; Federal Intermediate Credit Banks; Federal Home Loan Banks; Farmers Home Administration; and Federal National Mortgage Association ("FNMA").

[GRAPHIC OMITTED]

     NON-INVESTMENT GRADE DEBT SECURITIES


Subject to limitations set forth in a portfolio's investment policies, a portfolio may invest its assets in debt securities below the four highest grades ("lower grade debt securities" commonly referred to as "junk bonds"), as determined by Moody's Investors Service, Inc. ("Moody's") (lower than Baa) or Standard & Poor's Corporation ("S&P") (lower than BBB). Bonds and preferred stock rated "B" or "b" by Moody's are not considered investment grade debt securities. (See Appendix B for a description of debt securities ratings.)

Before investing in any lower-grade debt securities, a portfolio's Sub-Adviser will determine that such investments meet the portfolio's investment objective. Lower-grade debt securities usually have moderate to poor protection of principal and interest payments, have certain speculative characteristics, and involve greater risk of default or price declines due to changes in the issuer's creditworthiness than investment-grade debt securities. Because the market for lower-grade debt securities may be thinner and less active than for investment grade debt securities, there may be market price volatility for these securities and limited liquidity in the resale market. Market prices for lower-grade debt securities may decline significantly in periods of general economic difficulty or rising interest rates. Through portfolio diversification and credit analysis, investment risk can be reduced, although there can be no assurance that losses will not occur.

The quality limitation set forth in each portfolio's investment policies is determined immediately after the portfolio's acquisition of a given security. Accordingly, any later change in ratings will not be considered when determining whether an investment complies with the portfolio's investment policies.

[GRAPHIC OMITTED]

     CONVERTIBLE SECURITIES


Subject to any investment limitations set forth in a portfolio's policies or investment restrictions, a portfolio may invest in convertible securities. Convertible securities may include corporate notes or preferred stock, but ordinarily are a long-term debt obligation of the issuer convertible at a stated exchange rate into common stock of the issuer. As with all debt securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis, and thus may not depreciate to the same extent as the underlying common stock.


DECS (Dividend Enhanced Convertible Stock, or Debt Exchangeable for Common Stock when-issued as a debt security) offer a substantial dividend advantage with the possibility of unlimited upside potential if the price of the underlying common stock exceeds a certain level. DECS convert to common stock at maturity. The amount received is dependent on the price of the common stock at the time of maturity. DECS contain two call options at different strike prices. The DECS participate with the common stock up to the first call price. They are effectively capped at that point unless the common stock rises above a second price point, at which time they participate with unlimited upside potential.


PERCS (Preferred Equity Redeemable Stock, converts into an equity issue that pays a high cash dividend, has a cap price and mandatory conversion to common stock at maturity) offer a substantial dividend advantage, but capital appreciation potential is limited to a predetermined level. PERCS are less risky and less volatile than the underlying common stock because their superior income mitigates declines when the common falls, while the cap price limits gains when the common rises.


Convertible securities generally rank senior to common stocks in an issuer's capital structure and are consequently of higher quality and entail less risk of declines in market value than the issuer's common stock. However, the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed-income security. In evaluating investment in a convertible security, primary emphasis will be given to the attractiveness of the underlying common stock. The convertible debt securities in which a portfolio may invest are subject to the same rating criteria as the portfolio's investment in non-convertible debt securities.

[GRAPHIC OMITTED]

     INVESTMENTS IN FUTURES, OPTIONS AND OTHER DERIVATIVE INSTRUMENTS


The following investments are subject to limitations as set forth in each portfolio's investment restrictions and policies:

Futures Contracts. A portfolio may enter into contracts for the purchase or
-----------------
sale for future delivery of equity or fixed-income securities, foreign currencies or contracts based on financial indices, including interest rates or indices of U.S. Government or foreign government securities or equity or fixed-income securities ("futures contracts"). U.S. futures contracts are traded on exchanges that have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant ("FCM"), or brokerage firm, which is a member of the relevant contract market. Through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. Since all transactions in the futures market are made through a member of, and are offset or fulfilled through a clearinghouse associated with, the exchange on which the contracts are traded, a portfolio will incur brokerage fees when it buys or sells futures contracts.

When a portfolio buys or sells a futures contract, it incurs a contractual obligation to receive or deliver the underlying instrument (or a cash payment based on the difference between the underlying instrument's closing price and the price at which the contract was entered into) at a specified price on a specified date. Transactions in futures contracts generally would be made to seek to hedge against potential changes in interest or currency exchange rates or the prices of a security or a securities index which might correlate with or otherwise adversely affect either the value of a portfolio's securities or the prices of securities which the portfolio is considering buying at a later date. Futures may also be used for managing a portfolio's exposure to change in securities prices and foreign currencies; as an efficient means of adjusting its overall exposure to certain markets, or in an effort to enhance income.

The buyer or seller of futures contracts is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the buyer and seller are required to deposit "initial margin" for the benefit of an FCM when the contract is entered into. Initial margin deposits are equal to a percentage of the contract's value, as set by the exchange on which the contract is traded, and may be maintained in cash or certain high-grade liquid assets. If the value of either party's position declines, that party will be required to make additional "variation margin" payments with an FCM to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments are similar to good faith deposits or performance bonds, unlike margin extended by a securities broker, and initial and variation margin payments do not constitute purchasing securities on margin for purposes of the portfolio's investment limitations. In the event of the bankruptcy of an FCM that holds margin on behalf of a portfolio, the portfolio may be entitled to return of margin owed to the portfolio only in proportion to the amount received by the FCM's other customers. The portfolio's Sub-Adviser will attempt to minimize the risk by careful monitoring of the creditworthiness of the FCM with which the portfolio does business and by depositing margin payments in a segregated account with the custodian when practical or otherwise required by law.


Although a portfolio would hold cash and liquid assets in a segregated account with a value sufficient to cover the portfolio's open futures obligations, the segregated assets would be available to the portfolio immediately upon closing out the futures position, while settlement of securities transactions could take several days. However, because the portfolio's cash that may otherwise be invested would be held uninvested or invested in liquid assets so long as the futures position remains open, the portfolio's return could be diminished due to the opportunity cost of foregoing other potential investments.


The acquisition or sale of a futures contract may occur, for example, when a portfolio holds or is considering purchasing equity securities and seeks to protect itself from fluctuations in prices without buying or selling those securities. For example, if prices were expected to decrease, a portfolio might sell equity index futures contracts, thereby hoping to offset a potential decline in the value of equity securities in the portfolio by a corresponding increase in the value of the futures contract position held by the portfolio and thereby preventing a portfolio's net asset value from declining as much as it otherwise would have. A portfolio also could seek to protect against potential price declines by selling portfolio securities and investing in money market instruments. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows a portfolio to maintain a defensive position without having to sell portfolio securities.


Similarly, when prices of equity securities are expected to increase, futures contracts may be bought to attempt to hedge against the possibility of having to buy equity securities at higher prices. This technique is sometimes known as an anticipatory hedge. Since the fluctuations in the value of futures contracts should be similar to those of equity securities, a portfolio could take advantage of the potential rise in the value of equity securities without buying them until the market has stabilized. At


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

that time, the futures contracts could be liquidated and the portfolio could buy equity securities on the cash market. To the extent a portfolio enters into futures contracts for this purpose, the assets in the segregated asset account maintained to cover the portfolio's obligations with respect to futures contracts will consist of liquid assets from its portfolio in an amount equal to the difference between the contract price and the aggregate value of the initial and variation margin payments made by the portfolio with respect to the futures contracts.


The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial margin and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal price relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced and prices in the futures market distorted. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of the foregoing distortions, a correct forecast of general price trends by a portfolio's Sub-Adviser still may not result in a successful use of futures contracts.


Futures contracts entail risks. Although each portfolio's Sub-Adviser believes that use of such contracts can benefit a portfolio, if the Sub-Adviser's investment judgment is incorrect, a portfolio's overall performance could be worse than if the portfolio had not entered into futures contracts. For example, if a portfolio has attempted to hedge against the effects of a possible decrease in prices of securities held by the portfolio and prices increase instead, the portfolio may lose part or all of the benefit of the increased value of these securities because of offsetting losses in the portfolio's futures positions. In addition, if the portfolio has insufficient cash, it may have to sell securities from its portfolio to meet daily variation margin requirements. Those sales may, but will not necessarily, be at increased prices which reflect the rising market and may occur at a time when the sales are disadvantageous to a portfolio.


The prices of futures contracts depend primarily on the value of their underlying instruments. Because there are a limited number of types of futures contracts, it is possible that the standardized futures contracts available to a portfolio will not match exactly the portfolio's current or potential investments. A portfolio may buy and sell futures contracts based on underlying instruments with different characteristics from the securities in which it typically invests - for example, by hedging investments in portfolio securities with a futures contract based on a broad index of securities - which involves a risk that the futures position will not correlate precisely with the performance of the portfolio's investments.


Futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments correlate with a portfolio's investments. Futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instruments, and the time remaining until expiration of the contract. Those factors may affect securities prices differently from futures prices. Imperfect correlations between a portfolio's investments and its futures positions may also result from differing levels of demand in the futures markets and the securities markets, from structural differences in how futures and securities are traded, and from imposition of daily price fluctuation limits for futures contracts. A portfolio may buy or sell futures contracts with a greater or lesser value than the securities it wishes to hedge or is considering purchasing in order to attempt to compensate for differences in historical volatility between the futures contract and the securities, although this may not be successful in all cases. If price changes in a portfolio's futures positions are poorly correlated with its other investments, its futures positions may fail to produce desired gains or result in losses that are not offset by the gains in the portfolio's other investments.


Because futures contracts are generally settled within a day from the date they are closed out, compared with longer settlement periods for some types of securities, the futures markets can provide superior liquidity to the securities markets. Nevertheless, there is no assurance a liquid secondary market will exist for any particular futures contract at any particular time. In addition, futures exchanges may establish daily price fluctuation limits for futures contracts and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached, it may be impossible for a portfolio to enter into new positions or close out existing positions. If the secondary market for a futures contract is not liquid because of price fluctuation limits or otherwise, a portfolio may not be able to promptly liquidate unfavorable positions and potentially be required to continue to hold a futures position until the delivery date, regardless of changes in its value. As a result, the portfolio's access to other assets held to cover its futures positions also could be impaired.


Although futures contracts by their terms call for the delivery or acquisition of the underlying commodities or a cash payment based on the value of the underlying commodities, in most cases the contractual obligation is offset before the delivery date of the contract by buying, in the case of a contractual obligation to sell, or selling, in the case of a contractual obligation to buy, an identical futures contract on a commodities exchange. Such a transaction cancels the obligation to make or take delivery of the commodities.

Each portfolio intends to comply with guidelines of eligibility for exclusion from the definition of the term "commodity pool operator" with the CFTC and the National Futures Association, which regulate trading in the futures markets. Such guidelines presently require that to the extent that a portfolio enters into futures contracts or options on a futures position that are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums on these positions (excluding the amount by which options are "in-the-money") may not exceed 5% of the portfolio's net assets.

Options on Futures Contracts. A portfolio may buy and write options on futures
----------------------------
contracts. An option on a futures contract gives the portfolio the right (but not the obligation) to buy or sell a futures contract at a specified price on or before a specified date. The purchase and writing of options on futures contracts is similar in some respects to the purchase and writing of options on individual securities. See "Options on Securities" on page 35. Transactions in options on futures contracts will generally not be made other than to attempt to hedge against potential changes in interest rates or currency exchange rates or the price of a security or a securities index which might correlate with or otherwise adversely affect either the value of the portfolio's securities or the process of securities which the portfolio is considering buying at a later date.

The purchase of a call option on a futures contract may or may not be less risky than ownership of the futures contract or the underlying instrument, depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying instrument. As with the purchase of futures contracts, when a portfolio is not fully invested it may buy a call option on a futures contract to attempt to hedge against a market advance.

The writing of a call option on a futures contract may constitute a partial hedge against declining prices of the security or foreign currency which is deliverable under, or of the index comprising, the futures contract. If the futures price at the expiration of the option is below the exercise price, the portfolio will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the portfolio's holdings. The writing of a put option on a futures contract may constitute a partial hedge against increasing prices of the security or foreign currency which is deliverable under, or of the index comprising, the futures contract. If the futures price at expiration of the option is higher than the exercise price, the portfolio will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the portfolio is considering buying. If a call or put option a portfolio has written is exercised, the portfolio will incur loss which will be reduced by the amount of the premium it received. Depending on the degree of correlation between change in the value of its portfolio securities and changes in the value of the futures positions, a portfolio's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

The purchase of a put option on a futures contract is similar in some respect to the purchase of protective put options on portfolio securities. For example, a portfolio may buy a put option on a futures contract to attempt to hedge the portfolio's securities against the risk of falling prices.

The amount of risk a portfolio assumes when it buys an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the options bought.

Forward Contracts. A portfolio may enter into forward foreign currency exchange
-----------------
contracts ("forward currency contracts") to attempt to minimize the risk to the portfolio from adverse changes in the relationship between the U.S. dollar and other currencies. A forward currency contract is an obligation to buy or sell an amount of a specified currency for an agreed price (which may be in U.S. dollars or a foreign currency) at a future date which is individually negotiated between currency traders and their customers. A portfolio may invest in forward currency contracts with stated contract values of up to the value of the portfolio's assets.

A portfolio may exchange foreign currencies for U.S. dollars and for other foreign currencies in the normal course of business and may buy and sell currencies through forward currency contracts in order to fix a price for securities it has agreed to buy or sell. A portfolio may enter into a forward currency contract, for example, when it enters into a contract to buy or sell a security denominated in or exposed to fluctuations in a foreign currency in order to "lock in" the U.S. dollar price of the security ("transaction hedge").

Additionally, when a portfolio's Sub-Adviser believes that a foreign currency in which portfolio securities are denominated may suffer a substantial decline against the U.S. dollar, a portfolio may enter into a forward currency contract to sell an amount of that foreign currency (or a proxy currency whose performance is expected to replicate the performance of that currency) for U.S. dollars approximating the value of some or all of the portfolio securities denominated in that currency (not exceeding the value of the portfolio's assets denominated in that currency) or by participating in options or futures contracts with respect to the currency, or, when the portfolio's Sub-Adviser believes that the U.S. dollar may suffer a substantial decline against a foreign currency for a fixed U.S. dollar amount ("position hedge"). This type of hedge seeks to minimize the effect of currency appreciation as well as depreciation, but does not protect against a decline in the security's value relative to other securities denominated in the foreign currency.

A portfolio also may enter into a forward currency contract with respect to a currency where the portfolio is considering the purchase of investments denominated in that currency but has not yet done so ("anticipatory hedge").

In any of the above circumstances a portfolio may, alternatively, enter into a forward currency contract with respect to a different foreign currency when a portfolio's Sub-Adviser believes that the U.S. dollar value of that currency will correlate with the U.S. dollar value of the currency in which portfolio securities of, or being considered for purchase by, the portfolio are denominated ("cross-hedge"). For example, if a portfolio's Sub-Adviser believes that a particular foreign currency may decline relative to the U.S. dollar, a portfolio could enter into a contract to sell that currency or a proxy currency (up to the value of the portfolio's assets denominated in that currency) in exchange for another currency that the Sub-Adviser expects to remain stable or to appreciate relative to the U.S. dollar. Shifting a portfolio's currency exposure from one foreign currency to another removes the portfolio's opportunity to profit from increases in the value of the original currency and involves a risk of increased losses to the portfolio if the portfolio's Sub-Adviser's projection of future exchange rates is inaccurate.

A portfolio also may enter into forward contracts to buy or sell at a later date instruments in which a portfolio may invest directly or on financial indices based on those instruments. The market for those types of forward contracts is developing and it is not currently possible to identify instruments on which forward contracts might be created in the future.

A portfolio will cover outstanding forward currency contracts by maintaining liquid portfolio securities denominated in the currency underlying the forward contract or the currency being hedged. To the extent that a portfolio is not able to cover its forward currency positions with underlying portfolio securities, the Fund's custodian will segregate cash or other liquid assets having a value equal to the aggregate amount of the portfolio's commitments under forward contracts entered into with respect to position hedges and cross-hedges. If the value of the segregated securities declines, additional cash or liquid assets will be segregated on a daily basis so that the value of the account will be equal to the amount of the portfolio's commitments with respect to such contracts. As an alternative to maintaining all or part of the segregated assets, a portfolio may buy call options permitting the portfolio to buy the amount of foreign currency subject to the hedging transaction by a forward sale contract or the portfolio may buy put options permitting the portfolio to sell the amount of foreign currency subject to a forward buy contract.

While forward contracts are not currently regulated by the CFTC, the CFTC may in the future assert authority to regulate forward contracts. In such event a portfolio's ability to utilize forward contracts in the manner set forth in the Prospectus may be restricted. Forward contracts will reduce the potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unforeseen changes in currency prices may result in poorer overall performance for a portfolio than if it had not entered into such contracts. The use of foreign currency forward contracts will not eliminate fluctuations in the underlying U.S. dollar equivalent value of the proceeds of or rates of return on a portfolio's foreign currency denominated portfolio securities.

The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedging transaction generally will not be precise. In addition, a portfolio may not always be able to enter into forward contracts at attractive prices and accordingly may be limited in its ability to use these contracts in seeking to hedge the portfolio's assets.

Also, with regard to a portfolio's use of cross-hedging transactions, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying a portfolio's cross-hedges and the movements in the exchange rates of the foreign currencies in which the portfolio's assets that are subject of the cross-hedging transactions are denominated.

Options on Foreign Currencies. A portfolio may buy put and call options and may
-----------------------------
write covered put and call options on foreign currencies for hedging purposes in a manner similar to that in which futures contracts or forward contracts on foreign currencies may be utilized. For example, a decline in the U.S. dollar value of a foreign currency in which portfolio securities are denominated will reduce the U.S. dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, a portfolio may buy put options on the foreign currency. If the value of the currency declines, the portfolio will have the right to sell such currency for a fixed amount in U.S. dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

Conversely, when a rise in the U.S. dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, a portfolio may buy call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates, although, in the event of exchange rate movements adverse to a portfolio's option position, the portfolio could sustain losses on transactions in foreign currency options which would require that the portfolio lose a portion or all of the benefits of advantageous changes in those rates. In addition, in the case of other types of options, the benefit to a portfolio from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs.

A portfolio may write options on foreign currencies for the same types of hedging purposes. For example, in attempting to hedge against a potential decline in the U.S. dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates, a portfolio could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised and the diminution in value of portfolio securities will be offset by the amount of the premium received.

Similarly, instead of purchasing a call option to attempt to hedge against a potential increase in the U.S. dollar cost of securities to be acquired, a portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the portfolio to hedge the increased cost up to the amount of premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium received, and only if exchange rates move in the expected direction. If that does not occur, the option may be exercised and the portfolio would be required to buy or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, a portfolio also may lose all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

A portfolio may write covered call options on foreign currencies. A call option written on a foreign currency by a portfolio is "covered" if the portfolio owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the portfolio has a call on the same foreign currency and in the same principal amount as the call written if the exercise price of the call held (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written, and if the difference is maintained by the portfolio in cash or high-grade liquid assets in a segregated account with the Fund's custodian.

A portfolio may also write call options on foreign currencies for cross-hedging purposes that may not be deemed to be covered. A call option on a foreign currency is for cross-hedging purposes if it is not covered but is designed to provide a hedge against a decline due to an adverse change in the exchange rate in the U.S. dollar value of a security which the portfolio owns or has the right to acquire and which is denominated in the currency underlying the option. In such circumstances, the portfolio collateralizes the option by maintaining segregated assets in an amount not less than the value of the underlying foreign currency in U.S. dollars marked-to-market daily.

A portfolio may buy or write options in privately negotiated transactions on the types of securities and indices based on the types of securities in which the portfolio is permitted to invest directly. A portfolio will effect such transactions only with investment dealers and other financial institutions (such as commercial banks or savings and loan institutions) deemed creditworthy, and only pursuant to procedures adopted by the portfolio's Sub-Adviser for monitoring the creditworthiness of those entities. To the extent that an option bought or written by a portfolio in a negotiated transaction is illiquid, the value of an option bought or the amount of the portfolio's obligations under an option written by the portfolio, as the case may be, will be subject to the portfolio's limitation on illiquid investments. In the case of illiquid options, it may not be possible for the portfolio to effect an offsetting transaction at the time when the portfolio's Sub-Adviser believes it would be advantageous for the portfolio to do so.

Options on Securities. In an effort to reduce fluctuations in net asset value,
---------------------
a portfolio may write covered put and call options and may buy put and call options and warrants on securities that are traded on United States and foreign securities exchanges and over-the-counter ("OTC"). A portfolio also may write call options that are not covered for cross-hedging purposes. A portfolio may write and buy options on the same types of securities that the portfolio could buy directly and may buy options on financial indices as described above with respect to futures contracts. There are no specific limitations on a portfolio's writing and buying options on securities.

A put option gives the holder the right, upon payment of a premium, to deliver a specified amount of a security to the writer of the option on or before a fixed date at a predetermined price. A call option gives the holder the right, upon payment of a premium, to call upon the writer to deliver a specified amount of a security on or before a fixed date at a predetermined price.

A put option written by a portfolio is "covered" if the portfolio (i) maintains cash not available for investment or other liquid assets with a value equal to the exercise price in a segregated account with its custodian or (ii) holds a put on the same security and in the same principal amount as the put written and the exercise price of the put held is equal to or greater than the exercise price of the put written. The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price and the volatility of the underlying security, the remaining term of the option, supply and demand and interest rates. A call option written by a portfolio is "covered" if the portfolio owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or has segregated additional cash consideration with its custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also deemed to be covered if the portfolio holds a call on the same security and in the same principal amount as the call written and the exercise price of the call held (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written if the difference is maintained by the portfolio in cash and high-grade liquid assets in a segregated account with its custodian.

A portfolio collateralizes its obligation under a written call option for cross-hedging purposes by segregating with its custodian cash or other liquid assets in an amount not less than the market value of the underlying security, marked-to-market daily. A portfolio would write a call option for cross-hedging purposes, instead of writing a covered call option, when the premium to be received from the cross-hedge transaction would exceed that which would be received from writing a covered call option and the portfolio's Sub-Adviser believes that writing the option would achieve the desired hedge.

If a put or call option written by a portfolio was exercised, the portfolio would be obligated to buy or sell the underlying security at the exercise price. Writing a put option involves the risk of a decrease in the market value of the underlying security, in which case the option could be exercised and the underlying security would then be sold by the option holder to the portfolio at a higher price than its current market value. Writing a call option involves the risk of an increase in the market value of the underlying security, in which case the option could be exercised and the underlying security would then be sold by the portfolio to the option holder at a lower price than its current market value. Those risks could be reduced by entering into an offsetting transaction. The portfolio retains the premium received from writing a put or call option whether or not the option is exercised.

The writer of an option may have no control when the underlying security must be sold, in the case of a call option, or bought, in the case of a put option, since with regard to certain options, the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount, of course, may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to buy the underlying security.

The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously bought. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

Effecting a closing transaction in the case of a written call option will permit a portfolio to write another call option on the underlying security with either a different exercise price or expiration date or both or, in the case of a written put option, will permit a portfolio to write another put option to the extent that the exercise price thereof is secured by deposited high-grade liquid assets. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other portfolio investments. If a portfolio desires to sell a particular security on which the portfolio has written a call option, the portfolio will effect a closing transaction prior to or concurrent with the sale of the security.

A portfolio may realize a profit from a closing transaction if the price of the purchase transaction is less than the premium received from writing the option or the price received from a sale transaction is more than the premium paid to buy the option; a portfolio may realize a loss from a closing transaction if the price of the purchase transaction is less than the premium paid to buy the option. Because increases in the market of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the portfolio.

An option position may be closed out only where there exists a secondary market for an option of the same series. If a secondary market does not exist, it might not be possible to effect closing transactions in particular options with the result that a portfolio would have to exercise the options in order to realize any profit. If a portfolio is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or the portfolio delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market may include the following:
(i) there may be insufficient trading interest in certain options, (ii) restrictions may be imposed by a national securities exchange on which the option is traded ("Exchange") on opening or closing transactions or both, (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities, (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange, (v) the facilities of an Exchange or the Options Clearing Corporation ("OCC") may not at all times be adequate to handle current trading volume, or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the OCC as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

A portfolio may write options in connection with buy-and-write transactions; that is, a portfolio may buy a security and then write a call option against that security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, a portfolio's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between the portfolio's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset by the amount of premium received.

The writing of covered put options is similar in terms of risk and return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and a portfolio's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, the portfolio may elect to close the position or take delivery of the security at the exercise price and a portfolio's return will be the premium received from the put options minus the amount by which the market price of the security is below the exercise price.

A portfolio may buy put options to attempt to hedge against a decline in the value of its securities. By using put options in this way, a portfolio will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

A portfolio may buy call options to attempt to hedge against an increase in the price of securities that the portfolio may buy in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by a portfolio upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the portfolio.

In purchasing an option, a portfolio would be in a position to realize a gain if, during the option period, the price of the underlying security increased (in the case of a call) or decreased (in the case of a put) by an amount in excess of the premium paid and would realize a loss if the price of the underlying security did not increase (in the case of a call) or decrease (in the case of a put) during the period by more than the amount of the premium. If a put or call option brought by a portfolio were permitted to expire without being sold or exercised, the portfolio would lose the amount of the premium.

Although they entitle the holder to buy equity securities, warrants on and options to purchase equity securities do not entitle the holder to dividends or voting rights with respect to the underlying securities, nor do they represent any rights in the assets of the issuer of those securities.


Interest Rate Swaps and Swap-Related Products. In order to attempt to protect
---------------------------------------------
the value of a portfolio's investments from interest rate or currency exchange rate fluctuations, a portfolio may enter into interest rate swaps, and may buy or sell interest rate caps and floors. A portfolio expects to enter into these transactions primarily to attempt to preserve a return or spread on a particular investment or portion of its portfolio. A portfolio also may enter into these transactions to attempt to protect against any increase in the price of securities the portfolio may consider buying at a later date. A portfolio does not intend to use these transactions as a speculative investment. Interest rate swaps involve the exchange by a portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments. The exchange commitments can involve payments to be made in the same currency or in different currencies. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a contractually based principal amount from the party selling the interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a contractually based principal amount from the party selling the interest rate floor.


Swap and swap-related products are specialized OTC instruments and their use involves risks specific to the markets in which they are entered into. A portfolio will usually enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out, with the portfolio receiving or paying, as the case may be, only the net amount of the two payments. The net amount of the excess, if any, of a portfolio's obligations over its entitlements with respect to each interest rate swap will be calculated on a daily basis and an amount of cash or other liquid assets having an aggregate net asset value of at least equal to the accrued excess will be segregated with the Fund's custodian. If a portfolio enters into an interest rate swap on other than a net basis, the portfolio would segregate assets in the full amount accrued on a daily basis of the portfolio's obligations with respect to the swap. A portfolio will not enter into any interest rate swap, cap or floor transaction unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated in one of the three highest rating categories of at least one nationally recognized statistical rating organization at the time of entering into such transaction. A portfolio's Sub-Adviser will monitor the creditworthiness of all counterparties on an ongoing basis. If there is a default by the other party to such a transaction, a portfolio will have contractual remedies pursuant to the agreements related to the transaction.

The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. The Sub-Advisers have determined that, as a result, the swap market has become relatively liquid. Caps and floors are more recent innovations for which standardized documentation has not yet been developed and, accordingly, they are less liquid than swaps. To the extent a portfolio sells (i.e., writes) caps and floors, it will segregate with the custodian cash or other liquid assets having an aggregate net asset value at least equal to the full amount, accrued on a daily basis, of the portfolio's obligations with respect to any caps or floors.

Interest rate swap transactions are subject to limitations set forth in each portfolio's policies. These transactions may in some instances involve the delivery of securities or other underlying assets by a portfolio or its counterparty to collateralize obligations under the swap. Under the documentation currently used in those markets, the risk of loss with respect to interest rate swaps is limited to the net amount of the interest payments that a portfolio is contractually obligated to make. If the other party to an interest rate swap that is not collateralized defaults, a portfolio would risk the loss of the net amount of the payments that the portfolio contractually is entitled to receive. A portfolio may buy and sell (i.e., write) caps and floors without limitation, subject to the segregated account requirement described above.

In addition to the instruments, strategies and risks described in this Statement of Additional Information and in the Prospectus, there may be additional opportunities in connection with options, futures contracts, forward currency contracts, and other hedging techniques, that become available as each portfolio's Sub-Adviser develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new instruments and techniques are developed. A Sub-Adviser may use these opportunities to the extent they are consistent with each portfolio's respective investment objective and are permitted by each portfolio's respective investment limitations and applicable regulatory requirements.

Supranational Agencies. A portfolio may invest up to 10% of its assets in debt
----------------------
obligations of supranational agencies such as: the International Bank for Reconstruction and Development (commonly referred to as the World Bank), which was chartered to finance development projects in developing member countries; the European Community, which is a twelve-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of various European nations' steel and coal industries; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations in the Asian and Pacific regions. Debt obligations of supranational agencies are not considered Government Securities and are not upported, directly or indirectly, by the U.S. Government.

Index Options. In seeking to hedge all or a portion of its investments, a
-------------
portfolio may purchase and write put and call options on securities indices listed on U.S. or foreign securities exchanges or traded in the over-the-counter market, which indices include securities held in the portfolios. The portfolios with such option writing authority may write only covered options. A portfolio may also use securities index options as a means of participating in a securities market without making direct purchases of securities.

A securities index measures the movement of a certain group of securities by assigning relative values to the securities included in the index. Options on securities indexes are generally similar to options on specific securities. Unlike options on securities, however, options on securities indices do not involve the delivery of an underlying security; the option in the case of an option on a securities index represents the holder's right to obtain from the writer in cash a fixed multiple of the amount by which the exercise price exceeds (in the case of a call) or is less than (in the case of a put) the closing value of the underlying securities index on the exercise date. A portfolio may purchase and write put and call options on securities indexes or securities index futures contracts that are traded on a U.S. exchange or board of trade or a foreign exchange, to the extent permitted under rules and interpretations of the Commodity Futures Trading Commission ("CFTC"), as a hedge against changes in market conditions and interest rates, and for duration management, and may enter into closing transactions with respect to those options to terminate existing positions. A securities index fluctuates with changes in the market values of the securities included in the index. Securities index options may be based on a broad or narrow market index or on an industry or market segment.

The delivery requirements of options on securities indices differ from options on securities. Unlike a securities option, which contemplates the right to take or make delivery of securities at a specified price, an option on a securities index gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the securities index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The amount of cash received will be equal to the difference between the closing price of the index and the exercise price of the option expressed in dollars times a specified multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in securities index options prior to expiration by entering into a closing transaction on an exchange or it may allow the option to expire unexercised.

The effectiveness of purchasing or writing securities index options as a hedging technique will depend upon the extent to which price movements in the portion of a securities portfolio being hedged correlate with price movements of the securities index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular security, whether a portfolio realizes a gain or loss from the purchase of writing of options on an index depends upon movements in the level of prices in the market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular security. As a result, successful use by a portfolio of options on securities indices is subject to the sub-adviser's ability to predict correctly movements in the direction of the market generally or of a particular industry. This ability contemplates different skills and techniques from those used in predicting changes in the price of individual securities.

Securities index options are subject to position and exercise limits and other regulations imposed by the exchange on which they are traded. The ability of a portfolio to engage in closing purchase transactions with respect to securities index options depends on the existence of a liquid secondary market. Although a portfolio will generally purchase or write securities index options only if a liquid secondary market for the options purchased or sold appears to exist, no such secondary market may exist, or the market may cease to exist at some future date, for some options. No assurance can be given that a closing purchase transaction can be effected when the sub-adviser desires that a portfolio engage in such a transaction.

WEBS and Other Index-Related Securities. A portfolio may invest in shares in an
---------------------------------------
investment company whose shares are known as "World Equity Benchmark Shares" or "WEBS." WEBS have been listed for trading on the American Stock Exchange, Inc. The portfolios also may invest in the CountryBaskets Index Fund, Inc., or another fund the shares of which are the substantial equivalent of WEBS. A portfolio may invest in S&P Depositary Receipts, or "SPDRs." SPDRs are securities that represent ownership in a long-term unit investment trust that holds a portfolio of common stocks designed to track the performance of the S&P 500 Index. A portfolio investing in a SPDR would be entitled to the dividends that accrue to the S&P 500 stocks in the underlying portfolio, less trust expenses.

Special Investment Considerations and Risks. The successful use of the
-------------------------------------------
investment practices described above with respect to futures contracts, options on futures contracts, forward contracts, options on securities and on foreign currencies, and swaps and swap-related products draws upon skills and experience which are different from those needed to select the other instruments in which the portfolios invest. Should interest or exchange rates or the prices of securities or financial indices move in an unexpected manner, a portfolio may not achieve the desired benefits of futures, options, swaps and forwards or may realize losses and thus be in a worse position than if such strategies had not been used. Unlike many exchange-traded futures contracts and options on futures contracts, there are no daily price fluctuation limits with respect to options on currencies, forward contracts and other negotiated or OTC instruments, and adverse market movements could therefore continue to an unlimited extent over a period of time. In addition, the correlation between movements in the price of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.

A portfolio's ability to dispose of its positions in the foregoing instruments will depend on the availability of liquid markets in the instruments. Markets in a number of the instruments are relatively new and still developing, and it is impossible to predict the amount of trading interest that may exist in those instruments in the future. Particular risks exist with respect to the use of each of the foregoing instruments and could result in such adverse consequences to a portfolio as the possible loss of the entire premium paid for an option bought by the portfolio, the inability of the portfolio, as the writer of a covered call option, to benefit from the appreciation of the underlying securities above the exercise price of the option and the possible need to defer closing out positions in certain instruments to avoid adverse tax consequences. As a result, no assurance can be given that a portfolio will be able to use those instruments effectively for the purposes set forth above.

In connection with certain of its hedging transactions, assets must be segregated with the Fund's custodian bank to ensure that the portfolio will be able to meet its obligations under these instruments. Assets held in a segregated account generally may not be disposed of for so long as the portfolio maintains the positions giving rise to the segregation requirement. Segregation of a large percentage of the portfolio's assets could impede implementation of the portfolio's investment policies or the portfolio's ability to meet redemption requests or other current obligations.

Additional Risks of Options on Foreign Currencies, Forward Contracts and
------------------------------------------------------------------------
Foreign Instruments. Unlike transactions entered into by a portfolio in futures
-------------------
contracts, options on foreign currencies and forward contracts are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded OTC. In an OTC trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the buyer of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, an option writer and a buyer or seller of futures or forward contracts could lose amounts substantially in excess of any premium received or initial margin or collateral posted due to the potential additional margin and collateral requirements associated with such positions.

Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges are available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the OCC, thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the OTC market, potentially permitting a portfolio to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the OTC market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign government restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions, on exercise.

In addition, options on U.S. Government securities, futures contracts, options on futures contracts, forward contracts and options on foreign currencies may be traded on foreign exchanges and OTC in foreign countries. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (i) other complex foreign political and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in a portfolio's ability to act upon economic events occurring in foreign markets during nonbusiness hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) low trading volume.


[GRAPHIC OMITTED]

     ZERO COUPON, PAY-IN-KIND AND
     STEP COUPON SECURITIES


Subject to any limitations set forth in the policies and investment restrictions for a portfolio, a portfolio may invest in zero coupon, pay-in-kind or step coupon securities. Zero coupon and step coupon bonds are issued and traded at a discount from their face amounts. They do not entitle the holder to any periodic payment of interest prior to maturity or prior to a specified date when the securities begin paying current interest. The discount from the face amount or par value depends on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. Pay-in-kind securities may pay all or a portion of their interest or dividends in the form of additional securities. Because they do not pay current income, the price of pay-in-kind securities can be very volatile when interest rates change.

Current Federal income tax law requires holders of zero coupon securities and step coupon securities to report the portion of the original issue discount on such securities that accrues that year as interest income, even though the holders receive no cash payments of interest during the year. In order to qualify as a "regulated investment company" under the Internal Revenue Code, each portfolio must distribute its investment company taxable income, including the original issue discount accrued on zero coupon or step coupon bonds. Because a portfolio will not receive cash payments on a current basis in respect of accrued original-issue discount on zero coupon bonds or step coupon bonds during the period before interest payments begin, in some years a portfolio may have to distribute cash obtained from other sources in order to satisfy the distribution requirements under the Code. A portfolio might obtain such cash from selling other portfolio holdings. These actions are likely to reduce the assets to which a portfolio's expenses could be allocated and to reduce the rate of return for the portfolio. In some circumstances, such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for the portfolio to sell the securities at the time.

Generally, the market prices of zero coupon, step coupon and pay-in-kind securities are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than other types of debt securities having similar maturities and credit quality.


[GRAPHIC OMITTED]

     WARRANTS AND RIGHTS

Subject to its investment limitations, a portfolio may invest in warrants and rights. Warrants are, in effect, longer-term call options. They give the holder the right to purchase a given number of shares of a particular company at specified prices, usually higher than the market price at the time of issuance, for a period of years or to perpetuity. The purchaser of a warrant expects the market price of the security will exceed the purchase price of the warrant plus the exercise price of the warrant, thus giving him a profit. Of course, because the market price may never exceed the exercise price before the expiration date of the warrant, the purchaser of the warrant risks the loss of the entire purchase price of the warrant. Warrants generally trade in the open market and may be sold rather than exercised. Warrants are sometimes sold in unit form with other securities of an issuer. Units of warrants and common stock may be employed in financing young unseasoned companies. The purchase price of a warrant varies with the exercise price of the warrant, the current market value of the underlying security, the life of the warrant and various other investment factors.

In contrast, rights, which also represent the right to buy common shares, normally have a subscription price lower than the current market value of the common stock and a life of two to four weeks.

Warrants and rights may be considered more speculative than certain other types of investments in that they do not entitle a holder to dividends or voting rights with respect to the securities which may be purchased, nor do they represent any rights in the assets of the issuing company. Also, the value of a warrant or right does not necessarily change with the value of the underlying securities and a warrant or right ceases to have value if it is not exercised prior to the expiration date.


[GRAPHIC OMITTED]

     MORTGAGE-BACKED SECURITIES

Subject to a portfolio's investment restrictions and policies, a portfolio may invest in mortgage-backed securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or institutions such as banks, insurance companies, and savings and loans. Some of these securities, such as Government National Mortgage Association ("GNMA") certificates, are backed by the full faith and credit of the U.S. Treasury while others, such as Federal Home Loan Mortgage Corporation ("Freddie Mac") certificates, are not.

Mortgage-backed securities represent interests in a pool of mortgages. Principal and interest payments made on the mortgages in the underlying mortgage pool are passed through to the portfolio. These securities are often subject to more rapid repayment than their stated maturity dates would indicate as a result of principal prepayments on the underlying loans. This can result in significantly greater price and yield volatility than with traditional fixed income securities. During periods of declining interest rates, prepayments can be expected to accelerate which will shorten these securities weighted average life and may lower their return. Conversely, in a rising interest rate environment, a declining prepayment rate will extend the weighted average life of these securities which generally would cause their values to fluctuate more widely in response to changes in interest rates.

The value of these securities also may change because of changes in the market's perception of the creditworthiness of the federal agency or private institution that issued them. In addition, the mortgage securities market in general may be adversely affected by changes in governmental regulation or tax policies.

[GRAPHIC OMITTED]

     ASSET-BACKED SECURITIES


Subject to a portfolio's investment restrictions and policies, asset-backed securities represent interests in pools of consumer loans (generally unrelated to mortgage loans) and most often are structured as pass-through securities. Interest and principal payments ultimately depend on payment of the underlying loans by individuals, although the securities may be supported by letters of credit or other credit enhancements. The underlying assets (e.g., loans) are subject to prepayments which shorten the securities' weighted average life and may lower their returns. If the credit support or enhancement is exhausted, losses or delays in payment may result if the required payments of principal and interest are not made. The value of these securities also may change because of changes in the market's perception of the creditworthiness of the servicing agent for the pool, the originator of the pool, or the financial institution providing the credit support or enhancement. A portfolio will invest its assets in asset-backed securities subject to any limitations set forth in its investment policies or restrictions.

[GRAPHIC OMITTED]

     PASS-THROUGH SECURITIES

Subject to a portfolio's investment restrictions and policies, a portfolio may invest its net assets in various types of pass-through securities, such as mortgage-backed securities, asset-backed securities and participation interests. A pass-through security is a share or certificate of interest in a pool of debt obligations that have been repackaged by an intermediary, such as a bank or broker-dealer. The purchaser receives an undivided interest in the underlying pool of securities. The issuers of the underlying securities make interest and principal payments to the intermediary which are passed through to purchasers, such as the portfolio. The most common type of pass-through securities are mortgage-backed securities. GNMA Certificates are mortgage-backed securities that evidence an undivided interest in a pool of mortgage loans. GNMA Certificates differ from traditional bonds in that principal is paid back monthly by the borrowers over the term of the loan rather than returned in a lump sum at maturity. The portfolio will generally purchase "modified pass-through" GNMA Certificates, which entitle the holder to receive a share of all interest and principal payments paid and owned on the mortgage pool, net of fees paid to the "issuer" and GNMA, regardless of whether or not the mortgagor actually makes the payment. GNMA Certificates are backed as to the timely payment of principal and interest by the full faith and credit of the U.S. Government.

The Federal Home Loan Mortgage Corporation ("FHLMC") issues two types of mortgage pass-through securities: mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"). PCs resemble GNMA Certificates in that each PC represents a pro rata share of all interest and principal payments made and owned on the underlying pool. FHLMC guarantees timely payments of interest on PCs and the full return of principal. GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semi-annually and return principal once a year in guaranteed minimum payments. This type of security is guaranteed by FHLMC as to timely payment of principal and interest, but is not backed by the full faith and credit of the U.S. Government.

FNMA issues guaranteed mortgage pass-through certificates ("FNMA Certificates"). FNMA Certificates resemble GNMA Certificates in that each FNMA Certificate represents a pro rata share of all interest and principal payments made and owned on the underlying pool. This type of security is guaranteed by FNMA as to timely payment of principal and interest, but it is not backed by the full faith and credit of the U.S. Government.


[GRAPHIC OMITTED]

     OTHER INCOME PRODUCING
     SECURITIES


Subject to each portfolio's investment restrictions and policies, other types of income producing securities that a portfolio may purchase include, but are not limited to, the following types of securities:


      Variable and floating rate obligations.  These types of securities are
      --------------------------------------
      relatively long-term instruments that often carry demand features permitting the holder to demand payment of principal at any time or at specified intervals prior to maturity.

      Standby Commitments.  These instruments, which are similar to a put,
      -------------------
      give a portfolio the option to obligate a broker, dealer or bank to repurchase a security held by the portfolio at a specified price.

      Tender option bonds.  Tender option bonds are relatively long-term bonds
      -------------------
      that are coupled with the agreement of a third party (such as a broker, dealer or bank) to grant the holders of such securities the option to tender the securities to the institution at periodic intervals.

      Inverse floaters.  Inverse floaters are instruments whose interest bears
      ----------------
      an inverse relationship to the interest rate on another security. A portfolio will not invest more than 5% of its assets in inverse floaters.

A portfolio will purchase instruments with demand features, standby commitments and tender option bonds primarily for the purpose of increasing the liquidity of its portfolio. (See Appendix A regarding income producing securities in which a portfolio may invest.)

[GRAPHIC OMITTED]

     ILLIQUID AND RESTRICTED/144A SECURITIES


A portfolio may invest up to 15% (the WRL J.P. Morgan Money Market may only invest up to 10%) of its net assets in illiquid securities (i.e., securities that are not readily marketable).

In recent years, a large institutional market has developed for certain securities that are not registered under the Securities Act of 1933 ("1933 Act"). Institutional investors generally will not seek to sell these instruments to the general public, but instead will often depend on an efficient institutional market in which such unregistered securities can readily be resold or on an issuer's ability to honor a demand for repayment. Therefore, the fact that there are contractual or legal restrictions on resale to the general public or certain institutions is not dispositive of the liquidity of such investments.

Rule 144A under the 1933 Act established a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. Institutional markets for restricted securities that might develop as a result of Rule 144A could provide both readily ascertainable values for restricted securities and the ability to liquidate an investment in order to satisfy share redemption orders. An insufficient number of qualified institutional buyers interested in purchasing a Rule 144A-eligible security held by a portfolio could, however, adversely affect the marketability of such portfolio security and the portfolio might be unable to dispose of such security promptly or at reasonable prices.

The Fund's Board of Directors has authorized each portfolio's Sub-Adviser to make liquidity determinations with respect to Rule 144A securities in accordance with the guidelines established by the Board of Directors. Under the guidelines, the portfolio's Sub-Adviser will consider the following factors in determining whether a Rule 144A security is liquid: 1) the frequency of trades and quoted prices for the security; 2) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; 3) the willingness of dealers to undertake to make a market in the security; and
4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer. The sale of illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the OTC markets. The portfolio may be restricted in its ability to sell such securities at a time when a portfolio's Sub-Adviser deems it advisable to do so. In addition, in order to meet redemption requests, a portfolio may have to sell other assets, rather than such illiquid securities, at a time which is not advantageous.

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     MONEY MARKET RESERVES
     (T. ROWE PRICE SMALL CAP AND
     T. ROWE PRICE DIVIDEND GROWTH)

It is expected that T. Rowe Price Dividend Growth and T. Rowe Price Small Cap portfolios will invest their cash reserves primarily in a money market fund established for the exclusive use of the T. Rowe Price family of mutual funds and other clients of T. Rowe Price and Price-Fleming. The Reserve Investment Fund ("RIF") and Government Reserve Investment Fund ("GRIF") are series of Reserve Investment Funds, Inc. Additional series may be created in the future. These funds were created and operate under an Exemptive Order issued by the Securities and Exchange Commission (Investment Company Act Release No. IC-22770, July 29, 1997).

The funds must comply with the requirements of Rule 2a-7 under the 1940 Act governing money market funds. The RIF invests at least 95% of its total assets in prime money market instruments receiving the highest credit rating. The GRIF invests primarily in a portfolio of U.S. Government-backed securities, primarily U.S. Treasuries, and repurchase agreements thereon.

The RIF and GRIF provide very efficient means of managing the cash reserves of the portfolios. While the funds do not pay an advisory fee to the Investment Manager, they will incur other expenses. However, the RIF and GRIF are expected by T. Rowe Price to operate at very low expense ratios. The portfolios will only invest in RIF or GRIF to the extent it is consistent with their objectives and programs.

The RIF and GRIF are not insured or guaranteed by the U.S. government, and there is no assurance they will maintain a stable net asset value of $1.00 per share.

[GRAPHIC OMITTED]

     OTHER INVESTMENT COMPANIES


In accordance with certain provisions of the 1940 Act, certain portfolios may invest up to 10% of their total assets, calculated at the time of purchase, in the securities of money market funds, which are investment companies. The 1940 Act also provides that a portfolio generally may not invest (i) more than 5% of its total assets in the securities of any one investment company or (ii) in more than 3% of the voting securities of any other investment company. A portfolio will indirectly bear its proportionate share of any investment advisory fees and expenses paid by the funds in which it invests, in addition to the investment advisory fee and expenses paid by the portfolio. However, if the Janus Growth, or Janus Global portfolio invests in a Janus money market fund, Janus Capital will remit to such portfolio the fees it receives from the Janus money market fund to the extent such fees are based on the portfolio's assets.

The GE International Equity and GE U.S. Equity portfolios may not purchase securities of other investment companies, other than a security acquired in connection with a merger, consolidation, acquisition, reorganization or offer of exchange and except as otherwise permitted under the 1940 Act. Investments by the GE International Equity and GE U.S. Equity portfolios in the GEI Short-Term Investment Fund, an investment fund advised by GEAM, created specifically to serve as a vehicle for the collective investment of cash balances of these portfolios and other accounts advised by GEAM or GEIC, is not considered an investment in another investment company for purposes of these restrictions. The GEI Short-Term Investment Fund is not registered with the SEC as an investment company.


Goldman Sachs Growth may also purchase Standard & Poors Depositary Receipts ("SPDRs"). SPDRs are American Stock Exchange-traded securities that represent ownership in the SPDR Trust, a trust which has been established to accumulate and hold a portfolio of common stocks that is intended to track the price performance and dividend yield of the S&P 500.


[GRAPHIC OMITTED]

     QUALITY AND DIVERSIFICATION
     REQUIREMENTS
     (J.P. MORGAN MONEY MARKET)


For the purpose of maintaining a stable net asset value per share, J.P. Morgan Money Market will (i) limit its investment in the securities (other than U.S. Government securities and securities that benefit from certain types of credit enhancement arrangements) of any one issuer to no more than 5% of its total assets, measured at the time of purchase, except at any time for an investment in a single issuer of up to 25% of the portfolio's total assets held for not more than three business days; and (ii) limit investments to securities that present minimal credit risks and securities (other than U.S. Government securities) that are rated within the highest short-term rating category by at least two nationally recognized statistical rating organizations ("NRSROs") or by the only NRSRO that has rated the security. Securities which originally had a maturity of over one year are subject to more complicated, but generally similar rating requirements. A description of illustrative credit ratings is set forth in Appendix B. The portfolio may also purchase unrated securities that are of comparable quality to the rated securities described above as determined by the Board of Directors. Additionally, if the issuer of a particular security has issued other securities of comparable priority and security and which have been rated in accordance with (ii) above, that security will be deemed to have the same rating as such other rated securities.


In addition, the Board of Directors of the Fund has adopted procedures which
(i) require the Fund's Directors to approve or ratify purchases by the portfolio of securities (other than U.S. Government securities) that are rated by only one NRSRO or that are unrated; (ii) require the portfolio to maintain a dollar-weighted average portfolio maturity of not more than 90 days and to invest only in securities with a remaining maturity of not more than 13 months; and (iii) require the portfolio, in the event of certain downgrading of or defaults on portfolio holdings, to dispose of the holdings, subject in certain circumstances to a finding by the Fund's Directors that disposing of the holding would not be in the portfolio's best interest.

[GRAPHIC OMITTED]

     BANK AND THRIFT OBLIGATIONS


Bank and thrift obligations in which a portfolio may invest are limited to dollar-denominated certificates of deposit, time deposits and bankers' acceptances issued by bank or thrift institutions. Certificates of deposit are short-term, unsecured, negotiable obligations of commercial banks and thrift institutions. Time deposits are non-negotiable deposits maintained in bank or thrift institutions for specified periods of time at stated interest rates. Bankers' acceptances are negotiable time drafts drawn on commercial banks usually in connection with international transactions.

Bank and thrift obligations in which the portfolio invests may be, but are not required to be, issued by institutions that are insured by the Federal Deposit Insurance Corporation (the "FDIC"). Bank and thrift institutions organized under Federal law are supervised and examined by Federal authorities and are required to be insured by the FDIC. Institutions organized under state law are supervised and examined by state banking authorities but are insured by the FDIC only if they so elect. State institutions insured by the FDIC are subject to Federal examination and to a substantial body of Federal law regulation. As a result of Federal and state laws and regulations, Federally insured bank and thrift institutions are, among other things, generally required to maintain specified levels of reserves and are subject to other supervision and regulation designed to promote financial soundness.

Obligations of foreign branches of domestic banks and of United Kingdom branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to different risks than are those of domestic banks or domestic branches of foreign banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. Foreign branches of domestic banks and United Kingdom branches of foreign banks are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations and accounting, auditing and financial recordkeeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank. Certificates of deposit issued by wholly-owned Canadian subsidiaries of domestic banks are guaranteed as to repayment of principal and interest (but not as to sovereign risk) by the domestic parent bank.

Obligations of domestic branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and by governmental regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may or may not be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed by that state. In addition, branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may or may not be required to: (i) pledge to the regulator, by depositing assets with a designated bank within the state, an amount of its assets equal to 5% of its total liabilities; and (ii) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of State Branches may not necessarily be insured by the FDIC.

A portfolio may purchase obligations, or all or a portion of a package of obligations, of smaller institutions that are Federally insured, provided the obligation of any single institution does not exceed the Federal insurance coverage of the obligation, presently $100,000.

[GRAPHIC OMITTED]

     INVESTMENTS IN THE REAL ESTATE INDUSTRY AND REAL ESTATE INVESTMENT TRUSTS
        ("REITs")

REITs are pooled investment vehicles which invest primarily in income producing real estate, or real estate related loans or interests. REITs are generally classified as equity REITs, mortgage REITs, or hybrid REITs.

Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. Hybrid REITs invest their assets in both real property and mortgages. REITs are not taxed on income distributed to policyowners provided they comply with several requirements of the Internal Revenue Code of 1986, as amended (the "Code").

                                 . Risk Factors

Investments in the real estate industry are subject to risks associated with direct investment in real estate. Such risks include, but are not limited to: declining real estate values; risks related to general and local economic conditions; over-building; increased competition for assets in local and regional markets; changes in zoning laws; difficulties in completing construction; changes in real estate value and property taxes; increases in operating expenses or interest rates; changes in neighborhood values or the appeal of properties to tenants; insufficient levels of occupancy; and inadequate rents to cover operating expenses. The performance of securities issued by companies in the real estate industry also may be affected by prudent management of insurance risks, adequacy of financing available in capital markets, competent management, changes in applicable laws and governmental regulations (including taxes) and social and economic trends.

REITs also may subject a portfolio to certain risks associated with the direct ownership of real estate. As described above, these risks include, among others: possible declines in the value of real estate; possible lack of availability of mortgage funds; extended vacancies of properties; risks related to general and local economic conditions; overbuilding; increases in competition, property taxes and operating expenses; changes in zoning laws; costs resulting from the clean-up of, liability to third parties for damages resulting from, environmental problems, casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents; and changes in interest rates.


Investing in REITs involves certain unique risks, in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are not diversified, and are subject to heavy cash flow dependency, default by borrowers, self-liquidation and the possibilities of failing to qualify for the exemption from tax for distributed income under the Code. REITs (especially mortgage REITs) are also subject to interest rate risk. (See "Debt Securities and Fixed-Income Investing" below.

[GRAPHIC OMITTED]

     VARIABLE RATE MASTER DEMAND NOTES

Variable rate master demand notes are unsecured commercial paper instruments that permit the indebtedness thereunder to vary and provide for periodic adjustment in the interest rate. Because variable rate master demand notes are direct lending arrangements between a portfolio and the issuer, they are not normally traded.

Although no active secondary market may exist for these notes, a portfolio may demand payment of principal and accrued interest at any time or may resell the note to a third party.

While the notes are not typically rated by credit rating agencies, issuers of variable rate master demand notes must satisfy a Sub-Adviser that the ratings are within the two highest ratings of commercial paper.


In addition, when purchasing variable rate master demand notes, a Sub-Adviser will consider the earning power, cash flows, and other liquidity ratios of the issuers of the notes and will continuously monitor their financial status and ability to meet payment on demand.

                                 . Risk Factors

In the event an issuer of a variable rate master demand note defaulted on its payment obligations, a portfolio might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default.

[GRAPHIC OMITTED]

     DEBT SECURITIES AND
     FIXED-INCOME INVESTING

Debt securities include securities such as corporate bonds and debentures; commercial paper; trust preferreds, debt securities issued by the U.S. Government, its agencies and instrumentalities; or foreign governments; asset-backed securities; CMOs; zero coupon bonds; floating rate, inverse floating rate and index obligations; "strips"; pay-in-kind and step securities.

Fixed-income investing is the purchase of a debt security that maintains a level of income that does not change. For instance, bonds paying interest at a specified rate that does not change are fixed-income securities. When a debt security is purchased, the portfolio owns "debt" and becomes a creditor to the company or government.

Fixed-income securities generally include short- and long-term government, corporate and municipal obligations that pay a specified rate of interest or coupons for a specified period of time, or preferred stock, which pays fixed dividends. Coupon and dividend rates may be fixed for the life of the issue or, in the case of adjustable and floating rate securities, for a shorter period of time. A portfolio may vary the average maturity of its portfolio of debt securities based on the Sub-Adviser's analysis of interest rate trends and factors.

Bonds rated Baa by Moody's or BBB by S&P are considered medium grade obligations i.e., they are neither highly protected nor poorly secured. Interest payment prospects and principal security for such bonds appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics. (See Appendix B for a description of debt securities ratings.)

                                 . Risk Factors

Investments in debt securities are generally subject to both credit risk and market risk. Credit risk relates to the ability of the issuer to meet interest or principal payments, or both, as they come due. Market risk relates to the fact that the market values of the debt securities in which the portfolio invests generally will be affected by changes in the level of interest rates. An increase in interest rates will tend to reduce the market value of debt securities, whereas a decline in interest rates will tend to increase their value.

Generally, shorter term securities are less sensitive to interest rate changes, but longer term securities offer higher yields. A portfolio's share price and yield will also depend, in part, on the quality of its investments in debt securities.

Such securities may be affected by changes in the creditworthiness of the issuer of the security. The extent that such changes are reflected in the portfolio's share price will depend upon the extent of the portfolio's investment in such securities.

[GRAPHIC OMITTED]

     HIGH-YIELD/HIGH-RISK SECURITIES

High-yield/high-risk securities (or "junk bonds") are debt securities rated below investment grade by the primary rating agencies (such as S&P and Moody's). (See Appendix B for a description of debt securities rating.)

                                 . Risk Factors

The value of lower quality securities generally is more dependent on the ability of the issuer to meet interest and principal payments (i.e., credit risk) than is the case for higher quality securities. Conversely, the value of higher quality securities may be more sensitive to interest rate movements than lower rated securities. Issuers of high-yield securities may not be as strong financially as those issuing bonds with higher credit ratings. Investments in such companies are considered to be more speculative than higher quality investment.

Issuers of high-yield securities are more vulnerable to real or perceived economic changes (for instance, an economic downturn or prolonged period of rising interest rates), political changes or adverse developments specific to the issuer. Adverse economic, political or other developments may impair the issuer's ability to service principal and interest obligations, to meet projected business goals and to obtain additional financing, particularly if the issuer is highly leveraged.

In the event of a default, a portfolio would experience a reduction of its income and could expect a decline in the market value of the defaulted securities.

The market for lower quality securities is generally less liquid than the market for higher quality bonds. Adverse publicity and investor perceptions, as well as new or proposed laws, may also have a greater negative impact on the market for lower quality securities. Unrated debt, while not necessarily of lower quality than rated securities, may not have as broad a market as higher quality securities.

[GRAPHIC OMITTED]

   TRADE CLAIMS

Trade claims are interests in amounts owed to suppliers of goods or services and are purchased from creditors of companies in financial difficulty. Trade claims offer the potential for profits since they are often purchased at a significant discount from face value and, consequently, may generate capital appreciation in the event that the market value of the claim increases as the debtor's financial position improves or the claim is paid.

                                 . Risk Factors

An investment in trade claims is speculative and carries a high degree of risk. Trade claims are illiquid securities which generally do not pay interest and there can be no guarantee that the debtor will ever be able to satisfy the obligation on the trade claim. The markets in trade claims are not regulated by Federal securities laws or the SEC. Because trade claims are unsecured, holders of trade claims may have a lower priority in terms of payment than certain other creditors in a bankruptcy proceeding.

                             MANAGEMENT OF THE FUND

[GRAPHIC OMITTED]

   DIRECTORS AND OFFICERS

The Fund is governed by a Board of Directors. Subject to the supervision of the Board of Directors, the assets of each portfolio are managed by an investment adviser and sub-advisers, and by portfolio managers. The Board of Directors is responsible for managing the business and affairs of the Fund and oversees the operation of the Fund by its officers. It also reviews the management of the portfolios' assets by the investment adviser and sub-adviser. Information about the Directors and officers of the Fund is as follows:


                                             Term of
                                             Office
                             Position(s)   and Length
                                 Held        of Time
            Name              with Fund      Served
--------------------------- ------------- ------------
Peter R. Brown              Vice          1986 -
11180 6th Street East       Chairman      present
Treasure Island,
Florida 33708
(DOB 5/10/28)

Charles C. Harris           Director      1986 -
35 Winston Drive                          present
Clearwater, Florida 33756
(DOB 7/15/30)

Russell A. Kimball, Jr.     Director      1986 -
1160 Gulf Boulevard                       present
Clearwater Beach, Florida
34630
(DOB 8/17/44)

                                                                                                  Number of
                                                                                                 Portfolios/
                                                   Principal Occupation                             Funds
                                                   or Employment in the                          Overseen by
            Name                                       Past 5 Years                                Director
--------------------------- ------------------------------------------------------------------ ---------------
Peter R. Brown              Chairman of the Board, Peter Brown Construction Company            All AEGON/
11180 6th Street East       (construction contractors and engineers), Largo, Florida (1963 -   Transamerica
Treasure Island,            2000); Vice Chairman of IDEX Mutual Funds, Rear Admiral            portfolios; 31
Florida 33708               (Ret.) U.S. Navy Reserve, Civil Engineer Corps.                    IDEX funds.
(DOB 5/10/28)

Charles C. Harris           Trustee of IDEX Mutual Funds (March 1994 - present).               All AEGON/
35 Winston Drive                                                                               Transamerica
Clearwater, Florida 33756                                                                      portfolios; 31
(DOB 7/15/30)                                                                                  IDEX funds.

Russell A. Kimball, Jr.     General Manager, Sheraton Sand Key Resort (resort hotel),          All AEGON/
1160 Gulf Boulevard         Clearwater, Florida (1975 - present).                              Transamerica
Clearwater Beach, Florida                                                                      portfolios.
34630
(DOB 8/17/44)

                                              Term of
                                              Office
                             Position(s)    and Length
                                 Held         of Time
            Name              With Fund       Served
--------------------------- ------------- --------------
John R. Kenney(1,2)         Chairman      1986 -
P.O. Box 5068                             present
Clearwater, Florida 33758
(DOB 2/8/38)

Patrick S. Baird(1)         President,    1999 -
4333 Edgewood Road NE       Director      present
Cedar Rapids, Iowa 52499
(DOB 1/19/54)

William W. Short, Jr.       Director      2000 -
12420 73rd Court                          present
Largo, Florida 33773
(DOB 2/25/36)

Daniel Calabria             Director      June, 2001 -
7068 S. Shore Drive S.,                   present
South Pasadena, Florida
33707
(DOB 3/05/36)

Janice B. Case              Director      June, 2001 -
205 Palm Island NW                        present
Clearwater, Florida 33767
(DOB 9/27/52)

Leo J. Hill                 Director      June, 2001 -
9254 Silverthorn Road                     present
Largo, Florida 33777
(DOB 3/27/56)

Jerome C. Vahl(1,2)         Executive     2000
(DOB 4/24/56)               Vice
                            President

                                                                                                  Number of
                                                                                                 Portfolios/
                                                   Principal Occupation                             Funds
                                                   or Employment in the                          Overseen By
            Name                                       Past 5 Years                                Director
--------------------------- ------------------------------------------------------------------ ---------------
John R. Kenney(1,2)         Chairman of the Board, Director and Co-CEO of Great                All AEGON/
P.O. Box 5068               Companies, L.L.C.; Chairman of the Board of Directors,             Transamerica
Clearwater, Florida 33758   Western Reserve Life Assurance Co. of Ohio; Chairman of the        portfolios; 31
(DOB 2/8/38)                Board of Directors (September, 1996 - present), President          IDEX funds.
                            (September, 1997 - present), AEGON/Transamerica Fund
                            Advisers, Inc. (investment adviser), St. Petersburg, Florida;
                            Chairman of the Board of Directors (September, 1996 -
                            present), AEGON/Transamerica Fund Services, Inc.,
                            St. Petersburg, Florida; Director (December, 1990 - present);
                            IDEX Management, Inc., (investment adviser), St. Petersburg,
                            Florida; Trustee and Chairman (September, 1996 - present) of
                            IDEX Mutual Funds (investment company), St. Petersburg,
                            Florida.

Patrick S. Baird(1)         Executive Vice President, Chief Operating Officer (February,       All AEGON/
4333 Edgewood Road NE       1996 - present), AEGON USA; President and Trustee                  Transamerica
Cedar Rapids, Iowa 52499    (November, 1999 - present), IDEX Mutual Funds.                     portfolios; 31
(DOB 1/19/54)                                                                                  IDEX funds.

William W. Short, Jr.       Trustee of IDEX Mutual Funds; President and majority               All AEGON/
12420 73rd Court            shareholder of Shorts, Inc. (men's retail apparel); Chairman of    Transamerica
Largo, Florida 33773        Southern Apparel Corporation, S.A.C. Apparel Corporation and       portfolios; 31
(DOB 2/25/36)               S.A.C. Distributors (nationwide wholesale apparel distributors),   IDEX funds.
                            Largo, Florida.

Daniel Calabria             Trustee, IDEX Mutual Funds (1996 - present); Trustee (1993 -       All AEGON/
7068 S. Shore Drive S.,     present) of the Florida Tax Free Funds (mutual funds).             Transamerica
South Pasadena, Florida                                                                        portfolios; 31
33707                                                                                          IDEX funds.
(DOB 3/05/36)

Janice B. Case              Senior Vice President (1996 - 2000), Florida Power                 All AEGON/
205 Palm Island NW          Corporation, St. Petersburg, Florida.                              Transamerica
Clearwater, Florida 33767                                                                      portfolios.
(DOB 9/27/52)

Leo J. Hill                 Dealer Candidate (August 1999 - present), University Ford,         All AEGON/
9254 Silverthorn Road       Athens Georgia; Market President (1997 - 1998), NationsBank;       Transamerica
Largo, Florida 33777        President & CEO (1994 - 1997), Barnett Bank of the Treasure        portfolios.
(DOB 3/27/56)               Coast, Florida.

Jerome C. Vahl(1,2)         Executive Vice President (September, 2000 - present), IDEX         N/A
(DOB 4/24/56)               Mutual Funds (investment company); President and Director
                            (December, 1999 - present), Western Reserve Life Assurance
                            Co. of Ohio; Director (March, 2000 - present), Great
                            Companies L.L.C. (investment adviser); Vice President (1986 -
                            present), AEGON USA, Inc. (financial services holding
                            company, Cedar Rapids, Iowa); Director (November, 1999 -
                            present), Idex Investor Services, Inc. (transfer agent), AEGON/
                            Transamerica Fund Services, Inc. (transfer agent), and
                            AEGON/Transamerica Fund Advisers, Inc. (investment
                            adviser); Director (June, 1998 - present), Idex Management,
                            Inc. (investment adviser).

                                           Term of                                                                    Number of
                                           Office                                                                    Portfolios/
                           Position(s)   and Length                       Principal Occupation                          Funds
                               Held        of Time                        or Employment in the                        Overseen By
           Name             with Fund      Served                             Past 5 Years                            Director
------------------------- ------------- ------------ -------------------------------------------------------------- ------------
Thomas R. Moriarty(1,2)   Executive     2001         Executive Vice President, Treasurer & Principal Financial      N/A
                          Vice                       Officer, IDEX Mutual Funds; Chairman, CEO & President,
                          President,                 Intersecurities, Inc.; Director, Idex Management, Inc.; Vice
                          Treasurer                  President (December, 1999 - present) AFSG Securities
                          and                        Corporation (underwriter).
                          Principal
                          Financial
                          Officer

John K. Carter(1,2)       Vice          1999         Vice President, Secretary and Senior Counsel, IDEX Mutual      N/A
(DOB 4/24/61)             President,                 Funds (investment company); Vice President and Counsel
                          Secretary &                (June, 2000 - present), Western Reserve Life Assurance Co. of
                          Senior                     Ohio; Vice President (December, 2000 - present), AFSG
                          Counsel                    Securities Corp. (underwriter); Vice President, Counsel and
                                                     Assistant Secretary (April, 2000 - present), AEGON Asset
                                                     Management Services, Inc.; Vice President, Counsel and
                                                     Assistant Secretary (April, 2000 - present), Idex Investor
                                                     Services, Inc. (transfer agent) and AEGON/Transamerica Fund
                                                     Services, Inc. (transfer agent); Vice President, Counsel,
                                                     Compliance Officer and Assistant Secretary (April, 2000 -
                                                     present), Idex Management, Inc. (investment adviser) and
                                                     AEGON/Transamerica Fund Advisers, Inc. (investment
                                                     adviser); Vice President and Counsel (March, 1997 - May,
                                                     1999) Salomon Smith Barney; Assistant Vice President,
                                                     Associate Corporate Counsel and Trust Officer (September,
                                                     1993 - March 1997), Franklin Templeton Mutual Funds.

Thomas E. Pierpan(1,2)    Vice          1997         Assistant Secretary (December, 1999 - present), AEGON/         N/A
(DOB 10/18/43)            President &                Transamerica Series Fund, Inc. (investment company); Vice
                          Assistant                  President (December, 1997 - present), Assistant Secretary
                          Secretary                  (December, 1999 - present), IDEX Mutual Funds (investment
                                                     company); Senior Vice President and General Counsel
                                                     (December, 1999 - present), Assistant Secretary (March,
                                                     1996 - present), Western Reserve Life Assurance Co. of Ohio;
                                                     Assistant Vice President and Assistant Secretary (December,
                                                     1998 - present), AFSG Securities Corp. (underwriter).

Alan M. Yaeger(1,2)       Executive     1985         Executive Vice President (April, 1993 - present), CFO          N/A
(DOB 10/21/46)            Vice                       (December, 1995 - present) and Actuary (1972 - present),
                          President                  Western Reserve Life Assurance Co. of Ohio; Director
                                                     (September, 1996 - present), AEGON/Transamerica Fund
                                                     Advisers, Inc. (investment adviser) and AEGON/Transamerica
                                                     Fund Services, Inc. (transfer agent).

________________
(1) The principal business address is P.O. Box 5068, Clearwater, Florida 33758-5068.
(2) Interested Person (as defined in the 1940 Act) of the Fund.

The Fund pays no salaries or compensation to any of its officers, all of whom are employees of WRL. The Fund pays an annual fee of $16,000 to each Director who is not affiliated with the Investment Adviser or the Sub-Advisers ("disinterested Director"). Each disinterested Director also receives $2,500, plus expenses, per each regular and special Board meeting attended. The table below shows each portfolio's allocation of Directors' fees and expenses paid for the year ended December 31, 2000. The compensation table provides compensation amounts paid to disinterested Directors of the Fund for the fiscal year ended December 31, 2000.

              Director's Fees Paid - Year Ended December 31, 2000
              ---------------------------------------------------

PORTFOLIO                               AMOUNT PAID
------------------------------------   ------------
Van Kampen Emerging Growth                $13,907
T. Rowe Price Small Cap                       146
Munder Net50/(4)/                              41
Alger Aggressive Growth                    11,742
GE International Equity                       460
Janus Global                               13,799
Great Companies -- Global/2(2)/                 7
Gabelli Global Growth/(2)/                     26
Great Companies -- Technology(SM)/(1)/         93
Third Avenue Value                            341
Value Line Aggressive Growth/(1)/              27
Dreyfus Mid Cap                                72
Salomon All Cap                               233
Pilgrim Baxter Mid Cap Growth               1,297
Janus Growth                               18,214
LKCM Capital Growth/(3)/                        0
Goldman Sachs Growth                           94
C.A.S.E. Growth                             1,454
GE U.S. Equity                              1,590
Great Companies -- America(SM)/(1)/           111
NWQ Value Equity                            1,498
T. Rowe Price Dividend Growth                  58
Dean Asset Allocation                       2,047
LKCM Strategic Total Return                 4,096
Federated Growth & Income                   1,288
AEGON Balanced                              1,193
J.P. Morgan Real Estate Securities             61
AEGON Bond                                  1,436
J.P. Morgan Money Market                      669

_________________
(1) Portfolio commenced operations on May 1, 2000.
(2) Portfolio commenced operations on September 1, 2000.
(3) Portfolio commenced operations on December 1, 2000.
(4) Prior to May 1, 2001, the portfolio was named WRL Goldman Sachs Small Cap.



                               Compensation Table
                               ------------------


                                                                 Pension Or
                                                                 Retirement                             Total Compensation
                                             Aggregate            Benefits                            Paid to Directors From
                                         Compensation From       Accrued As          Estimated          AEGON/Transamerica
                                        AEGON/Transamerica         Part of        Annual Benefits     Series Fund, Inc. and
Name of Person, Position                 Series Fund, Inc.     Fund Expenses*     Upon Retirement       IDEX Mutual Funds
------------------------------------   --------------------   ----------------   -----------------   -----------------------
 Peter R. Brown, Director                     $23,500                      0                 N/A             $67,000
 Charles C. Harris, Director                   22,500                      0                 N/A              66,000
 Russell A. Kimball, Jr., Director             21,000                      0                 N/A              21,000
 William W. Short, Jr., Director                9,000                      0                 N/A              52,500

__________________
* The Plan became effective January 1, 1996.

Commencing on January 1, 1996, a non-qualified deferred compensation plan (the "Plan") became available to directors who are not interested persons of the Fund. Under the Plan, compensation may be deferred that would otherwise be payable by the Fund, or IDEX Mutual Funds to a disinterested Director or Trustee on a current basis for services rendered as director. Deferred compensation amounts will accumulate based on the value of Class A shares of a portfolio of IDEX Mutual Funds (without imposition of sales charge), as elected by the Director. As of April 1, 2001, the Directors and officers of the Fund beneficially owned in the aggregate less than 1% of the Fund's shares through ownership of policies and annuity contracts indirectly invested in the Fund. The Board of Directors has established an Audit Committee consisting of Messrs. Brown, Harris and Kimball.

[GRAPHIC OMITTED]

    THE INVESTMENT ADVISER

The information that follows supplements the information provided about the Investment Adviser under the caption "Management of the Fund - Investment Adviser" in the Prospectus.

AEGON/Transamerica Fund Advisers, Inc. ("AEGON/Transamerica Advisers") located at 570 Carillon Parkway, St. Petersburg, FL 33716, serves as the investment adviser to each portfolio of the Fund pursuant to an Investment Advisory Agreement dated January 1, 1997, as amended, with the Fund. The Investment Adviser is a direct, wholly-owned subsidiary of WRL, which is wholly-owned by First AUSA Life Insurance Company ("First AUSA"), a stock life insurance company, which is wholly-owned by AEGON USA, Inc. ("AEGON USA"). AEGON USA is a financial services holding company whose primary emphasis is on life and health insurance and annuity and investment products. AEGON USA is a wholly-owned indirect subsidiary of AEGON N.V., a Netherlands corporation, which is a publicly traded international insurance group.

The Investment Advisory Agreement was approved by the Fund's Board of Directors, including a majority of the Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) on October 3, 1996 and by the shareholders of each portfolio of the Fund on December 16, 1996 (portfolios that commenced operations prior to that date) (and on the date of commencement of operations of each portfolio subsequent to that date). The Investment Advisory Agreement provides that it will continue in effect from year to year thereafter, if approved annually (a) by the Board of Directors of the Fund or by a majority of the outstanding shares of each portfolio, and (b) by a majority of the Directors who are not parties to such contract or "interested persons" of any such party. The Investment Advisory Agreement may be terminated without penalty on 60 days' written notice at the option of either party or by the vote of the shareholders of each portfolio and terminates automatically in the event of its assignment (within the meaning of the 1940 Act).

While the Investment Adviser is at all times subject to the direction of the Board of Directors of the Fund, the Investment Advisory Agreement provides that the Investment Adviser, subject to review by the Board of Directors, is responsible for the actual management of the Fund and has responsibility for making decisions to buy, sell or hold any particular security. The Investment Adviser also is obligated to provide all the office space, facilities, equipment and personnel necessary to perform its duties under the Investment Advisory Agreement. For further information about the management of each portfolio of the Fund, see "The Sub-Advisers", on p. 55.

Advisory Fee. The method of computing the investment advisory fee is fully
------------
described in the Fund's prospectus. For the years ended December 31, 2000, 1999 and 1998, the Investment Adviser was paid fees for its services to each portfolio in the following amounts:

                                 Advisory Fees
                                 -------------

                                                                 Year Ended December 31
                                          --------------------------------------------------------------------
Portfolio                                      2000                   1999                        1998
---------------------------------------   -------------   ----------------------------   ---------------------
Alger Aggressive Growth                   $ 9,289,239              $ 5,873,932           $ 3,361,604
Van Kampen Emerging Growth                 18,276,277                8,946,705             5,408,098
GE International Equity                       348,563                  329,326               275,279
Janus Global                               16,449,036               10,293,952             7,537,671
Janus Growth                               31,764,432               25,489,599            18,111,607
Third Avenue Value                            412,042                  145,682               111,928
C.A.S.E. Growth                               703,155                  669,877               515,902
GE U.S. Equity                              1,574,558                1,177,975               555,341
NWQ Value Equity                            1,068,704                1,214,963             1,458,166
Dean Asset Allocation                       1,706,549                2,623,575             2,710,626
LKCM Strategic Total Return                 4,639,836                4,766,336             4,485,018
J.P. Morgan Real Estate Securities/(1)/        65,319                   24,531                 9,338
Federated Growth & Income                     654,653                  615,256               578,162
AEGON Balanced                                852,918                  842,458               680,543
AEGON Bond                                    611,383                  731,366               663,484
J.P. Morgan Money Market                    1,137,891                1,078,993               644,611
Munder Net50/(2)/(6)/                          44,793                   11,839                   N/A
Goldman Sachs Growth/(2)/                     124,826                   26,410                   N/A
Dreyfus Mid Cap/(2)/                           64,970                    7,501                   N/A
Salomon All Cap/(2)/                          308,146                   25,424                   N/A
T. Rowe Price Dividend Growth/(2)/            112,712                   30,980                   N/A
T. Rowe Price Small Cap/(2)/                  165,657                   32,294                   N/A
Pilgrim Baxter Mid Cap Growth/(2)/          1,528,934                   76,560                   N/A
Value Line Aggressive Growth/(3)/              20,892                      N/A                   N/A
Great Companies -- America(SM)/(3)/           225,995                      N/A                   N/A
Great Companies -- Technology(SM)/(3)/        101,762                      N/A                   N/A
Gabelli Global Growth/(4)/                     18,388                      N/A                   N/A
Great Companies -- Global/2/(4)/                5,486                      N/A                   N/A
LKCM Capital Growth/(5)/                          415                      N/A                   N/A
                                          -----------              -----------           -----------
 TOTAL                                    $92,277,531              $65,035,534           $47,107,378
                                          ===========              ===========           ===========

_____________________________
(1) Portfolio commenced operations May 1, 1998.
(2) Portfolio commenced operations May 3, 1999.
(3) Portfolio commenced operations May 1, 2000.
(4) Portfolio commenced operations September 1, 2000.
(5) Portfolio commenced operations December 1, 2000.
(6) Prior to May 1, 2001, this portfolio was named Goldman Sachs Small Cap and was sub-advised by Goldman Sachs.

Payment of Expenses. Under the terms of the Investment Advisory Agreement, the
-------------------
Investment Adviser is responsible for providing investment advisory services and furnishing office space for officers and employees of the Investment Adviser connected with investment management of the portfolios.

Each portfolio pays: all expenses incurred in connection with the formation and organization of a portfolio, including the preparation (and filing, when necessary) of the portfolio's contracts, plans, and documents, conducting meetings of organizers, directors and shareholders; preparing and filing the post-effective amendment to the Fund's registration statement effecting registration of a portfolio and its shares under the 1940 Act and the 1933 Act and all other matters relating to the information and organization of a portfolio and the preparation for offering its shares; expenses in connection with ongoing registration or qualification requirements under Federal and state securities laws; investment advisory fees; pricing costs (including the daily calculations of net asset value); brokerage commissions and all other expenses in connection with execution of portfolio transactions, including interest; all Federal, state and local taxes (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; any compensation, fees, or reimbursements which the Fund pays to its Directors who are not "interested persons," as that phrase is defined in the 1940 Act, of the Fund or AEGON/Transamerica Advisers; compensation of the Fund's custodian, administrative and transfer agent, registrar and dividend disbursing agent; legal, accounting and printing expenses; other administrative, clerical, recordkeeping and bookkeeping expenses; auditing fees; certain insurance premiums; services for shareholders (including allocable telephone and personnel expenses); costs of certificates and the expenses of delivering such certificates to the purchaser of shares relating thereto;

expenses of local representation in Maryland; fees and/or expenses payable pursuant to any plan of distribution adopted with respect to the Fund in accordance with Rule 12b-1 under the 1940 Act; expenses of shareholders' meetings and of preparing, printing, and distributing notices, proxy statements and reports to shareholders; expenses of preparing and filing reports with Federal and state regulatory authorities; all costs and expenses, including fees and disbursements, of counsel and auditors, filing and renewal fees and printing costs in connection with the filing of any required amendments, supplements or renewals of registration statement, qualifications or prospectuses under the 1933 Act and the securities laws of any states or territories, subsequent to the effectiveness of the initial registration statement under the 1933 Act; all costs involved in preparing and printing prospectuses of the Fund; extraordinary expenses; and all other expenses properly payable by the Fund or the portfolios.


The Investment Adviser has voluntarily undertaken, until at least April 30, 2002, to pay expenses on behalf of the portfolios to the extent normal operating expenses (including investment advisory fees but excluding interest, taxes, brokerage fees, commissions and extraordinary charges) exceed, as a percentage of each portfolio's average daily net assets, 1.00% (0.70% for the AEGON Bond and J.P. Morgan Money Market, 1.20% for the GE International Equity; Gabelli Global Growth; 1.50% for Munder Net50). The following expenses were paid by the investment adviser for the fiscal years ended December 31, 2000, 1999 and 1998:

                 Portfolio Expenses Paid by Investment Adviser
                 ---------------------------------------------

                                                           Year Ended December 31
                                          ---------------------------------------------------------
Portfolio                                    2000                1999                    1998
---------------------------------------   ----------   ------------------------   -----------------
Alger Aggressive Growth                         0                   -0-                    -0-
Van Kampen Emerging Growth                      0                   -0-                    -0-
GE International Equity                   125,321               112,088                127,763
Janus Global                                    0                   -0-                    -0-
Janus Growth                                    0                   -0-                    -0-
Third Avenue Value                              0                10,734                 14,229
C.A.S.E. Growth                                 0                   -0-                    -0-
GE U.S. Equity                                  0                   -0-                    -0-
NWQ Value Equity                                0                   -0-                    -0-
Dean Asset Allocation                           0                   -0-                    -0-
LKCM Strategic Total Return                     0                   -0-                    -0-
J.P. Morgan Real Estate Securities/(1)/    58,192                51,924                 28,275
Federated Growth & Income                       0                   -0-                    -0-
AEGON Balanced                                  0                   -0-                    -0-
AEGON Bond                                      0                   -0-                    -0-
J.P. Morgan Money Market                        0                   -0-                    -0-
Munder Net50/(2)/(6)/                      71,522                60,555                    N/A
Goldman Sachs Growth/(2)/                  51,711                49,677                    N/A
Dreyfus Mid Cap/(2)/                       68,550                34,541                    N/A
Salomon All Cap/(2)/                       85,511                53,174                    N/A
T. Rowe Price Dividend Growth/(2)/         55,887                46,989                    N/A
T. Rowe Price Small Cap/(2)/               30,189                63,542                    N/A
Pilgrim Baxter Mid Cap Growth/(2)/              0                34,986                    N/A
Value Line Aggressive Growth/(3)/          22,530                   N/A                    N/A
Great Companies -- America(SM)/(3)/             0                   N/A                    N/A
Great Companies -- Technology(SM)/(3)/      5,276                   N/A                    N/A
Great Companies -- Global/2/(4)/           20,105                   N/A                    N/A
Gabelli Global Growth/(4)/                 14,606                   N/A                    N/A
LKCM Capital Growth/(5)/                        0                   N/A                    N/A

______________________________
(1) Portfolio commenced operations on May 1, 1998.

(2) Portfolio commenced operations May 3, 1999.

(3) Portfolio commenced operations May 1, 2000.

(4) Portfolio commenced operations September 1, 2000.

(5) Portfolio commenced operations December 1, 2000.

(6) Prior to May 1, 2001, this portfolio was named WRL Goldman Sachs Small Cap and was sub advised by Goldman Sachs.

Effective May 1, 2000, the Investment Adviser entered into an agreement with the Fund on behalf of, and pursuant to which, the Investment Adviser will be reimbursed for operating expenses paid on behalf of a portfolio during the previous 36 months, but only if, after such reimbursement, the portfolio's expense ratio does not exceed the expense cap. The agreement had an initial term through April 30, 2002, and automatically renews for one-year terms unless terminated by a 30 day written notice to the Fund.

Service Agreement. Effective January 1, 1997, as amended, the Fund entered into
-----------------
an Administrative Services and Transfer Agency Agreement ("Services Agreement") with AEGON/Transamerica Fund Services, Inc. ("AEGON/Transamerica Fund Services"), an affiliate of AEGON/Transamerica Fund Advisers and WRL, to furnish the Fund with administrative services to assist the Fund in carrying out certain of its functions and operations. The Service Agreement was approved by the Fund's Board of Directors, including a majority of Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) on October 3, 1996. Under this Agreement, WRL Services shall furnish to each portfolio, subject to the overall supervision of the Fund's Board, supervisory, administrative, and transfer agency services, including recordkeeping and reporting. AEGON/Transamerica Services is reimbursed by the Fund monthly on a cost incurred basis. The following Administrative Services fees were paid by the portfolios for the fiscal year ended December 31, 2000:


                          Administrative Services Fees
                          ----------------------------

Portfolio                                   2000        1999       1998
--------------------------------------- ----------- ----------- ----------
Alger Aggressive Growth                  $153,074    $178,687    $ 73,408
Van Kampen Emerging Growth                180,943     214,882      95,721
GE International Equity                     5,965       8,983       3,731
Janus Global                              180,453     223,428      99,277
Janus Growth                              238,445     306,127     143,999
Third Avenue Value                          3,970       2,871       1,139
C.A.S.E. Growth                            19,348      30,645      14,345
GE U.S. Equity                             20,915      27,038       6,364
NWQ Value Equity                           20,003      35,693      18,893
Dean Asset Allocation                      27,413      50,791      25,722
LKCM Strategic Total Return                54,419      89,085      47,197
J.P. Morgan Real Estate Securities/(1)/       664         384         -0-
Federated Growth & Income                  16,991      27,663      12,140
AEGON Balanced                             15,772      23,945      10,827
AEGON Bond                                 19,137      32,651      16,871
J.P. Morgan Money Market                    8,908      13,674       6,378
Munder Net50/(1)/(6)/                         484         175         N/A
Goldman Sachs Growth/(2)/                   1,160         279         N/A
Dreyfus Mid Cap/(2)/                          794          73         N/A
Salomon All Cap/(2)/                        2,425         283         N/A
T. Rowe Price Dividend Growth/(2)/            732         217         N/A
T. Rowe Price Small Cap/(2)/                1,767         402         N/A
Pilgrim Baxter Mid Cap Growth/(2)/         15,030         527         N/A
Value Line Aggressive Growth/(3)/             262         N/A         N/A
Great Companies --
  America(SM)/(3)/                          1,066         N/A         N/A
Great Companies -- Technology(SM)/(3)/        906         N/A         N/A
Great Companies -- Global/2/(4)/               53         N/A         N/A
Gabelli Global Growth/(4)/                    191         N/A         N/A
LKCM Capital Growth/(5)/                        0         N/A         N/A

___________________________
(1) Portfolio commenced operations on May 1, 1998
(2) Portfolio commenced operations on May 3, 1999.
(3) Portfolio commenced operations on May 1, 2000.
(4) Portfolio commenced operations on September 1, 2000.
(5) Portfolio commenced operations on December 1, 2000.
(6) Prior to May 1, 2001, this portfolio was named WRL Goldman Sachs Small Cap.

Distribution Agreement. Effective January 1, 1997, the Fund adopted a
----------------------
distribution plan ("Distribution Plan") pursuant to Rule 12b-1 under the 1940 Act, as amended. Pursuant to the Distribution Plan, the Fund entered into a Distribution Agreement with AFSG Securities Corporation (AFSG) located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52494. The Distribution Plan and related Agreement were approved by the Fund's Board of Directors, including a majority of Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) on October 3, 1996 as amended by the Board March 29, 1999, and the Distribution Plan was approved by the shareholders of each portfolio of the Fund on December 16, 1996 (by all portfolios that had commenced operations on that date). AFSG is an affiliate of the Investment Adviser.

Under the Distribution Plan and Distribution Agreement, the Fund, on behalf of the portfolios, will reimburse AFSG after each calendar month for certain Fund distribution expenses incurred or paid by AFSG, provided that these expenses in the aggregate do not exceed 0.15%, on an annual basis, of the average daily net asset value of shares of each portfolio.

Distribution expenses for which AFSG may be reimbursed under the Distribution Plan and Distribution Agreement include, but are not limited to, expenses of printing and distributing the Fund's prospectus and statement of additional information to potential investors; developing and preparing Fund advertisements; sales literature and other promotional materials; holding seminars and sales meetings designed to promote distribution of Fund shares; the development of consumer-oriented sales materials describing and/or relating to the Fund; and expenses attributable to "distribution-related services" provided to the Fund, which include such things as salaries and benefits, office expenses, equipment expenses, training costs, travel costs, printing costs, supply expenses, computer programming time, and data center expenses, each as they relate to the promotion of the sale of Fund shares.

AFSG submits to the Directors of the Fund for approval annual distribution budgets and quarterly reports of distribution expenses with respect to each portfolio. AFSG allocates to each portfolio distribution expenses specifically attributable to the distribution of shares of such portfolio. Distribution expenses not specifically attributable to the distribution of shares of a particular portfolio are allocated among the portfolios, based upon the ratio of net asset value of each portfolio to the net asset value of all portfolios, or such other factors as AFSG deems fair and are approved by the Fund's Board of Directors. AFSG has determined that it will not seek payment by the Fund of distribution expenses incurred with respect to any portfolio before April 30, 2002. Prior to AFSG seeking reimbursement of future expenses, Policyowners will be notified in advance.

Brokerage Enhancement Plan. The Board of Directors of the Fund, including all
--------------------------
of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund, have voted pursuant to the substantive provisions of Rule 12b-1 under the 1940 Act to adopt, and shareholders approved at a Special Shareholders Meeting on May 29, 2001, a Brokerage Enhancement Plan for the purpose of utilizing the Fund's brokerage commissions, to the extent available, to promote the sale and distribution of the Fund's shares. Under the Plan, the Fund is using recaptured commissions to pay for distribution expenses. However, under the Plan, except for recaptured commissions, neither the Fund nor any series of the Fund, including the portfolios, will incur any additional fees or charges.

Under the Plan, the investment adviser is authorized to direct that the sub-adviser of each portfolio to effect brokerage transactions in portfolio securities through certain broker-dealers, consistent with each sub-adviser's obligations to achieve best price and execution. It is anticipated that these broker-dealers will agree that a percentage of the commission will be directed to AFSG. AFSG will use a part of these directed commissions to defray legal and administrative costs associated with implementation of the Plan. These expenses are expected to be minimal. The remainder of the commissions received by AFSG will be used to finance activities principally intended to result in the sale of shares of the portfolios. These activities will include: holding or participating in seminars and sales meetings designed to promote the sale of Fund shares; paying marketing fees requested by broker-dealers who sell policies or annuities; training sales personnel; compensating broker-dealers and/or their registered representatives in connection with the allocation of cash values and premiums of the policies and contracts to the Fund; printing and mailing of Fund prospectuses, statements of additional information, and shareholder reports for prospective policyowners; and creating and mailing advertising and sales literature.

AFSG is obligated to use all of the portfolios to it for distribution expenses, except for a small amount to be used to defray the incidental costs associated with implementation of the Plan.

[GRAPHIC OMITTED]

     THE SUB-ADVISERS

Each Sub-Adviser serves, pursuant to each Sub-Advisory Agreement dated January 1, 1997, as amended (January 1, 1998 with respect to the Third Avenue Value and AEGON Bond; May 1, 1998 with respect to J.P. Morgan Real Estate Securities; May 1, 1999 with respect to the T. Rowe Price Small Cap, T. Rowe Price Dividend Growth, Pilgrim Baxter Mid Cap Growth, Salomon All Cap, Goldman Sachs Growth, and Dreyfus Mid Cap; May 1, 2000 with respect to Value Line Aggressive Growth, Great Companies -- America(SM) and Great Companies -- Technology(SM); August 30, 2000 with respect to Great Companies -- Global/2/ and Gabelli Global Growth; and December 1, 2000 with respect to LKCM Capital Growth), between AEGON/Transamerica Advisers and the respective Sub-Adviser, on behalf of each portfolio. The Sub-Advisory Agreements were approved by the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) on October 3, 1996 and by the shareholders of each portfolio of the Fund on December 16, 1996 (for portfolios that had commenced operations prior to that date) and on the commencement of operations date of each subsequent portfolio. The Sub-Advisory Agreements provide that they will continue in effect if approved annually (a) by the Board of Directors of the Fund or by a majority of the outstanding shares of each portfolio and (b) by a majority of the Directors who are not parties to such Agreements or "interested persons" (as defined in the 1940 Act) of any such party. Goldman Sachs Growth, T. Rowe Price Small Cap, T. Rowe Price Dividend Growth, Salomon All Cap, Pilgrim Baxter Mid Cap Growth and Dreyfus Mid Cap will continue in effect for an initial term ending April 30, 2001; Value Line Aggressive Growth, Great Companies -- America(SM), Great Companies -- Technology(SM), Great Companies Global/2/, Gabelli Global Growth, LKCM Capital Growth, Munder Net50 will continue for an initial term ending April 30, 2002; and from year to year thereafter, if approved annually. The Sub-Advisory Agreements may be terminated without penalty on 60 days' written notice at the option of either party or by the vote of the shareholders of each portfolio and terminate automatically in the event of their assignment (within the meaning of the 1940 Act) or termination of the Investment Advisory Agreement. The agreements may also be terminated under the term of an Exemptive Order granted by the SEC under section 6(c) of the 1940 Act from section 15(a) and rule 18f-2 under the 1940 Act (Release #23379).

Pursuant to the Sub-Advisory Agreements, each Sub-Adviser provides investment advisory assistance and portfolio management advice to the Investment Adviser for their respective portfolio(s). Subject to review by the Investment Adviser and the Board of Directors of the Fund, the Sub-Advisers are responsible for the actual management of their respective portfolio(s) and for making decisions to buy, sell or hold a particular security. Each Sub-Adviser bears all of its expenses in connection with the performance of its services under their Sub-Advisory Agreement such as compensating and furnishing office space for their officers and employees connected with investment and economic research, trading and investment management of the respective portfolio(s).

Each Sub-Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The Sub-Advisers for the portfolios of the Fund are:


                                 . . . . . .


                          FRED ALGER MANAGEMENT, INC.

Fred Alger Management, Inc. ("Alger") serves as Sub-Adviser to the Alger Aggressive Growth.

Alger, located at One World Trade Center, Suite 9333, New York, New York 10048, is a wholly-owned subsidiary of Fred Alger & Company, Incorporated, which, in turn, is a wholly-owned subsidiary of Alger Associates, Inc., a financial services holding company. Alger is generally engaged in the business of rendering investment advisory services to institutions and, to a lesser extent, individuals. Alger has been engaged in the business of rendering investment advisory services since 1964.

                             . Portfolio Manager:

David D. Alger and Seilai Khoo are primarily responsible for the day-to-day management of Alger Aggressive Growth. Mr. Alger has been employed by Alger Management as Executive Vice President and Director of Research Since 1971 and as President since 1995. Mr. Alger has served as a portfolio manager of the Aggressive Growth portfolio since its inception and Ms. Khoo has served as co-manager since June 2000. Ms. Khoo has been employed by Alger as a senior research analyst since 1989 and as a senior vice president since 1995. Mr. Alger has served as portfolio manager of Alger Aggressive Growth since its inception. Mr. Alger and Ms. Khoo also serve as portfolio managers for other mutual funds and investment accounts managed by Alger Management.

                                   . . . . . .

                                VAN KAMPEN ASSET
                                MANAGEMENT INC.

Van Kampen Asset Management Inc. ("Van Kampen") serves as Sub-Adviser to Van Kampen Emerging Growth.

Van Kampen, located at 1 Parkview Plaza, P.O. Box 5555 Oakbrook Terrace, Illinois 60181, is a wholly owned subsidiary of Van Kampen Investments Inc., which, in turn, is an indirect wholly owned subsidiary of Morgan Stanley Dean Witter & Co., a financial services company.

                             . Portfolio Manager:

Gary M. Lewis leads an investment team and is primarily responsible for the day-to-day management of Van Kampen Emerging Growth. Mr. Lewis has been Senior Vice President of Van Kampen since October 1995. Previously, he served as Vice President and portfolio manager of Van Kampen from 1989 to October 1995.

                                   . . . . . .

                           JANUS CAPITAL CORPORATION

Janus Capital Corporation ("Janus") serves as the Sub-Adviser to Janus Growth and Janus Global.

Janus, located at 100 Fillmore Street, Denver, Colorado 80206, has been engaged in the management of the Janus funds since 1969. Janus also serves as investment adviser or sub-adviser to other mutual funds, and for individual, corporate, charitable and retirement accounts. The aggregate market value of the assets managed by Janus was over $261 billion as of February 1, 2000. Janus Capital is owned in part by Stilwell Financial Inc. ("Stilwell"), which owns approximately 88.7% of the outstanding voting stock of Janus Capital. Stilwell is a publicly traded holding company with principal operations in financial asset management businesses. Thomas H. Bailey, President and Chairman of the Board of Janus Capital, owns approximately 6.2% of Janus Capital's voting stock and, by agreement with Stilwell, selects at least a majority of Janus capital's Board subject to the approval of Stilwell, which approval cannot be unreasonably withheld.

                             . Portfolio Managers:

Edward Keely has served as manager of the Janus Growth portfolio since January 2000. He previously served as co-portfolio manager of this portfolio since January 1999. Prior to joining Janus in 1998, Mr. Keely was a senior vice president of investments at Founders.

Helen Young Hayes, CFA and Laurence Chang, CFA have served as co-portfolio managers of the Janus Global portfolio since January 2000. Ms. Hayes previously served as manager of this portfolio since its inception. She has been employed by Janus since 1987.

Mr. Chang has been employed by Janus since 1993. Before joining Janus, Mr. Chang was a project director at the National Security Archive.

                                   . . . . . .

                              EQSF ADVISERS, INC.

EQSF Advisers, Inc. ("EQSF") serves as Sub-Adviser to Third Avenue Value.

EQSF is located at 767 Third Avenue, New York, New York 10017-2023.

                             . Portfolio Manager:

Martin J. Whitman has served as portfolio manager of Third Avenue Value since inception. Mr. Whitman is Chairman and Chief Executive Officer of the sub-adviser. During the past five years, Mr. Whitman has also served in various executive capacities with M.J. Whitman, Inc. and several other affiliated companies of the sub-adviser engaged in various investment and financial businesses. Mr. Whitman has over 42 years experience in the securities industry, has served as a Distinguished Management Fellow at the Yale School of Management and has been a director of various public and private companies, currently including Danielson Holding Corporation, an insurance holding company, Nabors Industries, Inc. an international oil drilling contractor and Tejon Ranch Company, an agricultural and land development company.

                                 . . . . . .

                           C.A.S.E. MANAGEMENT, INC.

C.A.S.E. Management, Inc. ("C.A.S.E.") serves as sub-adviser to C.A.S.E.
Growth.

C.A.S.E., located at 5355 Town Center Road, Suite 907, Boca Raton, Florida 33486, is a wholly-owned subsidiary of C.A.S.E., Inc. C.A.S.E. provides investment management services to financial institutions, high net worth individuals, and other professional money managers.

                             . Portfolio Managers:

Informally, C.A.S.E.'s Board members confer on a continuous basis, gathering economic, sector, industry and stock specific information from C.A.S.E.'s research and management resources. Each Board member is individually responsible for the analytical coverage of one or two of the market's eight economic sectors. C.A.S.E.'s "sector specialists" are encouraged to maintain contact with counterpart sector specialists from leading outside research organizations. The information gathered for consideration by the Board's sector specialists also includes objective forms of research from various governmental agencies, stock exchanges and financial capitols. Formally, the Board meets monthly to formulate overall strategic investment positions. The Board then formally reviews its current investment focus towards every stock, industry, and economic sector owned in its overall stock population.

                                 . . . . . .

                         NWQ INVESTMENT MANAGEMENT COMPANY, INC.

NWQ Investment Management Company, Inc. ("NWQ") serves as sub-adviser to NWQ Value Equity.

NWQ, located at 2049 Century Park East, 4th Floor, Los Angeles, California 90067, is a wholly-owned subsidiary of United Asset Management Corporation and provides investment management services to institutions and high net worth individuals.

                             . Portfolio Manager:

An investment policy committee is responsible for the day-to-day management of NWQ Value Equity investments. David A. Polak, CFA, Edward C. Friedel, CFA, James H. Galbreath, CFA, Phyllis G. Thomas, CFA, Jon D. Bosse, CFA, and Justin
T. Clifford constitute the committee.

Edward C. Friedel, CFA serves as senior portfolio manager for NWQ Value Equity. Mr. Friedel has been a managing director and investment strategist/portfolio manager of NWQ Investment since 1983. Mr. Friedel is a graduate of the University of California at Berkeley (BS) and Stanford University (MBA).

Jon D. Bosse, CFA, has served as co-portfolio manager of this portfolio since January 2001. He joined NWQ in 1996 as Director of Equity Research and Managing Director. His prior experience includes ten years with ARCO Investment Management Co. as Director of Equity Research.

                                 . . . . . .

                          DEAN INVESTMENT ASSOCIATES

Dean Investment Associates ("Dean") serves as sub-adviser to Dean Asset Allocation.

Dean, located at 2480 Kettering Tower, Dayton, Ohio 45423-2480, is wholly-owned by C.H. Dean and Associates, Inc. Founded in 1972, Dean manages portfolios for individuals and institutional clients worldwide. Dean provides a full range of investment advisory services and currently has $2.5 billion of assets under management.

                             . Portfolio Managers:

Dean Asset Allocation is managed by a team of 10 senior investment professionals (Central Investment Committee), with over 137 years of total investment experience.

Thomas A. Giles, CFA, Vice President and Director of Research at Dean, has served as portfolio manager since June, 2001. He joined Dean in 2000 as Director of Research, Associate Director of Portfolio Management. Prior to joining Dean, Mr. Giles spent eleven years with Tom Johnson Investment Management in Oklahoma City as Vice President, portfolio manager and Director of Research. Mr. Giles has an M.B.A. in Finance and a B.B.A. in Statistics from the University of Texas. He has been a CFA since 1984.

                                 . . . . . .

                              LUTHER KING CAPITAL
                            MANAGEMENT CORPORATION

Luther King Capital Management Corporation ("LKCM") serves as sub-adviser to LKCM Strategic Total Return and LKCM Capital Growth.

LKCM is located at 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102. Ultimate control of Luther King is exercised by J. Luther King, Jr. Luther King provides investment management services to accounts of individual investors, mutual funds, and other institutional investors. Luther King has served as an investment adviser for approximately 18 years.

                             . PORTFOLIO MANAGERS:

Luther King, Jr., CFA, and Scot Hollmann, CFA, have served as portfolio Managers of the LKCM Strategic Total Return since its inception. Mr. King has been President of Luther King Capital since 1979. Mr. Hollmann has served as Vice President of Luther King Capital since 1983.

Luther King, Jr. CFA and Frent W. Chun, CFA serve as co-portfolio managers of LKCM Capital Growth.

                                    . . . . .

                        FEDERATED INVESTMENT COUNSELING

Federated Investment Counseling ("Federated") serves as the sub-adviser to Federated Growth & Income.

Federated, located at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779, is a wholly-owned subsidiary of Federated Investors, Inc. All of the voting securities of Federated Investors, Inc. are owned by a trust, the trustees of which are John F. Donahue, his wife, Rhodora Donahue, and his son,
J. Christopher Donahue.


                             . Portfolio Managers:


Steven J. Lehman, CFA and J. Thomas Madden, CFA serve as Co-portfolio Managers of the WRL Federated Growth & Income. Mr. Lehman has served as co-portfolio manager since September, 1997. Mr. Lehman joined Federated in May, 1997 as a Vice President. From 1985 to May, 1997, Mr. Lehman served as a portfolio manager, then Vice President/Senior portfolio manager, at First Chicago NBD Investment Management Company. Mr. Lehman is a Chartered Financial Analyst; he received his M.A. from the University of Chicago.

Mr. Madden has served as co-portfolio manager since May, 2001. Mr. Madden is Executive Vice President and Chief Investment Officer of Federated. He joined Federated in 1977. He earned a B.A. at Columbia University and an M.B.A. at Colgate Darden School of Business Administration at the University of Virginia.


Federated's disciplined investment selection process is rooted in sound methodologies backed by fundamental and technical research. At Federated, success in investment management does not depend solely on the skill of a single portfolio manager. It is a fusion of individual talents and state-of-the-art industry tools and resources. Federated's investment process involves teams of portfolio managers and analysts, and investment decisions are executed by traders who are dedicated to specific market sectors and who handle trillions of dollars in annual trading volume.

                                    . . . . .

                     AEGON USA INVESTMENT MANAGEMENT, INC.

AEGON USA Investment Management, Inc. ("AIMI") serves as sub-adviser to the AEGON Bond and the AEGON Balanced.

AIMI, located at 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499, is a wholly-owned subsidiary of AEGON USA and thus is an affiliate of the Investment Adviser. AIMI also serves as sub-adviser to the two bond portfolios of IDEX Mutual Funds. AIMI also manages the general account investment portfolios of the life insurance subsidiaries of AEGON USA.

                             . Portfolio Managers:

Clifford A. Sheets, CFA and David R. Halfpap, CFA have served as co-portfolio managers of this portfolio since January 2000. Mr. Sheets previously served as co-portfolio manager of this portfolio since 1998. Mr. Sheets joined AIMI in 1990.

Mr. Halfpap has been employed by AIMI since 1975 and is currently a senior vice president.

Michael Van Meter has served as the senior portfolio manager of the AEGON Balanced since its inception. Mr. Van Meter has been employed by VMF Capital, LLC since July 1998. Prior to joining VMF, Mr. Van Meter was employed by AIMI. President and Managing Partner of Perpetual Investment Advisors from 1983 to 1989, when AEGON USA acquired that firm.

                                    . . . . .

                     J.P. MORGAN INVESTMENT MANAGEMENT INC.

J.P. Morgan Investment Management Inc. ("J.P. Morgan") serves as sub-adviser to J.P. Morgan Money Market and J.P. Morgan Real Estate Securities.

J.P. Morgan, located at 522 Fifth Avenue, New York, New York 10036, is a wholly-owned subsidiary of J.P. Morgan & Co. Incorporated. J.P. Morgan provides investment management and related services for corporate, public, and union employee benefit funds, foundations, endowments, insurance companies and government agencies.

                             . Portfolio Managers:

John T. Donohue and Mark Settles have served as co-portfolio managers of the WRL J.P. Morgan Money Market Portfolio since January 2000. Mr. Donohue has been employed by J.P. Morgan since 1997 and is a portfolio manager in the Fixed Income Group. He previously served as senior money market trader. Mr. Donohue was a portfolio manager at Goldman Sachs for 10 years prior to his employment at J.P. Morgan.

Mr. Settles is a product portfolio manager in the Short Term Fixed Income Group at J.P. Morgan. Previously, he spent five years trading dollar and euro-denominated fixed income products in J.P. Morgan's New York and London trading desks.

Daniel P. O'Connor has served as the portfolio manager of J.P. Morgan Real Estate Securities since its inception. He is the senior portfolio manager for all real estate securities investment-related activity at J.P. Morgan Investment. Prior to joining J.P. Morgan Investment in 1996, he served for two years as Director of Real Estate Securities at INVESCO, an investment management firm. In that position, Mr. O'Connor was responsible for developing the firm's REIT investment management process. Mr. O'Connor received a B.S. from Indiana University, an M.S. from Clemson University, and an M.B.A. in Finance from the University of Chicago. He is a Chartered Financial Analyst and is a member of AIMR and the New York Society of Securities Analysts.

Mr. O'Connor serves on the editorial board of the Institutional Real Estate Securities Newsletter.

                                    . . . . .

                        GE ASSET MANAGEMENT INCORPORATED

GE Asset Management Incorporated ("GEAM") serves as a sub-adviser to GE International Equity and GE U.S. Equity. Prior to May 1, 2000, GEAM served as co-sub-adviser to WRL GE/Scottish Equitable International Equity.

GEAM is located at 3003 Summer Street, P.O. Box 7900, Stamford, Connecticut 06904. GEAM is a wholly-owned subsidiary of General Electric Company and a registered investment adviser. As of December 31, 1999, GEAM oversaw $115.8 billion and managed individual and institutional assets of $91.7 billion, of which more than $18.2 billion was invested in mutual funds.

                             . Portfolio Managers:

Ralph R. Layman is a Director and Executive Vice President of GEAM. Mr. Layman manages the overall International Equity Investments for GEAM. He leads a team of portfolio managers for GE International. Mr. Layman joined GEAM in 1991 as Executive Vice President for International Investments.

Eugene K. Bolton is Director and Executive Vice President of GEAM. He manages U.S. Equity investments for GEAM. He leads a team of portfolio managers for the overall the GE U.S. Equity and has served in that capacity since its inception. Mr. Bolton joined GEAM in 1984 as Chief Financial Officer and has been portfolio manager since 1986. Mr. Bolton is currently a director and executive vice president of GE Investments.

                                    . . . . .

                         GOLDMAN SACHS ASSET MANAGEMENT

As of September 1, 1999, the Investment Management Division ("IMD") was established as a new operating division of Goldman, Sachs & Co. and this newly created entity includes Goldman Sachs Asset Management ("GSAM"). Goldman Sachs & Co. registered as an investment adviser in 1981. GSAM serves as the sub-adviser to Goldman Sachs Growth. GSAM is located at 32 Old Slip, New York, New York 10005. The Goldman Sachs Group, L.P., which controlled GSAM, merged into the Goldman Sachs Group, Inc. as a result of an initial public offering.

                             . Portfolio Manager:

Herbert E. Ehlers has served as head of a thirteen person investment team that has managed Goldman Sachs Growth since inception. Prior to joining GSAM in 1997, he was chief investment officer at Liberty Investment Management, Inc. from 1994-1997.

                                    . . . . .
                             SALOMON BROTHERS ASSET
                                 MANAGEMENT INC

Salomon Brothers Asset Management Inc ("SaBAM") serves as the sub-adviser to Salomon All Cap.

SaBAM, located at 7 World Trade Center, New York, NY 10048, is a wholly-owned subsidiary of Salomon Brothers Holding Company, Inc., which is wholly-owned by Salomon Smith Barney Holdings Inc., which is, in turn, wholly-owned by Citigroup.

                             . Portfolio Managers:

Ross S. Margolies, has managed this portfolio since inception. Mr. Margolies joined Salomon in 1992.

Robert M. Donahue, Jr. assists in the day-to-day management of the portfolio. Prior to joining SaBAM in 1997, Mr. Donahue worked as an equity analyst at Gabelli & Company.

                                    . . . . .
                            THE DREYFUS CORPORATION

The Dreyfus Corporation ("Dreyfus") serves as the sub-adviser to Dreyfus Mid
Cap.

Dreyfus, located at 200 Park Avenue, New York, NY 10166, is a wholly-owned subsidiary of Mellon Bank, which is a wholly-owned subsidiary of Mellon Bank Corporation. Dreyfus manages assets in excess of $128 billion, as of December 31, 1999.

                             . Portfolio Manager:

John O'Toole has served as portfolio manager since its inception and has been employed by Dreyfus as a portfolio manager since 1994. Mr. O'Toole is a senior vice president and portfolio manager for Mellon Equity Associates, LLP, a wholly-owned subsidiary of Mellon Bank, N.A. He has been with Mellon Bank, N.A. since 1979.

                                    . . . . .
                         T. ROWE PRICE ASSOCIATES, INC.

T. Rowe Price Associates, Inc. ("T. Rowe Price") serves as sub-adviser to T. Rowe Price Small Cap and the T. Rowe Price Dividend Growth.

T. Rowe Price is located at 100 E. Pratt Street, Baltimore, MD 21202.

                             . Portfolio Managers:

Tom Huber has managed the T. Rowe Price Dividend Growth portfolio since March, 2000 and heads an Investment Team for this portfolio. He joined T. Rowe Price in 1994.

Paul W. Wojcik, CFA, has managed the T. Rowe Price Small Cap portfolio since December 2000 and heads the Investment Team for this portfolio. He joined T. Rowe Price in 1996 and has been a member of the investment team since the portfolio's inception.

                                    . . . . .

                       GABELLI ASSET MANAGEMENT COMPANY

Gabelli Asset Management Company ("Gabelli") serves as sub-adviser to Gabelli Global Growth.

Gabelli is located at One Corporate Center, Rye, New York 10580-1434.

                              . Portfolio Managers:

Marc J. Gabelli heads an investment team and is primarily responsible for all the investment decisions for the portfolio. Mr. Gabelli has been a portfolio manager and an analyst with Gabelli since 1993.

                                    . . . . .

                       PILGRIM BAXTER AND ASSOCIATES, LTD.

Pilgrim Baxter and Associates, Ltd. ("Pilgrim Baxter") serves as sub-adviser to Pilgrim Baxter Mid Cap Growth.

Pilgrim Baxter, located at 825 Duportail Road, Wayne PA 19087, is a professional investment management firm which, along with its predecessors, has been in business since 1982. Pilgrim Baxter is a wholly-owned subsidiary of United Asset Management.

                             . Portfolio Manager:

Gary L. Pilgrim, CFA, has served as portfolio manager since March 2001. Mr. Pilgrim is the Chief Investment Officer and President of Pilgrim Baxter and has been a growth stock manager for over 30 years.

                                    . . . . .

                              GREAT COMPANIES, INC.

Great Companies, L.L.C. ("Great Companies") serves as the sub-adviser to Great Companies -- America(SM), Great Companies -- Technology(SM) and Great Companies -- Global/2/.

Great Companies, located at 8550 Ulmerton Road, Largo, FL 33771, is a professional investment management firm.

James H. Huguet, John R. Kenney (Chairman of the Board and President of the
Fund), and AEGON USA are each a controlling minority shareholder of Great Companies. Great Companies may be deemed to be an affiliate of the Investment Adviser.

                              . Portfolio Manager:

James H. Huguet and Gerald W. Bollman, CFA have served as co-managers of the portfolios since inception.

                                    . . . . .

                               VALUE LINE, INC.

Value Line, Inc. ("Value Line") serves as the sub-adviser to Value Line Aggressive Growth.

Value Line, located at 220 East 42/nd/ Street, New York, New York 10017-5891 also acts as investment adviser to other mutual funds and furnishes investment counseling services to private and institutional clients resulting in combined assets under management of over $5 billion. Value Line was organized in 1982 and is the successor to substantially all of the operations of Arnold Bernhard & Co., Inc. which with its predecessor has been in business since 1931.

                              . Portfolio Manager:

A committee of employees of Value Line, Inc. is jointly and primarily responsible for the day-to-day management of the portfolio.

                                   . . . . .

                           MUNDER CAPITAL MANAGEMENT

Munder Capital Management ("Munder") serves as sub-adviser to Munder Net50.

Munder, located at 480 Pierce Street, Suite 300, Birmingham, Michigan 48009, also acts as investment adviser to other mutual funds and has provided such services since 1985.

                             . Portfolio Manager:

Alan H. Harris, CFA, serves as head of a committee of professional fund managers that makes investment decisions for the portfolio. Mr. Harris serves as co-manager of the Munder NetNet Fund, the Munder Future Technology Fund and the Munder International NetNet Fund. He is also a memeber of the team responsible for Munder Capital Management's equity security analysis, specializing in the communications industry.

SUB-ADVISERS' COMPENSATION

Each Sub-Adviser receives monthly compensation from the Investment Adviser at the annual rate of a specified percentage of the average daily net assets of each portfolio managed by the Sub-Adviser. The table below lists those percentages by portfolio.

Portfolio                                         Percentage of Average Daily Net Assets
------------------------------------- -------------------------------------------------------------
 Janus Growth                                                    0.40%
 AEGON Bond                                0.20% of the portfolio's average daily net assets,
                                               less 50% of the amount of excess expenses
                                                (Prior to January 1, 1998, Janus Capital
                                           Corporation, previous Sub-Adviser, received 0.25%)
 Janus Global                                50% of fees received by the investment adviser
                                           for services rendered under the advisory agreement
 J.P. Morgan Money Market                                        0.15%
 AEGON Balanced                              50% of fees received by the investment adviser
                                          for services rendered under the advisory agreement,
                                                less 50% of amount of excess expenses/(1)/
 Van Kampen Emerging Growth                  50% of fees received by the investment adviser
                                           for services rendered under the advisory agreement
 LKCM Strategic Total Return                 50% of fees received by the investment adviser
                                           for services rendered under the advisory agreement
 Alger Aggressive Growth                     50% of fees received by the investment adviser
                                           for services rendered under the advisory agreement
 Dean Asset Allocation                       50% of fees received by the investment adviser
                                          for services rendered under the advisory agreement,
                                                less 50% of amount of excess expenses/(1)/
 C.A.S.E. Growth                             50% of fees received by the investment adviser
                                           for services rendered under the advisory agreement
 Federated Growth & Income                         0.50% of the first $30 million of
                                                       average daily net assets;
                                       0.35% of the next $20 million of average daily net assets;
                                                 and 0.25% of average daily net assets
                                                        in excess of $50 million
 NWQ Value Equity                            50% of fees received by the investment adviser
                                          for services rendered under the advisory agreement,
                                                less 50% of amount of excess expenses/(1)/
 GE International Equity                   50% of the fees received by the investment adviser
 GE U.S. Equity                              50% of fees received by the investment adviser
                                           for services rendered under the advisory agreement
 Third Avenue Value                          50% of fees received by the investment adviser
                                          for services rendered under the advisory agreement,
                                                less 50% of amount of excess expenses/(1)/
 J.P. Morgan Real Estate Securities        0.40% of the portfolio's average daily net assets
 T. Rowe Price Small Cap                                         0.35%
 Pilgrim Baxter Mid Cap               0.50% of the first $100 million of portfolio's average
                                      daily net assets; 0.40% of assets in excess of
                                      $100 million (from first dollar)/(2)/
 Salomon All Cap                      0.30% of the first $20 million of portfolio's average daily net assets; 0.50% of the next $20-100 million of
                                             average daily net assets; and 0.40% of average
                                                 daily net assets over $100 million/(2)/
 Goldman Sachs Growth                    0.50% of the first $50 million of portfolio's average
                                          daily net assets; 0.45% of the next $50-100 million
                                        in assets; and 0.40% of assets in excess of $100 million
                                      after the first year of the contract, the minimum fees will be $150,000 (in aggregate)/(2)/
 T. Rowe Price Dividend Growth          0.50% of first $100 million of average daily net assets
                                           and 0.40% of assets over $100 million (from first
                                                               dollar)/(2)/

Portfolio                                     Percentage of Average Daily Net Assets
---------------------------------- -----------------------------------------------------------
 Munder Net50/(3)/                       50% of fees received by the investment adviser,
                                          with a minimum fee of $150,000, from periods
                                                  beginning 5/1 and ending 4/30
 Dreyfus Mid Cap                       0.45% of the first $100 million of the portfolio's
                                       average daily net assets; 0.40% of assets in excess
                                               of $100 million (from first dollar)
 Value Line Aggressive Growth            50% of fees received by the investment adviser
                                       for services rendered under the advisory agreement,
                                            less 50% of amount of excess expenses/(1)/
 Great Companies -- America(SM)          50% of fees received by the investment adviser
                                       for services rendered under the advisory agreement,
                                            less 50% of amount of excess expenses/(1)/
 Great Companies -- Technology(SM)       50% of fees received by the investment adviser
                                       for services rendered under the advisory agreement,
                                            less 50% of amount of excess expenses/(1)/
 Great Companies -- Global/2/            50% of fees received by the investment adviser
                                       for services rendered under the advisory agreement,
                                            less 50% of amount of excess expenses/(1)/
 Gabelli Global Growth             0.50% of the first $500 million of the portfolio's average daily net assets; 0.40% of assets over $500 million up to
                                    $1 billion; and 0.30% of assets in excess of $1 billion.
 LKCM Capital Growth                     50% of fees received by the investment adviser
                                       for services rendered under the advisory agreement

--------------
(1) Excess expenses are those expenses paid by the Investment Adviser on behalf of a portfolio pursuant to any expense limitation.

(2) The average daily net assets will be determined on a combined basis with the same name fund managed by the sub-adviser for IDEX Mutual Funds.

(3) Prior to May 1, 2001, this portfolio was named WRL Goldman Sachs Small Cap and was sub-advised by Goldman Sachs.

The method of computing each Sub-Adviser's fees is set forth above. For the years ended December 31, 2000, 1999, and 1998 each Sub-Adviser was paid fees for their services in the following amounts:

                               Sub-Advisory Fees
                               -----------------

                                                                       Year Ended December 31
                                                           ----------------------------------------------
Sub-adviser         Portfolio                                   2000            1999             1998
-----------------   ------------------------------------   -------------   --------------   -------------
Alger               Alger Aggressive Growth                 $ 4,624,774     $ 2,936,966      $1,680,802
Van Kampen          Van Kampen Emerging Growth                9,097,902       4,473,352       2,704,049
Janus               Janus Growth                             15,817,579      12,744,800       9,055,804
                    Janus Global                              8,186,976       5,146,976       3,768,835
EQSF                Third Avenue Value                          203,994          72,841          55,964
C.A.S.E.            C.A.S.E. Growth                             349,996         334,939         257,951
NWQ                 NWQ Value Equity                            531,186         607,482         729,083
Dean                Dean Asset Allocation                       848,561       1,311,787       1,355,313
LKCM                LKCM Strategic Total Return               2,307,701       2,383,168       2,242,509
                    LKCM Capital Growth                             191
Federated           Federated Growth & Income                   311,022         300,086         287,959
AIMI                AEGON Balanced                              424,025         421,229         340,271
                    AEGON Bond/(1)/                             270,174         325,052         294,882
J.P. Morgan         J.P. Morgan Real Estate Securities           32,297          12,266           4,669
                    J.P. Morgan Money Market                    424,088         404,622         241,729
GEIM                GE U.S. Equity                              782,781         588,987         277,671
                    GE International Equity/(1)/                146,259          86,818          69,749
SEIM                GE International Equity/(1)/                 27,051          77,845          67,890
Goldman Sachs       Munder Net50/(2)/                            24,708           6,577             N/A
                    Goldman Sachs Growth                         68,796          14,672             N/A
Dreyfus             Dreyfus Mid Cap                              34,034           3,971             N/A
Salomon             Salomon All Cap                             143,906           8,475             N/A
T. Rowe Price       T. Rowe Price Dividend Growth                62,136          17,211             N/A
                    T. Rowe Price Small Cap                      76,732          15,071             N/A
Pilgrim Baxter      Pilgrim Baxter Mid Cap Growth               722,089          42,533             N/A
Value Line          Value Line Aggressive Growth                 10,321             N/A             N/A
Great Companies     Great Companies -- America(SM)              111,181             N/A             N/A
                    Great Companies -- Technology(SM)            50,353             N/A             N/A
                    Great Companies -- Global/2/                  2,633             N/A             N/A
Gabelli             Gabelli Global Growth                         8,824             N/A             N/A


--------------
(1) Prior to May 1, 2000, this portfolio was known as WRL GE/Scottish Equitable International Equity. GEIM and SEIM served as co-sub-advisers.

(2) Prior to May 1, 2001, this portfolio was named WRL Goldman Sachs Small Cap.

[GRAPHIC OMITTED]

     JOINT TRADING ACCOUNTS

Subject to approval by the Fund's Board, the Janus Growth and Janus Global may transfer uninvested cash balances on a daily basis into certain joint trading accounts. Assets in the joint trading accounts are invested in money market instruments. All other participants in the joint trading accounts will be other clients, including registered mutual fund clients, of Janus Capital or its affiliates. Janus Growth and Janus Global will participate in the joint trading accounts only to the extent that the investments of the joint trading accounts are consistent with each portfolio's investment policies and restrictions. Janus Capital anticipates that the investment made by a portfolio through the joint trading accounts will be at least as advantageous to that portfolio as if the portfolio had made such investment directly.

[GRAPHIC OMITTED]

     PERSONAL SECURITIES TRANSACTIONS

The Fund permits "Access Persons" as defined by Rule 17j-1 under the 1940 Act to engage in personal securities transactions, subject to the terms of the Code of Ethics and Insider Trading Policy ("Ethics Policy") that has been adopted by the Fund's Board. Access Persons are required to follow the guidelines established by this Ethics Policy in connection with all personal securities transactions and are subject to certain prohibitions on personal trading. The Fund's Sub-Advisers, pursuant to Rule 17j-1 and other applicable laws, and pursuant to the terms of the Ethics Policy, must adopt and enforce their own Code of Ethics and Insider Trading Policies appropriate to their operations. The Board is required to review and approve the Code of Ethics for each Sub-Adviser. Each Sub-Adviser is also required to report to the Fund's Board on a quarterly basis with respect to the administration and enforcement of such Ethics Policy, including any violations thereof which may potentially affect the Fund.

[GRAPHIC OMITTED]

     ADMINISTRATIVE AND TRANSFER
     AGENCY SERVICES

Effective January 1, 1997, as amended, the Fund entered into an Administrative Services and Transfer Agency Agreement with AEGON/Transamerica Fund Services, Inc. (prior to May 1, 2001, WRL Investment Services, Inc.) located at 570 Carillon Parkway, St. Petersburg, Florida 33716, an affiliate of AEGON/ Transamerica Advisers and WRL, to furnish the Fund with administrative services to assist the Fund in carrying out certain of its functions and operations. Under this Agreement, AEGON/Transamerica Services shall furnish to each portfolio, subject to the overall supervision of the Fund's Board, supervisory, administrative, and transfer agency services, including recordkeeping and reporting. AEGON/Transamerica Services is reimbursed by the Fund monthly on a cost incurred basis.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

[GRAPHIC OMITTED]

     PORTFOLIO TURNOVER

A portfolio turnover rate is, in general, the percentage calculated by taking the lesser of purchases or sales of portfolio securities (excluding certain short-term securities) for a year and dividing it by the monthly average of the market value of such securities held during the year. Third Avenue Value investment policies and objective, which emphasizes long-term holdings, should tend to keep the number of portfolio transactions relatively low. Because of this, the Third Avenue Value does not expect its annual portfolio turnover rate to exceed 50%. J.P. Morgan Real Estate Securities does not expect its annual portfolio turnover rate to exceed 100%.

Changes in security holdings are made by a portfolio's Sub-Adviser when it is deemed necessary. Such changes may result from: liquidity needs; securities having reached a price or yield objective; anticipated changes in interest rates or the credit standing of an issuer; or developments not foreseen at the time of the investment decision.


A Sub-Adviser may engage in a significant number of short-term transactions if such investing serves a portfolio's objective. The rate of portfolio turnover will not be a limiting factor when such short-term investing is considered appropriate. Increased turnover results in higher brokerage costs or mark-up charges for a portfolio; these charges are ultimately borne by the policyowners.


In computing the portfolio turnover rate for a portfolio, securities whose maturities or expiration dates at the time of acquisition are one year or less are excluded. Subject to this exclusion, the turnover rate for a portfolio is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the fiscal year by (b) the monthly average of portfolio securities owned by the portfolio during the fiscal year.

The following table provides the portfolios' turnover rates for the fiscal years ended December 31, 2000, 1999 and 1998:

                            Portfolio Turnover Rates
                            ------------------------


                                                                       Year Ended December 31
                                          --------------------------------------------------------------------------------
Portfolio                                             2000                          1999                      1998
---------------------------------------   ---------------------------   ---------------------------   --------------------
Alger Aggressive Growth                              122.70%                       101.71%                    117.44%
Van Kampen Emerging Growth                           120.78%                       117.72%                     99.50%
GE International Equity                              111.83%                        99.77%                     71.74%
Janus Global                                          82.42%                        68.10%                     87.36%
Janus Growth                                          49.08%                        70.95%                     35.29%
Third Avenue Value                                    24.05%                         9.56%                      4.35%
C.A.S.E. Growth                                      182.74%                       143.52%                    205.28%
GE U.S. Equity                                        39.08%                        44.01%                     63.08%
NWQ Value Equity                                      46.34%                        34.19%                     43.60%
Dean Asset Allocation                                 19.57%                        88.78%                     76.62%
LKCM Strategic Total Return                           51.66%                        45.42%                     49.20%
J.P. Morgan Real Estate Securities/(2)/              291.38%                       189.80%                    100.80%
Federated Growth & Income                            147.18%                       117.14%                     97.17%
AEGON Balanced                                        54.67%                        74.88%                     83.94%
AEGON Bond                                            45.26%                        26.40%                     51.60%
J.P. Morgan Money Market/(1)/                           N/A                           N/A                        N/A
Munder Net50/(3)(7)/                                 110.38%                       340.66%                       N/A
Goldman Sachs Growth/(3)/                             36.51%                        40.46%                       N/A
Dreyfus Mid Cap/(3)/                                 110.82%                        94.19%                       N/A
Salomon All Cap/(3)/                                 117.91%                       216.29%                       N/A
T. Rowe Price Dividend Growth/(3)/                    78.20%                        43.76%                       N/A
T. Rowe Price Small Cap/(3)/                          64.53%                       159.02%                       N/A
Pilgrim Baxter Mid Cap Growth/(3)/                   132.70%                       155.71%                       N/A
Value Line Aggressive Growth/(4)/                     26.13%                          N/A                        N/A
Great Companies -- America(SM)/(4)/                   14.67%                          N/A                        N/A
Great Companies -- Technology(SM)/(4)/                48.23%                          N/A                        N/A
Great Companies -- Global/2(5)/                        6.49%                          N/A                        N/A
Gabelli Global Growth/(5)/                             5.62%                          N/A                        N/A
LKCM Capital Growth/(6)/                              41.64%                          N/A                        N/A


------------------------------
(1) WRL J.P. Morgan Money Market does not have a stated portfolio turnover rate, as securities of the type in which it invests are excluded in the usual calculation of that rate.
(2) Portfolio commenced operations on May 1, 1998.
(3) Portfolio commenced operations on May 3, 1999.

(4) Portfolio commenced operations on May 1, 2000.

(5) This portfolio commenced operations on September 1, 2000.

(6) This portfolio commenced operations on December 1, 2000.

(7) Prior to May 1, 2001, this portfolio was named WRL Goldman Sachs Small Cap.


The future annual turnover rates cannot be precisely predicted, although an annual turnover rate in excess of 100% is not presently anticipated for Alger Aggressive Growth, Dean Asset Allocation, Federated Growth & Income and AEGON Balanced; 50% for NWQ Value Equity and Third Avenue Value; 150% for Janus Growth; and 200% for Janus Global.

There are no fixed limitations regarding the portfolio turnover rates of the portfolios. Portfolio turnover rates are expected to fluctuate under constantly changing economic conditions and market circumstances. Higher turnover rates tend to result in higher brokerage fees. Securities initially satisfying the basic policies and objective of each portfolio may be disposed of when they are no longer deemed suitable.

[GRAPHIC OMITTED]

     PLACEMENT OF PORTFOLIO
     BROKERAGE


Subject to policies established by the Board of Directors of the Fund, each portfolio's Sub-Adviser is primarily responsible for placement of a portfolio's securities transactions. Shareholders approved a Brokerage En-hancement Plan for each portfolio of the Fund on May 29, 2001. Please see page 54 for details. In placing orders, it is the policy of a portfolio to obtain the most favorable net results, taking into account various factors, including price, dealer spread or commissions, if any, size of the transaction and difficulty of execution. While each Sub-Adviser generally will seek reasonably competitive spreads or commissions, a portfolio will not necessarily be paying the lowest spread or commission available. A portfolio does not have any obligation to deal with any broker, dealer or group of brokers or dealers in the execution of transactions in portfolio securities.

Decisions as to the assignment of portfolio brokerage business for a portfolio and negotiation of its commission rates are made by the Sub-Adviser, whose policy is to obtain "best execution" (prompt and reliable execution at the most favorable security price) of all portfolio transactions. In placing portfolio transactions, the Sub-Adviser may give consideration to brokers who provide supplemental investment research, in addition to such research obtained for a flat fee, to the Sub-Adviser, and pay spreads or commissions to such brokers or dealers furnishing such services which are in excess of spreads or commissions which another broker or dealer may charge for the same transaction.

In selecting brokers and in negotiating commissions, the Sub-Adviser considers such factors as: the broker's reliability; the quality of its execution services on a continuing basis; the financial condition of the firm; and research products and services provided, which include: (i) furnishing advice, either directly or through publications or writings, as to the value of securities, the advisability of purchasing or selling specific securities and the availability of securities or purchasers or sellers of securities and (ii) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends and portfolio strategy and products and other services (such as third party publications, reports and analyses, and computer and electronic access, equipment, software, information and accessories) that assist each Sub-Adviser in carrying out its responsibilities.

Supplemental research obtained through brokers or dealers will be in addition to, and not in lieu of, the services required to be performed by a Sub-Adviser. The expenses of a Sub-Adviser will not necessarily be reduced as a result of the receipt of such supplemental information. A Sub-Adviser may use such research products and services in servicing other accounts in addition to the respective portfolio. If a Sub-Adviser determines that any research product or service has a mixed use, such that it also serves functions that do not assist in the investment decision-making process, the Sub-Adviser will allocate the costs of such service or product accordingly. The portion of the product or service that a Sub-Adviser determines will assist it in the investment decision-making process may be paid for in brokerage commission dollars. Such allocation may create a conflict of interest for the Sub-Adviser. Conversely, such supplemental information obtained by the placement of business for a Sub-Adviser will be considered by and may be useful to the Sub-Adviser in carrying out its obligations to a portfolio.

When a portfolio purchases or sells a security in the OTC market, the transaction takes place directly with a principal market-maker, without the use of a broker, except in those circumstances where, in the opinion of the Sub-Adviser, better prices and executions are likely to be achieved through the use of a broker.

Securities held by a portfolio may also be held by other separate accounts, mutual funds or other accounts for which the Investment Adviser or Sub-Adviser serves as an adviser, or held by the Investment Adviser or Sub-Adviser for their own accounts. Because of different investment objectives or other factors, a particular security may be bought by the Investment Adviser or Sub-Adviser for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for a portfolio or other entities for which they act as investment adviser or for their advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or Sub-Adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

On occasions when the Investment Adviser or a Sub-Adviser deems the purchase or sale of a security to be in the best interests of a portfolio as well as other accounts or companies, it may to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be sold or purchased for the portfolio with those to be sold or purchased for such other accounts or companies in order to obtain favorable execution and lower brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the portfolio and to such other accounts or companies. In some cases this procedure may adversely affect the size of the position obtainable for a portfolio.

The Board of Directors of the Fund periodically reviews the brokerage placement practices of each Sub-Adviser on behalf of the portfolios, and reviews the prices and commissions, if any, paid by the portfolios to determine if they were reasonable.

The Board of Directors of the Fund has authorized the Sub-Advisers to consider sales of the policies and annuity contracts by a broker-dealer as a factor in the selection of broker-dealers to execute portfolio transactions. In addition, the Sub-Advisers may occasionally place portfolio business with affiliated brokers of the Investment Adviser or a Sub-Adviser, including: InterSecurities, Inc., ("ISI") P.O. Box 5068, Clearwater, Florida 33758; Fred Alger & Company, Inc., One World Trade Center, Suite 9333,

New York, New York 10038; M. J. Whitman, Inc.; M. J. Whitman Senior Debt Corp., 767 Third Avenue, New York, New York 10017-2023; Van Kampen Funds Inc., 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181, Dreyfus Brokerage Services, Inc., 401 North Maile Drive, Beverly Hills, CA 90210, Dreyfus Investment Services Corp., Union Trust Building, 501 Grant St., Pittsburg, PA 15219 and AEGON USA Securities, Inc., P.O. Box 1449, Cedar Rapids, Iowa 52499. As stated above, any such placement of portfolio business will be subject to the ability of the broker-dealer to provide best execution and to the Conduct Rules of the National Association of Securities Dealers, Inc.

                      Commissions Paid By The Portfolios
                      -----------------------------------


                                               Aggregate Commissions
                                              Year Ended December 31
                                     -----------------------------------------
Portfolio                                 2000          1999          1998
------------------------------------ ------------- ------------- -------------
Alger Aggressive Growth/(1)/          $1,265,805    $   907,331   $   916,267
Van Kampen Emerging Growth/(3)/        1,959,787      1,305,965       920,884
Janus Global                           3,173,217      2,219,248     2,373,255
Janus Growth                           1,836,311      2,717,764     1,023,925
C.A.S.E. Growth                          388,490        326,987       323,967
Third Avenue Value/(4)/                   82,677          7,817        20,572
Dean Asset
 Allocation                              216,565        521,249       339,951
LKCM Strategic
 Total Return                            590,867        513,667       469,460
Federated Growth &
 Income                                  454,593        281,782       262,012
AEGON Balanced                           130,963        179,262       153,672
NWQ Value Equity                         146,311        168,551       191,139
GE International Equity                   96,336        136,293       121,485
GE U.S. Equity/(4)/                      177,592        133,539       102,182
J.P. Morgan Real
 Estate Securities/(5)/                   84,510         17,545         8,206
Munder Net50/(6)(7)(14)/                  13,913         14,335           N/A
Goldman Sachs Growth/(6)(8)/              19,311         10,724           N/A
Dreyfus Mid Cap/(6)(10)/                  17,348          3,922           N/A
Salomon All Cap/(6)(9)/                  218,874         32,734           N/A
T. Rowe Price Dividend Growth/(6)/        21,986          9,115           N/A
T. Rowe Price Small Cap/(6)/              31,481         15,525           N/A
Pilgrim Baxter Mid Cap Growth/(6)/       195,261         26,811           N/A
Value Line Aggressive Growth/(10)/         5,951            N/A           N/A
Great Companies --
 America(SM)/(10)(13)/                    58,989            N/A           N/A
Great Companies --
 Technology(SM)/(10)(13)/                 33,120            N/A           N/A
Great Companies -- Global/2(11)(13)/       4,400            N/A           N/A
Gabelli Global Growth(/(11)/              10,412            N/A           N/A
LKCM Capital Growth/(12)/                    522            N/A           N/A

                                                        Affiliated Brokerage Commissions
                                                             Year Ended December 31
                                     -----------------------------------------------------------------------
Portfolio                                 2000          %          1999         %         1998         %
------------------------------------ ------------- ----------- ----------- ---------- ----------- ----------
Alger Aggressive Growth/(1)/          $1,265,805       100.00%   $903,540      99.58%   $912,105      99.55%
Van Kampen Emerging Growth/(3)/           38,915         1.99%      9,346         *1%      1,308         *1%
Janus Global                                 N/A          N/A         N/A        N/A         N/A        N/A
Janus Growth                                 N/A          N/A         N/A        N/A         N/A        N/A
C.A.S.E. Growth                              N/A          N/A         N/A        N/A         N/A        N/A
Third Avenue Value/(4)/                   76,474        92.50%      7,452      95.33%     20,568      99.98%
Dean Asset
 Allocation                                  N/A          N/A         N/A        N/A         N/A        N/A
LKCM Strategic
 Total Return                                N/A          N/A         N/A        N/A         N/A        N/A
Federated Growth &
 Income                                      N/A          N/A         N/A        N/A         N/A        N/A
AEGON Balanced                               N/A          N/A         N/A        N/A         N/A        N/A
NWQ Value Equity                             N/A          N/A         N/A        N/A         N/A        N/A
GE International Equity                      N/A          N/A         N/A        N/A         N/A        N/A
GE U.S. Equity/(4)/                          330          N/A         241        N/A         325         *1%
J.P. Morgan Real
 Estate Securities/(5)/                      N/A          N/A         N/A        N/A         N/A        N/A
Munder Net50/(6)(7)(14)/                     218         1.57%        158       1.10%        N/A        N/A
Goldman Sachs Growth/(6)(8)/               1,559         8.07%        198       1.85%        N/A        N/A
Dreyfus Mid Cap/(6)(10)/                     N/A          N/A         N/A        N/A         N/A        N/A
Salomon All Cap/(6)(9)/                    1,464         0.67%        N/A        N/A         N/A        N/A
T. Rowe Price Dividend Growth/(6)/           N/A          N/A         N/A        N/A         N/A        N/A
T. Rowe Price Small Cap/(6)/                 N/A          N/A         N/A        N/A         N/A        N/A
Pilgrim Baxter Mid Cap Growth/(6)/           N/A          N/A         N/A        N/A         N/A        N/A
Value Line Aggressive Growth/(10)/           N/A          N/A         N/A        N/A         N/A        N/A
Great Companies --
 America(SM)/(10)(13)/                    58,989       100.00%        N/A        N/A         N/A        N/A
Great Companies --
 Technology(SM)/(10)(13)/                 33,120       100.00%        N/A        N/A         N/A        N/A
Great Companies -- Global/2(11)(13)/       4,400       100.00%        N/A        N/A         N/A        N/A
Gabelli Global Growth(/(11)/                 N/A          N/A         N/A        N/A         N/A        N/A
LKCM Capital Growth/(12)/                    N/A          N/A         N/A        N/A         N/A        N/A


* denotes less than

--------------
 (1) The percentage of the portfolio's aggregate dollar amount of transactions involving the payment of commissions effected through Fred Alger Company, Incorporated for the fiscal year ended December 31, 2000, 1999 and 1998 was 100.00%, 98.90% and 99.27%, respectively.
 (2) The percentage of the portfolio's aggregate dollar amount of transactions involving the payment of commissions effected through M.J. Whitman, Inc. for the fiscal year ended December 31, 2000, 1999 and 1998 was 87.69%, 88.40% and 97.91% respectively.
 (3) The percentage of the portfolio's aggregate dollar amount of transactions involving the payment of commissions effected through Morgan Stanley & Co., Incorporated for the fiscal year ended December 31, 2000, 1999 and 1998 was 2.37%, 1.06% and *1% respectively.
 (4) The percentage of the portfolio's aggregate dollar amount of transactions involving the payment of commissions effected through Paine Webber, Inc. for the fiscal year ended December 31, 1999 and 1998 was *1%, and *1% respectively.
 (5) Portfolio commenced operations on May 1, 1998.
 (6) Portfolio commenced operations on May 3, 1999.
 (7) The percentage of the portfolio's aggregate dollar amount of transactions involving the payment of commissions effected through Goldman Sachs & Co. for the fiscal year ended December 31, 2000, and 1999 was 47.25%, and 36.91% respectively.
 (8) The percentage of the portfolio's aggregate dollar amount of transactions involving the payment of commissions effected through Goldman Sachs & Co. for the fiscal year ended December 31, 2000, and 1999 was 9.04%, and 2.44% respectively.
 (9) The percentage of the portfolio's aggregate dollar amount of transactions involving the payment of commissions effected through Salomon Smith Barney, Inc. for the fiscal year ended December 31, 2000, and 1999 was *1% and N/A respectively.
(10) Portfolio commenced operations on May 1, 2000.
(11) Portfolio commenced operations on September 1, 2000.
(12) Portfolio commenced operations on December 1, 2000.
(13) The percentage of the portfolio's aggregate dollar amount of transactions involving the payment of commissions effected through ISI for the fiscal year ended December 31, 2000 was 100.00%.
(14) Prior to May 1, 2001, this portfolio was named WRL Goldman Sachs Small
     Cap.

Alger Aggressive Growth paid all its affiliated brokerage commissions to Fred Alger & Company, Incorporated; Third Avenue Value portfolio paid all affiliated brokerage to M.J. Whitman, Inc.; Van Kampen Emerging Growth paid all affiliated brokerage to Morgan Stanley & Co., Incorporated; GE U.S. Equity paid all affiliated commissions to Paine Webber, Inc.; Munder Net50 (formerly WRL Goldman Sachs Small Cap) and WRL Goldman Sachs Growth paid all its affiliated commissions to Goldman Sachs & Co.; and Salomon All Cap paid all its affiliated commissions to Salomon Smith Barney, Inc.

The AEGON Bond and the J.P. Morgan Money Market did not pay any brokerage commissions for the years ended December 31, 2000, 1999, and 1998.

During the fiscal year ended December 31, 2000, AEGON Balanced, C.A.S.E. Growth, Federated Growth & Income, LKCM Strategic Total Return, and NWQ Value Equity, had transactions in the amounts of $75,556,150, $186,432,320, $41,211,439, $112,841,511 and $38,637,691, respectively, which resulted in brokerage commissions of $130,736, $130,135, $102,500, $223,914 and $35,381,
respectively, that were directed to brokers for brokerage and research services provided. GE International Equity, GE U.S. Equity, T. Rowe Price Dividend Growth, Salomon All Cap and Pilgrim Baxter Mid Cap Growth had brokerage commissions in the amounts of $4,636, $19,068, $674, $7,496 and $1,925,571, respectively, that were directed to brokerage and research services provided.

                       PURCHASE AND REDEMPTION OF SHARES

[GRAPHIC OMITTED]

     DETERMINATION OF OFFERING PRICE

Shares of the portfolios are currently sold only to the separate accounts to fund the benefits under the Policies and the annuity contracts. The portfolios may, in the future, offer their shares to other insurance company separate accounts. The separate accounts invest in shares of a portfolio in accordance with the allocation instructions received from holders of the policies and the annuity contracts. Such allocation rights are further described in the prospectuses and disclosure documents for the policies and the annuity contracts. Shares of the portfolios are sold and redeemed at their respective net asset values as described in the prospectus.

[GRAPHIC OMITTED]

     NET ASSET VALUATION

As stated in the prospectus, the net asset value of the portfolios' shares is ordinarily determined, once daily, as of the close of the regular session of business on the New York Stock Exchange ("Exchange") (usually 4:00 p.m., Eastern Time) on each day the Exchange is open. (Currently the Exchange is closed on New Year's Day, Martin Luther King's Birthday, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.) The per share net asset value of a portfolio is determined by dividing the total value of the securities and other assets, less liabilities, by the total number of shares outstanding. In determining net asset value, securities listed on the national securities exchanges and traded on the NASDAQ National Market are valued at the closing prices on such markets, or if such a price is lacking for the trading period immediately preceding the time of determination, such securities are valued at their current bid price. Foreign securities and currencies are converted to U.S. dollars using the exchange rate in effect at the close of the Exchange. Other securities for which quotations are not readily available are valued at fair values as determined in good faith by a portfolio's Investment Adviser under the supervision of the Fund's Board of Directors. Money market instruments maturing in 60 days or less are valued on the amortized cost basis. Values of gold bullion held by a portfolio are based upon daily quotes provided by banks or brokers dealing in such commodities.

                 CALCULATION OF PERFORMANCE RELATED INFORMATION


The Prospectus contains a brief description of how performance is calculated. The following sections describe how performance data is calculated in greater detail.

[GRAPHIC OMITTED]

     TOTAL RETURN

Total return quotations for each of the portfolios are computed by finding the average annual compounded rates of return over the relevant periods that would equate the initial amount invested to the ending redeemable value, according to the following equation:


                                P (1+T)/n/ = ERV

  Where:   P =   a hypothetical initial payment of $1,000
           T =   average annual total return
           n =   number of years
         ERV =   ending redeemable value (at the end
                 of the applicable period of a hypotheti-cal $1,000 payment made at the begin-ning of the applicable period)

The total return quotation calculations for a portfolio reflect the deduction of a proportionate share of the portfolio's investment advisory fee and portfolio expenses and assume that all dividends and capital gains during the period are reinvested in the portfolio when made. The calculations also assume a complete redemption as of the end of the particular period.


Total return quotation calculations do not reflect charges or deductions against the Series Life Account or the Series Annuity Account or charges and deductions against the policies or the annuity contracts. Accordingly, these rates of return do not illustrate how actual investment performance will affect benefits under the policies or the annuity contracts. Where relevant, the prospectuses for the policies and the annuity contracts contain performance information about these products. Moreover, these rates of return are not an estimate, projection or guarantee of future performance. Additional information regarding the investment performance of the portfolios appears in the prospectus.

[GRAPHIC OMITTED]

     YIELD QUOTATIONS

The yield quotations for a portfolio (for WRL J.P. Morgan Money Market yield, see "Yield Quotations - WRL J.P. Morgan Money Market ", below) are based on a specific thirty-day period and are computed by dividing the net investment income per share earned during the period by the maximum offering price per share on the last date of the period, according to the following formula:


                   a-b
  YIELD = 2 [ (         + 1)/6/ - 1]
                   cd

  Where: a =   dividends and interest earned dur-
               ing the period by the portfolio
         b =   expenses accrued for the period
               (net of reimbursement)
         c =   the average daily number of shares
               outstanding during the period that
               were entitled to receive dividends
         d =   the maximum offering price per
               share on the last day of the period

The yield of the AEGON Bond as computed above for the thirty day period ended December 31, 2000 was 5.86%.

[GRAPHIC OMITTED]

     YIELD QUOTATIONS - WRL J.P. MORGAN
     MONEY MARKET

From time to time the J.P. Morgan Money Market portfolio may quote its yield in reports or other communications to policyholders or in advertising material. Yield quotations are expressed in annualized terms and reflect dividends of a portfolio declared and reinvested daily based upon the net investment income earned by a portfolio each day. The portfolio's yields fluctuate and the yield on any day for any past period is not an indication as to future yields on any investment in the portfolio's shares. Future yields are not guaranteed.

Yield is computed in accordance with a standardized method required by the SEC. The yields for J.P. Morgan Money Market for the seven-day period ended December 31, 2000, was 6.26% and was equivalent to a compound effective yield of 6.46%. The current yield for J.P. Morgan Money Market is an annualization, without compounding, of the portfolio rate of return, and is computed by determining the net change in the value of a hypothetical pre-existing account in the portfolio having a balance of one share at the beginning of a seven calendar day period for which yield is to be quoted, dividing the net change by the value of the account at the beginning of the period to obtain the base period return, and annualizing the results (I.E., multiplying the base period return by 365/7). The net change in the value of the account reflects the value of additional shares purchased with dividends declared on the original shares and any such additional shares, but does not include realized gains and losses or unrealized appreciation and depreciation. J.P. Morgan Money Market may also calculate the compound effective annualized yields by adding 1 to the base period return (calculated as described above), raising that sum to a power equal to 365/7, and subtracting

1. The yield quotations for J.P. Morgan Money Market portfolio do not take into consideration any deductions imposed by the Series Life Account or the Series Annuity Account.

Yield information is useful in reviewing J.P. Morgan Money Market's performance in seeking to meet its investment objective, but, because yields fluctuate, such information cannot necessarily be used to compare an investment in shares of the portfolio with bank deposits, savings accounts and similar investment alternatives, which often provide an agreed or guaranteed fixed yield for a stated period of time. Also, the portfolio's yields cannot always be compared with yields determined by different methods used by other funds. It should be emphasized that yield is a function of the kind and quality of the instruments in J.P. Morgan Money Market, portfolio maturity and operating expenses.

                                     TAXES

Shares of the portfolios are offered only to the Separate Accounts that fund the policies and annuity contracts. See the respective prospectuses for the policies and annuity contracts for a discussion of the special taxation of insurance companies with respect to the Separate Accounts and of the policies, the annuity contracts and the holders thereof.

Each portfolio has either qualified, and expects to continue to qualify, for treatment as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify for that treatment, a portfolio must distribute to its Policyowners for each taxable year at least 90% of its investment company taxable income ("Distribution Requirement") and must meet several additional requirements. These requirements include the following: (1) the portfolio must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in securities or those currencies ("Income Requirement"); (2) at the close of each quarter of the portfolio's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs, and other securities that, with respect to any one issuer, do not exceed 5% of the value of the portfolio's total assets and that do not represent more than 10% of the outstanding voting securities of the issuer; and (3) at the close of each quarter of the portfolio's taxable year, not more than 25% of the value of its total assets may be invested in securities (other than U.S. Government securities or the securities of other
RICs) of any one issuer. If each portfolio qualifies as a regulated investment company and distributes to its shareholders substantially all of its net income and net capital gains, then each portfolio should have little or no income taxable to it under the Code.

As noted in the prospectus, each portfolio must, and intends to, comply with the diversification requirements imposed by section 817(h) of the Code and the regulations thereunder. These requirements, which are in addition to the diversification requirements mentioned above, place certain limitations on the proportion of each portfolio's assets that may be represented by any single investment (which generally includes all securities of the same issuer). For purposes of section 817(h), all securities of the same issuer, all interests in the same real property project, and all interest in the same commodity are treated as a single investment. In addition, each U.S. Government agency or instrumentality is treated as a separate issuer, while the securities of a particular foreign government and its agencies, instrumentalities and political subdivisions all will be considered securities issued by the same issuer.

If a portfolio fails to qualify as a regulated investment company, the portfolio will be subject to federal, and possibly state, corporate taxes on its taxable income and gains (without any deduction for its distributions to its shareholders) and distributions to its shareholders will constitute ordinary income to the extent of such Fund's available earnings and profits. Owners of variable life insurance and annuity contracts which have invested in such a portfolio might be taxed currently on the investment earnings under their contracts and thereby lose the benefit of tax deferral. In addition, if a portfolio failed to comply with the diversification requirements of section 817(h) of the Code and the regulations thereunder, owners of variable life insurance and annuity contracts which have invested in the portfolio could be taxed on the investment earnings under their contracts and thereby lose the benefit of tax deferral. For additional information concerning the consequences of failure to meet the requirements of section 817(h), see the prospectuses for the Policies or the Annuity Contracts.


A portfolio will not be subject to the 4% Federal excise tax imposed on RICs that do not distribute substantially all their income and gains each calendar year because that tax does not apply to a RIC whose only shareholders are segregated asset accounts of life insurance companies held in connection with variable annuity contracts and/or variable life insurance policies.

The use of hedging strategies, such as writing (selling) and purchasing options and futures contracts and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the income received in connection therewith by the portfolios. Income from the disposition of foreign currencies, and income from transactions in options, futures, and forward contracts derived by a portfolio with respect to its business of investing in securities or foreign currencies, will qualify as permissible income under the Income Requirement.

Foreign Investments - portfolios investing in foreign securities or currencies (which may include [list portfolios so authorized] may be required to pay withholding, income or other taxes to foreign governments or U.S. possession. Foreign tax withholding from dividends and interest, if any, is generally at a rate between 10% and 35%. The investment yield of any portfolio that invests in foreign securities or currencies is reduced by these foreign taxes. Holders of Policies and Annuity Contracts investing in such portfolios bear the cost of any foreign taxes but will not be able to claim a foreign tax credit or deduction for these foreign taxes. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and foreign countries generally do not impose taxes on capital gains in respect of investments by foreign investors.

Dividends and interest received by each portfolio may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and foreign countries generally do not impose taxes on capital gains in respect of investments by foreign investors.

Under certain circumstances, a portfolio will be subject to Federal income tax on a portion of any "excess distribution" received on the stock of a PFIC or of any gain on disposition of that stock (collectively "PFIC income"), plus interest thereon, even if the portfolio distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in a portfolio's investment company taxable income and, accordingly, will not be taxable to the portfolio to the extent that income is distributed to its shareholders. If a portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligations, the portfolio will be required to include in income each year its pro rata share of the qualified electing fund's annual net ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss), even if they are not distributed to the portfolio; those amounts would be subject to the Distribution Requirement. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof. A portfolio, however, may qualify for, and may make, an election permitted under Section 853 of the Code so that shareholders may be eligible to claim a credit or deduction on their Federal income tax returns for, and will be required to treat as part of the amounts distributed to them, their pro rata portion of qualified taxes paid or incurred by the portfolio to foreign countries (which taxes relate primarily to investment income). The portfolio may make an election under Section 853 of the Code, provided that more than 50% of the value of the portfolio's total assets at the close of the taxable year consists of securities in foreign corporations, and the portfolio satisfies applicable distribution provisions of the Code. The foreign tax credit available to shareholders is subject to certain limitations imposed by the Code. In addition, another election is available that would involve marking to market a portfolio's PFIC stock at the end of each taxable year (and on certain other dates prescribed in the Code), with the result that unrealized gains are treated as though they were realized although any such gains recognized will be ordinary income rather than capital gain. If this election were made, tax at the portfolio level under the PFIC rules would be eliminated, but a portfolio could, in limited circumstances, incur nondeductible interest charges. A portfolio's intention to qualify annually as a regulated investment company may limit a portfolio'selection with respect to PFIC stock.

The foregoing is only a general summary of some of the important Federal income tax considerations generally affecting the portfolios and their shareholders. No attempt is made to present a complete explanation of the Federal tax treatment of the portfolios' activities, and this discussion and the discussion in the prospectuses and/or statements of additional information for the Policies and Annuity Contracts are not intended as a substitute for careful tax planning. Accordingly, potential investors are urged to consult their own tax advisors for more detailed information and for information regarding any state, local, or foreign taxes applicable to the policies, annuity contracts and the holders thereof.

                           CAPITAL STOCK OF THE FUND

As described in the Prospectus, the Fund offers a separate class of common stock for each portfolio. The Fund is currently comprised of the following portfolios: Van Kampen Emerging Growth, T. Rowe Price Small Cap, Munder Net50, Alger Aggressive Growth, Value Line Aggressive Growth, GE International Equity, Janus Glo-bal, Dreyfus Mid Cap, Salomon All Cap, Pilgrim Baxter Mid Cap Growth, Janus Growth, Goldman Sachs Growth, C.A.S.E. Growth, GE U.S. Equity, NWQ Value Equity, Great Companies -- America(SM), Great Companies -- Technology(SM), WRL Great Companies -- Global/2/, Gabelli Global Growth, T. Rowe Price Dividend

Growth, Dean Asset Allocation, LKCM Strategic Total Return, Federated Growth & Income, AEGON Balanced, J.P. Morgan Real Estate Securities, AEGON Bond, J.P. Morgan Money Market, and LKCM Capital Growth.

                             REGISTRATION STATEMENT

There has been filed with the Securities and Exchange Commission, Washington, D.C. a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities to which this Statement of Additional Information relates. If further information is desired with respect to the portfolios or such securities, reference is made to the Registration Statement and the exhibits filed as part thereof.

                              FINANCIAL STATEMENTS

The audited financial statements for each portfolio of the Fund for the year ended December 31, 2000 and the report of the Fund's independent certified public accountants are included in the 2000 Annual Report, and are incorporated herein by reference to such report.

                               OTHER INFORMATION

[GRAPHIC OMITTED]

    INDEPENDENT CERTIFIED PUBLIC
    ACCOUNTANTS


PricewaterhouseCoopers LLP, located at 400 North Ashley Street, Suite 2800, Tampa, Florida 33602, serves as the Fund's independent certified public accountants. The Fund has engaged PricewaterhouseCoopers LLP to examine, in accordance with auditing standards generally accepted in the United States of America, the financial statements of each of the Fund's portfolios.

[GRAPHIC OMITTED]

    CUSTODIAN

Investors Bank & Trust Company ("IBT"), located at 200 Clarendon Street, 16th Floor, Boston, Massachusetts 02116, serves as the Fund's Custodian and Dividend Disbursing Agent. IBT provides comprehensive asset administrative services to the Fund and other members of the financial industry which include: multi-currency accounting; institutional transfer agency services; domestic and global custody; performance measures; foreign exchange; and securities lending and mutual fund administrative services.

                     AEGON/TRANSAMERICA SERIES FUND, INC.


                              Portfolios Included:

                           VAN KAMPEN EMERGING GROWTH
                            T. ROWE PRICE SMALL CAP
                          PILGRIM BAXTER MID CAP GROWTH
                             ALGER AGGRESSIVE GROWTH
                         AMERICAN CENTURY INTERNATIONAL
                     JANUS GLOBAL (closed to new investors)
                          GREAT COMPANIES -- GLOBAL/2/
                              GABELLI GLOBAL GROWTH
                        GREAT COMPANIES -- TECHNOLOGY(SM)
                              GOLDMAN SACHS GROWTH
                         GREAT COMPANIES -- AMERICA(SM)
                                 SALOMON ALL CAP
                                NWQ VALUE EQUITY
                        AMERICAN CENTURY INCOME & GROWTH
                         T. ROWE PRICE DIVIDEND GROWTH


                       STATEMENT OF ADDITIONAL INFORMATION

This Statement of Additional Information is not a prospectus but supplements and should be read in conjunction with the AEGON/Transamerica Series Fund, Inc. (the "Fund") Prospectus. A copy of the Prospectus may be obtained from the Fund by writing the Fund at 570 Carillon Parkway, St. Petersburg, FL 33716 or by calling the Fund at (800) 851-9777.

                               Investment Adviser:

                    AEGON/TRANSAMERICA FUND ADVISERS, INC.


                                  Sub-Advisers:

                        Van Kampen Asset Management Inc.
                        T. Rowe Price Associates, Inc.
                      Goldman Sachs Asset Management Inc.
                       Pilgrim Baxter & Associates, Ltd.
                          Fred Alger Management, Inc.
                 American Century Investment Management, Inc.
                            Janus Capital Corporation
                            Great Companies, L.L.C.
                        Gabelli Asset Management Company
                    Salomon Brothers Asset Management Inc.
                    NWQ Investment Management Company, Inc.


The date of the Prospectus to which this Statement of Additional Information relates is May 1, 2001 and the date of this Statement of Additional Information is May 1, 2001, as amended June 21, 2001.

                                TABLE OF CONTENTS


                                                                                 Page in this Statement
                                                                                           of
                                                                                 Additional Information
                                                                                -----------------------
FUND HISTORY                                                                                1

INVESTMENT OBJECTIVES AND POLICIES                                                          2

Investment Restrictions                                                                     2

 Van Kampen Emerging Growth                                                                 2
 T. Rowe Price Small Cap                                                                    3
 T. Rowe Price Dividend Growth                                                              3
 Goldman Sachs Growth                                                                       4
 Pilgrim Baxter Mid Cap Growth                                                              5
 Alger Aggressive Growth                                                                    6
 American Century International                                                             6
 Janus Global (closed to new investors)                                                     7
 Gabelli Global Growth                                                                      8
 Great Companies -- Global/2/                                                               9
 Great Companies -- America(SM)                                                            10
 Great Companies -- Technology(SM)                                                         10
 Salomon All Cap                                                                           11
 NWQ Value Equity                                                                          12
 American Century Income & Growth                                                          12

INVESTMENT POLICIES                                                                        13

 Lending                                                                                   13
 Borrowing                                                                                 14
 Short Sales                                                                               14
 Foreign Securities                                                                        14
 Sovereign Debt Securities (Gabelli Global Growth)                                         15
 Foreign Bank Obligations                                                                  15
 Forward Foreign Currency Contracts                                                        16
 When-Issued, Delayed Settlement and Forward Delivery Securities                           16
 Securities Subject to Reorganization (Gabelli Global Growth)                              16
 Repurchase and Reverse Repurchase Agreements                                              17
 Temporary Defensive Position                                                              17
 U.S. Government Securities                                                                17
 Non-Investment Grade Debt Securities                                                      18
 Convertible Securities                                                                    18
 Investments in Futures, Options and Other Derivative Instruments                          18
 Zero Coupon, Pay-In-Kind and Step Coupon Securities                                       28
 Warrants and Rights                                                                       29
 Mortgage-Backed Securities                                                                29
 Asset-Backed Securities                                                                   29
 Pass-Through Securities                                                                   30
 Other Income Producing Securities                                                         30
 Illiquid and Restricted/144A Securities                                                   30
 Money Market Reserves
   (T. Rowe Price Small Cap and
   T. Rowe Price Dividend Growth)                                                          31
 Other Investment Companies                                                                31
 Bank and Thrift Obligations                                                               31
 Investments in the Real Estate Industry and Real Estate Investment Trusts
   ("REITs")                                                                               32
 Variable Rate Master Demand Notes                                                         33
 Debt Securities and Fixed-Income Investing                                                33
 High Yield/High-Risk Securities                                                           34
 Trade Claims                                                                              34

                                                      Page in this Statement
                                                                of
                                                      Additional Information
                                                     -----------------------
MANAGEMENT OF THE FUND                                          35

 Directors and Officers                                         35
 The Investment Adviser                                         38
 The Sub-Advisers                                               41
 Personal Securities Transactions                               46
 Administrative and Transfer Agency Services                    46

PORTFOLIO TRANSACTIONS AND BROKERAGE                            46

 Portfolio Turnover                                             46
 Placement of Portfolio Brokerage                               47

PURCHASE AND REDEMPTION OF SHARES                               49

 Determination of Offering Price                                49
 Net Asset Valuation                                            49

CALCULATION OF PERFORMANCE
  RELATED INFORMATION                                           50

 Total Return                                                   50
 Yield Quotations                                               50

TAXES                                                           51

CAPITAL STOCK OF THE FUND                                       52

REGISTRATION STATEMENT                                          52

FINANCIAL STATEMENTS                                            53

OTHER INFORMATION                                               53

 Independent Certified Public Accountants                       53
 Custodian                                                      53

Appendix A - Description of Portfolio Securities               A-1

Appendix B - Brief Explanation of
         Rating Categories                                     B-1

[GRAPHIC OMITTED]

     FUND HISTORY


The Fund was incorporated under the laws of the State of Maryland on August 21, 1985 and is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company.

The Fund is intended to be sold by the separate accounts of life companies to fund benefits under variable life insurance policies or variable annuity contracts issued by AUSA Life Insurance Company, Inc. ("AUSA"), Transamerica Life Insurance Company (formerly PFL Life Insurance Company) ("Transamerica Life"), Western Reserve Life Assurance Co. of Ohio ("WRL") Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("Transamerica") and Transamerica Life Insurance and Annuity Company (the "Life Companies"). Shares may be offered to other life insurance companies in the future.

Because Fund shares are sold to separate accounts established to receive and invest premiums received under variable life insurance policies and purchase payments received under the variable annuity contracts, it is conceivable that, in the future, it may become disadvantageous for variable life insurance separate accounts and variable annuity separate accounts of the Life Companies to invest in the Fund simultaneously. Neither the Life Companies nor the Fund currently foresees any such disadvantages or conflicts, either to variable life insurance policyholders or to variable annuity contract owners. Any Life Company may notify the Fund's Board of a potential or existing conflict. The Fund's Board will then determine if a material conflict exists and what action, if any, should be taken in response. Such action could include the sale of Fund shares by one or more of the separate accounts, which could have adverse consequences. Material conflicts could result from, for example, (1) changes in state insurance laws, (2) changes in Federal income tax laws, or (3) differences in voting instructions between those given by variable life insurance policyholders and those given by variable annuity contract owners. The Fund's Board might conclude that separate funds should be established for variable life and variable annuity separate accounts. If this happens, the affected Life Companies will bear the attendant expenses of establishing separate funds. As a result, variable life insurance policyholders and variable annuity contract owners would no longer have the economies of scale typically resulting from a larger combined fund.

The Fund offers a separate class of common stock for each portfolio. All shares of a portfolio have equal voting rights, but only shares of a particular portfolio are entitled to vote on matters concerning only that portfolio. Each of the issued and outstanding shares of a portfolio is entitled to one vote and to participate equally in dividends and distributions declared by the portfolio and, upon liquidation or dissolution, to participate equally in the net assets of the portfolio remaining after satisfaction of outstanding liabilities. The shares of a portfolio, when issued, will be fully paid and nonassessable, have no preference, preemptive, conversion, exchange or similar rights, and will be freely transferable. Shares do not have cumulative voting rights. The holders of more than 50% of the shares of the Fund voting for the election of directors can elect all of the directors of the Fund if they so choose. In such event, holders of the remaining shares would not be able to elect any directors.

Only the separate accounts of the Life Companies may hold shares of the Fund and are entitled to exercise the rights directly as described above. To the extent required by law, the Life Companies will vote the Fund's shares held in the separate accounts, including Fund shares which are not attributable to policyowners, at meetings of the Fund, in accordance with instructions received from persons having voting interests in the corresponding sub-accounts of the separate accounts. Except as required by the Investment Company Act of 1940, as amended (the "1940 Act"), the Fund does not hold regular or special policyowner meetings. If the 1940 Act or any regulation thereunder should be amended, or if present interpretation thereof should change, and as a result it is determined that the Life Companies are permitted to vote the Fund's shares in their own right, they may elect to do so. The rights of policyowners are described in more detail in the prospectuses or disclosure documents for the policies and the annuity contracts, respectively.

                       INVESTMENT OBJECTIVES AND POLICIES

The investment objectives of the Van Kampen Emerging Growth, T. Rowe Price Small Cap, Alger Aggressive Growth, American Century International, Janus Global, Salomon All Cap, Pilgrim Baxter Mid Cap Growth, Goldman Sachs Growth, NWQ Value Equity, American Century Income & Growth, T. Rowe Price Dividend Growth, Great Companies -- America(SM), Great Companies -- Technology(SM), Great Companies -- Global/2/ and Gabelli Global (a "portfolio" or collectively, the "portfolios") of the Fund are described in the portfolios' prospectuses. Shares of the portfolios are sold only to the separate accounts of WRL and to separate accounts of certain of its affiliated life insurance companies (collectively, the "separate accounts") to fund the benefits under certain variable life insurance policies (the "policies") and variable annuity contracts (the "annuity contracts").

As indicated in the prospectus, each portfolio's investment objective and, unless otherwise noted, its investment policies and techniques may be changed by the Board of Directors of the Fund without approval of shareholders or holders of the policies or annuity contracts (collectively, "policyowners"). A change in the investment objective or policies of a portfolio may result in the portfolio having an investment objective or policies different from those which a policyowner deemed appropriate at the time of investment.

As indicated in the prospectus, each portfolio is subject to certain fundamental policies and restrictions which may not be changed without the approval of the holders of a majority of the outstanding voting securities of the portfolio. "Majority" for this purpose and under the 1940 Act means the lesser of (i) 67% of the outstanding voting securities represented at a meeting at which more than 50% of the outstanding voting securities of a portfolio are represented or (ii) more than 50% of the outstanding voting securities of a portfolio. A complete statement of all such fundamental policies is set forth below. State insurance laws and regulations may impose additional limitations on the Fund's investments, including the Fund's ability to borrow, lend and use options, futures and other derivative instruments. In addition, such laws and regulations may require that a portfolio's investments meet additional diversification or other requirements.

INVESTMENT RESTRICTIONS

[GRAPHIC OMITTED]

     VAN KAMPEN EMERGING GROWTH


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the portfolio from investing in securities or other instruments backed by physical commodities).

      3. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      4. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or repurchase agreements).

      5. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      6. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 25% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the portfolio's total assets by reason of a decline in total assets will be reduced within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements.

      7. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, provided that margin payments and other deposits in connection with transactions in options, futures contracts and options on futures contracts shall not be deemed to constitute selling securities short.

      (B) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions and that margin payments and other deposits in connection with transactions in options, futures contracts and options on futures contracts shall not be deemed to constitute purchasing securities on margin.

      (C) The portfolio may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization.

      (D) The portfolio may not mortgage or pledge any securities owned or held by the portfolio in amounts that exceed, in the aggregate, 15% of the portfolio's net assets, provided that this limitation does not apply in the case of assets deposited to provide margin or guarantee positions in options, futures contracts and options on futures contracts or the segregation of assets in connection with such contracts.

      (E) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which the Board of Directors has made a determination as to liquidity, as permitted under the 1940 Act.

      (F) The portfolio may not invest in companies for the purpose of exercising control or management.

      (G) The portfolio may not invest in securities of foreign issuers denominated in foreign currency and not publicly traded in the United States if at the time of acquisition more than 20% of the portfolio's total assets would be invested in such securities.

[GRAPHIC OMITTED]

     T. ROWE PRICE SMALL CAP AND
       T. ROWE PRICE DIVIDEND GROWTH


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 33 1/3% of the value of the portfolio's total assets (including amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 33 1/3% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 33 1/3% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.

      3. Purchase or sell physical commodities (but this shall not prevent the portfolio from entering into future contracts and options thereon).

      4. Invest 25% or more of the portfolio's total assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      5. Lend any security although the portfolio may lend portfolio securities provided that the aggregate of such loans do not exceed 33 1/3% of the value of the portfolio's total assets. The portfolio may purchase money market securities, enter into repurchase agreements and acquire publicly distributed or privately placed debt securities, and purchase debt.

      6. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      7. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      8. Underwrite securities issued by other persons, except to the extent that the portfolio may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment objective.

Furthermore, the portfolios have adopted the following non-fundamental restrictions which may be changed by the Board of Directors of the Fund without shareholder approval:

      (A) A portfolio may not purchase additional securities when money borrowed exceeds 5% of its total assets. This restriction shall not apply to temporary borrowings until the portfolio's net assets exceed $40,000,000.

      (B) A portfolio may not purchase a futures contract or an option thereon, if, with respect to positions in futures or options on futures which do not represent bona fide hedging, the aggregate initial margin and premiums on such options would exceed 5% of the portfolio's net asset value.

      (C) A portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Directors, as permitted under the 1940 Act.

      (D) A portfolio may not invest in companies for the purpose of exercising control or management.

      (E) A portfolio may not purchase securities of open-end or closed-end investment companies except (i) in compliance with the 1940 Act; or (ii) securities of the Reserve Investment or Government Reserve Investment Funds.

      (F) A portfolio may not purchase securities on margin, except (i) for use of short-term credit necessary for clearance of purchases of portfolio securities; and (ii) it may make margin deposits in connection with futures contracts or other permissible investments.

      (G) A portfolio may not mortgage, pledge, hypothecate or, in any manner, transfer any security owned by the portfolio as security for indebtedness except as may be necessary in connection with permissible borrowings or investments and then such mortgaging, pledging or hypothecating may not exceed 33 1/3% of the portfolio's total assets at the time of borrowing or investment.

      (H) A portfolio may not sell securities short, except short sales "against the box."

[GRAPHIC OMITTED]

     GOLDMAN SACHS GROWTH

The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Borrow money except (a) the portfolio may borrow from banks (as defined in the 1940 Act) or through reverse repurchase agreements in amounts up to 33 1/3% of its total assets (including the amount borrowed), (b) the portfolio may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes, (c) the portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities, (d) the portfolio may purchase securities on margin to the extent permitted by applicable law and (e) the portfolio may engage in mortgage dollar rolls which are accounted for as financings.

      3. Purchase or sell physical commodities (but this shall not prevent the portfolio from investing in currency and financial instruments and contracts that are commodities or commodity contracts).

      4. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      5. Make loans, except through (a) the purchase of debt obligations in accordance with the portfolio's investment objective and policies, (b) repurchase agreements with banks, brokers, dealers and other financial institutions, and (c) loans of securities as permitted by applicable law.

      6. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      7. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      8. Underwrite securities issued by other persons, except to the extent that the portfolio may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment objective.

Furthermore, the portfolio has adopted the following non-fundamental restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not invest in companies for the purpose of exercising control or management.

      (B) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Directors, as permitted under the 1940 Act.

      (C) The portfolio may not purchase additional securities when money borrowed exceeds 5% of its total assets. This restriction shall not apply to temporary borrowings until the portfolio's net assets exceed $40,000,000.

      (D) The portfolio may not make short sales of securities, except short sales "against the box."

[GRAPHIC OMITTED]

     PILGRIM BAXTER MID CAP GROWTH


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 10% of the value of the portfolio's total assets. This borrowing provision is included solely to facilitate the orderly sale of portfolio securities to accommodate substantial redemption requests if they should occur and is not for investment purposes. All borrowings in excess of 5% of the portfolio's total assets will be repaid before making investments.

      3. Make loans, except that the portfolio, in accordance with its investment objectives and policies, may purchase or hold debt securities, and enter into repurchase agreements as described in the portfolio's prospectus and this Statement of Additional Information.

      4. Purchase or sell real estate, real estate limited partnership interests, futures contracts, commodities or commodity contracts, except that this shall not prevent the portfolio from (i) investing in readily marketable securities of issuers which can invest in real estate or commodities, institutions that issue mortgages, or real estate investment trusts which deal in real estate or interests therein, pursuant to the portfolio's investment objective and policies, and (ii) entering into futures contracts and options thereon that are listed on a national securities or commodities exchange where, as a result thereof, no more than 5% of the portfolio's total assets (taken at market value at the time of entering into the futures contracts) would be committed to margin deposits on such futures contracts and premiums paid for unexpired options on such futures contracts; provided that, in the case of an option that is "in-the-money" at the time of purchase, the "in-the-money" amount, as defined under the Commodities Futures Trading Commission regulations, may be excluded in computing the 5% limit. The portfolio (as a matter of operating policy) will utilize only listed futures contracts and options thereon.

      5. Act as an underwriter of securities of other issuers except as it may be deemed an underwriter in selling a portfolio security.

      6. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not invest in companies for the purpose of exercising control.

      (B) The portfolio may not pledge, mortgage or hypothecate assets, except
(i) to secure temporary borrowings as permitted by the portfolio's limitation on permitted borrowings, or (ii) in connection with permitted transactions regarding options and futures contracts.

      (C) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 Act, or any successor to such Rule, Section 4(2) commercial paper or any other securities as to which the Board of Directors has made a determination as to liquidity, as permitted under the 1940 Act.

      (D) The portfolio may not purchase securities of other investment companies except as permitted by the 1940 Act and the rules and regulations thereunder.

[GRAPHIC OMITTED]

     ALGER AGGRESSIVE GROWTH


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest in commodities except that the portfolio may purchase or sell stock index futures contracts and related options thereon if thereafter no more than 5% of its total assets are invested in aggregate initial margin and premiums.

      3. Purchase or sell real estate or real estate limited partnerships, except that the portfolio may purchase and sell securities secured by real estate, mortgages or interests therein and securities that are issued by companies that invest or deal in real estate.

      4. Make loans to others, except through purchasing qualified debt obligations, lending portfolio securities or entering into repurchase agreements.

      5. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      6. Borrow money, except that the portfolio may borrow from banks for investment purposes as set forth in the Prospectus. Immediately after any borrowing, including reverse repurchase agreements, the portfolio will maintain asset coverage of not less than 300% with respect to all borrowings.

      7. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."


Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not sell securities short or purchase securities on margin, except that the portfolio may obtain any short-term credit necessary for the clearance of purchases and sales of securities. These restrictions shall not apply to transactions involving selling securities "short against the box."

      (B) The portfolio may not invest in securities of other investment companies, except as it may be acquired as part of a merger, consolidation, reorganization, acquisition of assets or offer of exchange.

      (C) The portfolio may not pledge, hypothecate, mortgage or otherwise encumber more than 10% of the value of the portfolio's total assets except as noted in (E) below. These restrictions shall not apply to transactions involving reverse repurchase agreements or the purchase of securities subject to firm commitment agreements or on a when-issued basis.

      (D) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which the Board of Directors has made a determination as to liquidity, as permitted under the 1940 Act.

      (E) The portfolio may not invest in companies for the purpose of exercising control or management.

[GRAPHIC OMITTED]

     AMERICAN CENTURY INTERNATIONAL


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of such issuer exceeds 5% of the value of the portfolio's total assets, or (b), the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 331/3% of the value of the portfolio's total assets (including amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 331/3% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 331/3% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.

      3. Lend any security or make any other loan if, as a result, more than 331/3% of the portfolio's total assets would be lent to other parties, except (i) through the purchase of debt securities in accordance with its investment objective, policies and limitations or (ii) by engaging in repurchase agreements with respect to portfolio securities.

      4. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      5. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      7. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments provided this limitation shall not prohibit the portfolio from purchasing or selling options and futures contracts or investing in securities or other instruments backed by physical commodities.

      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental restrictions that may be changed by the Board of Trustees of the portfolio without shareholder approval:

      (A) The portfolio may not purchase additional investment securities at any time during which outstanding borrowings exceed 5% of the total assets of the portfolio.

      (B) The portfolio may not purchase any security or enter into a repurchase agreement if, as a result, more than 15% of its net assets would be invested in illiquid securities. Illiquid securities include repurchase agreements not entitling the holder to payment of principal and interest within seven days, and securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

      (C) The portfolio may not sell securities short, except short sales "against the box."

      (D) The portfolio may not purchase securities on margin, except to obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments in connection with futures contracts and options on futures contracts shall not constitute purchasing securities on margin.

      (E) The portfolio may enter into futures contracts and write and buy put and call options relating to futures contracts. The portfolio may not, however, enter into leveraged futures transactions if it would be possible for the portfolio to lose more money than it invested.

      (F) The portfolio may invest a portion of its assets in the securities of issuers with limited operating histories. An issuer is considered to have a limited operating history if that issuer has a record of less than three years of continuous operation. Periods of capital formation, incubation, consolidations, and research and development may be considered in determining whether a particular issuer has a record of three years of continuous operation.

      (G) The portfolio may not invest for purposes of exercising control.

[GRAPHIC OMITTED]

     JANUS GLOBAL


The portfolio may not, as a matter of fundamental policy:

      1. (a) With respect to 75% of the portfolio's assets, invest in the securities (other than government securities as defined in the 1940 Act) of any one issuer if immediately thereafter, more than 5% of the portfolio's total assets would be invested in securities of that issuer; or (b) with respect to 100% of the portfolio's assets, own more than either (i) 10% in principal amount of the outstanding debt securities of an issuer, or (ii) 10% of the outstanding voting securities of an issuer, except that such restrictions shall not apply to government securities, bank money market instruments or bank repurchase agreements. All securities of a foreign govern-ment and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      3. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this shall not prevent the portfolio from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities).

      4. Invest directly in real estate or interests in real estate; however, the portfolio may own debt or equity securities issued by companies engaged in those businesses.

      5. Lend any securities or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements).

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      7. Borrow money, except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 25% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.

      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not (i) enter into any futures contracts or options on future contracts for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of the portfolio's net assets, after taking into account unrealized profits and losses on such contracts it has entered into and (ii) enter into any futures contracts or options on futures contracts if the aggregate amount of the portfolio's commitments under outstanding futures contracts positions and options on futures contracts would exceed the market value of its total assets.

      (B) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short and provided that transactions in options, swaps and forward futures contracts are not deemed to constitute selling securities short.

      (C) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions, provided that margin payments and other deposits in connection with transactions in options, futures, swaps and forward contracts shall not be deemed to constitute purchasing securities on margin.

      (D) The portfolio may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies.

Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization.

      (E) The portfolio may not mortgage or pledge any securities owned or held by the portfolio in amounts that exceed, in the aggregate, 15% of the portfolio's net assets, provided that this limitation does not apply to reverse repurchase agreements or in the case of assets deposited to margin or guarantee positions in futures, options, swaps or forward contracts or the segregation of assets in connection with such contracts.

      (F) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which the Board of Directors has made a determination as to liquidity, as permitted under the 1940 Act.

      (G) The portfolio may not invest in companies for the purpose of exercising control or management.

[GRAPHIC OMITTED]

     GABELLI GLOBAL GROWTH


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      3. Borrow money except (a) the portfolio may borrow from banks (as defined in the 1940 Act) or through reverse repurchase agreements, (b) the portfolio may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes (not for leveraging or borrowing), (c) or pledge its assets other than to secure such issuances or in connection with hedging transactions, short-sales, when-issued and forward commitment transactions and similar investment strategies.

      4. Make loans except (i) by purchasing fixed-income securities or by entering into repurchase agreements or (ii) by lending the portfolio securities to banks, brokers, dealers and other financial institutions so long as such loans are not inconsistent with the 1940 Act or the rules and regulations or interpretations of the SEC thereunder.

      5. Act as underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      6. Invest directly in real estate or interests in real estate, including limited partnership interests; however the portfolio may own debt or equity securities issued by companies engaged in those businesses.

      7. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments.

      8. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Trustees as permitted under the 1940 Act.

      (B) The portfolio may not mortgage, pledge or hypothecate any of its assets, provided that this shall not apply to the transfer of securities in connection with any permissible borrowing or to collateral arrangements in connection with permissible activities.

      (C) The portfolio may not purchase securities on margin, provided that the fund may obtain short-term credits necessary for the clearance of purchases and sales of securities, and further provided that the fund may make margin deposits in connection with its use of financial futures, forward contracts, or derivative instruments.

      (D) The portfolio may not invest in companies for the purpose of exercising control or management.

[GRAPHIC OMITTED]

     GREAT COMPANIES -- GLOBAL/2/


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act), if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets; or (b) the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      3. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this shall not prevent the portfolio from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities).

      4. Invest directly in real estate or interests in real estate; however, the portfolio may own debt or equity securities issued by companies engaged in those businesses.

      5. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements).

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      7. Borrow money, except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 25% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.

      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not (i) enter into any futures contracts or options on futures contracts for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of the portfolio's net assets, after taking into account unrealized profits and losses on such contracts it has entered into and (ii) enter into any futures contracts or options on futures contracts if the aggregate amount of the portfolio's commitments under outstanding futures contracts positions and options on futures contracts would exceed the market value of its total assets.

      (B) The portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short and provided that transactions in options, swaps and forward futures contracts are not deemed to constitute selling securities short.

      (C) The portfolio may not purchase securities on margin, except that the portfolio may obtain such short-term credits as are necessary for the clearance of transactions, provided that margin payments and other deposits in connection with transactions in options, futures, swaps and forward contracts shall not be deemed to constitute purchasing securities on margin.

      (D) The portfolio may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies.

      Limitations (i) and (ii) do no apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization.

      (E) The portfolio may not mortgage or pledge any securities owned or held by the portfolio in amounts that exceed, in the aggregate, 15% of the portfolio's net assets, provided that this limitation does not apply to reverse repurchase agreements or in the case of assets deposited to margin or guarantee positions in futures, options, swaps or forward contracts or the segregation of assets in connection with such contracts.

      (F) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which the Board of Directors has made a determination as to liquidity, as permitted under the 1940 Act.

      (G) The portfolio may not invest in companies for the purpose of exercising control or management.

[GRAPHIC OMITTED]

     GREAT COMPANIES -- AMERICA(SM)
       GREAT COMPANIES -- TECHNOLOGY(SM)


Each portfolio may not, as a matter of fundamental policy:

      1. Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may technically be deemed to be an underwriter under certain securities laws.

      2. Buy or sell commodities or commodity contracts or future contracts (other than gold or foreign currencies unless acquired as a result of ownership of securities.)

      3. Invest directly in real estate or interests in real estate, including limited partnership interests; however, the portfolio may own debt or equity securities issued by companies engaged in those businesses.

      4. Borrow money or pledge, mortgage or hypothecate any of its assets except that the portfolio may borrow on a secured or unsecured basis as a temporary measure for extraordinary or emergency purposes. Such temporary borrowing may not exceed 5% of the value of the portfolio's total assets when the borrowing is made.

      5. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      6. Lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements).

Furthermore, each portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) Each portfolio may not make short sales of securities or maintain a short position. This restriction shall not apply to transactions involving selling securities "short against the box."

      (B) Each portfolio may not participate on a "joint" or "joint and several" basis in any trading account in securities.

      (C) Each portfolio may not invest in securities of other investment companies, except as it may be acquired as part of a merger, consolidation, reorganization, acquisition of assets, or offer of exchange.

      (D) Each portfolio may not invest in interest in oil, gas, or other mineral exploration or development programs, although it may invest in the marketable securities of companies which invest in or sponsor such programs.

[GRAPHIC OMITTED]

     SALOMON ALL CAP


The portfolio may not, as a matter of fundamental policy:

      1. Purchase or sell real estate, real estate mortgages, commodities or commodity contracts; however, the portfolio may: (a) purchase interests in real estate investment trusts or companies which invest in or own real estate if the securities of such trusts or companies are registered under the Securities Act of 1933 and are readily marketable or holding or selling real estate received in connection with securities it holds; and (b) may enter into futures contracts, including futures contracts on interest rates, stock indices and currencies, and options thereon, and may engage in forward currency contracts and buy, sell and write options on currencies and shall not be prohibited from reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.

      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction. In addition, there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      3. Borrow money, except that the portfolio may borrow from banks for investment purposes up to an aggregate of 15% of the value of its total assets taken at the time of borrowing. The portfolio may borrow for temporary or emergency purposes an aggregate amount not to exceed 5% of the value of its total assets at the time of borrowing.

      4. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

      5. Underwrite securities issued by other persons, except to the extent that the portfolio may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment objective.

      6. Make loans, except that the portfolio may purchase debt obligations in which the portfolio may invest consistent with its investment objectives and policies or enter into, and make loans of its portfolio securities, as permitted under the 1940 Act.

Furthermore, the portfolio has adopted the following non-fundamental restrictions that may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Directors, as permitted under the 1940 Act.

      (B) The portfolio may not invest in companies for the purpose of exercising control or management.

      (C) The portfolio may not sell securities short. This restriction shall not apply to transactions involving selling securities "short against the box."

[GRAPHIC OMITTED]

     NWQ VALUE EQUITY


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of any one issuer exceeds 5% of the value of the portfolio's total assets, or (b) the portfolio owns more than 10% of the outstanding voting securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction, provided there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

      3. Make loans except (i) by purchasing debt securities in accordance with its investment objectives and policies or by entering into repurchase agreements or (ii) by lending the portfolio securities to banks, brokers, dealers and other financial institutions so long as such loans are not inconsistent with the 1940 Act or the rules and regulations or interpretations of the SEC thereunder.

      4. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments.

      5. Purchase or sell real estate or real estate limited partnerships (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      7. Borrow money, except from banks for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 10% of the value of the portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 10% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 10% limitation. The portfolio may not purchase additional securities when borrowings exceed 5% of total assets.

      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental investment restrictions which may be changed by the Board of Directors of the Fund without shareholder or policyowner approval:

      (A) The portfolio may not purchase on margin or sell short.

      (B) The portfolio may not invest more than an aggregate of 15% of the net assets of the portfolio, determined at the time of investment, in illiquid securities, subject to legal or contractual restrictions on resale or securities for which there are no readily available markets.

      (C) The portfolio may not invest in companies for the purpose of exercising control or management.

      (D) The portfolio may not pledge, mortgage or hypothecate any of its assets to an extent greater than 10% of its total assets at fair market value.

      (E) The portfolio may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization.

[GRAPHIC OMITTED]

     AMERICAN CENTURY INCOME & GROWTH


The portfolio may not, as a matter of fundamental policy:

      1. With respect to 75% of the portfolio's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the portfolio in the securities of such issuer exceeds 5% of the value of the portfolio's total assets, or (b), the portfolio owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction.

      2. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 33 1/3% of the value of the portfolio's total assets (including amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 33 1/3% of the value of the portfolio's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 33 1/3% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.

      3. Lend any security or make any other loan if, as a result, more than 33 1/3% of the portfolio's total assets would be lent to other parties, except
(i) through the purchase of debt securities in accordance with its investment objective, policies and limitations or (ii) by engaging in repurchase agreements with respect to portfolio securities.

      4. Purchase or sell real estate (but this shall not prevent the portfolio from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business).

      5. Invest 25% or more of the portfolio's assets in the securities of issuers primarily engaged in the same industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

      6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

      7. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments provided this limitation shall not prohibit the portfolio from purchasing or selling options and futures contracts or investing in securities or other instruments backed by physical commodities.

      8. Issue senior securities, as defined in the 1940 Act, except that this restriction shall not be deemed to prohibit the portfolio from (i) making and collateralizing any permitted borrowings and/or purchases of government securities on a "when-issued" or "delayed delivery" basis, (ii) making any permitted loans of its portfolio securities, or (iii) entering into any permitted reverse repurchase agreements that would be considered "senior securities" but for the maintenance by the portfolio of a segregated account with its custodian or some other form of "cover."

Furthermore, the portfolio has adopted the following non-fundamental restrictions that may be changed by the Board of Trustees of the portfolio without shareholder approval:

      (A) The portfolio may not purchase additional investment securities at any time during which outstanding borrowings exceed 5% of the total assets of the portfolio.

      (B) The portfolio may not purchase any security or enter into a repurchase agreement if, as a result, more than 15% of its net assets would be invested in illiquid securities. Illiquid securities include repurchase agreements not entitling the holder to payment of principal and interest within seven days, and securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

      (C) The portfolio may not sell securities short, except short sales "against the box."

      (D) The portfolio may not purchase securities on margin, except to obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments in connection with futures contracts and options on futures contracts shall not constitute purchasing securities on margin.

      (E) The portfolio may not invest for purposes of exercising control.

                              INVESTMENT POLICIES


This section explains certain other portfolio policies, subject to each portfolio's investment restrictions. PLEASE CAREFULLY REVIEW THE "INVESTMENT RESTRICTIONS" FOR EACH PORTFOLIO LISTED ABOVE.

[GRAPHIC OMITTED]

     LENDING

Each of the portfolios may lend its portfolio securities subject to the restrictions stated in this Statement of Additional Information. Under applicable regulatory requirements (which are subject to change), the following conditions apply to securities loans: (a) the loan must be continuously secured by liquid assets maintained on a current basis in an amount at least equal to the market value of the securities loaned; (b) each portfolio must receive any dividends or interest paid by the issuer on such securities; (c) each portfolio must have the right to call the loan and obtain the securities loaned at any time upon notice of not more than five business days, including the right to call the loan to permit voting of the securities; and (d) each portfolio must receive either interest from the investment of collateral or a fixed fee from the borrower.

State laws and regulations may impose additional limitations on borrowings.

Securities loaned by a portfolio remain subject to fluctuations in market value. A portfolio may pay reasonable finders, custodian and administrative fees in connection with a loan. Securities lending, as with other extensions of credit, involves the risk that the borrower may default. Although securities loans will be fully collateralized at all times, a portfolio may experience delays in, or be prevented from, recovering the collateral. During the period that the portfolio seeks to enforce its rights against the borrower, the collateral and the securities loaned remain subject to fluctuations in market value. The portfolios do not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if it were considered important with respect to the investment. A portfolio may also incur expenses in enforcing its rights. If a portfolio has sold a loaned security, it may not be able to settle the sale of the security and may incur potential liability to the buyer of the security on loan for its costs to cover the purchase.

The Van Kampen Emerging Growth, T. Rowe Price Dividend Growth, T. Rowe Price Small Cap, Salomon All Cap, Goldman Sachs Growth and Pilgrim Baxter Mid Cap Growth portfolios may also lend money to other funds and borrow money from other funds that are managed by their respective Sub-Adviser, provided each portfolio seeks and obtains permission from the SEC.

[GRAPHIC OMITTED]

     BORROWING

Subject to its investment restrictions, each portfolio may borrow money from banks for temporary or emergency purposes. As a fundamental policy, the amount borrowed shall not exceed 33 1/3% of total assets for the American Century International, American Century Income & Growth, T. Rowe Price Small Cap, T. Rowe Price Dividend Growth and Goldman Sachs Growth portfolios; 15% for Salomon All Cap; 10% of total assets for the NWQ Value Equity and Pilgrim Baxter Mid Cap Growth portfolios; 5% of total assets for the Great Companies -- America(SM), Great Companies -- Technology(SM) and Gabelli Global Growth portfolios; and 25% of total assets for all other portfolios.

To secure borrowings, a portfolio may not mortgage or pledge its securities in amounts that exceed 15% of its net assets (10% for the NWQ Value Equity portfolio).

The portfolios with a common Sub-Adviser may also borrow (or lend) money to other portfolios or funds that permit such transactions and are also advised by that Sub-Adviser, provided each portfolio or fund seeks and obtains permission from the SEC. There is no assurance that such permission would be granted.

Alger Aggressive Growth may borrow for investment purposes - this is called "leveraging." The portfolio may borrow only from banks, not from other investment companies. There are risks associated with leveraging:

- If the portfolio's asset coverage drops below 300% of borrowings, the portfolio may be required to sell securities within three days to reduce its debt and restore the 300% coverage, even though it may be disadvantageous to do so.

- Leveraging may exaggerate the effect on net asset value of any increase or decease in the market value of a portfolio's securities.

- Money borrowed for leveraging will be subject to interest costs. In certain cases, interest costs may exceed the return received on the securities purchased.

- The portfolio may be required to maintain minimum average balances in connection with borrowing or to pay a commitment or other fee to maintain a line of credit. Either of these requirements would increase the cost of borrowing over the stated interest rate.

[GRAPHIC OMITTED]

     SHORT SALES


Each portfolio may sell securities "short against the box." A short sale is the sale of a security that the portfolio does not own. A short sale is "against the box" if at all times when the short position is open, the portfolio owns an equal amount of the securities sold short or securities convertible into, or exchangeable without further consideration for, securities of the same issue as the securities sold short.

[GRAPHIC OMITTED]

     FOREIGN SECURITIES


Subject to a portfolio's investment restrictions and policies, a portfolio may purchase certain foreign securities. Investments in foreign securities, particularly those of non-governmental issuers, involve considerations which are not ordinarily associated with investing in domestic issuers. These considerations include:

      . Currency Trading Costs. A portfolio incurs costs in converting foreign currencies into U.S. dollars, and vice versa.

      . Different Accounting and Reporting Practices. Foreign companies are generally subject to tax laws and to accounting, auditing and financial reporting standards, practices and requirements different from those that apply in the U.S.

      . Less Information Available. There is generally less public information available about foreign companies.

      . More Difficult Business Negotiations. A portfolio may find it difficult to enforce obligations in foreign countries or to negotiate favorable brokerage commission rates.

      . Reduced Liquidity/Increased Volatility. Some foreign securities are less liquid and their prices more volatile, than securities of comparable U.S. companies.

      . Settlement Delays. Settling foreign securities may take longer than settlements in the U.S.

      . Higher Custody Charges. Custodianship of shares may cost more for foreign securities than it does for U.S. securities.

      . Asset Vulnerability. In some foreign countries, there is a risk of direct seizure or appropriation through taxation of assets of a portfolio. Certain countries may also impose limits on the removal of securities or other assets of a portfolio. Interest, dividends and capital gains on foreign securities held by a portfolio may be subject to foreign withholding taxes.

      . Political Instability. In some countries, political instability, war or diplomatic developments could affect investments.

These risks may be greater in emerging countries or in countries with limited or emerging markets, In particular, developing countries have relatively unstable governments, economies based on only a few industries, and securities markets that trade only a small number of securities. As a result, securities of issuers located in developing countries may have limited marketability and may be subject to abrupt or erratic price fluctuations.

At times, a portfolio's foreign securities may be listed on exchanges or traded in markets which are open on days (such as Saturday) when the portfolio does not compute a price or accept orders for purchase, sale or exchange of shares. As a result, the net asset value of the portfolio may be significantly affected by trading on days when policyholders cannot make transactions.

A portfolio may also purchase American Depositary Receipts ("ADRs"), which are dollar-denominated receipts issued generally by domestic banks and represent the deposit with the bank of a security of a foreign issuer. A portfolio may also invest in American Depositary Shares ("ADSs"), European Depositary Receipts ("EDRs") or Global Depositary Receipts ("GDRs") and other types of receipts of shares evidencing ownership of the underlying foreign security.

ADRs and ADSs are subject to some of the same risks as direct investments in foreign securities, including the currency risk discussed above. The regulatory requirements with respect to ADRs and ADSs that are issued in sponsored and unsponsored programs are generally similar but the issuers of unsponsored ADRs and ADSs are not obligated to disclose material information in the U.S., and, therefore, such information may not be reflected in the market value of the ADRs and ADS.

Foreign Exchange Transactions. To the extent a portfolio invests directly in foreign securities, a portfolio will engage in foreign exchange transactions. The foreign currency exchange market is subject to little government regulation, and such transactions generally occur directly between parties rather than on an exchange or in an organized market. This means that a portfolio is subject to the full risk of default by a counterparty in such a transaction. Because such transactions often take place between different time zones, a portfolio may be required to complete a currency exchange transaction at a time outside of normal business hours in the counterparty's location, making prompt settlement of such transaction impossible. This exposes a portfolio to an increased risk that the counterparty will be unable to settle the transaction. Although the counterparty in such transactions is often a bank or other financial institution, currency transactions are generally not covered by insurance otherwise applicable to such institutions.

[GRAPHIC OMITTED]

     SOVEREIGN DEBT SECURITIES
       (GABELLI GLOBAL GROWTH)


The Gabelli Global Growth portfolio may invest in securities issued or guaranteed by any country and denominated in any currency. The portfolio expects that it generally will invest in developed countries including Australia, Canada, Finland, France, Germany, the Netherlands, Japan, Italy, New Zealand, Norway, Spain, Sweden, the United Kingdom and the United States. The obligations of governmental entities have various kinds of government support and include obligations issued or guaranteed by governmental entities with taxing power. These obligations may or may not be supported by the full faith and credit of a government. Debt securities issued or guaranteed by foreign governmental entities have credit characteristics similar to those of domestic debt securities but include additional risks. These additional risks include those resulting from devaluation of currencies, future adverse political and economic developments and other foreign governmental laws.

The portfolio may also purchase securities issued by semi-governmental or supranational agencies such as the Asian Developmental Bank, the International Bank for Reconstruction and Development, the Export-Import Bank and the European Investment Bank. The governmental members, or "stockholders," usually make initial capital contributions to the supranational entity and in many cases are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings. The portfolio will not invest more than 25% of its assets in the securities of supranational entities.

[GRAPHIC OMITTED]

     FOREIGN BANK OBLIGATIONS


A portfolio may invest in foreign bank obligations and obligations of foreign branches of domestic banks. These investments present certain risks.

                                 - Risk Factors

Risks include the impact of future political and economic developments, the possible imposition of withholding taxes on interest income, the possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls and/or the addition of other foreign governmental restrictions that might adversely affect the payment of principal and interest on these obligations.

In addition, there may be less publicly available and reliable information about a foreign bank than about domestic banks owing to different accounting, auditing, reporting and recordkeeping standards.

[GRAPHIC OMITTED]

     FORWARD FOREIGN CURRENCY CONTRACTS


A forward foreign currency contract ("forward contract") is used to purchase or sell foreign currencies at a future date as a hedge against fluctuations in foreign exchange rates pending the settlement of transactions in foreign securities or during the time a portfolio has exposure to foreign currencies. A forward contract, which is also included in the types of instruments commonly known as derivatives, is an agreement between contracting parties to exchange an amount of currency at some future time at an agreed upon rate.

                                 . Risk Factors

Investors should be aware that hedging against a decline in the value of a currency in the foregoing manner does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of portfolio securities decline.

Furthermore, such hedging transactions preclude the opportunity for gain if the value of the hedging currency should rise. Forward contracts may, from time to time, be considered illiquid, in which case they would be subject to a portfolio's limitation on investing in illiquid securities.

[GRAPHIC OMITTED]

     WHEN-ISSUED, DELAYED SETTLEMENT AND FORWARD DELIVERY SECURITIES


Securities may be purchased and sold on a "when- issued," "delayed settlement," or "forward (delayed) delivery" basis.

"When-issued" or "forward delivery" refers to securities whose terms are available, and for which a market exists, but which are not available for immediate delivery. When-issued or forward delivery transactions may be expected to occur a month or more before delivery is due.

A portfolio may engage in when-issued transactions to obtain what is considered to be an advantageous price and yield at the time of the transaction. When a portfolio engages in when-issued or forward delivery transactions, it will do so for the purpose of acquiring securities consistent with its investment objective and policies and not for the purpose of investment leverage.

"Delayed settlement" is a term used to describe settlement of a securities transaction in the secondary market which will occur sometime in the future. No payment or delivery is made by a portfolio until it receives payment or delivery from the other party to any of the above transactions.

The portfolio will segregate with its custodian cash, U.S. Government securities or other liquid assets at least equal to the value or purchase commitments until payment is made. Such of the segregated securities will either mature or, if necessary, be sold on or before the settlement date. Typically, no income accrues on securities purchased on a delayed delivery basis prior to the time delivery of the securities is made, although a portfolio may earn income in securities it has segregated to collateralize its delayed delivery purchases.

New issues of stocks and bonds, private placements and U.S. Government securities may be sold in this manner.

                                 . Risk Factors

At the time of settlement, the market value of the security may be more or less than the purchase price. The portfolio bears the risk of such market value fluctuations. These transactions also involve a risk to a portfolio if the other party to the transaction defaults on its obligation to make payment or delivery, and the portfolio is delayed or prevented from completing the transaction.

[GRAPHIC OMITTED]

     SECURITIES SUBJECT TO REORGANIZATION (GABELLI GLOBAL GROWTH)


The Gabelli Global Growth portfolio may invest in securities for which a tender or exchange offer has been made or announced and in securities of companies for which a merger, consolidation, liquidation or reorganization proposal has been announced if, in the judgment of Gabelli, there is a reasonable prospect of high total return significantly greater than the brokerage and other transaction expenses involved.

In general, securities which are the subject of such an offer or proposal sell at a premium to their historic market price immediately prior to the announcement of the offer or may also discount what the stated or appraised value of the security would be if the contemplated transaction were approved or consummated.

Such investments may be advantageous when the discount significantly overstates the risk of the contingencies involved; significantly undervalues the securities, assets or cash to be received by shareholders of the prospective portfolio company as a result of the contemplated transaction; or fails adequately to recognize the possibility that the offer or proposal may be replaced or superseded by an offer or proposal of greater value. The evaluation of such contingencies requires unusually broad knowledge and experience on the part of the sub-adviser which must appraise not only the value of the issuer and its component businesses as well as the assets or securities to be received as a result of the contemplated transaction but also the financial resources and business motivation of the offer and the dynamics and business climate when the offer of the proposal is in process. Since such investments are ordinarily short-term in nature, they will tend to increase the turnover ratio of the portfolio thereby increasing its brokerage and other transaction expenses. Gabelli intends to select investments of the type described which, in its view, have a reasonable prospect of capital appreciation which is significant in relation to both risk involved and the potential of available alternate investments.

[GRAPHIC OMITTED]

     REPURCHASE AND REVERSE
     REPURCHASE AGREEMENTS


Subject to a portfolio's investment restrictions and policies, a portfolio may enter into repurchase or reverse repurchase agreements.

In a repurchase agreement, a portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon incremental amount that is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value (at least equal to the amount of the agreed upon resale price and marked-to-market daily) of the underlying security. A portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delays and costs to a portfolio in connection with bankruptcy proceedings), it is the policy of the portfolio to limit repurchase agreements to those parties whose creditworthiness has been reviewed and found satisfactory by a portfolio's Sub-Adviser.

In a reverse repurchase agreement, a portfolio sells a portfolio security to another party, such as a bank or broker-dealer, in return for cash and agrees to repurchase the instrument at a particular price and time. Reverse repurchase agreements may be used to provide cash to satisfy unusually heavy redemption requests or for temporary or emergency purposes without necessity of selling portfolio securities or to earn additional income on portfolio securities such as U.S. Treasury bills and notes. While a reverse repurchase agreement is outstanding, the portfolio will segregate with its custodian cash and appropriate liquid assets to cover its obligation under the agreement. Reverse repurchase agreements are considered a form of borrowing by the portfolio for purposes of the 1940 Act. A portfolio will enter into reverse repurchase agreements only with parties that the portfolio's Sub-Adviser deems creditworthy, and that have been reviewed by the Board of Directors of the Fund. Goldman Sachs Growth may, together with other registered investment companies managed by GSAM or its affiliates, transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

                                 . Risk Factors

Repurchase agreements involve the risk that the seller will fail to repurchase the security, as agreed. In that case, a portfolio will bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs are incurred.

Reverse repurchase agreements may expose a portfolio to greater fluctuations in the value of its assets.

[GRAPHIC OMITTED]

     TEMPORARY DEFENSIVE POSITION


For temporary defensive purposes, a portfolio may, at times, choose to hold some portion of its net assets in cash, or to invest that cash in a variety of debt securities. This may be done as a defensive measure at times when desirable risk/reward characteristics are not available in stocks or to earn income from otherwise uninvested cash. When a portfolio increases its cash or debt investment position, its income may increase while its ability to participate in stock market advances or declines decrease. Furthermore, when a portfolio assumes a temporary defensive position it may not be able to achieve its investment objective.

[GRAPHIC OMITTED]

     U.S. GOVERNMENT SECURITIES


Subject to a portfolio's investment restrictions or policies, a portfolio may invest in U.S. Government obligations which generally include direct obligations of the U.S. Treasury (such as U.S. Treasury bills, notes, and bonds) and obligations issued or guaranteed by U.S. Government agencies or instrumentalities. Examples of the types of U.S. Government securities that the portfolio may hold include the Federal Housing Administration, Small Business Administration, General Services Administration, Federal Farm Credit Banks, Federal Intermediate Credit Banks, and Maritime Administration. U.S. Government securities may be supported by the full faith and credit of the U.S. Government (such as securities of the Small Business Administration); by the right of the issuer to borrow from the U.S. Treasury (such as securities of the Federal Home Loan Bank); by the discretionary authority of the U.S. Government to purchase the agency's obligations (such as securities of the Federal National Mortgage Association); or only by the credit of the issuing agency.

Examples of agencies and instrumentalities which may not always receive financial support from the U.S. Government are: Federal Land Banks; Central Bank for

Cooperatives; Federal Intermediate Credit Banks; Federal Home Loan Banks; Farmers Home Administration; and Federal National Mortgage Association ("FNMA").

[GRAPHIC OMITTED]

     NON-INVESTMENT GRADE DEBT SECURITIES


Subject to limitations set forth in a portfolio's investment policies, a portfolio may invest its assets in debt securities below the four highest grades ("lower grade debt securities" commonly referred to as "junk bonds"), as determined by Moody's Investors Service, Inc. ("Moody's") (lower than Baa) or Standard & Poor's Corporation ("S&P") (lower than BBB). Bonds and preferred stock rated "B" or "b" by Moody's are not considered investment grade debt securities. (See Appendix B for a description of debt securities ratings.)

Before investing in any lower-grade debt securities, a portfolio's Sub-Adviser will determine that such investments meet the portfolio's investment objective. Lower-grade debt securities usually have moderate to poor protection of principal and interest payments, have certain speculative characteristics, and involve greater risk of default or price declines due to changes in the issuer's creditworthiness than investment-grade debt securities. Because the market for lower-grade debt securities may be thinner and less active than for investment grade debt securities, there may be market price volatility for these securities and limited liquidity in the resale market. Market prices for lower-grade debt securities may decline significantly in periods of general economic difficulty or rising interest rates. Through portfolio diversification and credit analysis, investment risk can be reduced, although there can be no assurance that losses will not occur.

The quality limitation set forth in each portfolio's investment policies is determined immediately after the portfolio's acquisition of a given security. Accordingly, any later change in ratings will not be considered when determining whether an investment complies with the portfolio's investment policies.

[GRAPHIC OMITTED]

     CONVERTIBLE SECURITIES


Subject to any investment limitations set forth in a portfolio's policies or investment restrictions, a portfolio may invest in convertible securities. Convertible securities may include corporate notes or preferred stock, but ordinarily are a long-term debt obligation of the issuer convertible at a stated exchange rate into common stock of the issuer. As with all debt securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis, and thus may not depreciate to the same extent as the underlying common stock.

DECS (Dividend Enhanced Convertible Stock, or Debt Exchangeable for Common Stock when-issued as a debt security) offer a substantial dividend advantage with the possibility of unlimited upside potential if the price of the underlying common stock exceeds a certain level. DECS convert to common stock at maturity. The amount received is dependent on the price of the common stock at the time of maturity. DECS contain two call options at different strike prices. The DECS participate with the common stock up to the first call price. They are effectively capped at that point unless the common stock rises above a second price point, at which time they participate with unlimited upside potential.

PERCS (Preferred Equity Redeemable Stock, converts into an equity issue that pays a high cash dividend, has a cap price and mandatory conversion to common stock at maturity) offer a substantial dividend advantage, but capital appreciation potential is limited to a predetermined level. PERCS are less risky and less volatile than the underlying common stock because their superior income mitigates declines when the common falls, while the cap price limits gains when the common rises.

Convertible securities generally rank senior to common stocks in an issuer's capital structure and are consequently of higher quality and entail less risk of declines in market value than the issuer's common stock. However, the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed-income security. In evaluating investment in a convertible security, primary emphasis will be given to the attractiveness of the underlying common stock. The convertible debt securities in which a portfolio may invest are subject to the same rating criteria as the portfolio's investment in non-convertible debt securities.

[GRAPHIC OMITTED]

     INVESTMENTS IN FUTURES, OPTIONS AND OTHER DERIVATIVE INSTRUMENTS


The following investments are subject to limitations as set forth in each portfolio's investment restrictions and policies:

Futures Contracts. A portfolio may enter into contracts for the purchase or sale
-----------------
for future delivery of equity or fixed-income securities, foreign currencies or contracts based on financial indices, including interest rates or indices of U.S. Government or foreign government securities or equity or fixed-income securities ("futures contracts"). U.S. futures contracts are traded on exchanges that have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant ("FCM"), or brokerage firm, which is a member of the relevant contract market. Through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. Since all transactions in the futures market are made through a member of, and are offset or fulfilled through a clearinghouse associated with, the exchange on which the contracts are traded, a portfolio will incur brokerage fees when it buys or sells futures contracts.

When a portfolio buys or sells a futures contract, it incurs a contractual obligation to receive or deliver the underlying instrument (or a cash payment based on the difference between the underlying instrument's closing price and the price at which the contract was entered into) at a specified price on a specified date. Transactions in futures contracts generally would be made to seek to hedge against potential changes in interest or currency exchange rates or the prices of a security or a securities index which might correlate with or otherwise adversely affect either the value of a portfolio's securities or the prices of securities which the portfolio is considering buying at a later date. Futures may also be used for managing a portfolio's exposure to change in securities prices and foreign currencies; as an efficient means of adjusting its overall exposure to certain markets, or in an effort to enhance income.

The buyer or seller of futures contracts is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the buyer and seller are required to deposit "initial margin" for the benefit of an FCM when the contract is entered into. Initial margin deposits are equal to a percentage of the contract's value, as set by the exchange on which the contract is traded, and may be maintained in cash or certain high-grade liquid assets. If the value of either party's position declines, that party will be required to make additional "variation margin" payments with an FCM to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments are similar to good faith deposits or performance bonds, unlike margin extended by a securities broker, and initial and variation margin payments do not constitute purchasing securities on margin for purposes of the portfolio's investment limitations. In the event of the bankruptcy of an FCM that holds margin on behalf of a portfolio, the portfolio may be entitled to return of margin owed to the portfolio only in proportion to the amount received by the FCM's other customers. The portfolio's Sub-Adviser will attempt to minimize the risk by careful monitoring of the creditworthiness of the FCM with which the portfolio does business and by depositing margin payments in a segregated account with the custodian when practical or otherwise required by law.

Although a portfolio would hold cash and liquid assets in a segregated account with a value sufficient to cover the portfolio's open futures obligations, the segregated assets would be available to the portfolio immediately upon closing out the futures position, while settlement of securities transactions could take several days. However, because the portfolio's cash that may otherwise be invested would be held uninvested or invested in liquid assets so long as the futures position remains open, the portfolio's return could be diminished due to the opportunity cost of foregoing other potential investments.

The acquisition or sale of a futures contract may occur, for example, when a portfolio holds or is considering purchasing equity securities and seeks to protect itself from fluctuations in prices without buying or selling those securities. For example, if prices were expected to decrease, a portfolio might sell equity index futures contracts, thereby hoping to offset a potential decline in the value of equity securities in the portfolio by a corresponding increase in the value of the futures contract position held by the portfolio and thereby preventing a portfolio's net asset value from declining as much as it otherwise would have. A portfolio also could seek to protect against potential price declines by selling portfolio securities and investing in money market instruments. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows a portfolio to maintain a defensive position without having to sell portfolio securities.

Similarly, when prices of equity securities are expected to increase, futures contracts may be bought to attempt to hedge against the possibility of having to buy equity securities at higher prices. This technique is sometimes known as an anticipatory hedge. Since the fluctuations in the value of futures contracts should be similar to those of equity securities, a portfolio could take advantage of the potential rise in the value of equity securities without buying them until the market has stabilized. At that time, the futures contracts could be liquidated and the portfolio could buy equity securities on the cash market. To the extent a portfolio enters into futures contracts for this purpose, the assets in the segregated asset account maintained to cover the portfolio's obligations with respect to futures contracts will consist of liquid assets from its portfolio in an amount equal to the difference between the contract price and the aggregate value of the initial and variation margin payments made by the portfolio with respect to the futures contracts.

The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial margin and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal price relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced and prices in the futures market distorted. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of the foregoing distortions, a correct forecast of general price trends by a portfolio's Sub-Adviser still may not result in a successful use of futures contracts.

Futures contracts entail risks. Although each portfolio's Sub-Adviser believes that use of such contracts can benefit a portfolio, if the Sub-Adviser's investment judgment is incorrect, a portfolio's overall performance could be worse than if the portfolio had not entered into futures contracts. For example, if a portfolio has attempted to hedge against the effects of a possible decrease in prices of securities held by the portfolio and prices increase instead, the portfolio may lose part or all of the benefit of the increased value of these securities because of offsetting losses in the portfolio's futures positions. In addition, if the portfolio has insufficient cash, it may have to sell securities from its portfolio to meet daily variation margin requirements. Those sales may, but will not necessarily, be at increased prices which reflect the rising market and may occur at a time when the sales are disadvantageous to a portfolio.

The prices of futures contracts depend primarily on the value of their underlying instruments. Because there are a limited number of types of futures contracts, it is possible that the standardized futures contracts available to a portfolio will not match exactly the portfolio's current or potential investments. A portfolio may buy and sell futures contracts based on underlying instruments with different characteristics from the securities in which it typically invests - for example, by hedging investments in portfolio securities with a futures contract based on a broad index of securities - which involves a risk that the futures position will not correlate precisely with the performance of the portfolio's investments.

Futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments correlate with a portfolio's investments. Futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instruments, and the time remaining until expiration of the contract. Those factors may affect securities prices differently from futures prices. Imperfect correlations between a portfolio's investments and its futures positions may also result from differing levels of demand in the futures markets and the securities markets, from structural differences in how futures and securities are traded, and from imposition of daily price fluctuation limits for futures contracts. A portfolio may buy or sell futures contracts with a greater or lesser value than the securities it wishes to hedge or is considering purchasing in order to attempt to compensate for differences in historical volatility between the futures contract and the securities, although this may not be successful in all cases. If price changes in a portfolio's futures positions are poorly correlated with its other investments, its futures positions may fail to produce desired gains or result in losses that are not offset by the gains in the portfolio's other investments.

Because futures contracts are generally settled within a day from the date they are closed out, compared with longer settlement periods for some types of securities, the futures markets can provide superior liquidity to the securities markets. Nevertheless, there is no assurance a liquid secondary market will exist for any particular futures contract at any particular time. In addition, futures exchanges may establish daily price fluctuation limits for futures contracts and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached, it may be impossible for a portfolio to enter into new positions or close out existing positions. If the secondary market for a futures contract is not liquid because of price fluctuation limits or otherwise, a portfolio may not be able to promptly liquidate unfavorable positions and potentially be required to continue to hold a futures position until the delivery date, regardless of changes in its value. As a result, the portfolio's access to other assets held to cover its futures positions also could be impaired.

Although futures contracts by their terms call for the delivery or acquisition of the underlying commodities or a cash payment based on the value of the underlying commodities, in most cases the contractual obligation is offset before the delivery date of the contract by buying, in the case of a contractual obligation to sell, or selling, in the case of a contractual obligation to buy, an identical futures contract on a commodities exchange. Such a transaction cancels the obligation to make or take delivery of the commodities.

Each portfolio intends to comply with guidelines of eligibility for exclusion from the definition of the term "commodity pool operator" with the CFTC and the National Futures Association, which regulate trading in the futures markets. Such guidelines presently require that to the extent that a portfolio enters into futures contracts or options on a futures position that are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums on these positions (excluding the amount by which options are "in-the-money") may not exceed 5% of the portfolio's net assets.

Options on Futures Contracts. A portfolio may buy and write options on futures
----------------------------
contracts. An option on a futures contract gives the portfolio the right (but not the obligation) to buy or sell a futures contract at a specified price on or before a specified date. The purchase and writing of options on futures contracts is similar in some respects to the purchase and writing of options on individual securities. See "Options on Securities" on page 23. Transactions in options on futures contracts will generally not be made other than to attempt to hedge against potential changes in interest rates or currency exchange rates or the price of a security or a securities index which might correlate with or otherwise adversely affect either the value of the portfolio's securities or the process of securities which the portfolio is considering buying at a later date.


The purchase of a call option on a futures contract may or may not be less risky than ownership of the futures contract or the underlying instrument, depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying instrument. As with the purchase of futures contracts, when a portfolio is not fully invested it may buy a call option on a futures contract to attempt to hedge against a market advance.

The writing of a call option on a futures contract may constitute a partial hedge against declining prices of the security or foreign currency which is deliverable under, or of the index comprising, the futures contract. If the futures price at the expiration of the option is below the exercise price, the portfolio will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the portfolio's holdings. The writing of a put option on a futures contract may constitute a partial hedge against increasing prices of the security or foreign currency which is deliverable under, or of the index comprising, the futures contract. If the futures price at expiration of the option is higher than the exercise price, the portfolio will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the portfolio is considering buying. If a call or put option a portfolio has written is exercised, the portfolio will incur loss which will be reduced by the amount of the premium it received. Depending on the degree of correlation between change in the value of its portfolio securities and changes in the value of the futures positions, a portfolio's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

The purchase of a put option on a futures contract is similar in some respect to the purchase of protective put options on portfolio securities. For example, a portfolio may buy a put option on a futures contract to attempt to hedge the portfolio's securities against the risk of falling prices.

The amount of risk a portfolio assumes when it buys an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the options bought.

Forward Contracts. A portfolio may enter into forward foreign currency exchange
-----------------
contracts ("forward currency contracts") to attempt to minimize the risk to the portfolio from adverse changes in the relationship between the U.S. dollar and other currencies. A forward currency contract is an obligation to buy or sell an amount of a specified currency for an agreed price (which may be in U.S. dollars or a foreign currency) at a future date which is individually negotiated between currency traders and their customers. A portfolio may invest in forward currency contracts with stated contract values of up to the value of the portfolio's assets.

A portfolio may exchange foreign currencies for U.S. dollars and for other foreign currencies in the normal course of business and may buy and sell currencies through forward currency contracts in order to fix a price for securities it has agreed to buy or sell. A portfolio may enter into a forward currency contract, for example, when it enters into a contract to buy or sell a security denominated in or exposed to fluctuations in a foreign currency in order to "lock in" the U.S. dollar price of the security ("transaction hedge").

Additionally, when a portfolio's Sub-Adviser believes that a foreign currency in which portfolio securities are denominated may suffer a substantial decline against the U.S. dollar, a portfolio may enter into a forward currency contract to sell an amount of that foreign currency (or a proxy currency whose performance is expected to replicate the performance of that currency) for U.S. dollars approximating the value of some or all of the portfolio securities denominated in that currency (not exceeding the value of the portfolio's assets denominated in that currency) or by participating in options or futures contracts with respect to the currency, or, when the portfolio's Sub-Adviser believes that the U.S. dollar may suffer a substantial decline against a foreign currency for a fixed U.S. dollar amount ("position hedge"). This type of hedge seeks to minimize the effect of currency appreciation as well as depreciation, but does not protect against a decline in the security's value relative to other securities denominated in the foreign currency.

A portfolio also may enter into a forward currency contract with respect to a currency where the portfolio is considering the purchase of investments denominated in that currency but has not yet done so ("anticipatory hedge").

In any of the above circumstances a portfolio may, alternatively, enter into a forward currency contract with respect to a different foreign currency when a portfolio's Sub-Adviser believes that the U.S. dollar value of that currency will correlate with the U.S. dollar value of the currency in which portfolio securities of, or being considered for purchase by, the portfolio are denominated ("cross-hedge"). For example, if a portfolio's Sub-Adviser believes that a particular foreign currency may decline relative to the U.S. dollar, a portfolio could enter into a contract to sell that currency or a proxy currency (up to the value of the portfolio's assets denominated in that currency) in exchange for another currency that the Sub-Adviser expects to remain stable or to appreciate relative to the U.S. dollar. Shifting a portfolio's currency exposure from one foreign currency to another removes the portfolio's opportunity to profit from increases in the value of the original currency and involves a risk of increased losses to the portfolio if the portfolio's Sub-Adviser's projection of future exchange rates is inaccurate.

A portfolio also may enter into forward contracts to buy or sell at a later date instruments in which a portfolio may invest directly or on financial indices based on those instruments. The market for those types of forward contracts is developing and it is not currently possible to identify instruments on which forward contracts might be created in the future.

A portfolio will cover outstanding forward currency contracts by maintaining liquid portfolio securities denominated in the currency underlying the forward contract or the currency being hedged. To the extent that a portfolio is not able to cover its forward currency positions with underlying portfolio securities, the Fund's custodian will segregate cash or other liquid assets having a value equal to the aggregate amount of the portfolio's commitments under forward contracts entered into with respect to position hedges and cross-hedges. If the value of the segregated securities declines, additional cash or liquid assets will be segregated on a daily basis so that the value of the account will be equal to the amount of the portfolio's commitments with respect to such contracts. As an alternative to maintaining all or part of the segregated assets, a portfolio may buy call options permitting the portfolio to buy the amount of foreign currency subject to the hedging transaction by a forward sale contract or the portfolio may buy put options permitting the portfolio to sell the amount of foreign currency subject to a forward buy contract.

While forward contracts are not currently regulated by the CFTC, the CFTC may in the future assert authority to regulate forward contracts. In such event a portfolio's ability to utilize forward contracts in the manner set forth in the Prospectus may be restricted. Forward contracts will reduce the potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unforeseen changes in currency prices may result in poorer overall performance for a portfolio than if it had not entered into such contracts. The use of foreign currency forward contracts will not eliminate fluctuations in the underlying U.S. dollar equivalent value of the proceeds of or rates of return on a portfolio's foreign currency denominated portfolio securities.

The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedging transaction generally will not be precise. In addition, a portfolio may not always be able to enter into forward contracts at attractive prices and accordingly may be limited in its ability to use these contracts in seeking to hedge the portfolio's assets.

Also, with regard to a portfolio's use of cross-hedging transactions, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying a portfolio's cross-hedges and the movements in the exchange rates of the foreign currencies in which the portfolio's assets that are subject of the cross-hedging transactions are denominated.

Options on Foreign Currencies. A portfolio may buy put and call options and may
-----------------------------
write covered put and call options on foreign currencies for hedging purposes in a manner similar to that in which futures contracts or forward contracts on foreign currencies may be utilized. For example, a decline in the U.S. dollar value of a foreign currency in which portfolio securities are denominated will reduce the U.S. dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, a portfolio may buy put options on the foreign currency. If the value of the currency declines, the portfolio will have the right to sell such currency for a fixed amount in U.S. dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

Conversely, when a rise in the U.S. dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, a portfolio may buy call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates, although, in the event of exchange rate movements adverse to a portfolio's option position, the portfolio could sustain losses on transactions in foreign currency options which would require that the portfolio lose a portion or all of the benefits of advantageous changes in those rates. In addition, in the case of other types of options, the benefit to a portfolio from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs.

A portfolio may write options on foreign currencies for the same types of hedging purposes. For example, in attempting to hedge against a potential decline in the U.S. dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates, a portfolio could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised and the diminution in value of portfolio securities will be offset by the amount of the premium received.

Similarly, instead of purchasing a call option to attempt to hedge against a potential increase in the U.S. dollar cost of securities to be acquired, a portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the portfolio to hedge the increased cost up to the amount of premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium received, and only if exchange rates move in the expected direction. If that does not occur, the option may be exercised and the portfolio would be required to buy or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, a portfolio also may lose all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

A portfolio may write covered call options on foreign currencies. A call option written on a foreign currency by a portfolio is "covered" if the portfolio owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the portfolio has a call on the same foreign currency and in the same principal amount as the call written if the exercise price of the call held (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written, and if the difference is maintained by the portfolio in cash or high-grade liquid assets in a segregated account with the Fund's custodian.

A portfolio may also write call options on foreign currencies for cross-hedging purposes that may not be deemed to be covered. A call option on a foreign currency is for cross-hedging purposes if it is not covered but is designed to provide a hedge against a decline due to an adverse change in the exchange rate in the U.S. dollar value of a security which the portfolio owns or has the right to acquire and which is denominated in the currency underlying the option. In such circumstances, the portfolio collateralizes the option by maintaining segregated assets in an amount not less than the value of the underlying foreign currency in U.S. dollars marked-to-market daily.

A portfolio may buy or write options in privately negotiated transactions on the types of securities and indices based on the types of securities in which the portfolio is permitted to invest directly. A portfolio will effect such transactions only with investment dealers and other financial institutions (such as commercial banks or savings and loan institutions) deemed creditworthy, and only pursuant to procedures adopted by the portfolio's Sub-Adviser for monitoring the creditworthiness of those entities. To the extent that an option bought or written by a portfolio in a negotiated transaction is illiquid, the value of an option bought or the amount of the portfolio's obligations under an option written by the portfolio, as the case may be, will be subject to the portfolio's limitation on illiquid investments. In the case of illiquid options, it may not be possible for the portfolio to effect an offsetting transaction at the time when the portfolio's Sub-Adviser believes it would be advantageous for the portfolio to do so.

Options on Securities. In an effort to reduce fluctuations in net asset value, a
---------------------
portfolio may write covered put and call options and may buy put and call options and warrants on securities that are traded on United States and foreign securities exchanges and over-the-counter ("OTC"). A portfolio also may write call options that are not covered for cross-hedging purposes. A portfolio may write and buy options on the same types of securities that the portfolio could buy directly and may buy options on financial indices as described above with respect to futures contracts. There are no specific limitations on a portfolio's writing and buying options on securities.

A put option gives the holder the right, upon payment of a premium, to deliver a specified amount of a security to the writer of the option on or before a fixed date at a predetermined price. A call option gives the holder the right, upon payment of a premium, to call upon the writer to deliver a specified amount of a security on or before a fixed date at a predetermined price.

A put option written by a portfolio is "covered" if the portfolio (i) maintains cash not available for investment or other liquid assets with a value equal to the exercise price in a segregated account with its custodian or (ii) holds a put on the same security and in the same principal amount as the put written and the exercise price of the put held is equal to or greater than the exercise price of the put written. The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price and the volatility of the underlying security, the remaining term of the option, supply and demand and interest rates. A call option written by a portfolio is "covered" if the portfolio owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or has segregated additional cash consideration with its custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also deemed to be covered if the portfolio holds a call on the same security and in the same principal amount as the call written and the exercise price of the call held (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written if the difference is maintained by the portfolio in cash and high-grade liquid assets in a segregated account with its custodian.

A portfolio collateralizes its obligation under a written call option for cross-hedging purposes by segregating with its custodian cash or other liquid assets in an amount not less than the market value of the underlying security, marked-to-market daily. A portfolio would write a call option for cross-hedging purposes, instead of writing a covered call option, when the premium to be received from the cross-hedge transaction would exceed that which would be received from writing a covered call option and the portfolio's Sub-Adviser believes that writing the option would achieve the desired hedge.

If a put or call option written by a portfolio was exercised, the portfolio would be obligated to buy or sell the underlying security at the exercise price. Writing a put option involves the risk of a decrease in the market value of the underlying security, in which case the option could be exercised and the underlying security would then be sold by the option holder to the portfolio at a higher price than its current market value. Writing a call option involves the risk of an increase in the market value of the underlying security, in which case the option could be exercised and the underlying security would then be sold by the portfolio to the option holder at a lower price than its current market value. Those risks could be reduced by entering into an offsetting transaction. The portfolio retains the premium received from writing a put or call option whether or not the option is exercised.

The writer of an option may have no control when the underlying security must be sold, in the case of a call option, or bought, in the case of a put option, since with regard to certain options, the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount, of course, may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to buy the underlying security.

The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously bought. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

Effecting a closing transaction in the case of a written call option will permit a portfolio to write another call option on the underlying security with either a different exercise price or expiration date or both or, in the case of a written put option, will permit a portfolio to write another put option to the extent that the exercise price thereof is secured by deposited high-grade liquid assets. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other portfolio investments. If a portfolio desires to sell a particular security on which the portfolio has written a call option, the portfolio will effect a closing transaction prior to or concurrent with the sale of the security.

A portfolio may realize a profit from a closing transaction if the price of the purchase transaction is less than the premium received from writing the option or the price received from a sale transaction is more than the premium paid to buy the option; a portfolio may realize a loss from a closing transaction if the price of the purchase transaction is less than the premium paid to buy the option. Because increases in the market of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the portfolio.

An option position may be closed out only where there exists a secondary market for an option of the same series. If a secondary market does not exist, it might not be possible to effect closing transactions in particular options with the result that a portfolio would have to exercise the options in order to realize any profit. If a portfolio is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or the portfolio delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market may include the following: (i) there may be insufficient trading interest in certain options,
(ii) restrictions may be imposed by a national securities exchange on which the option is traded ("Exchange") on opening or closing transactions or both, (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities, (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange, (v) the facilities of an Exchange or the Options Clearing Corporation ("OCC") may not at all times be adequate to handle current trading volume, or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the OCC as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

A portfolio may write options in connection with buy-and-write transactions; that is, a portfolio may buy a security and then write a call option against that security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, a portfolio's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between the portfolio's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset by the amount of premium received.

The writing of covered put options is similar in terms of risk and return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and a portfolio's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, the portfolio may elect to close the position or take delivery of the security at the exercise price and a portfolio's return will be the premium received from the put options minus the amount by which the market price of the security is below the exercise price.

A portfolio may buy put options to attempt to hedge against a decline in the value of its securities. By using put options in this way, a portfolio will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

A portfolio may buy call options to attempt to hedge against an increase in the price of securities that the portfolio may buy in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by a portfolio upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the portfolio.

In purchasing an option, a portfolio would be in a position to realize a gain if, during the option period, the price of the underlying security increased (in the case of a call) or decreased (in the case of a put) by an amount in excess of the premium paid and would realize a loss if the price of the underlying security did not increase (in the case of a call) or decrease (in the case of a put) during the period by more than the amount of the premium. If a put or call option brought by a portfolio were permitted to expire without being sold or exercised, the portfolio would lose the amount of the premium.

Although they entitle the holder to buy equity securities, warrants on and options to purchase equity securities do not entitle the holder to dividends or voting rights with respect to the underlying securities, nor do they represent any rights in the assets of the issuer of those securities.


Interest Rate Swaps and Swap-Related Products. In order to attempt to protect
---------------------------------------------
the value of a portfolio's investments from interest rate or currency exchange rate fluctuations, a portfolio may enter into interest rate swaps, and may buy or sell interest rate caps and floors. A portfolio expects to enter into these transactions primarily to attempt to preserve a return or spread on a particular investment or portion of its portfolio. A portfolio also may enter into these transactions to attempt to protect against any increase in the price of securities the portfolio may consider buying at a later date. A portfolio does not intend to use these transactions as a speculative investment. Interest rate swaps involve the exchange by a portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments. The exchange commitments can involve payments to be made in the same currency or in different currencies. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a contractually based principal amount from the party selling the interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a contractually based principal amount from the party selling the interest rate floor.

Swap and swap-related products are specialized OTC instruments and their use involves risks specific to the markets in which they are entered into. A portfolio will usually enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out, with the portfolio receiving or paying, as the case may be, only the net amount of the two payments. The net amount of the excess, if any, of a portfolio's obligations over its entitlements with respect to each interest rate swap will be calculated on a daily basis and an amount of cash or other liquid assets having an aggregate net asset value of at least equal to the accrued excess will be segregated with the Fund's custodian. If a portfolio enters into an interest rate swap on other than a net basis, the portfolio would segregate assets in the full amount accrued on a daily basis of the portfolio's obligations with respect to the swap. A portfolio will not enter into any interest rate swap, cap or floor transaction unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated in one of the three highest rating categories of at least one nationally recognized statistical rating organization at the time of entering into such transaction. A portfolio's Sub-Adviser will monitor the creditworthiness of all counterparties on an ongoing basis. If there is a default by the other party to such a transaction, a portfolio will have contractual remedies pursuant to the agreements related to the transaction.



The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. The Sub-Advisers have determined that, as a result, the swap market has become relatively liquid. Caps and floors are more recent innovations for which standardized documentation has not yet been developed and, accordingly, they are less liquid than swaps. To the extent a portfolio sells (i.e., writes) caps and floors, it will segregate with the custodian cash or other liquid assets having an aggregate net asset value at least equal to the full amount, accrued on a daily basis, of the portfolio's obligations with respect to any caps or floors.



Interest rate swap transactions are subject to limitations set forth in each portfolio's policies. These transactions may in some instances involve the delivery of securities or other underlying assets by a portfolio or its counterparty to collateralize obligations under the swap. Under the documentation currently used in those markets, the risk of loss with respect to interest rate swaps is limited to the net amount of the interest payments that a portfolio is contractually obligated to make. If the other party to an interest rate swap that is not collateralized defaults, a portfolio would risk the loss of the net amount of the payments that the portfolio contractually is entitled to receive. A portfolio may buy and sell (i.e., write) caps and floors without limitation, subject to the segregated account requirement described above.


In addition to the instruments, strategies and risks described in this Statement of Additional Information and in the Prospectus, there may be additional opportunities in connection with options, futures contracts, forward currency contracts, and other hedging techniques, that become available as each portfolio's Sub-Adviser develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new instruments and techniques are developed. A Sub-Adviser may use these opportunities to the extent they are consistent with each portfolio's respective investment objective and are permitted by each portfolio's respective investment limitations and applicable regulatory requirements.

Supranational Agencies. A portfolio may invest up to 10% of its assets in debt
----------------------
obligations of supranational agencies such as: the International Bank for Reconstruction and Development (commonly referred to as the World Bank), which was chartered to finance development projects in developing member countries; the European Community, which is a twelve-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of various European nations' steel and coal industries; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations in the Asian and Pacific regions. Debt obligations of supranational agencies are not considered Government Securities and are not supported, directly or indirectly, by the U.S. Government.

Index Options. In seeking to hedge all or a portion of its investments, a
-------------
portfolio may purchase and write put and call options on securities indices listed on U.S. or foreign securities exchanges or traded in the over-the-counter market, which indices include securities held in the portfolios. The portfolios with such option writing authority may write only covered options. A portfolio may also use securities index options as a means of participating in a securities market without making direct purchases of securities.

A securities index measures the movement of a certain group of securities by assigning relative values to the securities included in the index. Options on securities indexes are generally similar to options on specific securities. Unlike options on securities, however, options on securities indices do not involve the delivery of an underlying security; the option in the case of an option on a securities index represents the holder's right to obtain from the writer in cash a fixed multiple of the amount by which the exercise price exceeds (in the case of a call) or is less than (in the case of a put) the closing value of the underlying securities index on the exercise date. A portfolio may purchase and write put and call options on securities indexes or securities index futures contracts that are traded on a U.S. exchange or board of trade or a foreign exchange, to the extent permitted under rules and interpretations of the Commodity Futures Trading Commission ("CFTC"), as a hedge against changes in market conditions and interest rates, and for duration management, and may enter into closing transactions with respect to those options to terminate existing positions. A securities index fluctuates with changes in the market values of the securities included in the index. Securities index options may be based on a broad or narrow market index or on an industry or market segment.

The delivery requirements of options on securities indices differ from options on securities. Unlike a securities option, which contemplates the right to take or make delivery of securities at a specified price, an option on a securities index gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by
(ii) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the securities index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The amount of cash received will be equal to the difference between the closing price of the index and the exercise price of the option expressed in dollars times a specified multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in securities index options prior to expiration by entering into a closing transaction on an exchange or it may allow the option to expire unexercised.

The effectiveness of purchasing or writing securities index options as a hedging technique will depend upon the extent to which price movements in the portion of a securities portfolio being hedged correlate with price movements of the securities index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular security, whether a portfolio realizes a gain or loss from the purchase of writing of options on an index depends upon movements in the level of prices in the market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular security. As a result, successful use by a portfolio of options on securities indices is subject to the sub-adviser's ability to predict correctly movements in the direction of the market generally or of a particular industry. This ability contemplates different skills and techniques from those used in predicting changes in the price of individual securities.

Securities index options are subject to position and exercise limits and other regulations imposed by the exchange on which they are traded. The ability of a portfolio to engage in closing purchase transactions with respect to securities index options depends on the existence of a liquid secondary market. Although a portfolio will generally purchase or write securities index options only if a liquid secondary market for the options purchased or sold appears to exist, no such secondary market may exist, or the market may cease to exist at some future date, for some options. No assurance can be given that a closing purchase transaction can be effected when the sub-adviser desires that a portfolio engage in such a transaction.

Webs and Other Index-Related Securities. A portfolio may invest in shares in an
---------------------------------------
investment company whose shares are known as "World Equity Benchmark Shares" or "WEBS." WEBS have been listed for trading on the American Stock Exchange, Inc. The portfolios also may invest in the CountryBaskets Index Fund, Inc., or another fund the shares of which are the substantial equivalent of WEBS. A portfolio may invest in S&P Depositary Receipts, or "SPDRs." SPDRs are securities that represent ownership in a long-term unit investment trust that holds a portfolio of common stocks designed to track the performance of the S&P 500 Index. A portfolio investing in a SPDR would be entitled to the dividends that accrue to the S&P 500 stocks in the underlying portfolio, less trust expenses.

Special Investment Considerations and Risks. The successful use of the
-------------------------------------------
investment practices described above with respect to futures contracts, options on futures contracts, forward contracts, options on securities and on foreign currencies, and swaps and swap-related products draws upon skills and experience which are different from those needed to select the other instruments in which the portfolios invest. Should interest or exchange rates or the prices of securities or financial indices move in an unexpected manner, a portfolio may not achieve the desired benefits of futures, options, swaps and forwards or may realize losses and thus be in a worse position than if such strategies had not been used. Unlike many exchange-traded futures contracts and options on futures contracts, there are no daily price fluctuation limits with respect to options on currencies, forward contracts and other negotiated or OTC instruments, and adverse market movements could therefore continue to an unlimited extent over a period of time. In addition, the correlation between movements in the price of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.

A portfolio's ability to dispose of its positions in the foregoing instruments will depend on the availability of liquid markets in the instruments. Markets in a number of the instruments are relatively new and still developing, and it is impossible to predict the amount of trading interest that may exist in those instruments in the future. Particular risks exist with respect to the use of each of the foregoing instruments and could result in such adverse consequences to a portfolio as the possible loss of the entire premium paid for an option bought by the portfolio, the inability of the portfolio, as the writer of a covered call option, to benefit from the appreciation of the underlying securities above the exercise price of the option and the possible need to defer closing out positions in certain instruments to avoid adverse tax consequences. As a result, no assurance can be given that a portfolio will be able to use those instruments effectively for the purposes set forth above.

In connection with certain of its hedging transactions, assets must be segregated with the Fund's custodian bank to ensure that the portfolio will be able to meet its obligations under these instruments. Assets held in a segregated account generally may not be disposed of for so long as the portfolio maintains the positions giving rise to the segregation requirement. Segregation of a large percentage of the portfolio's assets could impede implementation of the portfolio's investment policies or the portfolio's ability to meet redemption requests or other current obligations.

Additional Risks of Options on Foreign Currencies, Forward Contracts and Foreign
--------------------------------------------------------------------------------
Instruments. Unlike transactions entered into by a portfolio in futures
-----------
contracts, options on foreign currencies and forward contracts are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded OTC. In an OTC trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the buyer of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, an option writer and a buyer or seller of futures or forward contracts could lose amounts substantially in excess of any premium received or initial margin or collateral posted due to the potential additional margin and collateral requirements associated with such positions.

Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges are available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the OCC, thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the OTC market, potentially permitting a portfolio to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the OTC market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign government restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions, on exercise.

In addition, options on U.S. Government securities, futures contracts, options on futures contracts, forward contracts and options on foreign currencies may be traded on foreign exchanges and OTC in foreign countries. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (i) other complex foreign political and economic factors,
(ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in a portfolio's ability to act upon economic events occurring in foreign markets during nonbusiness hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) low trading volume.

[GRAPHIC OMITTED]

     ZERO COUPON, PAY-IN-KIND AND
     STEP COUPON SECURITIES


Subject to any limitations set forth in the policies and investment restrictions for a portfolio, a portfolio may invest in zero coupon, pay-in-kind or step coupon securities. Zero coupon and step coupon bonds are issued and traded at a discount from their face amounts. They do not entitle the holder to any periodic payment of interest prior to maturity or prior to a specified date when the securities begin paying current interest. The discount from the face amount or par value depends on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. Pay-in-kind securities may pay all or a portion of their interest or dividends in the form of additional securities. Because they do not pay current income, the price of pay-in-kind securities can be very volatile when interest rates change.

Current Federal income tax law requires holders of zero coupon securities and step coupon securities to report the portion of the original issue discount on such securities that accrues that year as interest income, even though the holders receive no cash payments of interest during the year. In order to qualify as a "regulated investment company" under the Internal Revenue Code, each portfolio must distribute its investment company taxable income, including the original issue discount accrued on zero coupon or step coupon bonds. Because a portfolio will not receive cash payments on a current basis in respect of accrued original-issue discount on zero coupon bonds or step coupon bonds during the period before interest payments begin, in some years a portfolio may have to distribute cash obtained from other sources in order to satisfy the distribution requirements under the Code. A portfolio might obtain such cash from selling other portfolio holdings. These actions are likely to reduce the assets to which a portfolio's expenses could be allocated and to reduce the rate of return for the portfolio. In some circumstances, such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for the portfolio to sell the securities at the time.

Generally, the market prices of zero coupon, step coupon and pay-in-kind securities are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than other types of debt securities having similar maturities and credit quality.

[GRAPHIC OMITTED]

     WARRANTS AND RIGHTS


Subject to its investment limitations, a portfolio may invest in warrants and rights. Warrants are, in effect, longer-term call options. They give the holder the right to purchase a given number of shares of a particular company at specified prices, usually higher than the market price at the time of issuance, for a period of years or to perpetuity. The purchaser of a warrant expects the market price of the security will exceed the purchase price of the warrant plus the exercise price of the warrant, thus giving him a profit. Of course, because the market price may never exceed the exercise price before the expiration date of the warrant, the purchaser of the warrant risks the loss of the entire purchase price of the warrant. Warrants generally trade in the open market and may be sold rather than exercised. Warrants are sometimes sold in unit form with other securities of an issuer. Units of warrants and common stock may be employed in financing young unseasoned companies. The purchase price of a warrant varies with the exercise price of the warrant, the current market value of the underlying security, the life of the warrant and various other investment factors.

In contrast, rights, which also represent the right to buy common shares, normally have a subscription price lower than the current market value of the common stock and a life of two to four weeks.

Warrants and rights may be considered more speculative than certain other types of investments in that they do not entitle a holder to dividends or voting rights with respect to the securities which may be purchased, nor do they represent any rights in the assets of the issuing company. Also, the value of a warrant or right does not necessarily change with the value of the underlying securities and a warrant or right ceases to have value if it is not exercised prior to the expiration date.

[GRAPHIC OMITTED]

     MORTGAGE-BACKED SECURITIES


Subject to a portfolio's investment restrictions and policies, a portfolio may invest in mortgage-backed securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or institutions such as banks, insurance companies, and savings and loans. Some of these securities, such as Government National Mortgage Association ("GNMA") certificates, are backed by the full faith and credit of the U.S. Treasury while others, such as Federal Home Loan Mortgage Corporation ("Freddie Mac") certificates, are not.

Mortgage-backed securities represent interests in a pool of mortgages. Principal and interest payments made on the mortgages in the underlying mortgage pool are passed through to the portfolio. These securities are often subject to more rapid repayment than their stated maturity dates would indicate as a result of principal prepayments on the underlying loans. This can result in significantly greater price and yield volatility than with traditional fixed income securities. During periods of declining interest rates, prepayments can be expected to accelerate which will shorten these securities weighted average life and may lower their return. Conversely, in a rising interest rate environment, a declining prepayment rate will extend the weighted average life of these securities which generally would cause their values to fluctuate more widely in response to changes in interest rates.

The value of these securities also may change because of changes in the market's perception of the creditworthiness of the federal agency or private institution that issued them. In addition, the mortgage securities market in general may be adversely affected by changes in governmental regulation or tax policies.

[GRAPHIC OMITTED]

     ASSET-BACKED SECURITIES


Subject to a portfolio's investment restrictions and policies, asset-backed securities represent interests in pools of consumer loans (generally unrelated to mortgage loans) and most often are structured as pass-through securities. Interest and principal payments ultimately depend on payment of the underlying loans by individuals, although the securities may be supported by letters of credit or other credit enhancements. The underlying assets (E.G., loans) are subject to prepayments which shorten the securities' weighted average life and may lower their returns. If the credit support or enhancement is exhausted, losses or delays in payment may result if the required payments of principal and interest are not made. The value of these securities also may change because of changes in the market's perception of the creditworthiness of the servicing agent for the pool, the originator of the pool, or the financial institution providing the credit support or enhancement. A portfolio will invest its assets in asset-backed securities subject to any limitations set forth in its investment policies or restrictions.

[GRAPHIC OMITTED]

     PASS-THROUGH SECURITIES


Subject to a portfolio's investment restrictions and policies, a portfolio may invest its net assets in various types of pass-through securities, such as mortgage-backed securities, asset-backed securities and participation interests. A pass-through security is a share or certificate of interest in a pool of debt obligations that have been repackaged by an intermediary, such as a bank or broker-dealer. The purchaser receives an undivided interest in the underlying pool of securities. The issuers of the underlying securities make interest and principal payments to the intermediary which are passed through to purchasers, such as the portfolio. The most common type of pass-through securities are mortgage-backed securities. GNMA Certificates are mortgage-backed securities that evidence an undivided interest in a pool of mortgage loans. GNMA Certificates differ from traditional bonds in that principal is paid back monthly by the borrowers over the term of the loan rather than returned in a lump sum at maturity. The portfolio will generally purchase "modified pass-through" GNMA Certificates, which entitle the holder to receive a share of all interest and principal payments paid and owned on the mortgage pool, net of fees paid to the "issuer" and GNMA, regardless of whether or not the mortgagor actually makes the payment. GNMA Certificates are backed as to the timely payment of principal and interest by the full faith and credit of the U.S. Government.

The Federal Home Loan Mortgage Corporation ("FHLMC") issues two types of mortgage pass-through securities: mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"). PCs resemble GNMA Certificates in that each PC represents a pro rata share of all interest and principal payments made and owned on the underlying pool. FHLMC guarantees timely payments of interest on PCs and the full return of principal. GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semi-annually and return principal once a year in guaranteed minimum payments. This type of security is guaranteed by FHLMC as to timely payment of principal and interest, but is not backed by the full faith and credit of the U.S. Government.

FNMA issues guaranteed mortgage pass-through certificates ("FNMA Certificates"). FNMA Certificates resemble GNMA Certificates in that each FNMA Certificate represents a pro rata share of all interest and principal payments made and owned on the underlying pool. This type of security is guaranteed by FNMA as to timely payment of principal and interest, but it is not backed by the full faith and credit of the U.S. Government.

[GRAPHIC OMITTED]

     OTHER INCOME PRODUCING
       SECURITIES

Subject to each portfolio's investment restrictions and policies, other types of income producing securities that a portfolio may purchase include, but are not limited to, the following types of securities:

      Variable and floating rate obligations. These types of securities are
      --------------------------------------
      relatively long-term instruments that often carry demand features permitting the holder to demand payment of principal at any time or at specified intervals prior to maturity.

      Standby Commitments. These instruments, which are similar to a put, give a
      -------------------
      portfolio the option to obligate a broker, dealer or bank to repurchase a security held by the portfolio at a specified price.

      Tender option bonds. Tender option bonds are relatively long-term bonds
      -------------------
      that are coupled with the agreement of a third party (such as a broker, dealer or bank) to grant the holders of such securities the option to tender the securities to the institution at periodic intervals.

      Inverse floaters. Inverse floaters are instruments whose interest bears an
      ----------------
      inverse relationship to the interest rate on another security. A portfolio will not invest more than 5% of its assets in inverse floaters.

A portfolio will purchase instruments with demand features, standby commitments and tender option bonds primarily for the purpose of increasing the liquidity of its portfolio. (See Appendix A regarding income producing securities in which a portfolio may invest.)

[GRAPHIC OMITTED]

     ILLIQUID AND RESTRICTED/144A SECURITIES


A portfolio may invest up to 15% of its net assets in illiquid securities (i.e., securities that are not readily marketable).

In recent years, a large institutional market has developed for certain securities that are not registered under the Securities Act of 1933 ("1933 Act"). Institutional investors generally will not seek to sell these instruments to the general public, but instead will often depend on an efficient institutional market in which such unregistered securities can readily be resold or on an issuer's ability to honor a demand for repayment. Therefore, the fact that there are contractual or legal restrictions on resale to the general public or certain institutions is not dispositive of the liquidity of such investments.

Rule 144A under the 1933 Act established a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. Institutional markets for restricted securities that might develop as a result of Rule 144A could provide both readily ascertainable values for restricted securities and the ability to liquidate an investment in order to satisfy share redemption orders. An insufficient number of qualified institutional buyers interested in purchasing a Rule 144A-eligible security held by a portfolio could, however, adversely affect the marketability of such portfolio security and the portfolio might be unable to dispose of such security promptly or at reasonable prices.

The Fund's Board of Directors has authorized each portfolio's Sub-Adviser to make liquidity determinations with respect to Rule 144A securities in accordance with the guidelines established by the Board of Directors. Under the guidelines, the portfolio's Sub-Adviser will consider the following factors in determining whether a Rule 144A security is liquid: 1) the frequency of trades and quoted prices for the security; 2) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; 3) the willingness of dealers to undertake to make a market in the security; and 4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer. The sale of illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the OTC markets. The portfolio may be restricted in its ability to sell such securities at a time when a portfolio's Sub-Adviser deems it advisable to do so. In addition, in order to meet redemption requests, a portfolio may have to sell other assets, rather than such illiquid securities, at a time which is not advantageous.

[GRAPHIC OMITTED]

     MONEY MARKET RESERVES
     T. ROWE PRICE SMALL CAP AND
     T. ROWE PRICE DIVIDEND GROWTH)


It is expected that T. Rowe Price Dividend Growth and T. Rowe Price Small Cap portfolios will invest their cash reserves primarily in a money market fund established for the exclusive use of the T. Rowe Price family of mutual funds and other clients of T. Rowe Price and Price-Fleming. The Reserve Investment Fund ("RIF") and Government Reserve Investment Fund ("GRIF") are series of Reserve Investment Funds, Inc. Additional series may be created in the future. These funds were created and operate under an Exemptive Order issued by the Securities and Exchange Commission (Investment Company Act Release No. IC-22770, July 29, 1997).

The funds must comply with the requirements of Rule 2a-7 under the 1940 Act governing money market funds. The RIF invests at least 95% of its total assets in prime money market instruments receiving the highest credit rating. The GRIF invests primarily in a portfolio of U.S. Government-backed securities, primarily U.S. Treasuries, and repurchase agreements thereon.

The RIF and GRIF provide very efficient means of managing the cash reserves of the portfolios. While the funds do not pay an advisory fee to the Investment Manager, they will incur other expenses. However, the RIF and GRIF are expected by T. Rowe Price to operate at very low expense ratios. The portfolios will only invest in RIF or GRIF to the extent it is consistent with their objectives and programs.

The RIF and GRIF are not insured or guaranteed by the U.S. government, and there is no assurance they will maintain a stable net asset value of $1.00 per share.

[GRAPHIC OMITTED]

     OTHER INVESTMENT COMPANIES


In accordance with certain provisions of the 1940 Act, certain portfolios may invest up to 10% of their total assets, calculated at the time of purchase, in the securities of money market funds, which are investment companies. The 1940 Act also provides that a portfolio generally may not invest (i) more than 5% of its total assets in the securities of any one investment company or (ii) in more than 3% of the voting securities of any other investment company. A portfolio will indirectly bear its proportionate share of any investment advisory fees and expenses paid by the funds in which it invests, in addition to the investment advisory fee and expenses paid by the portfolio.

Goldman Sachs Growth may also purchase Standard & Poors Depositary Receipts ("SPDRs"). SPDRs are American Stock Exchange-traded securities that represent ownership in the SPDR Trust, a trust which has been established to accumulate and hold a portfolio of common stocks that is intended to track the price performance and dividend yield of the S&P 500.

[GRAPHIC OMITTED]

     BANK AND THRIFT OBLIGATIONS


Bank and thrift obligations in which a portfolio may invest are limited to dollar-denominated certificates of deposit, time deposits and bankers' acceptances issued by bank or thrift institutions. Certificates of deposit are short-term, unsecured, negotiable obligations of commercial banks and thrift institutions. Time deposits are non-negotiable deposits maintained in bank or thrift institutions for specified periods of time at stated interest rates. Bankers' acceptances are negotiable time drafts drawn on commercial banks usually in connection with international transactions.

Bank and thrift obligations in which the portfolio invests may be, but are not required to be, issued by institutions that are insured by the Federal Deposit Insurance Corporation (the "FDIC"). Bank and thrift institutions organized under Federal law are supervised and examined by Federal authorities and are required to be insured by the FDIC. Institutions organized under state law are supervised and examined by state banking authorities but are insured by the FDIC only if they so elect. State institutions insured by the FDIC are subject to Federal examination and to a substantial body of Federal law regulation. As a result of Federal and state laws and regulations, Federally insured bank and thrift institutions are, among other things, generally required to maintain specified levels of reserves and are subject to other supervision and regulation designed to promote financial soundness.

Obligations of foreign branches of domestic banks and of United Kingdom branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to different risks than are those of domestic banks or domestic branches of foreign banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. Foreign branches of domestic banks and United Kingdom branches of foreign banks are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations and accounting, auditing and financial recordkeeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank. Certificates of deposit issued by wholly-owned Canadian subsidiaries of domestic banks are guaranteed as to repayment of principal and interest (but not as to sovereign risk) by the domestic parent bank.

Obligations of domestic branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and by governmental regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may or may not be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed by that state. In addition, branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may or may not be required to: (i) pledge to the regulator, by depositing assets with a designated bank within the state, an amount of its assets equal to 5% of its total liabilities; and (ii) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of State Branches may not necessarily be insured by the FDIC.

A portfolio may purchase obligations, or all or a portion of a package of obligations, of smaller institutions that are Federally insured, provided the obligation of any single institution does not exceed the Federal insurance coverage of the obligation, presently $100,000.

[GRAPHIC OMITTED]

     INVESTMENTS IN THE REAL ESTATE INDUSTRY AND REAL ESTATE INVESTMENT TRUSTS
        ("REITS")


REITs are pooled investment vehicles which invest primarily in income producing real estate, or real estate related loans or interests. REITs are generally classified as equity REITs, mortgage REITs, or hybrid REITs.

Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. Hybrid REITs invest their assets in both real property and mortgages. REITs are not taxed on income distributed to policyowners provided they comply with several requirements of the Internal Revenue Code of 1986, as amended (the "Code").

                                 - Risk Factors

Investments in the real estate industry are subject to risks associated with direct investment in real estate. Such risks include, but are not limited to: declining real estate values; risks related to general and local economic conditions; over-building; increased competition for assets in local and regional markets; changes in zoning laws; difficulties in completing construction; changes in real estate value and property taxes; increases in operating expenses or interest rates; changes in neighborhood values or the appeal of properties to tenants; insufficient levels of occupancy; and inadequate rents to cover operating expenses. The performance of securities issued by companies in the real estate industry also may be affected by prudent management of insurance risks, adequacy of financing available in capital markets, competent management, changes in applicable laws and governmental regulations (including taxes) and social and economic trends.

REITs also may subject a portfolio to certain risks associated with the direct ownership of real estate. As described above, these risks include, among others: possible declines in the value of real estate; possible lack of availability of mortgage funds; extended vacancies of properties; risks related to general and local economic conditions; overbuilding; increases in competition, property taxes and operating expenses; changes in zoning laws; costs resulting from the clean-up of, liability to third parties for damages resulting from, environmental problems, casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents; and changes in interest rates.

Investing in REITs involves certain unique risks, in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are not diversified, and are subject to heavy cash flow dependency, default by borrowers, self-liquidation and the possibilities of failing to qualify for the exemption from tax for distributed income under the Code. REITs (especially mortgage REITs) are also subject to interest rate risk. (See "Debt Securities and Fixed-Income Investing" below.)

[GRAPHIC OMITTED]

     VARIABLE RATE MASTER DEMAND NOTES


Variable rate master demand notes are unsecured commercial paper instruments that permit the indebtedness thereunder to vary and provide for periodic adjustment in the interest rate. Because variable rate master demand notes are direct lending arrangements between a portfolio and the issuer, they are not normally traded.

Although no active secondary market may exist for these notes, a portfolio may demand payment of principal and accrued interest at any time or may resell the note to a third party.

While the notes are not typically rated by credit rating agencies, issuers of variable rate master demand notes must satisfy a Sub-Adviser that the ratings are within the two highest ratings of commercial paper.

In addition, when purchasing variable rate master demand notes, a Sub-Adviser will consider the earning power, cash flows, and other liquidity ratios of the issuers of the notes and will continuously monitor their financial status and ability to meet payment on demand.

                                 - Risk Factors

In the event an issuer of a variable rate master demand note defaulted on its payment obligations, a portfolio might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default.

[GRAPHIC OMITTED]

     DEBT SECURITIES AND
     FIXED-INCOME INVESTING


Debt securities include securities such as corporate bonds and debentures; commercial paper; trust preferreds, debt securities issued by the U.S. Government, its agencies and instrumentalities; or foreign governments; asset-backed securities; CMOs; zero coupon bonds; floating rate, inverse floating rate and index obligations; "strips"; pay-in-kind and step securities.

Fixed-income investing is the purchase of a debt security that maintains a level of income that does not change. For instance, bonds paying interest at a specified rate that does not change are fixed-income securities. When a debt security is purchased, the portfolio owns "debt" and becomes a creditor to the company or government.

Fixed-income securities generally include short- and long-term government, corporate and municipal obligations that pay a specified rate of interest or coupons for a specified period of time, or preferred stock, which pays fixed dividends. Coupon and dividend rates may be fixed for the life of the issue or, in the case of adjustable and floating rate securities, for a shorter period of time. A portfolio may vary the average maturity of its portfolio of debt securities based on the Sub-Adviser's analysis of interest rate trends and factors.

Bonds rated Baa by Moody's or BBB by S&P are considered medium grade obligations i.e., they are neither highly protected nor poorly secured. Interest payment prospects and principal security for such bonds appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics. (See Appendix B for a description of debt securities ratings.)

                                 - Risk Factors

Investments in debt securities are generally subject to both credit risk and market risk. Credit risk relates to the ability of the issuer to meet interest or principal payments, or both, as they come due. Market risk relates to the fact that the market values of the debt securities in which the portfolio invests generally will be affected by changes in the level of interest rates. An increase in interest rates will tend to reduce the market value of debt securities, whereas a decline in interest rates will tend to increase their value.

Generally, shorter term securities are less sensitive to interest rate changes, but longer term securities offer higher yields. A portfolio's share price and yield will also depend, in part, on the quality of its investments in debt securities.

Such securities may be affected by changes in the creditworthiness of the issuer of the security. The extent that such changes are reflected in the portfolio's share price will depend upon the extent of the portfolio's investment in such securities.

[GRAPHIC OMITTED]

     HIGH-YIELD/HIGH-RISK SECURITIES


High-yield/high-risk securities (or "junk bonds") are debt securities rated below investment grade by the primary rating agencies (such as S&P and Moody's ). (See Appendix B for a description of debt securities rating.)

                                 - Risk Factors

The value of lower quality securities generally is more dependent on the ability of the issuer to meet interest and principal payments (i.e., credit risk) than is the case for higher quality securities. Conversely, the value of higher quality securities may be more sensitive to interest rate movements than lower rated securities. Issuers of high-yield securities may not be as strong financially as those issuing bonds with higher credit ratings. Investments in such companies are considered to be more speculative than higher quality investment.

Issuers of high-yield securities are more vulnerable to real or perceived economic changes (for instance, an economic downturn or prolonged period of rising interest rates), political changes or adverse developments specific to the issuer. Adverse economic, political or other developments may impair the issuer's ability to service principal and interest obligations, to meet projected business goals and to obtain additional financing, particularly if the issuer is highly leveraged.

In the event of a default, a portfolio would experience a reduction of its income and could expect a decline in the market value of the defaulted securities.

The market for lower quality securities is generally less liquid than the market for higher quality bonds. Adverse publicity and investor perceptions, as well as new or proposed laws, may also have a greater negative impact on the market for lower quality securities. Unrated debt, while not necessarily of lower quality than rated securities, may not have as broad a market as higher quality securities.

[GRAPHIC OMITTED]

     TRADE CLAIMS


Trade claims are interests in amounts owed to suppliers of goods or services and are purchased from creditors of companies in financial difficulty. Trade claims offer the potential for profits since they are often purchased at a significant discount from face value and, consequently, may generate capital appreciation in the event that the market value of the claim increases as the debtor's financial position improves or the claim is paid.

                                 - Risk Factors

An investment in trade claims is speculative and carries a high degree of risk. Trade claims are illiquid securities which generally do not pay interest and there can be no guarantee that the debtor will ever be able to satisfy the obligation on the trade claim. The markets in trade claims are not regulated by Federal securities laws or the SEC. Because trade claims are unsecured, holders of trade claims may have a lower priority in terms of payment than certain other creditors in a bankruptcy proceeding.

                             MANAGEMENT OF THE FUND

GRAPHIC OMITTED]


   DIRECTORS AND OFFICERS


The Fund is governed by a Board of Directors. Subject to the supervision of the Board of Directors, the assets of each portfolio are managed by an investment adviser and sub-advisers, and by portfolio managers. The Board of Directors is responsible for managing the business and affairs of the Fund and oversees the operation of the Fund by its officers. It also reviews the management of the portfolios' assets by the investment adviser and sub-adviser. Information about the Directors and officers of the Fund is as follows:

                                             Term of
                                              Office
                             Position(s)    and Length
                                 Held        of Time
            Name              with Fund       Served
--------------------------- ------------- -------------
Peter R. Brown              Vice          1986 -
11180 6th Street East       Chairman      present
Treasure Island,
Florida 33708
(DOB 5/10/28)

Charles C. Harris           Director      1986 -
35 Winston Drive                          present
Clearwater, Florida 33756
(DOB 7/15/30)

Russell A. Kimball, Jr.     Director      1986 -
1160 Gulf Boulevard                       present
Clearwater Beach, Florida
34630
(DOB 8/17/44)

John R. Kenney(1,2)         Chairman      1986 -
(DOB 2/8/38)                              present

Patrick S. Baird(2)         President,    1999 -
4333 Edgewood Road NE       Director      present
Cedar Rapids, Iowa 52499
(DOB 1/19/54)

William W. Short, Jr.       Director      2000 -
12420 73rd Court                          present
Largo, Florida 33773
(DOB 2/25/36)

Daniel Calabria             Director      May, 2001 -
7068 S. Shore Drive S.,                   present
South Pasadena, Florida
33707
(DOB 3/05/36)



                                                                                                  Number Of
                                                                                                 Portfolios/
                                                   Principal Occupation                             Funds
                                                   or Employment in the                          Overseen By
            Name                                       Past 5 Years                                Director
--------------------------- ------------------------------------------------------------------ ---------------
Peter R. Brown              Chairman of the Board, Peter Brown Construction Company            All AEGON/
11180 6th Street East       (construction contractors and engineers), Largo, Florida (1963 -   Transamerica
Treasure Island,            2000); Vice Chairman of IDEX Mutual Funds, Rear Admiral            portfolios; 31
Florida 33708               (Ret.) U.S. Navy Reserve, Civil Engineer Corps.                    IDEX funds.
(DOB 5/10/28)

Charles C. Harris           Trustee of IDEX Mutual Funds (March 1994 -present).                All AEGON/
35 Winston Drive                                                                               Transamerica
Clearwater, Florida 33756                                                                      portfolios; 31
(DOB 7/15/30)                                                                                  IDEX funds.

Russell A. Kimball, Jr.     General Manager, Sheraton Sand Key Resort (resort hotel),          All AEGON/
1160 Gulf Boulevard         Clearwater, Florida (1975 - present).                              Transamerica
Clearwater Beach, Florida                                                                      portfolios.
34630
(DOB 8/17/44)

John R. Kenney(1,2)         Chairman of the Board, Director and Co-CEO of Great                All AEGON/
(DOB 2/8/38)                Companies, L.L.C.; Chairman of the Board of Directors,             Transamerica
                            Western Reserve Life Assurance Co. of Ohio; Chairman of the        portfolios; 31
                            Board of Directors (September, 1996 - present), President          IDEX funds.
                            (September, 1997 - present), AEGON/Transamerica Fund
                            Advisers, Inc. (investment adviser), St. Petersburg, Florida;
                            Chairman of the Board of Directors (September, 1996 -
                            present), AEGON/Transamerica Fund Services, Inc., St.
                            Petersburg, Florida; Director (December, 1990 - present), IDEX
                            Management, Inc. (investment adviser), St. Petersburg,
                            Florida; Trustee and Chairman (September, 1996 - present) of
                            IDEX Mutual Funds (investment company), St. Petersburg,
                            Florida.

Patrick S. Baird(2)         Executive Vice President, Chief Operating Officer (February,       All AEGON/
4333 Edgewood Road NE       1996 - present), AEGON USA; President and Trustee                  Transamerica
Cedar Rapids, Iowa 52499    (November, 1999 - present), IDEX Mutual Funds.                     portfolios; 31
(DOB 1/19/54)                                                                                  IDEX funds.

William W. Short, Jr.       Trustee of IDEX Mutual Funds; President and majority               All AEGON/
12420 73rd Court            shareholder of Shorts, Inc. (men's retail apparel); Chairman of    Transamerica
Largo, Florida 33773        Southern Apparel Corporation, S.A.C. Apparel Corporation and       portfolios; 31
(DOB 2/25/36)               S.A.C. Distributors (nationwide wholesale apparel distributors),   IDEX funds.
                            Largo, Florida.

Daniel Calabria             Trustee, IDEX Mutual Funds (1996 - present); Trustee (1993 -       All AEGON/
7068 S. Shore Drive S.,     present) of the Florida Tax Free Funds (mutual funds).             Transamerica
South Pasadena, Florida                                                                        portfolios; 31
33707                                                                                          IDEX funds.
(DOB 3/05/36)

                                             Term of
                                              Office
                             Position(s)    and Length
                                 Held        of Time
            Name              with Fund       Served
--------------------------- ------------- -------------
Janice B. Case              Director      May, 2001 -
205 Palm Island NW                        present
Clearwater, Florida 33767
(DOB 9/27/52)

Leo J. Hill                 Director      May, 2001 -
9254 Silverthorn Road                     present
Largo, Florida 33777
(DOB 3/27/56)

Jerome C. Vahl(1,2)         Executive     2000
(DOB 4/24/56)               Vice
                            President

Thomas R. Moriarty(1,2)     Treasurer     2001
(DOB 5/03/51)               and
                            Principal
                            Financial
                            Officer

John K. Carter (1,2)        Vice          1999
(DOB 4/24/61)               President,
                            Secretary &
                            Senior
                            Counsel

Thomas E. Pierpan(1,2)      Vice          1997
(DOB 10/18/43)              President &
                            Assistant
                            Secretary

                                                                                               Number of
                                                                                              Portfolios/
                                                  Principal Occupation                           Funds
                                                  or Employment in the                        Overseen by
            Name                                      Past 5 Years                              Director
--------------------------- ---------------------------------------------------------------- -------------
Janice B. Case              Senior Vice President (1996 - 2000), Florida Power               All AEGON/
205 Palm Island NW          Corporation, St. Petersburg, Florida.                            Transamerica
Clearwater, Florida 33767                                                                    portfolios.
(DOB 9/27/52)

Leo J. Hill                 Dealer Candidate (August 1999 - present), University Ford,       All AEGON/
9254 Silverthorn Road       Athens Georgia; Market President (1997 - 1998), NationsBank;     Transamerica
Largo, Florida 33777        President & CEO (1994 - 1997), Barnett Bank of the Treasure      portfolios.
(DOB 3/27/56)               Coast, Florida.

Jerome C. Vahl(1,2)         Executive Vice President (September, 2000 - present), IDEX       N/A
(DOB 4/24/56)               Mutual Funds (investment company); President and Director
                            (December, 1999 - present), Western Reserve Life Assurance
                            Co. of Ohio; Director (March, 2000 - present), Great
                            Companies L.L.C. (investment adviser); Vice President (1986 -
                            present), AEGON USA, Inc. (financial services holding
                            company, Cedar Rapids, Iowa); Director (November, 1999 -
                            present), Idex Investor Services, Inc. (transfer agent), AEGON/
                            Transamerica Fund Services, Inc. (transfer agent), and
                            AEGON/Transamerica Fund Advisers, Inc. (investment
                            adviser); Director (June, 1998 - present), Idex Management,
                            Inc. (investment adviser).

Thomas R. Moriarty(1,2)     Executive Vice President, Treasurer & Principal Financial        N/A
(DOB 5/03/51)               Officer, IDEX Mutual Funds; Chairman, CEO & President,
                            InterSecurities, Inc.; Director, Idex Management, Inc.; Vice
                            President (December, 1999 - present) AFSG Securities
                            Corporation (underwriter).

John K. Carter (1,2)        Vice President, Secretary and Senior Counsel, IDEX Mutual        N/A
(DOB 4/24/61)               Funds (investment company); Vice President and Counsel
                            (June, 2000 - present), Western Reserve Life Assurance Co. of
                            Ohio; Vice President (December, 2000 - present), AFSG
                            Securities Corp. (underwriter); Vice President, Counsel and
                            Assistant Secretary (April, 2000 - present), AEGON Asset
                            Management Services, Inc.; Vice President, Counsel and
                            Assistant Secretary (April, 2000 - present), Idex Investor
                            Services, Inc. (transfer agent) and AEGON/Transamerica Fund
                            Services, Inc. (transfer agent); Vice President, Counsel,
                            Compliance Officer and Assistant Secretary (April, 2000 -
                            present), Idex Management, Inc. (investment adviser) and
                            AEGON/Transamerica Fund Advisers, Inc. (investment
                            adviser); Vice President and Counsel (March, 1997 - May,
                            1999) Salomon Smith Barney; Assistant Vice President,
                            Associate Corporate Counsel and Trust Officer (September,
                            1993 - March 1997), Franklin Templeton Mutual Funds.

Thomas E. Pierpan(1,2)      Assistant Secretary (December, 1999 - present), AEGON/           N/A
(DOB 10/18/43)              Transamerica Series Fund, Inc. (investment company); Vice
                            President (December, 1997 - present), Assistant
                            Secretary (December, 1999 - present), IDEX Mutual
                            Funds (investment company); Senior Vice President
                            and General Counsel (December, 1999 - present),
                            Assistant Secretary (March, 1996 - present), Western
                            Reserve Life Assurance Co. of Ohio; Assistant Vice
                            President and Assistant Secretary (December, 1998 -
                            present), AFSG Securities Corp. (underwriter).


                                       Term of                                                                 Number Of
                                       Office                                                                 Portfolios/
                       Position(s)   and Length                      Principal Occupation                        Funds
                           Held        of Time                       or Employment in the                     Overseen By
         Name           with Fund      Served                            Past 5 Years                          Director
--------------------- ------------- ------------ ----------------------------------------------------------- ------------
Alan M. Yaeger(1,2)   Executive     1985         Executive Vice President (April, 1993 - present), CFO       N/A
(DOB 10/21/46)        Vice                       (December, 1995 - present) and Actuary (1972 - present),
                      President                  Western Reserve Life Assurance Co. of Ohio; Director
                                                 (September, 1996 - present), AEGON/Transamerica Fund
                                                 Advisers, Inc. (investment adviser) and AEGON/Transamerica
                                                 Fund Services, Inc. (transfer agent).

--------------
(1) The principal business address is P.O. Box 5068, Clearwater, Florida 33758-5068.
(2) Interested Person (as defined in the 1940 Act) of the Fund.

The Fund pays no salaries or compensation to any of its officers, all of whom are employees of WRL. The Fund pays an annual fee of $16,000 to each Director who is not affiliated with the Investment Adviser or the Sub-Advisers ("disinterested Director"). Each disinterested Director also receives $2,500, plus expenses, per each regular and special Board meeting attended. The table below shows each portfolio's allocation of Directors' fees and expenses paid for the year ended December 31, 2000. The compensation table provides compensation amounts paid to disinterested Directors of the Fund for the fiscal year ended December 31, 2000. (Information is not included for American Century Income & Growth and American Century International as they had not commenced operations as of December 31, 2000.)

              Director's Fees Paid - Year Ended December 31, 2000
              ---------------------------------------------------



PORTFOLIO                               AMOUNT PAID
------------------------------------   ------------
Van Kampen Emerging Growth                $13,907
T. Rowe Price Small Cap                       146
Alger Aggressive Growth                    11,742
Great Companies -- Global/2(1)/                 7
Janus Global                               13,799
Gabelli Global Growth(1)                       26
Great Companies -- Technology(SM)/(2)/          93
Salomon All Cap                               233
Pilgrim Baxter Mid Cap Growth               1,297
Goldman Sachs Growth                           94
Great Companies -- America(SM)/(2)/               111
NWQ Value Equity                            1,498
T. Rowe Price Dividend Growth                  58

--------------
(1) Portfolio commenced operations on September 1, 2000.
(2) Portfolio commenced operations on May 1, 2000.



                               Compensation Table
                               ------------------


                                                                  Pension Or

                                                                   Retirement                              Total Compensation
                                             Aggregate              Benefits                             Paid to Directors From
                                         Compensation From         Accrued As          Estimated           AEGON Transamerica
                                       AEGON/Transamerica/(1)/      Part of         Annual Benefits    Series Fund, Inc./(1)/ and
Name of Person, Position                 Series Fund, Inc.       Fund Expenses*     Upon Retirement        IDEX Mutual Funds
-----------------------------------   -----------------------   ----------------   -----------------   -------------------------
Peter R. Brown, Director                      $23,500                        0                 N/A              $67,000
Charles C. Harris, Director                    22,500                        0                 N/A               66,000
Russell A. Kimball, Jr., Director              21,000                        0                 N/A               21,000
William W. Short, Jr., Director                 9,000                        0                 N/A               52,500

--------------
 * The Plan became effective January 1, 1996.
(1) Prior to May 1, 2001, WRL Series Fund, Inc.

Commencing on January 1, 1996, a non-qualified deferred compensation plan (the "Plan") became available to directors who are not interested persons of the Fund. Under the Plan, compensation may be deferred that would otherwise be payable by the Fund, or IDEX Mutual Funds to a disinterested Director or Trustee on a current basis for services rendered as director. Deferred compensation amounts will accumulate based on the value of Class A shares of a portfolio of IDEX Mutual Funds (without imposition of sales charge), as elected by the Director. As of April 1, 2001, the Directors and officers of the Fund beneficially owned in the aggregate less than 1% of the Fund's shares through ownership of policies and annuity contracts indirectly invested in the Fund. The Board of Directors has established an Audit Committee consisting of Messrs. Brown, Harris and Kimball.

[GRAPHIC OMITTED]

    THE INVESTMENT ADVISER

The information that follows supplements the information provided about the Investment Adviser under the caption "Management of the Fund - Investment Adviser" in the Prospectus.

AEGON/Transamerica Fund Advisers, Inc. ("AEGON/ Transamerica Advisers") located at 570 Carillon Parkway, St. Petersburg, FL 33716, serves as the investment adviser to each portfolio of the Fund pursuant to an Investment Advisory Agreement dated January 1, 1997, as amended with the Fund. The Investment Adviser is a direct, wholly-owned subsidiary of WRL, which is wholly-owned by First AUSA Life Insurance Company ("First AUSA"), a stock life insurance company, which is wholly-owned by AEGON USA, Inc. ("AEGON USA"). AEGON USA is a financial services holding company whose primary emphasis is on life and health insurance and annuity and investment products. AEGON USA is a wholly-owned indirect subsidiary of AEGON N.V., a Netherlands corporation, which is a publicly traded international insurance group.

The Investment Advisory Agreement was approved by the Fund's Board of Directors, including a majority of the Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) on October 3, 1996 and by the shareholders of each portfolio of the Fund on December 16, 1996 (portfolios that commenced operations prior to that date) (and on the date of commencement of operations of each portfolio subsequent to that date). The Investment Advisory Agreement provides that it will continue in effect from year to year thereafter, if approved annually (a) by the Board of Directors of the Fund or by a majority of the outstanding shares of each portfolio, and (b) by a majority of the Directors who are not parties to such contract or "interested persons" of any such party. The Investment Advisory Agreement may be terminated without penalty on 60 days' written notice at the option of either party or by the vote of the shareholders of each portfolio and terminates automatically in the event of its assignment (within the meaning of the 1940 Act).

While the Investment Adviser is at all times subject to the direction of the Board of Directors of the Fund, the Investment Advisory Agreement provides that the Investment Adviser, subject to review by the Board of Directors, is responsible for the actual management of the Fund and has responsibility for making decisions to buy, sell or hold any particular security. The Investment Adviser also is obligated to provide all the office space, facilities, equipment and personnel necessary to perform its duties under the Investment Advisory Agreement. For further information about the management of each portfolio of the Fund, see "The Sub-Advisers", on p. 41.

Advisory Fee. The method of computing the investment advisory fee is fully
------------
described in the Fund's prospectus. For the years ended December 31, 2000, 1999 and 1998, the Investment Adviser was paid fees for its services to each portfolio in the following amounts (information is not included for American Century Income & Growth and American Century International as these portfolios had not commenced operations as of December 31, 2000):

                                  Advisory Fees


                                                                 Year Ended December 31
                                       --------------------------------------------------------------------------
Portfolio                                   2000                     1999                          1998
------------------------------------   -------------   -------------------------------   ------------------------
Alger Aggressive Growth                $ 9,289,239               $ 5,873,932             $ 3,361,604
Van Kampen Emerging Growth              18,276,278                 8,946,705               5,408,098
NWQ Value Equity(1)                      1,068,704                 1,214,963               1,458,166
Goldman Sachs Growth(1)                    124,826                    26,410                       N/A
Salomon All Cap(1)                         308,146                    25,424                       N/A
T. Rowe Price Dividend Growth(1)           112,712                    30,980                       N/A
T. Rowe Price Small Cap(1)                 165,657                    32,294                       N/A
Pilgrim Baxter Mid Cap Growth(1)         1,528,934                    76,560                       N/A
Great Companies -- AmericaSM(2)            225,995                   N/A                           N/A
Great Companies -- TechnologySM(2)         101,762                   N/A                           N/A
Janus Global                            16,449,036                10,293,952               7,537,671
Gabelli Global Growth(3)                    18,388                   N/A                           N/A
Great Companies -- Global2(3)                5,486                   N/A                           N/A
                                       -----------               -----------             -----------
 TOTAL                                 $31,226,127               $16,227,268             $10,227,868
                                       ===========               ===========             ===========

------------------------------
(1) Portfolio commenced operations May 3, 1999.
(2) Portfolio commenced operations May 1, 2000.
(3) Portfolio commenced operations September 1, 2000.

Payment of Expenses. Under the terms of the Investment Advisory Agreement, the Investment Adviser is responsible for providing investment advisory services and furnishing office space for officers and employees of the Investment Adviser connected with investment management of the portfolios.

Each portfolio pays: all expenses incurred in connection with the formation and organization of a portfolio, including the preparation (and filing, when necessary) of the portfolio's contracts, plans, and documents, conducting meetings of organizers, directors and shareholders; preparing and filing the post-effective amendment to the Fund's registration statement effecting registration of a portfolio and its shares under the 1940 Act and the 1933 Act and all other matters relating to the information and organization of a portfolio and the preparation for offering its shares; expenses in connection with ongoing registration or qualification requirements under Federal and state securities laws; investment advisory fees; pricing costs (including the daily calculations of net asset value); brokerage commissions and all other expenses in connection with execution of portfolio transactions, including interest; all Federal, state and local taxes (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; any compensation, fees, or reimbursements which the Fund pays to its Directors who are not "interested persons," as that phrase is defined in the 1940 Act, of the Fund or AEGON/ Transamerica Advisers; compensation of the Fund's custodian, administrative and transfer agent, registrar and dividend disbursing agent; legal, accounting and printing expenses; other administrative, clerical, recordkeeping and bookkeeping expenses; auditing fees; certain insurance premiums; services for shareholders (including allocable telephone and personnel expenses); costs of certificates and the expenses of delivering such certificates to the purchaser of shares relating thereto; expenses of local representation in Maryland; fees and/or expenses payable pursuant to any plan of distribution adopted with respect to the Fund in accordance with Rule 12b-1 under the 1940 Act; expenses of shareholders' meetings and of preparing, printing, and distributing notices, proxy statements and reports to shareholders; expenses of preparing and filing reports with Federal and state regulatory authorities; all costs and expenses, including fees and disbursements, of counsel and auditors, filing and renewal fees and printing costs in connection with the filing of any required amendments, supplements or renewals of registration statement, qualifications or prospectuses under the 1933 Act and the securities laws of any states or territories, subsequent to the effectiveness of the initial registration statement under the 1933 Act; all costs involved in preparing and printing prospectuses of the Fund; extraordinary expenses; and all other expenses properly payable by the Fund or the portfolios.

The Investment Adviser has voluntarily undertaken, until at least April 30, 2002, to pay expenses on behalf of the portfolios to the extent normal operating expenses (including investment advisory fees but excluding interest, taxes, brokerage fees, commissions and extraordinary charges) exceed, as a percentage of each portfolio's average daily net assets, 1.00% (1.20% for the Gabelli Global Growth portfolio; 1.50% for American Century Income & Growth and American Century International). The following expenses were paid by the investment adviser for the fiscal years ended December 31, 2000, 1999 and 1998 (there are no expenses included for American Century Income & Growth and American Century International because these portfolios had not yet commenced operations as of December 31, 2000):

                 Portfolio Expenses Paid by Investment Adviser


                                                      Year Ended December 31
                                       -----------------------------------------------------
Portfolio                                 2000               1999                  1998
------------------------------------   ---------   ------------------------   --------------
Alger Aggressive Growth                     0                  -0-                  -0-
Van Kampen Emerging Growth                  0                  -0-                  -0-
NWQ Value Equity                            0                  -0-                  -0-
Goldman Sachs Growth(1)                51,711               49,677                  N/A
Salomon All Cap(1)                     85,511               53,174                  N/A
T. Rowe Price Dividend Growth(1)       55,887               46,989                  N/A
T. Rowe Price Small Cap(1)             30,189               63,542                  N/A
Pilgrim Baxter Mid Cap Growth(1)            0               34,986                  N/A
Great Companies -- AmericaSM(2)             0                 N/A                   N/A
Great Companies -- TechnologySM(2)      5,276                 N/A                   N/A
Janus Global                                0                    0                    0
Great Companies -- Global2(3)          20,105                 N/A                   N/A
Gabelli Global Growth(3)               14,606                 N/A                   N/A

------------------------------
(1) Portfolio commenced operations May 3, 1999.

(2) Portfolios commenced operations May 1, 2000.

(3) Portfolios commenced operations September 1, 2000.

Effective May 1, 2000, the Investment Adviser has entered into an agreement with the Fund on behalf of, and pursuant to which, the Investment Adviser will be reimbursed for operating expenses paid on behalf of a portfolio during the previous 36 months, but only if, after such reimbursement, the portfolio's expense ratio does not exceed the expense cap. The agreement has an initial term through April 30, 2002, and will automatically renew for one-year terms unless terminated by a 30 day written notice to the Fund.

Service Agreement. Effective January 1, 1997, the Fund entered into an Administrative Services and Transfer Agency Agreement ("Services Agreement") with AEGON/Transamerica Services, Inc. ("AEGON/ Transamerica Services"), an affiliate of AEGON/ Transamerica Fund Advisers and WRL, to furnish the Fund with administrative services to assist the Fund in carrying out certain of its functions and operations. The Service Agreement was approved by the Fund's Board of Directors, including a majority of Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) on October 3, 1996. Under this Agreement, AEGON/Transamerica Services shall furnish to each portfolio, subject to the overall supervision of the Fund's Board, supervisory, administrative, and transfer agency services, including recordkeeping and reporting. AEGON/Transamerica Services is reimbursed by the Fund monthly on a cost incurred basis. The following Administrative Services fees were paid by the portfolios for the fiscal year ended December 31, 2000 (there are no fees included for American Century Income & Growth, or American Century International because these portfolios had not commenced operations as of December 31, 2000):

                          Administrative Services Fees


Portfolio                                2000        1999       1998
------------------------------------ ----------- ----------- ----------
Alger Aggressive Growth               $153,074    $178,687    $73,408
Van Kampen Emerging Growth             180,943     214,882     95,721
NWQ Value Equity                        20,003      35,693     18,893
Janus Global                           180,453     223,428     99,277
Goldman Sachs Growth(1)                  1,160         279       N/A
Salomon All Cap(1)                       2,425         283       N/A
T. Rowe Price Dividend Growth(1)           732         217       N/A
T. Rowe Price Small Cap(1)               1,767         402       N/A
Pilgrim Baxter Mid Cap Growth(1)        15,030         527       N/A
Great Companies --
   AmericaSM(2)                          1,066       N/A         N/A
Great Companies -- TechnologySM(2)         906       N/A         N/A
Great Companies -- Global2(3)               53       N/A         N/A
Gabelli Global Growth(3)                   191       N/A         N/A

------------------------------
(1) Portfolio commenced operations on May 3, 1999.
(2) Portfolio commenced operations on May 1, 2000.
(3) Portfolio commenced operations on September 1, 2000.


Distribution Agreement. Effective January 1, 1997, the Fund adopted a distribution plan ("Distribution Plan") pursuant to Rule 12b-1 under the 1940 Act, as amended. Pursuant to the Distribution Plan, the Fund entered into a Distribution Agreement with AFSG Securities Corporation (AFSG) located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52494. The Distribution Plan and related Agreement were approved by the Fund's Board of Directors, including a majority of Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) on October 3, 1996 as amended by the Board March 29, 1999, and the Distribution Plan was approved by the shareholders of each portfolio of the Fund on December 16, 1996 (by all portfolios that had commenced operations on that date). AFSG is an affiliate of the Investment Adviser.

Under the Distribution Plan and Distribution Agreement, the Fund, on behalf of the portfolios, will reimburse AFSG after each calendar month for certain Fund distribution expenses incurred or paid by AFSG, provided that these expenses in the aggregate do not exceed 0.15%, on an annual basis, of the average daily net asset value of shares of each portfolio.

Distribution expenses for which AFSG may be reimbursed under the Distribution Plan and Distribution Agreement include, but are not limited to, expenses of printing and distributing the Fund's prospectus and statement of additional information to potential investors; developing and preparing Fund advertisements; sales literature and other promotional materials; holding seminars and sales meetings designed to promote distribution of Fund shares; the development of consumer-oriented sales materials describing and/or relating to the Fund; and expenses attributable to "distribution-related services" provided to the Fund, which include such things as salaries and benefits, office expenses, equipment expenses, training costs, travel costs, printing costs, supply expenses, computer programming time, and data center expenses, each as they relate to the promotion of the sale of Fund shares.

AFSG submits to the Directors of the Fund for approval annual distribution budgets and quarterly reports of distribution expenses with respect to each portfolio. AFSG allocates to each portfolio distribution expenses specifically attributable to the distribution of shares of such portfolio. Distribution expenses not specifically attributable to the distribution of shares of a particular portfolio are allocated among the portfolios, based upon the ratio of net asset value of each portfolio to the net asset value of all portfolios, or such other factors as AFSG deems fair and are approved by the Fund's Board of Directors. AFSG has determined that it will not seek payment by the Fund of distribution expenses incurred with respect to any portfolio before April 30, 2002. Prior to AFSG seeking reimbursement of future expenses, Policyowners will be notified in advance.

Brokerage Enhancement Plan. The Board of Directors of the Fund, including all of
--------------------------
the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund, have voted pursuant to the substantive provisions of Rule 12b-1 under the 1940 Act to adopt, and shareholders approved at a Special Shareholders Meeting held May 29, 2001, a Brokerage Enhancement Plan for the purpose of utilizing the Fund's brokerage commissions, to the extent available, to promote the sale and distribution of the Fund's shares. Under the Plan, the Fund is using recaptured commissions to pay for distribution expenses. However, under the Plan, except for recaptured commissions, neither the Fund nor any series of the Fund, including the portfolios, will incur any additional fees or charges. As part of the plan, the Fund and the Distributor have entered into a Distribution Agreement. Under the Distribution Agreement, the Distributor is the principal underwriter of the Fund, with responsibility for promoting sales of the shares of each portfolio.

The Distributor, however, does not receive any additional compensation from the Fund for performing this function. Instead, under the Plan, the investment adviser is authorized to direct that the sub-adviser of each portfolio effect brokerage transactions in portfolio securities through certain broker-dealers, consistent with each sub-adviser's obligations to achieve best price and execution. It is anticipated that these broker-dealers will agree that a percentage of the commission will be directed to AFSG. AFSG will use a part of these directed commissions to defray legal and administrative costs associated with implementation of the Plan. These expenses are expected to be minimal. The remainder of the commissions received by AFSG will be used to finance activities principally intended to result in the sale of shares of the portfolios. These activities will include: holding or participating in seminars and sales meetings designed to promote the sale of Fund shares; paying marketing fees requested by broker-dealers who sell policies or annuities; training sales personnel; compensating broker-dealers and/or their registered representatives in connection with the allocation of cash values and premiums of the policies and contracts to the Fund; printing and mailing of Fund prospectuses, statements of additional information, and shareholder reports for prospective policyowners; and creating and mailing advertising and sales literature.

AFSG is obligated to use all of the fees the portfolios paid to it for distribution expenses, except for a small amount to be used to defray the incidental costs associated with implementation of the Plan.

[GRAPHIC OMITTED]

     THE SUB-ADVISERS


Each Sub-Adviser serves, pursuant to each Sub-Advisory Agreement dated January 1, 1997 (May 1, 1999 with respect to T. Rowe Price Small Cap, T. Rowe Price Dividend Growth, Pilgrim Baxter Mid Cap Growth, Salomon All Cap and Goldman Sachs Growth); May 1, 2000 with respect to Great Companies -- America(SM) and Great Companies -- Technology(SM); August 30, 2000 with respect to Great Companies -- Global/2/ and Gabelli Global Growth; and May 1, 2001 with respect to American Century Income & Growth and American Century International) between AEGON/Transamerica Advisers and the respective Sub-Adviser, on behalf of each portfolio. The Sub-Advisory Agreements were approved by the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) on October 3, 1996 and by the shareholders of each portfolio of the Fund on December 16, 1996 (for portfolios that had commenced operations prior to that date) and on the commencement of operations date of each subsequent portfolio. The Sub-Advisory Agreements provide that they will continue in effect if approved annually (a) by the Board of Directors of the Fund or by a majority of the outstanding shares of each portfolio and (b) by a majority of the Directors who are not parties to such Agreements or "interested persons" (as defined in the 1940 Act) of any such party. Goldman Sachs Growth, T. Rowe Price Small Cap, T. Rowe Price Dividend Growth, Salomon All Cap and Pilgrim Baxter Mid Cap Growth will continue in effect for an initial term ending April 30, 2001; Great Companies -- America(SM), Great Companies -- Technology(SM), Great Companies Global/2/, Gabelli Global Growth, American Century Income & Growth and American Century International will continue for an initial term ending April 30, 2002; and from year to year thereafter, if approved annually. The Sub-Advisory Agreements may be terminated without penalty on 60 days' written notice at the option of either party or by the vote of the shareholders of each portfolio and terminate automatically in the event of their assignment (within the meaning of the 1940 Act) or termination of the Investment Advisory Agreement. The agreements may also be terminated under the term of an Exemptive Order granted by the SEC under section 6(c) of the 1940 Act from section 15(a) and rule 18f-2 under the 1940 Act (Release #23379).

Pursuant to the Sub-Advisory Agreements, each Sub-Adviser provides investment advisory assistance and portfolio management advice to the Investment Adviser for their respective portfolio(s). Subject to review by the Investment Adviser and the Board of Directors of the Fund, the Sub-Advisers are responsible for the actual management of their respective portfolio(s) and for making decisions to buy, sell or hold a particular security. Each Sub-Adviser bears all of its expenses in connection with the performance of its services under their Sub-Advisory Agreement such as compensating and furnishing office space for their officers and employees connected with investment and economic research, trading and investment management of the respective portfolio(s).

Each Sub-Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The Sub-Advisers for the portfolios of the Fund are:

                                   - - - - -

                          FRED ALGER MANAGEMENT, INC.

Fred Alger Management, Inc. ("Alger") serves as Sub-Adviser to the Alger Aggressive Growth.

Alger, located at One World Trade Center, Suite 9333, New York, New York 10048, is a wholly-owned subsidiary of Fred Alger & Company, Incorporated, which, in turn, is a wholly-owned subsidiary of Alger Associates, Inc., a financial services holding company. Alger is generally engaged in the business of rendering investment advisory services to institutions and, to a lesser extent, individuals. Alger has been engaged in the business of rendering investment advisory services since 1964 and, as of March 31, 2000, had approximately $21.8 billion under management.

                             - Portfolio Manager:

David D. Alger and Seilai Khoo are primarily responsible for the day-to-day management of Alger Aggressive Growth. Mr. Alger has been employed by Alger Management as Executive Vice President and Director of Research Since 1971 and as President since 1995. Mr. Alger has served as a portfolio manager of the Aggressive Growth portfolio since its inception and Ms. Khoo has served as co-manager since June 2000. Ms. Khoo has been employed by Alger as a senior research analyst since 1989 and as a senior vice president since 1995. Mr. Alger has served as portfolio manager of Alger Aggressive Growth since its inception. Mr. Alger and Ms. Khoo also serve as portfolio managers for other mutual funds and investment accounts managed by Alger Management.

                                   - - - - -

                                VAN KAMPEN ASSET

                           MANAGEMENT INC. ("VKAM")

Van Kampen Asset Management Inc. ("VKAM") serves as Sub-Adviser to Van Kampen Emerging Growth.

VKAM, located at 1 Parkview Plaza, P.O. Box 5555 Oakbrook Terrace, Illinois 60181, is a wholly owned subsidiary of Van Kampen Investments Inc., which, in turn, is an indirect wholly owned subsidiary of Morgan Stanley Dean Witter & Co., a financial services company.

                             - Portfolio Manager:

Gary M. Lewis leads an investment team and is primarily responsible for the day-to-day management of VKAM Emerging Growth. Mr. Lewis has been Senior Vice President of Van Kampen since October 1995. Previously, he served as Vice President and portfolio manager of Van Kampen from 1989 to October 1995.

                                   - - - - -

                     NWQ INVESTMENT MANAGEMENT COMPANY, INC.

NWQ Investment Management Company, Inc. ("NWQ") serves as sub-adviser to NWQ Value Equity.

NWQ, located at 2049 Century Park East, 4th Floor, Los Angeles, California 90067, is a wholly-owned subsidiary of United Asset Management Corporation and provides investment management services to institutions and high net worth individuals. NWQ had approximately $5.63 billion in assets under management as of December 31, 1999.

                             - Portfolio Manager:

An investment policy committee is responsible for the day-to-day management of NWQ Value Equity investments. David A. Polak, CFA, Edward C. Friedel,

CFA, James H. Galbreath, CFA, Phyllis G. Thomas, CFA, Jon D. Bosse, CFA, and Justin T. Clifford constitute the committee.

Edward C. Friedel, CFA serves as senior portfolio manager for NWQ Value Equity. Mr. Friedel has been a managing director and investment strategist/portfolio manager of NWQ Investment since 1983. Mr. Friedel is a graduate of the University of California at Berkeley (BS) and Stanford University (MBA).


                                   - - - - -


                            JANUS CAPITAL CORPORATION

Janus Capital Corporation ("Janus") serves as the Sub-Adviser to Janus Global.

Janus, located at 100 Fillmore Street, Denver, Colorado 80206, has been engaged in the management of the Janus funds since 1969. Janus also serves as investment adviser or sub-adviser to other mutual funds, and for individual, corporate, charitable and retirement accounts. Janus Capital is owned in part by Stilwell Financial Inc. ("Stilwell"), which owns approximately 88.7% of the outstanding voting stock of Janus Capital. Stilwell is a publicly traded holding company with principal operations in financial asset management businesses. Thomas H. Bailey, President and Chairman of the Board of Janus Capital, owns approximately 6.2% of Janus Capital's voting stock and, by agreement with Stilwell, selects at least a majority of Janus Capital's Board subject to the approval of Stilwell, which approval cannot be reasonably withheld.

                             - Portfolio Managers:


Helen Young Hayes, CFA And Laurence Chang, CFA have served as co-portfolio managers of the Janus Global portfolio since January 2000. Ms. Hayes previously served as manager of this portfolio since its inception. She has been employed by Janus since 1987.

Mr. Chang has been employed by Janus since 1993. Before joining Janus, Mr. Chang was a project director at the National Security Archive.


                                   - - - - -


                         GOLDMAN SACHS ASSET MANAGEMENT

As of September 1, 1999, the Investment Management Division ("IMD") was established as a new operating division of Goldman, Sachs & Co. and this newly created entity includes Goldman Sachs Asset Management ("GSAM"). Goldman Sachs & Co. registered as an investment adviser in 1981. GSAM serves as the sub-adviser to Goldman Sachs Growth. GSAM is located at 32 Old Slip, New York, New York 10005. The Goldman Sachs Group, L.P., which controlled GSAM, merged into the Goldman Sachs Group, Inc. as a result of an initial public offering.

                             - Portfolio Manager:

Herbert E. Ehlers has served as head of a thirteen person investment team that has managed Goldman Sachs Growth since inception. Prior to joining GSAM in 1997, he was chief investment officer at Liberty Investment Management, Inc. from 1994-1997.

                                   - - - - -

                             SALOMON BROTHERS ASSET

                                MANAGEMENT INC.

Salomon Brothers Asset Management Inc ("SaBAM") serves as the sub-adviser to Salomon All Cap.

SaBAM, located at 7 World Trade Center, New York, NY 10048, is a wholly-owned subsidiary of Salomon Brothers Holding Company, Inc., which is wholly-owned by Salomon Smith Barney Holdings Inc., which is, in turn, wholly-owned by Citigroup.

                             - Portfolio Managers:

Ross S. Margolies, has managed this portfolio since inception. Mr. Margolies joined Salomon in 1992.

Robert M. Donahue, Jr. assists in the day-to-day management of the portfolio. Prior to joining SaBAM in 1997, Mr. Donahue worked as an equity analyst at Gabelli & Company.

                                   - - - - -

                         T. ROWE PRICE ASSOCIATES, INC.

T. Rowe Price Associates, Inc. ("T. Rowe Price") serves as sub-adviser to T. Rowe Price Small Cap and the T. Rowe Price Dividend Growth.

T. Rowe Price is located at 100 E. Pratt Street, Baltimore, MD 21202.

                             - Portfolio Managers:

Tom Huber has managed the T. Rowe Price Dividend Growth portfolio since March, 2000 and heads an Investment Team for this portfolio. He joined T. Rowe Price in 1994.

Richard T. Whitney, CFA, has managed the T. Rowe Price Small Cap portfolio since inception and heads the Investment Team for this portfolio. He joined T. Rowe Price in 1985.

                                   - - - - -

                        GABELLI ASSET MANAGEMENT COMPANY

Gabelli Asset Management Company ("Gabelli") serves as sub-adviser to Gabelli Global Growth.

Gabelli is located at One Corporate Center, Rye, New York 10580-1434.

                             - Portfolio Managers:

Marc J. Gabelli heads an investment team and is primarily responsible for all the investment decisions for the portfolio. Mr. Gabelli has been a portfolio manager and an analyst with Gabelli since 1993.

                                   - - - - -

                      PILGRIM BAXTER AND ASSOCIATES, LTD.

Pilgrim Baxter and Associates, Ltd. ("Pilgrim Baxter") serves as sub-adviser to Pilgrim Baxter Mid Cap Growth.

Pilgrim Baxter, located at 825 Duportail Road, Wayne PA 19087, is a professional investment management firm which, along with its predecessors, has been in business since 1982. Pilgrim Baxter is a wholly-owned subsidiary of United Asset Management.

                             - Portfolio Manager:

Gary L. Pilgrim, CFA, has served as portfolio manager since March 2001. Mr. Pilgrim is the Chief Investment Officer and President of Pilgrim Baxter and has been a growth stock manager for over 30 years.

                                   - - - - -

                             GREAT COMPANIES, INC.

Great Companies, L.L.C. ("Great Companies") serves as the sub-adviser to Great Companies -- AmericaSM, Great Companies -- TechnologySM and Great Companies -- Global2.

Great Companies, located at 8550 Ulmerton Road, Largo, FL 33771, is a professional investment management firm.

James H. Huguet, John R. Kenney (Chairman of the Board and President of the
Fund), and AEGON USA are each a controlling minority shareholder of Great Companies. Great Companies may be deemed to be an affiliate of the Investment Adviser.

                             - Portfolio Manager:

James H. Huguet and Gerald W. Bollman, CFA have served as co-managers of the portfolios since inception.

                                   - - - - -


                 AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.


American Century Investment Management, Inc. ("American Century") serves as the sub-adviser to American Century Income & Growth and American Century International.


American Century is located at 4500 Main Street, Kansas City, Missouri 64111 and has been managing mutual funds since 1958.

                             - Portfolio Manager:


American Century uses a team of portfolio managers and analysts to manage it's mutual funds. The teams meet regularly and discuss purchase and sale information.

Team members for American Century Income & Growth include John Schneidwind, CFA, and Kurt Borgwardt, CFA. Mr. Schniedwind, Senior Vice President and Senior Portfolio Manager, joined American Century in 1982 and supervises other portfolio management teams. Mr. Borgwardt, Senior Portfolio Manager and Director of Quantitative Equity Research, joined American Century in 1990 and has managed the quantitative effort since then.

Henrik Strabo and Mark Kopinski serve as team members for American Century International. Mr Strabo, Chief Investment Officer -- International Equities, joined American Century in 1993 and serves as an investment team member for other American Century funds. Mr. Kopinski, Senior Vice President and Senior Portfolio Manager, joined American Century in 1997. Prior to joining American Century, Mr. Kopinski was a Vice President and Portfolio Manager at Federated Investors, Inc. SUB-ADVISERS' COMPENSATION


Each Sub-Adviser receives monthly compensation from the Investment Adviser at the annual rate of a specified percentage of the average daily net assets of each portfolio managed by the Sub-Adviser. The table below lists those percentages by portfolio.


PORTFOLIO                            PERCENTAGE OF AVERAGE DAILY NET ASSETS
----------------------------- ----------------------------------------------------
 Van Kampen Emerging Growth      50% of fees received by the investment adviser
                               for services rendered under the advisory agreement
 Alger Aggressive Growth         50% of fees received by the investment adviser
                               for services rendered under the advisory agreement
 NWQ Value Equity                50% of fees received by the investment adviser
                              for services rendered under the advisory agreement,
                                    less 50% of amount of excess expenses(1)
 T. Rowe Price Small Cap                             0.35%


Portfolio                                               Percentage of Average Daily Net Assets
---------                                               --------------------------------------
Pilgrim Baxter Mid Cap                          0.50% of the first $100 million of portfolio's average
                                                   daily net assets; 0.40% of assets in excess of
                                                           $100 million (from first dollar)/(2)/

Salomon All Cap                                 0.30% of the first $20 million of portfolio's average daily net assets; 0.50% of the next $20-100 million of
                                                    average daily net assets; and 0.40% of average
                                                          daily net assets over $100 million/(2)/

Goldman Sachs Growth                              0.50% of the first $50 million of portfolio's average
                                                  daily net assets; 0.45% of the next $50-100 million
                                                  in assets; and 0.40% of assets in excess of $100 million
                                                  after the first year of the contract, the minimum fees will be $150,000 (in aggregate)/(2)/

Janus Global                                      50% of fees received by the investment adviser
                                                or services rendered under the advisory agreement

T. Rowe Price Dividend Growth                   0.50% of first $100 million of average daily net assets
                                                and 0.40% of assets over $100 million (from first
                                                                    dollar)/(2)/

Great Companies -- America(SM)                    50% of fees received by the investment adviser
                                                for services rendered under the advisory agreement,
                                                    less 50% of amount of excess expenses/(1)/

Great Companies -- Technology(SM)                      50% of fees received by the investment adviser
                                                    for services rendered under the advisory agreement,
                                                          less 50% of amount of excess expenses/(1)/

Great Companies -- Global/2/                      50% of fees received by the investment adviser
                                                for services rendered under the advisory agreement,
                                                    less 50% of amount of excess expenses/(1)/

Gabelli Global Growth                             0.50% of the first $500 million of the portfolio's average daily net assets; 0.40% of assets over $500 million up to
                                                  $1 billion; and 0.30% of assets in excess of $1 billion,
                                                   less 50% of any amount reimbursed pursuant to its
                                                                   expense limitations.

American Century Income & Growth                  0.50% of the first $100 million of the portfolio's average daily net assets; 0.45% of the portfolio's average daily
                                                    net assets over $100 million up to $250 million; and
                                                     0.40% of the portfolio's average daily net assets
                                                               in excess of $250 million./(2)/

American Century International                    0.60% of the first $50 million of the portfolio's average
                                                     daily net assets; 0.55% of the portfolio's average
                                                    daily net assets over $50 million up to $150 million;
                                                   0.50% of the portfolio's average daily net assets over
                                                     $150 million up to $500 million; and 0.45% of the
                                                      portfolio's average daily net assets in excess of
                                                                    $500 million./(2)/

--------------
(1) Excess expenses are those expenses paid by the Investment Adviser on behalf of a portfolio pursuant to any expense limitation.
(2) The average daily net assets will be determined on a combined basis with the same name fund managed by the sub-adviser for IDEX Mutual Funds.

The method of computing each Sub-Adviser's fees is set forth above. For the years ended December 31, 2000, 1999, and 1998 each Sub-Adviser was paid fees for their services in the following amounts (fees are not included for American Century Income & Growth or American Century International as these portfolios had not yet commenced operations as of December 31, 2000):

                                Sub-Advisory Fees
                                -----------------


                                                                          Year Ended December 31
                                                      --------------------------------------------------------------
Sub-adviser         Portfolio                              2000                 1999                     1998
-----------------   -------------------------------   -------------   ------------------------   -------------------
Alger               Alger Aggressive Growth           $4,624,774      $2,936,966                 $1,680,802
VKAM                Van Kampen Emerging Growth         9,097,902       4,473,352                  2,704,049
NWQ                 NWQ Value Equity                     531,186         607,482                    729,083
Salomon             Salomon All Cap                      143,906           8,475                        N/A
T. Rowe Price       T. Rowe Price Dividend Growth         62,136          17,211                        N/A
                    T. Rowe Price Small Cap               76,732          15,071                        N/A
Pilgrim Baxter      Pilgrim Baxter Mid Cap Growth        722,089          42,533                        N/A
Great Companies     Great Companies -- America(SM)       111,181             N/A                        N/A
                    Great Companies --                    50,353             N/A
                    Technology(SM)                                                                      N/A
                    Great Companies -- Global/2/           2,633             N/A                        N/A
Gabelli             Gabelli Global Growth                  8,824             N/A                        N/A
Janus               Janus Global                       8,186,976       5,146,976                  3,768,835
Goldman Sachs       Goldman Sachs Growth                  68,796          14,672                        N/A

[GRAPHIC OMITTED]

     PERSONAL SECURITIES TRANSACTIONS


The Fund permits "Access Persons" as defined by Rule 17j-1 under the 1940 Act to engage in personal securities transactions, subject to the terms of the Code of Ethics and Insider Trading Policy ("Ethics Policy") that has been adopted by the Fund's Board. Access Persons are required to follow the guidelines established by this Ethics Policy in connection with all personal securities transactions and are subject to certain prohibitions on personal trading. The Fund's Sub-Advisers, pursuant to Rule 17j-1 and other applicable laws, and pursuant to the terms of the Ethics Policy, must adopt and enforce their own Code of Ethics and Insider Trading Policies appropriate to their operations. The Board is required to review and approve the Code of Ethics for each Sub-Adviser. Each Sub-Adviser is also required to report to the Fund's Board on a quarterly basis with respect to the administration and enforcement of such Ethics Policy, including any violations thereof which may potentially affect the Fund.

[GRAPHIC OMITTED]

     ADMINISTRATIVE AND TRANSFER
     AGENCY SERVICES


Effective January 1, 1997, as amended, the Fund entered into an Administrative Services and Transfer Agency Agreement with AEGON/Transamerica Fund Services, Inc. (prior to May 1, 2001, WRL Investment Services, Inc.) located at 570 Carillon Parkway, St. Petersburg, Florida 33716, an affiliate of AEGON/ Transamerica Fund Advisers and WRL, to furnish the Fund with administrative services to assist the Fund in carrying out certain of its functions and operations. Under this Agreement, AEGON/Transamerica Services shall furnish to each portfolio, subject to the overall supervision of the Fund's Board, supervisory, administrative, and transfer agency services, including recordkeeping and reporting. AEGON/Transamerica Services is reimbursed by the Fund monthly on a cost incurred basis. Prior to January 1, 1997, WRL performed these services in connection with its serving as the Fund's investment adviser.


                      PORTFOLIO TRANSACTIONS AND BROKERAGE

[GRAPHIC OMITTED]

     PORTFOLIO TURNOVER

A portfolio turnover rate is, in general, the percentage calculated by taking the lesser of purchases or sales of portfolio securities (excluding certain short-term securities) for a year and dividing it by the monthly average of the market value of such securities held during the year.

Changes in security holdings are made by a portfolio's Sub-Adviser when it is deemed necessary. Such changes may result from: liquidity needs; securities having reached a price or yield objective; anticipated changes in interest rates or the credit standing of an issuer; or developments not foreseen at the time of the investment decision.

A Sub-Adviser may engage in a significant number of short-term transactions if such investing serves a portfolio's objective. The rate of portfolio turnover will not be a limiting factor when such short-term investing is considered appropriate. Increased turnover results in higher brokerage costs or mark-up charges for a portfolio; these charges are ultimately borne by the policyowners.

In computing the portfolio turnover rate for a portfolio, securities whose maturities or expiration dates at the time of acquisition are one year or less are excluded. Subject to this exclusion, the turnover rate for a portfolio is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the fiscal year by (b) the monthly average of portfolio securities owned by the portfolio during the fiscal year.

The following table provides the portfolios' turnover rates for the fiscal years ended December 31, 2000, 1999 and 1998 (Information is not included for American Century Income & Growth and American Century International as these portfolios had not yet commenced operations as of December 31, 2000.)

                            Portfolio Turnover Rates
                            ------------------------

                                                            Year Ended December 31
                                       -----------------------------------------------------------------
Portfolio                                  2000                  1999                       1998
------------------------------------   -----------   ----------------------------   --------------------
Alger Aggressive Growth                   122.70%               101.71%                   117.44%
Van Kampen Emerging Growth                120.78%               117.72%                    99.50%
NWQ Value Equity                           46.34%                34.19%                    43.60%
Goldman Sachs Growth/(1)/                  36.51%                40.46%                       N/A
Salomon All Cap/(1)/                      117.91%               216.29%                       N/A
T. Rowe Price Dividend Growth/(1)/         78.20%                43.76%                       N/A
T. Rowe Price Small Cap/(1)/               64.53%               159.02%                       N/A
Pilgrim Baxter Mid Cap Growth/(1)/        132.70%               155.71%                       N/A
Great Companies -- America/(SM)(2)/       14.67%                   N/A                       N/A
Great Companies -- Technology/(SM)(2)/    48.23%                   N/A                       N/A
Great Companies -- Global/2(3)/            6.49%                   N/A                       N/A
Gabelli Global Growth(3)                    5.62%                   N/A                       N/A
Janus Global                               82.42%                68.10%                    87.36%

------------------------------
(1) Portfolio commenced operations on May 3, 1999.

(2) Portfolio commenced operations on May 1, 2000.

(3) Portfolio commenced operations on September 1, 2000.

The future annual turnover rates cannot be precisely predicted, although an annual turnover rate in excess of 100% is not presently anticipated for Alger Aggressive Growth and 50% for NWQ Value Equity.

There are no fixed limitations regarding the portfolio turnover rates of the portfolios. Portfolio turnover rates are expected to fluctuate under constantly changing economic conditions and market circumstances. Higher turnover rates tend to result in higher brokerage fees. Securities initially satisfying the basic policies and objective of each portfolio may be disposed of when they are no longer deemed suitable.

[GRAPHIC OMITTED]

     PLACEMENT OF PORTFOLIO
       BROKERAGE

Subject to policies established by the Board of Directors of the Fund, each portfolio's Sub-Adviser is primarily responsible for placement of a portfolio's securities transactions. The portfolios of the Fund are covered by a Brokerage Enhancement Plan. Please see page 41 for details. In placing orders, it is the policy of a portfolio to obtain the most favorable net results, taking into account various factors, including price, dealer spread or commissions, if any, size of the transaction and difficulty of execution. While each Sub-Adviser generally will seek reasonably competitive spreads or commissions, a portfolio will not necessarily be paying the lowest spread or commission available. A portfolio does not have any obligation to deal with any broker, dealer or group of brokers or dealers in the execution of transactions in portfolio securities.

Decisions as to the assignment of portfolio brokerage business for a portfolio and negotiation of its commission rates are made by the Sub-Adviser, whose policy is to obtain "best execution" (prompt and reliable execution at the most favorable security price) of all portfolio transactions. In placing portfolio transactions, the Sub-Adviser may give consideration to brokers who provide supplemental investment research, in addition to such research obtained for a flat fee, to the Sub-Adviser, and pay spreads or commissions to such brokers or dealers furnishing such services which are in excess of spreads or commissions which another broker or dealer may charge for the same transaction.

In selecting brokers and in negotiating commissions, the Sub-Adviser considers such factors as: the broker's reliability; the quality of its execution services on a continuing basis; the financial condition of the firm; and research products and services provided, which include: (i) furnishing advice, either directly or through publications or writings, as to the value of securities, the advisability of purchasing or selling specific securities and the availability of securities or purchasers or sellers of securities and (ii) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends and portfolio strategy and products and other services (such as third party publications, reports and analyses, and computer and electronic access, equipment, software, information and accessories) that assist each Sub-Adviser in carrying out its responsibilities.

Supplemental research obtained through brokers or dealers will be in addition to, and not in lieu of, the services required to be performed by a Sub-Adviser. The expenses of a Sub-Adviser will not necessarily be reduced as a result of the receipt of such supplemental information. A Sub-Adviser may use such research products and services in servicing other accounts in addition to the respective portfolio. If a Sub-Adviser determines that any research product or service has a mixed use, such that it also serves functions that do not assist in the investment decision-making process, the Sub-Adviser will allocate the costs of such service or product accordingly. The portion of the product or service that a Sub-Adviser determines will assist it in the investment decision-making process may be paid for in brokerage commission dollars. Such allocation may create a conflict of interest for the Sub-Adviser. Conversely, such supplemental information obtained by the placement of business for a Sub-Adviser will be considered by and may be useful to the Sub-Adviser in carrying out its obligations to a portfolio.

When a portfolio purchases or sells a security in the OTC market, the transaction takes place directly with a principal market-maker, without the use of a broker, except in those circumstances where, in the opinion of the Sub-Adviser, better prices and executions are likely to be achieved through the use of a broker.

Securities held by a portfolio may also be held by other separate accounts, mutual funds or other accounts for which the Investment Adviser or Sub-Adviser serves as an adviser, or held by the Investment Adviser or Sub-Adviser for their own accounts. Because of different investment objectives or other factors, a particular security may be bought by the Investment Adviser or Sub-Adviser for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for a portfolio or other entities for which they act as investment adviser or for their advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or Sub-Adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

On occasions when the Investment Adviser or a Sub-Adviser deems the purchase or sale of a security to be in the best interests of a portfolio as well as other accounts or companies, it may to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be sold or purchased for the portfolio with those to be sold or purchased for such other accounts or companies in order to obtain favorable execution and lower brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the portfolio and to such other accounts or companies. In some cases this procedure may adversely affect the size of the position obtainable for a portfolio.

The Board of Directors of the Fund periodically reviews the brokerage placement practices of each Sub-Adviser on behalf of the portfolios, and reviews the prices and commissions, if any, paid by the portfolios to determine if they were reasonable.

The Board of Directors of the Fund has authorized the Sub-Advisers to consider sales of the policies and annuity contracts by a broker-dealer as a factor in the selection of broker-dealers to execute portfolio transactions. In addition, the Sub-Advisers may occasionally place portfolio business with affiliated brokers of the Investment Adviser or a Sub-Adviser, including: InterSecurities, Inc., ("ISI") P.O. Box 5068, Clearwater, Florida 33758; Fred Alger & Company, Inc., One World Trade Center, Suite 9333, New York, New York 10038; M. J. Whitman, Inc.; M. J. Whitman Senior Debt Corp., 767 Third Avenue, New York, New York 10017-2023; Van Kampen Funds Inc., 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181, Dreyfus Brokerage Services, Inc., 401 North Maile Drive, Beverly Hills, CA 90210, Dreyfus Investment Services Corp., Union Trust Building, 501 Grant St., Pittsburgh, PA 15219 and AEGON USA Securities, Inc., P.O. Box 1449, Cedar Rapids, Iowa 52499. As stated above, any such placement of portfolio business will be subject to the ability of the broker-dealer to provide best execution and to the Conduct Rules of the National Association of Securities Dealers, Inc.

                       Commissions Paid By The Portfolios
                       ----------------------------------

                                                  Aggregate Commissions
                                                 Year Ended December 31
                                    -------------------------------------------------
Portfolio                                2000            1999              1998
----------------------------------- ------------- ----------------- -----------------
Alger Aggressive Growth/(1)/           $1,265,805    $ 907,331         $ 916,267
Van Kampen Emerging Growth/(2)/         1,959,787    1,305,965           920,884
NWQ Value Equity                          146,311      168,551           191,139
Goldman Sachs Growth/(3)/(4)/              19,311       10,724               N/A
Salomon All Cap/(4)/                      218,874       32,734               N/A
T. Rowe Price Dividend Growth/(4)/         21,986        9,115               N/A
T. Rowe Price Small Cap/(4)/               31,481       15,525               N/A
Pilgrim Baxter Mid Cap Growth/(4)/        195,261       26,811               N/A
Janus Global                            3,173,217    2,219,248         2,373,255
Great Companies - America/(SM)/(5)(6)/     58,989          N/A               N/A
Great Companies--
 Technology/(SM)/(5)(6)/                   33,120          N/A               N/A
Great Companies--Global/(2/)(6)(7)/         4,400          N/A               N/A
Gabelli Global Growth/(7)/                 10,412          N/A               N/A



                                                                 Affiliated Brokerage Commissions
                                                                      Year Ended December 31
                                    ------------------------------------------------------------------------------------------
Portfolio                                  2000              %             1999            %             1998           %
----------------------------------- ----------------- -------------- --------------- ------------- --------------- -----------
Alger Aggressive Growth/(1)/           $1,265,805        100.00%        $903,540        99.58%       $912,105        99.55%
Van Kampen Emerging Growth/(2)/            38,915          1.99%           9,346           <1%          1,308           <1%
NWQ Value Equity                              N/A            N/A             N/A           N/A            N/A           N/A
Goldman Sachs Growth/(3)(4)/                1,559          8.07%             198         1.85%            N/A           N/A
Salomon All Cap/(4)/                        1,464          0.67%             N/A           N/A            N/A           N/A
T. Rowe Price Dividend Growth/(4)/            N/A            N/A             N/A           N/A            N/A           N/A
T. Rowe Price Small Cap/(4)/                  N/A            N/A             N/A           N/A            N/A           N/A
Pilgrim Baxter Mid Cap Growth/(4)/            N/A            N/A             N/A           N/A            N/A           N/A
Janus Global                                  N/A            N/A             N/A           N/A            N/A           N/A
Great Companies - America/(SM)(5)(6)/      58,989        100.00%             N/A           N/A            N/A           N/A
Great Companies--
 Technology/(SM)/(5)(6)/                   33,120        100.00%             N/A           N/A            N/A           N/A
Great Companies--Global/(2)(6)(7)/          4,400        100.00%             N/A           N/A            N/A           N/A
Gabelli Global Growth/(7)/                    N/A            N/A             N/A           N/A            N/A           N/A

------------------------------

(1) The percentages of the portfolio's aggregate dollar amount of transactions involving the payment of commissions effected through Fred Alger Company, Incorporated for the fiscal years ended December 31, 2000, 1999 and 1998 were 100.00%, 98.90% and 99.27%, respectively.

 (2) The percentages of the portfolio's aggregate dollar amount of transactions involving the payment of commissions effected through Morgan Stanley & Co., Incorporated Inc. for the fiscal years ended December 31, 2000, 1999 and 1998 were 1%, 1.061%, and 1% respectively.

 (3) The percentages of the portfolio's aggregate dollar amount of transactions involving the payment of commissions effected through Goldman Sachs & Co. for the fiscal years ended December 31, 2000 and 1999 were 9.04% and 2.44%, respectively.

 (4) Portfolio commenced operations on May 3, 1999.

 (5) Portfolio commenced operations on May 1, 2000.

 (6) The percentage of the portfolio's aggregate dollar amount of transactions involving the payment of commissions effected through ISI for the fiscal year ended December 31, 2000 was 100.00%.

 (7) Portfolio commenced operations on September 1, 2000.

Alger Aggressive Growth paid all its affiliated brokerage commissions to Fred Alger & Company, Incorporated; Van Kampen Emerging Growth paid all affiliated brokerage to Morgan Stanley & Co., Incorporated; and Goldman Sachs Growth paid all its affiliated commissions to Salomon Smith Barney, Inc.

During the fiscal year ended December 31, 2000 NWQ Value Equity had transactions in the amounts of $38,637,691, that were directed to brokers for brokerage and research services provided. T. Rowe Price Dividend Growth, Goldman Sachs Growth, Salomon All Cap and Pilgrim Baxter Mid Cap Growth had brokerage commissions in the amounts of $614, $7,496 and $1,925,571, respectively, that were directed to brokerage and research services provided.


                       PURCHASE AND REDEMPTION OF SHARES

[GRAPHIC OMITTED]

     DETERMINATION OF OFFERING PRICE


Shares of the portfolios are currently sold only to the separate accounts to fund the benefits under the Policies and the annuity contracts. The portfolios may, in the future, offer their shares to other insurance company separate accounts. The separate accounts invest in shares of a portfolio in accordance with the allocation instructions received from holders of the policies and the annuity contracts. Such allocation rights are further described in the prospectuses and disclosure documents for the policies and the annuity contracts. Shares of the portfolios are sold and redeemed at their respective net asset values as described in the prospectus.

[GRAPHIC OMITTED]

     NET ASSET VALUATION


As stated in the prospectus, the net asset value of the portfolios' shares is ordinarily determined, once daily, as of the close of the regular session of business on the New York Stock Exchange ("Exchange") (usually 4:00 p.m., Eastern
Time) on each day the Exchange is open. (Currently the Exchange is closed on New Year's Day, Martin Luther King's Birthday, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.) The per share net asset value of a portfolio is determined by dividing the total value of the securities and other assets, less liabilities, by the total number of shares outstanding. In determining net asset value, securities listed on the national securities exchanges and traded on the NASDAQ National Market are valued at the closing prices on such markets, or if such a price is lacking for the trading period immediately preceding the time of determination, such securities are valued at their current bid price. Foreign securities and currencies are converted to U.S. dollars using the exchange rate in effect at the close of the Exchange. Other securities for which quotations are not readily available are valued at fair values as determined in good faith by a portfolio's Investment Adviser under the supervision of the Fund's Board of Directors. Money market instruments maturing in 60 days or less are valued on the amortized cost basis. Values of gold bullion held by a portfolio are based upon daily quotes provided by banks or brokers dealing in such commodities.

                 CALCULATION OF PERFORMANCE RELATED INFORMATION

The Prospectus contains a brief description of how performance is calculated. The following sections describe how performance data is calculated in greater detail.

[GRAPHIC OMITTED]

     TOTAL RETURN

Total return quotations for each of the portfolios are computed by finding the average annual compounded rates of return over the relevant periods that would equate the initial amount invested to the ending redeemable value, according to the following equation:

                                 P (1+T)/n/ = ERV

  Where:   P =   a hypothetical initial payment of $1,000
           T =   average annual total return
           n =   number of years
         ERV     = ending redeemable value (at the end of the applicable period of a hypothetical $1,000 payment made at the beginning of the applicable period)


The total return quotation calculations for a portfolio reflect the deduction of a proportionate share of the portfolio's investment advisory fee and portfolio expenses and assume that all dividends and capital gains during the period are reinvested in the portfolio when made. The calculations also assume a complete redemption as of the end of the particular period.

Total return quotation calculations do not reflect charges or deductions against the Series Life Account or the Series Annuity Account or charges and deductions against the policies or the annuity contracts. Accordingly, these rates of return do not illustrate how actual investment performance will affect benefits under the policies or the annuity contracts. Where relevant, the prospectuses for the policies and the annuity contracts contain performance information about these products. Moreover, these rates of return are not an estimate, projection or guarantee of future performance. Additional information regarding the investment performance of the portfolios appears in the prospectus.

[GRAPHIC OMITTED]

     YIELD QUOTATIONS


The yield quotations for a portfolio are based on a specific thirty-day period and are computed by dividing the net investment income per share earned during the period by the maximum offering price per share on the last date of the period, according to the following formula:

                   a-b
                   ---
  YIELD = 2 [ (         + 1)/6/ - 1]
                   cd


  Where: a =   dividends and interest earned dur-
               ing the period by the portfolio
         b =   expenses accrued for the period
               (net of reimbursement)
         c =   the average daily number of shares
               outstanding during the period that
               were entitled to receive dividends
         d =   the maximum offering price per
               share on the last day of the period

                                     TAXES


Shares of the portfolios are offered only to the Separate Accounts that fund the policies and annuity contracts. See the respective prospectuses for the policies and annuity contracts for a discussion of the special taxation of insurance companies with respect to the Separate Accounts and of the policies, the annuity contracts and the holders thereof.

Each portfolio has either qualified, and expects to continue to qualify, for treatment as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify for that treatment, a portfolio must distribute to its Policyowners for each taxable year at least 90% of its investment company taxable income ("Distribution Requirement") and must meet several additional requirements. These requirements include the following:
(1) the portfolio must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in securities or those currencies ("Income Requirement"); (2) at the close of each quarter of the portfolio's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs, and other securities that, with respect to any one issuer, do not exceed 5% of the value of the portfolio's total assets and that do not represent more than 10% of the outstanding voting securities of the issuer; and (3) at the close of each quarter of the portfolio's taxable year, not more than 25% of the value of its total assets may be invested in securities (other than U.S. Government securities or the securities of other RICs) of any one issuer. If each portfolio qualifies as a regulated investment company and distributes to its shareholders substantially all of its net income and net capital gains, then each portfolio should have little or no income taxable to it under the Code.

As noted in the Prospectus, each portfolio must, and intends to, comply with the diversification requirements imposed by section 817(h) of the Code and the regulations thereunder. These requirements, which are in addition to the diversification requirements mentioned above, place certain limitations on the proportion of each portfolio's assets that may be represented by any single investment (which generally includes all securities of the same issuer). For purposes of section 817(h), all securities of the same issuer, all interests in the same real property project, and all interest in the same commodity are treated as a single investment. In addition, each U.S. Government agency or instrumentality is treated as a separate issuer, while the securities of a particular foreign government and its agencies, instrumentalities and political subdivisions all will be considered securities issued by the same issuer.

If a portfolio fails to qualify as a regulated investment company, the portfolio will be subject to federal, and possibly state, corporate taxes on its taxable income and gains (without any deduction for its distributions to its shareholders) and distributions to its shareholders will constitute ordinary income to the extent of such Fund's available earnings and profits. Owners of variable life insurance and annuity contracts which have invested in such a portfolio might be taxed currently on the investment earnings under their contracts and thereby lose the benefit of tax deferral. In addition, if a portfolio failed to comply with the diversification requirements of section 817(h) of the Code and the regulations thereunder, owners of variable life insurance and annuity contracts which have invested in the portfolio could be taxed on the investment earnings under their contracts and thereby lose the benefit of tax deferral. For additional information concerning the consequences of failure to meet the requirements of section 817(h), see the prospectuses for the Policies or the Annuity Contracts.

A portfolio will not be subject to the 4% Federal excise tax imposed on RICs that do not distribute substantially all their income and gains each calendar year because that tax does not apply to a RIC whose only shareholders are segregated asset accounts of life insurance companies held in connection with variable annuity contracts and/or variable life insurance policies.

The use of hedging strategies, such as writing (selling) and purchasing options and futures contracts and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the income received in connection therewith by the portfolios. Income from the disposition of foreign currencies, and income from transactions in options, futures, and forward contracts derived by a portfolio with respect to its business of investing in securities or foreign currencies, will qualify as permissible income under the Income Requirement.

Foreign Investments - portfolios investing in foreign securities or currencies (which may include [list portfolios so authorized] may be required to pay withholding, income or other taxes to foreign governments or U.S. possession. Foreign tax withholding from dividends and interest, if any, is generally at a rate between 10% and 35%. The investment yield of any portfolio that invests in foreign securities or currencies is reduced by these foreign taxes. Holders of Policies and Annuity Contracts investing in such portfolios bear the cost of any foreign taxes but will not be able to claim a foreign tax credit or deduction for these foreign taxes. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and foreign countries generally do not impose taxes on capital gains in respect of investments by foreign investors.

Dividends and interest received by each portfolio may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and foreign countries generally do not impose taxes on capital gains in respect of investments by foreign investors.

Under certain circumstances, a portfolio will be subject to Federal income tax on a portion of any "excess distribution" received on the stock of a PFIC or of any gain on disposition of that stock (collectively "PFIC income"), plus interest thereon, even if the portfolio distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in a portfolio's investment company taxable income and, accordingly, will not be taxable to the portfolio to the extent that income is distributed to its shareholders. If a portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligations, the portfolio will be required to include in income each year its pro rata share of the qualified electing fund's annual net ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss), even if they are not distributed to the portfolio; those amounts would be subject to the Distribution Requirement. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof. A portfolio, however, may qualify for, and may make, an election permitted under Section 853 of the Code so that shareholders may be eligible to claim a credit or deduction on their Federal income tax returns for, and will be required to treat as part of the amounts distributed to them, their pro rata portion of qualified taxes paid or incurred by the portfolio to foreign countries (which taxes relate primarily to investment income). The portfolio may make an election under Section 853 of the Code, provided that more than 50% of the value of the portfolio's total assets at the close of the taxable year consists of securities in foreign corporations, and the portfolio satisfies applicable distribution provisions of the Code. The foreign tax credit available to shareholders is subject to certain limitations imposed by the Code. In addition, another election is available that would involve marking to market a portfolio's PFIC stock at the end of each taxable year (and on certain other dates prescribed in the Code), with the result that unrealized gains are treated as though they were realized although any such gains recognized will be ordinary income rather than capital gain. If this election were made, tax at the portfolio level under the PFIC rules would be eliminated, but a portfolio could, in limited circumstances, incur nondeductible interest charges. A portfolio's intention to qualify annually as a regulated investment company may limit a portfolio'selection with respect to PFIC stock.

The foregoing is only a general summary of some of the important Federal income tax considerations generally affecting the portfolios and their shareholders. No attempt is made to present a complete explanation of the Federal tax treatment of the portfolios' activities, and this discussion and the discussion in the prospectuses and/or statements of additional information for the Policies and Annuity Contracts are not intended as a substitute for careful tax planning. Accordingly, potential investors are urged to consult their own tax advisors for more detailed information and for information regarding any state, local, or foreign taxes applicable to the policies, annuity contracts and the holders thereof.

                           CAPITAL STOCK OF THE FUND

As described in the Prospectus, the Fund offers a separate class of common stock for each portfolio. Included as part of the Fund are the following portfolios:
Van Kampen Emerging Growth, T. Rowe Price Small Cap, Alger Aggressive Growth, Salomon All Cap, Pilgrim Baxter Mid Cap Growth, Goldman Sachs Growth, NWQ Value Equity, Great Companies -- America(SM), Janus Global, Great Companies -- Technology(SM), WRL Great Companies -- Global/2/, Gabelli Global Growth, T. Rowe Price Dividend Growth, American Century Income & Growth, and American Century International.

                             REGISTRATION STATEMENT

There has been filed with the Securities and Exchange Commission, Washington, D.C. a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities to which this Statement of

Additional Information relates. If further information is desired with respect to the portfolios or such securities, reference is made to the Registration Statement and the exhibits filed as part thereof.

                              FINANCIAL STATEMENTS

The audited financial statements for each portfolio (except WRL American Century Income & Growth and WRL American Century International which commenced operations on May 1, 2001) of the Fund for the year ended December 31, 2000 and the report of the Fund's independent certified public accountants are included in the 2000 Annual Report, and are incorporated herein by reference to such report.

                               OTHER INFORMATION



     INDEPENDENT CERTIFIED PUBLIC
       ACCOUNTANTS

PricewaterhouseCoopers LLP, located at 400 North Ashley Street, Suite 2800, Tampa, Florida 33602, serves as the Fund's independent certified public accountants. The Fund has engaged PricewaterhouseCoopers LLP to examine, in accordance with auditing standards generally accepted in the United States of America, the financial statements of each of the Fund's portfolios.

[GRAPHIC OMITTED]

     CUSTODIAN

Investors Bank & Trust Company ("IBT"), located at 200 Clarendon Street, 16th Floor, Boston, Massachusetts 02116, serves as the Fund's Custodian and Dividend Disbursing Agent. IBT provides comprehensive asset administrative services to the Fund and other members of the financial industry which include: multi-currency accounting; institutional transfer agency services; domestic and global custody; performance measures; foreign exchange; and securities lending and mutual fund administrative services.

                                   APPENDIX A

                       DESCRIPTION OF PORTFOLIO SECURITIES

     The following is intended only as a supplement to the information contained in the Prospectus and should be read only in conjunction with the Prospectus. Terms defined in the Prospectus and not defined herein have the same meanings as those in the Prospectus.

      1. Certificate of Deposit.*  A certificate of deposit generally is a
         ----------------------
short-term, interest bearing negotiable certificate issued by a commercial bank or savings and loan association against funds deposited in the issuing institution.


      2. Eurodollar Certificate of Deposit.*  A Eurodollar certificate of
         ---------------------------------
deposit is a short-term obligation of a foreign subsidiary of a U.S. bank payable in U.S. dollars.


      3. Floating Rate Note.*  A floating rate note is debt issued by a
         ------------------
corporation or commercial bank that is typically several years in term but whose interest rate is reset every one to six months.


      4. Inverse Floating Rate Securities.* Inverse floating rate securities are
         --------------------------------
similar to floating rate securities except that their coupon payments vary inversely with an underlying index by use of a formula. Inverse floating rate securities tend to exhibit greater price volatility than other floating rate securities.

      5. Floating Rate Obligations.*  Floating rate obligations generally
         -------------------------
exhibit a low price volatility for a given stated maturity or average life because their coupons adjust with changes in interest rates.


      6. Time Deposit.*  A time deposit is a deposit in a commercial bank for a
         ------------
specified period of time at a fixed interest rate for which a negotiable certificate is not received.


      7. Bankers' Acceptance.* A bankers' acceptance is a time draft drawn on a
         -------------------
commercial bank by a borrower, usually in connection with international commercial transactions (to finance the import, export, transfer or storage of goods). The borrower is liable for payment as well as the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Most acceptances have maturities of six months or less and are traded in secondary markets prior to maturity.

      8. Variable Amount Master Demand Note.* A variable amount master demand
         ----------------------------------
note is a note which fixes a minimum and maximum amount of credit and provides for lending and repayment within those limits at the discretion of the lender. Before investing in any variable amount master demand notes, a portfolio will consider the liquidity of the issuer through periodic credit analysis based upon publicly available information.

      9. Preferred Stocks. Preferred stocks are securities which represent an
         ----------------
ownership interest in a corporation and which give the owner a prior claim over common stock on the corporation's earnings and assets. Preferred stock generally pays quarterly dividends. Preferred stocks may differ in many of their provisions. Among the features that differentiate preferred stock from one another are the dividend rights, which may be cumulative or non-cumulative and participating or non-participating, redemption provisions, and voting rights. Such features will establish the income return and may affect the prospects for capital appreciation or risks of capital loss.

     10. Convertible Securities. A portfolio may invest in debt securities
         ----------------------
convertible into or exchangeable for equity securities, or debt securities that carry with them the right to acquire equity securities, as evidenced by warrants attached to such securities or acquired as part of units of the securities. Such securities normally pay less current income than securities into which they are convertible, and the concomitant risk of loss from declines in those values.

     11. Commercial Paper.*  Commercial paper is a short-term promissory note
         ----------------
issued by a corporation primarily to finance short-term credit needs.


     12. Repurchase Agreement.* A repurchase agreement is an instrument under
         --------------------
which a portfolio acquires ownership of a debt security and the seller agrees to repurchase the obligation at a mutually agreed upon time and price. The total amount received on repurchase is calculated to exceed the price paid by the portfolio, reflecting an agreed upon market rate of interest for the period from the time of a portfolio's purchase of the security to the settlement date (i.e., the time of repurchase), and would not necessarily relate to the interest rate on the underlying securities. A portfolio will only enter into repurchase agreements with underlying securities consisting of U.S. Government or government agency securities,

--------------
* Short-term Securities.

certificates of deposit, commercial paper or bankers' acceptances, and will be entered only with primary dealers. While a portfolio may invest in repurchase agreements for periods up to 30 days, it is expected that typically such periods will be for a week or less. The staff of the SEC has taken the position that repurchase agreements of greater than seven days together with other illiquid investments should be limited to an amount not in excess of 15% of a portfolio's net assets.

     Although repurchase transactions usually do not impose market risks on the purchaser, a portfolio would be subject to the risk of loss if the seller fails to repurchase the securities for any reason and the value of the securities is less than the agreed upon repurchase price. In addition, if the seller defaults, a portfolio may incur disposition costs in connection with liquidating the securities. Moreover, if the seller is insolvent and bankruptcy proceedings are commenced, under current law, a portfolio could be ordered by a court not to liquidate the securities for an indeterminate period of time and the amount realized by a portfolio upon liquidation of the securities may be limited.

     13. Reverse Repurchase Agreement. A reverse repurchase agreement involves
         ----------------------------
the sale of securities held by a portfolio, with an agreement to repurchase the securities at an agreed upon price, date and interest payment. A portfolio will use the proceeds of the reverse repurchase agreements to purchase other money market securities maturing, or under an agreement to resell, at a date simultaneous with or prior to the expiration of the reverse repurchase agreement. A portfolio will utilize reverse repurchase agreements when the interest income to be earned from the investment of the proceeds from the transaction is greater than the interest expense of the reverse repurchase transactions.

     14. Asset-Backed Securities. A portfolio may invest in securities backed by
         -----------------------
automobile receivables and credit card receivables and other securities backed by other types of receivables or other assets. Credit support for asset-backed securities may be based on the underlying assets and/or provided through credit enhancements by a third party. Credit enhancement techniques include letters of credit, insurance bonds, limited guarantees (which are generally provided by the issuer), senior-subordinated structures and over-collateralization. A portfolio will only purchase an asset-backed security if it is rated at least "A" by S&P or Moody's.

     15. Mortgage-Backed Securities. A portfolio may purchase mortgage-backed
         --------------------------
securities issued by government and non-government entities such as banks, mortgage lenders, or other financial institutions. Mortgage-backed securities include mortgage pass-through securities, mortgage-backed bonds, and mortgage pay-through securities. A mortgage pass-through security is a pro-rata interest in a pool of mortgages where the cash flow generated from the mortgage collateral is passed through to the security holder. Mortgage-backed bonds are general obligations of their issuers, payable out of the issuers' general funds and additionally secured by a first lien on a pool of mortgages. Mortgage pay-through securities exhibit characteristics of both pass-through and mortgage-backed bonds. Mortgage-backed securities also include other debt obligations secured by mortgages on commercial real estate or residential properties. Other types of mortgage-backed securities will likely be developed in the future, and a portfolio may invest in them if it is determined they are consistent with the portfolio's investment objective and policies.

     16. Collateralized Mortgage Obligations.  (CMOs) are pay-through
         -----------------------------------
securities collateralized by mortgages or mortgage-backed securities. CMOs are issued in classes and series that have different maturities and interest rates.


     17. Stripped Mortgage-Backed Securities. Stripped mortgage-backed
         -----------------------------------
securities are created when the principal and interest payments of a mortgage-backed security are separated by a U.S. Government agency or a financial institution. The holder of the "principal-only" security receives the principal payments made by the underlying mortgage-backed security, while the holder of the "interest-only" security receives interest payments from the same underlying security.

     The value of mortgage-backed securities may change due to changes in the market's perception of issuers. In addition, the mortgage securities market in general may be adversely affected by regulatory or tax changes. Non-governmental mortgage-backed securities may offer a higher yield than those issued by government entities but also may be subject to greater price change than government securities.

     Like most mortgage securities, mortgage-backed securities are subject to prepayment risk. When prepayment occurs, unscheduled or early payments are made on the underlying mortgages, which may shorten the effective maturities of those securities and may lower their total return. Furthermore, the prices of stripped mortgage-backed securities can be significantly affected by changes in interest rates as well. As interest rates fall, prepayment rates tend to increase, which in turn tends to reduce prices of "interest-only" securities and increase prices of "principal-only" securities. Rising interest rates can have the opposite effect.

     18. Financing Corporation Securities. (FICOs) are debt obligations issued
         --------------------------------
by the Financing Corporation. The Financing Corporation was originally created to recapitalize the Federal Savings and Loan Insurance Corporation (FSLIC) and now functions as a financing vehicle for the FSLIC Resolution Fund, which received substantially all of FSLIC's assets and liabilities.

     19. U.S. Government Securities.  U.S. Government securities are securities
         --------------------------
issued by or guaranteed by the U.S. Government or its agencies or instrumentalities. U.S. Government securities have varying degrees of government backing. They may be backed by the credit of the U.S. Government as a whole or only by the issuing agency or instrumentality. For example, securities issued by the Financing Corporation are supported only by the credit of the Financing Corporation, and not by the U.S. Government. Securities issued by the Federal Home Loan Banks and the Federal National Mortgage Association
(FNMA) are supported by the agency's right to borrow money from the U.S. Treasury under certain circumstances. U.S. Treasury bonds, notes, and bills, and some agency securities, such as those issued by the Government National Mortgage Association (GNMA), are backed by the full faith and credit of the U.S. Government as to payment of principal and interest and are the highest quality U.S. Government securities. Each portfolio, and its share price and yield, are not guaranteed by the U.S. Government.


     20. Zero Coupon Bonds.  Zero coupon bonds are created three ways:
         -----------------

         1) U.S. Treasury STRIPS (Separate Trading of Registered Interest and Principal of Securities) are created when the coupon payments and the principal payment are stripped from an outstanding Treasury bond by the Federal Reserve Bank. Bonds issued by the Resolution Funding Corporation (REFCORP) and the Financial Corporation (FICO) also can be stripped in this fashion.

         2) STRIPS are created when a dealer deposits a Treasury Security or a Federal agency security with a custodian for safe keeping and then sells the coupon payments and principal payment that will be generated by this security separately. Proprietary receipts, such as Certificates of Accrual on Treasury Securities (CATS), Treasury Investment Growth Receipts (TIGRS), and generic Treasury Receipts
            (TRs), are stripped U.S. Treasury securities separated into their component parts through custodial arrangements established by their broker sponsors. FICO bonds have been stripped in this fashion. The portfolios have been advised that the staff of the Division of Investment Management of the SEC does not consider such privately stripped obligations to be U.S. Government securities, as defined by the 1940 Act. Therefore, the portfolios will not treat such obligations as U.S. Government securities for purposes of the 65% portfolio composition ratio.

         3) Zero coupon bonds can be issued directly by Federal agencies and instrumentalities, or by corporations. Such issues of zero coupon bonds are originated in the form of a zero coupon bond and are not created by stripping an outstanding bond.

     Zero coupon bonds do not make regular interest payments. Instead they are sold at a deep discount from their face value. Because a zero coupon bond does not pay current income, its price can be very volatile when interest rates change. In calculating its dividends, the Fund takes into account as income a portion of the difference between zero coupon bond's purchase price and its face value.

     21. Bond Warrants. A warrant is a type of security that entitles the holder
         -------------
to buy a proportionate amount of a bond at a specified price, usually higher than the market price at the time of issuance, for a period of years or to perpetuity. Warrants generally trade in the open market and may be sold rather than exercised.

     22. Obligations of Supranational Entities. Obligations of supranational
         -------------------------------------
entities include those of international organizations designated or supported by governmental entities to promote economic reconstruction or development and of international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World
Bank), the European Coal and Steel Community, the Asian Development Bank and the Inter-American Development Bank. The governmental members, or "stockholders," usually make initial capital contributions to the supranational entity and in many cases are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings. Each supranational entity's lending activities are limited to a percentage of its total capital (including "callable capital" contributed by members at the entity's call), reserves and net income. There is no assurance that foreign governments will be able or willing to honor their commitments.

     23. Equipment Lease and Trust Certificates. A portfolio may invest in
         --------------------------------------
equipment lease and trust certificates, which are debt securities that are secured by direct or indirect interest in specified equipment or equipment leases (including, but not limited to, railroad rolling stock, planes, trucking or shipping fleets, or other personal property).

     24. Trade Claims.  Trade claims are interests in amounts owed to suppliers
         ------------
of goods or services and are purchased from creditors of companies in financial difficulty.

                                   APPENDIX B

                     BRIEF EXPLANATION OF RATING CATEGORIES


                                Bond Rating   Explanation
                                ------------- -------------------------------------------------------------------------
Standard & Poor's Corporation   AAA           Highest rating; extremely strong capacity to pay principal and interest.
                                AA            High quality; very strong capacity to pay principal and interest.
                                A             Strong capacity to pay principal and interest; somewhat more susceptible to the adverse effects of changing circumstances and economic conditions.
                                BBB           Adequate capacity to pay principal and interest; normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances more likely to lead to a weakened capacity to pay principal and interest then for higher rated bonds.
                                BB, B,        and Predominantly speculative with respect to the issuer's capacity to
                                CC, CC, C     meet required interest and principal payments. BB - lowest degree of speculation; C- the highest degree of speculation. Quality and protective characteristics outweighed by large uncertainties or major risk exposure to adverse conditions.
                                D             In default.

Plus (+) Or Minus (-) - The ratings from "AA" to "BBB" may be modified by the addition of a plus or minus to show relative standing within the major rating categories.

Unrated - Indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.


Moody's Investors Service, Inc.   Aaa         Highest quality, smallest degree of investment risk.
                                  Aa          High quality; together with Aaa bonds, they compose the high-grade bond group.
                                  A           Upper-medium grade obligations; many
                                              favorable investment attributes.
                                  Baa         Medium-grade obligations; neither highly
                                              protected nor poorly secured. Interest
                                              and principal appear adequate for the
                                              present but certain protective elements
                                              may be lacking or may be unreliable over
                                              any great length of time.
                                  Ba          More uncertain, with speculative
                                              elements. Protection of interest and
                                              principal payments not well safeguarded
                                              during good and bad times.
                                  B           Lack characteristics of desirable
                                              investment; potentially low assur- ance
                                              of timely interest and principal
                                              payments or maintenance of other
                                              contract terms over time.
                                  Caa         Poor standing, may be in default;
                                              elements of danger with respect to
                                              principal or interest payments.
                                  Ca          Speculative in a high degree; could be
                                              in default or have other marked
                                              short-comings.
                                  C           Lowest-rated; extremely poor prospects
                                              of ever attaining investment standing.


Unrated - Where no rating has been assigned or where a rating has been suspended or withdrawn, it may be for reasons unrelated to the quality of the issue.

Should no rating be assigned, the reason may be one of the following:
     1. An application for rating was not received or accepted.
     2. The issue or issuer belongs to a group of securities or companies that are not rated as a matter of policy.
     3. There is lack of essential data pertaining to the issue or issuer.
     4. The issue was privately placed, in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

                                       B-1